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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-231000

Prospectus Supplement
(To Prospectus dated May 29, 2019)

CPFL ENERGIA S.A.

(CPFL ENERGY INCORPORATED)

Common Shares and American Depositary Shares Representing Common Shares

         We are offering 116,817,126 common shares in a global offering, which consists of an international offering to investors located in the United States and other countries outside Brazil and an offering of common shares in Brazil. Common shares offered in the international offering may be offered directly or in the form of American Depositary Shares, or ADSs, each of which represents two common shares of the company. The offering of the ADSs is being underwritten by the international underwriters named in this prospectus supplement. The common shares purchased by investors outside Brazil will be settled in Brazil and paid for in reais, and underwritten by the Brazilian placement agents named elsewhere in this prospectus supplement using a Portuguese-language prospectus supplement. The closings of the international and Brazilian offerings are conditioned upon each other.

         The public offering price for our common shares is R$27.50, which is equivalent to US$7.15, based upon the exchange rate of R$3.844 to US$1.00 reported by the Central Bank of Brazil (Banco Central do Brasil), or the Central Bank, on June 12, 2019, or US$14.30 per ADS after giving effect to the ratio of two common shares per ADS. As of the date hereof, none of the 116,817,126 common shares offered in the global offering have been allocated in the form of ADSs.

         Holders of our common shares as of May 30, 2019 were given the opportunity to subscribe for common shares in the Brazilian offering on a priority basis at the public offering price. The priority subscription procedure was not made available to holders of our ADSs. See "The Offering—Priority subscription."

         Our ADSs are listed on the New York Stock Exchange, or NYSE, under the ticker symbol "CPL." The last closing price of the ADSs on the NYSE on June 12, 2019 was US$14.38 per ADS. Our common shares are listed on the São Paulo Stock Exchange (B3 S.A.-Brasil, Bolsa, Balcão), or the B3, under the ticker symbol "CPFE3." The last closing price of the common shares on the B3 on June 12, 2019 was R$28.94 per common share.

	Per ADS(2)	Per common share	Total(3)(4)
Public offering price	US$14.30	R$27.50	US$835,710,449
Underwriting commissions(1)	US$0.29	R$0.41	US$12,459,683
Proceeds, before expenses, to us	US$14.01	R$27.09	US$823,250,766

(1)
See "Underwriting" beginning on page S-97 of this prospectus supplement for additional information regarding underwriting compensation.

(2)
As of the date hereof, none of the 116,817,126 common shares offered in the global offering have been allocated in the form of ADSs.

(3)
Considers "per common share" amounts translated at the commercial selling rate at closing for the purchase of U.S. dollars, as reported by the Central Bank, at June 12, 2019 of R$3.844 to US$1.00.

(4)
Assuming no exercise of the Brazilian placement agents' option to purchase additional common shares.

         We have granted to the Brazilian placement agents an option to purchase up to 17,522,568 additional common shares from us, to cover over-allotments of common shares, if any.

         Investing in the ADSs and our common shares involves risks, see "Risk Factors" section beginning on page S-34 of this prospectus supplement.

         Delivery of the ADSs will be made through the book-entry facilities of The Depository Trust Company, or DTC, on or about June 14, 2019. Delivery of our common shares not sold in the form of ADSs will be made in Brazil through the book-entry facilities of the Central Depositary of the B3 (Central Depositária da B3) on or about June 14, 2019.

         Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Global Coordinators

Santander	Itau BBA

Joint Bookrunners

Bradesco BBI	BTG Pactual	Morgan Stanley

The date of this prospectus supplement is June 12, 2019.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        In this prospectus supplement, unless the context otherwise requires, references to "CPFL Energia," "we," "us," "our," "our company," and "the company" refer to CPFL Energia S.A. and its consolidated subsidiaries. The term "State Grid" refers to State Grid Brazil Power Participações S.A. See "Item 7. Major Shareholders and Related Party Transactions—Major Shareholders" in our most recent annual report on Form 20-F incorporated by reference herein.

        Neither we nor the international underwriters or the Brazilian placement agents have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus. We, the international underwriters and the Brazilian placement agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell our common shares or the ADSs. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date set forth on the cover page of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus supplement.

        This prospectus supplement and the accompanying prospectus are being used in connection with the offering of common shares, including common shares in the form of ADSs, in the United States and other countries outside Brazil. We are also offering common shares in Brazil by means of a Portuguese language offering memorandum (Memorando de Oferta), which incorporates by reference a Reference Form (Formulário de Referência). The Portuguese language offering memorandum, which has not been and will not be filed with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM, is in a format different from that of this prospectus supplement, and contains information not generally included in documents such as this prospectus supplement and in the accompanying prospectus. This offering of common shares, including common shares in the form of ADSs, is made in the United States and elsewhere outside Brazil solely on the basis of the information contained in this prospectus supplement and in the accompanying prospectus.

        Any investors outside Brazil purchasing common shares directly (not in the form of ADSs) must be authorized to invest in Brazilian securities under the requirements established by Brazilian law, especially by the Brazilian National Monetary Council (Conselho Monetário Nacional), or the CMN, the CVM and the Central Bank, complying with the requirements set forth in Instruction No. 325, dated January 27, 2000, of the CVM, as amended, and Resolution No. 4,373, dated September 29, 2014, as amended, of the Central Bank and Law No. 4,131 of September 3, 1962, as amended. No offer or sale of ADSs may be made to the public in Brazil except in circumstances that do not constitute a public offer or distribution under Brazilian laws and regulations. Any offer or sale of ADSs in Brazil to non-Brazilian residents may be made only under circumstances that do not constitute a public offer or distribution under Brazilian laws and regulations.

        For investors outside the United States:    Neither we nor the international underwriters or the Brazilian placement agents have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement outside the United States and in their jurisdiction.

        The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made.

        To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

        All references to "real," "reais" or "R$" are to the currency of Brazil. All references to "U.S. dollar," "U.S. dollars" or "US$" are to the currency of the United States of America. References to "IFRS" are to the International Financial Reporting Standards—IFRS, as issued by the International Accounting Standards Board, or IASB. All references to "American Depositary Shares" or "ADSs" are to CPFL's Energia S.A.'s American Depositary Shares, each representing two common shares. In addition, the term "Brazil" refers to the Federative Republic of Brazil, and the phrase "Brazilian government" refers to the federal government of Brazil.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The U.S. Securities and Exchange Commission, or SEC, allows us to "incorporate by reference" the information we submit to it into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document. You should read the information incorporated by reference because it is an important part of this prospectus supplement.

        We incorporate by reference into this prospectus supplement the following documents listed below, which we have already filed with or furnished to the SEC:

          (1)   our annual report on Form 20-F for the year ended December 31, 2018 filed with the SEC on April 22, 2019 and any amendments thereto;

          (2)   our current report on Form 6-K (Accession No. 0001292814-19-001640) furnished to the SEC on May 1, 2019 containing the minutes of our annual and extraordinary general meeting held on April 30, 2019, which included, among other deliberations taken, the re-election of each member of our board of directors to an additional one-year term and the election of Mr. Hong Li and Mr. Anselmo Henrique Seto Leal as new effective members of the board of director for a one-year term;

          (3)   our current report on Form 6-K (Accession No. 0001292814-19-001642) furnished to the SEC on May 1, 2019 relating to the distribution and approval of the payment of dividends;

          (4)   our current report on Form 6-K (Accession No. 0001292814-19-001929) furnished to the SEC on May 15, 2019 containing the minutes of the meeting of our board of directors held on May 9, 2019 electing a new chairman and vice chairman of our board of directors, and electing certain officers of the company and the approval of our liability management plan;

          (6)   our current report on Form 6-K (Accession No. 0001292814-19-001973) furnished to the SEC on May 21, 2019 relating to the adoption of a new dividend distribution policy by our board of directors on May 21, 2019;

          (7)   our current report on Form 6-K (Accession No. 0001292814-19-001975) furnished to the SEC on May 21, 2019 containing our new dividend distribution policy;

          (8)   our current report on Form 6-K (Accession No. 0001292814-19-001971) furnished to the SEC on May 21, 2019 relating to the execution of a binding memorandum of understanding between us and State Grid with respect to our potential acquisition of the equity interest held by State Grid in CPFL Energias Renováveis S.A., or CPFL Renováveis; and

          (9)   our current report on Form 6-K (Accession No. 0001104659-19-032601) furnished to the SEC on May 30, 2019 containing the awareness letter of KPMG Auditores Independentes with respect to the use of their report dated May 30, 2019 related to their review of interim financial information.

        All subsequent reports that we file on Form 20-F under the U.S. Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering shall also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing such documents. We may also incorporate by reference any Form 6-K that we furnish to the SEC after the date of this prospectus supplement and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

        Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        All of the documents that are incorporated by reference herein are available on the website maintained by the SEC at http://www.sec.gov. Other than documents incorporated by reference herein, the information contained on, or accessible through, such website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus supplement. In addition, we will provide at no cost to each person, including any beneficial owner, to whom this prospectus supplement has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus supplement by reference, including exhibits to such documents. Requests for such copies should be directed to:

CPFL Energia S.A.

Rua Jorge de Figueiredo Correa, No. 1,632, part, Jardim Professora Tarcilia
13087-397, Campinas, SP, Brazil
phone: + 55 (19) 3756-6211
email: ri@cpfl.com.br

        The information contained on, or accessible through, our website is not incorporated by reference into and should not be considered a part of this prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, any accompanying prospectus and the documents incorporated by reference herein and therein contain information that constitutes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Many of the forward-looking statements contained in these documents can be identified by the use of forward-looking words, such as "believe," "may," "aim," "estimate," "continue," "anticipate," "will," "intend," "plan,' "expect" and "potential," among others. In addition, from time to time, we or our representatives have made or may make forward-looking statements orally or in writing. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Those statements appear in a number of places in our most recent annual report on Form 20-F, our periodic current reports on Form 6-K incorporated by reference herein, and in the section entitled "Risk Factors" beginning on page S-34 of this prospectus supplement. We have based these forward-looking statements largely on our current beliefs, expectations and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed elsewhere in this prospectus supplement or in the information incorporated by reference herein, could cause our actual results to differ substantially from those anticipated in our forward-looking statements. These factors include:

  •
  government interventions, resulting in changes to the economy, taxes, tariffs, regulatory environment or environmental regulation in Brazil;

  •
  changes in the general economic, political, demographic and business conditions in Brazil and particularly in the markets we serve, including, without limitation, inflation, interest rates, exchange rates, employment rate, population growth and consumer confidence;

  •
  our ability to identify, develop, plan and execute new projects;

  •
  changes in Brazilian electricity prices;

  •
  our ability to take advantage of all the expected benefits of the acquisitions we make;

  •
  our ability to acquire wind, hydroelectric or thermoelectric power generation equipment within the time and at prices that make the projects viable;

  •
  bidding processes for transmission lines;

  •
  lack of auctions where energy from alternative sources can be commercialized;

  •
  difficulties in completing our projects under development;

  •
  unforeseen delays, excess or cost increases in the implementation of our projects and other problems related to construction and development;

  •
  limitations in our access to adequate financing, or our inability to make investments in line with our business plan in accordance with our initial schedule;

  •
  increases in costs, including, without limitation, costs relating to: (a) operation and maintenance; (b) regulatory and environmental expenses; (c) contributions, fees and taxes; and (d) tariffs for the transportation of electric energy, in such a way as to affect our profit margins;

  •
  difficulties in accessing electric power transmission systems;

  •
  our ability to obtain, keep and renew applicable governmental authorizations and licenses, including environmental authorizations and licenses, that make projects feasible;

  •
  the availability of average winds in line with the measurements and expectations used for the decision to invest in wind projects;

  •
  unplanned environmental aspects that overburden projects and cause delays;

  •
  the impact of climate change, causing prolonged droughts and interference in speed and frequency of winds, among others;

  •
  factors or trends that may affect our business, market share, financial condition, liquidity or results of our operations;

  •
  our level of capitalization and indebtedness and our ability to contract new financing and execute our expansion plan;

  •
  judicial or administrative proceedings to which we are or become a party;

  •
  changes in applicable laws and regulations, as well as the enactment of new laws and regulations, including those relating to regulatory, corporate, environmental, tax and employment matters;

  •
  actions taken by our controlling shareholder;

  •
  electricity shortages;

  •
  changes in tariffs;

  •
  our inability to generate electricity due to water shortages, transmission outages, operational or technical problems or physical damages to our facilities;

  •
  potential disruption or interruption of our services;

  •
  the early termination of our concessions to operate our facilities;

  •
  increased competition in the power industry markets in which we operate;

  •
  our inability to implement our capital expenditure plan, including our inability to arrange financing when required and on reasonable terms;

  •
  changes in consumer demand;

  •
  existing and future governmental regulations relating to the power industry; and

  •
  the risk factors discussed under "Item 3. Key Information—Risk Factors," of our most recent annual report on Form 20-F incorporated by reference herein.

        Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update or to revise them after we distribute this prospectus supplement because of new information, future events or other factors. In light of these limitations, you should not place undue reliance on forward-looking statements contained in this prospectus supplement and elsewhere.

 PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Information

        We maintain our books and records in reais, which is our functional currency, as well as our presentation currency. We prepared our audited consolidated financial statements as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016, and incorporated by reference into this prospectus supplement in accordance with IFRS, as issued by the IASB. We prepared our unaudited condensed consolidated interim financial statements as of and for the three months ended March 31, 2019 and included in this prospectus supplement in accordance with IAS 34, as issued by the IASB.

        IFRS 9—Financial Instruments and IFRS 15—Revenue from contracts with customers became effective on January 1, 2018 and have impacted our financial information as of and for the year ended December 31, 2018. As permitted by these IFRS standards, we adopted these standards as of January 1, 2018, without restating comparative information presented in our audited consolidated financial statements as of and for the year ended December 31, 2018. Therefore, our financial information as of and for the year ended December 31, 2018 is not comparable with our financial information for previous periods. For further information about the adoption of these standards with respect to our financial statements as of and for the year ended December 31, 2018, see Note 3.17 of our audited consolidated financial statements in our most recent annual report on Form 20-F, incorporated by reference herein.

        Solely for convenience purposes, we have translated some amounts included in "Capitalization" and elsewhere in this prospectus supplement from reais into U.S. dollars using the selling rate as reported by the Central Bank at March 31, 2019 of R$3.896 to U.S.$1.00. The exchange rate for reais into U.S. dollars based on the selling rate as reported by the Central Bank was R$3.875 to U.S.$1.00 at December 31, 2018, R$3.308 to U.S.$1.00 at December 31, 2017 and R$3.259 to U.S.$1.00 at December 31, 2016. The real/dollar exchange rate fluctuates widely, and the selling rate at any given date may not be indicative of future exchange rates. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate. In addition, translations should not be construed as representations that the real amounts represent or have been or could be converted into U.S. dollars as of that or any other date.

        The financial information included in this prospectus supplement should be read in conjunction with, and is qualified in its entirety by, our consolidated financial statements and related notes and "Item 5. Operating and Financial Review and Prospects" in our annual report on Form 20-F for the fiscal year ended December 31, 2018, incorporated by reference herein.

Rounding and Other Information

        Some percentages and certain figures included in this prospectus supplement (or incorporated by reference herein) have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables in this prospectus supplement may not be an arithmetic aggregation of the figures that precede them.

 SUMMARY

        This summary highlights selected information about us and the common shares and ADSs that we are offering. It may not contain all of the information that may be important to you. Before investing in the common shares or ADSs, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a more complete understanding of our business and this offering, including our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement, and the related notes incorporated by reference into the accompanying prospectus, and the sections entitled "Risk Factors" and "Summary Financial and Operating Data" included elsewhere in, or incorporated by reference into, this prospectus supplement.

Overview

        We are a corporation (sociedade por ações) incorporated and existing under the laws of Brazil with the legal and commercial name CPFL Energia S.A. Our principal executive office is located at Rua Jorge de Figueiredo Correa, No. 1,632, part, Jardim Professora Tarcilia, Zip Code 13087-397, Campinas, state of São Paulo, Brazil and our telephone number is +55 19 3756-6211. Our Investor Relations Department is located at the same address and its telephone number is +55 19 3756-8458.

        We are a holding company that, through our subsidiaries, distributes, generates, transmits and commercializes electricity in Brazil as well as provides energy-related services. We were incorporated in 1998 as a joint venture among VBC Energia S.A., or VBC, 521 Participações S.A. and Bonaire to combine their interests in companies operating in the Brazilian power sector.

        We are one of the largest electricity distributors in Brazil, based on the 45,589 GWh of electricity we distributed to 9.6 million consumers in 2018 and the 12,407 GWh of electricity we distributed to 9.6 million consumers in the quarter ended March 31, 2019. In electricity generation, our Installed Capacity at March 31, 2019 was 3,272 MW. Through our interest in CPFL Renováveis, we are also involved in the construction of one SHPP and four wind farms, as a result of which we expect to increase our Installed Capacity to 3,322 MW over the next five years as these projects are completed.

        We also engage in power commercialization, buying and selling electricity to power producers, Free Consumers and power trading companies. We also provide agency services to Free Consumers before the CCEE and other agents, as well as electricity-related services to our affiliates and unaffiliated parties. In 2018, the total amount of electricity sold by our commercialization subsidiaries was 81.3 GWh and 20,133 GWh to affiliated and unaffiliated parties, respectively, and 23.4 GWh and 4,272 GWh to affiliated and unaffiliated parties, respectively, in the quarter ended March 31, 2019. We are presently also developing our electricity transmission business, having successfully won three of ANEEL's 2018 greenfield transmission auctions that will require an investment of R$817 million (as estimated by ANEEL) and will require us to build approximately 407 km in transmission lines to add 2,343 MVA in our portfolio.

        On September 2, 2016, our former shareholder Camargo Correa S.A. entered into an agreement to sell its 23.6% ownership interest in our company to State Grid. Following the announcement, other members of our then controlling shareholders' block also decided to sell their ownership interest to State Grid. As a result, State Grid acquired 54.64% of our voting capital. State Grid Brazil Power Participações S.A. is an indirect subsidiary of State Grid Corporation of China, a state-owned enterprise of the People's Republic of China. The acquisition was approved by CADE, the Brazilian antitrust regulator, in September 2016 and by ANEEL in December 2016. The acquisition was completed and, as a result, our control was transferred to State Grid on January 23, 2017. In November 2017, State Grid launched a mandatory tender offer for our shares. Following the closing of this tender offer on December 5, 2017, State Grid directly and indirectly through ESC Energia S.A. (a wholly-owned subsidiary of State Grid) held 964,521,902 of our common shares, equivalent to 94.75% of our total share capital. On April 2, 2019, we informed the B3 of our intention to bring our free float in compliance with the rules of the Novo Mercado segment of the B3, or the Novo Mercado, by carrying out a follow-on offering for our common shares, and on April 18, 2019, B3 approved our request for an extension of the deadline to reach a minimum free float of 15% of our total capital until October 31, 2019.

Our Business

        The following chart provides an overview of our corporate structure at March 31, 2019:

Notes:

(1)
RGE is held by CPFL Energia (89.0107%) and CPFL Brasil (10.9893%).
(2)
CPFL Soluções = CPFL Brasil + CPFL Serviços + CPFL Eficiência.
(3)
51.54% stake of the physical guarantee and energy of Serra da Mesa HPP, regarding the PPA between CPFL Geração and Furnas Centrais Elétricas S.A., or Furnas.

        Our business segments are divided as follows:

        Distribution.    We are one of the largest electricity distributors in Brazil, based on the amount of electricity we delivered in 2018. Our four distribution subsidiaries together supply electricity to a region covering 300,593 square kilometers, primarily in the states of São Paulo and Rio Grande do Sul. Their concession areas include 687(1) municipalities and a population of 22.0 million people. Together, they provided electricity to 9.6 million consumers as of March 31, 2019. Effective as of January 1, 2019, RGE, one of our five distribution subsidiaries existing in 2018, was merged with and into RGE Sul, and RGE Sul began doing business under the name RGE. As a result of this merger and the related transfer of the assets of RGE to RGE Sul, RGE no longer exists and, as of January 1, 2019, we have four distribution subsidiaries. Our distribution subsidiaries distributed 14.2% of the total electricity distributed in Brazil in 2018, based on data from the Energetic Studies Company (Empresa de Pesquisas Energéticas). In 2018, our fully-consolidated distribution subsidiaries delivered 45,589 GWh of electricity to 9.6 million consumers and, in the quarter ended March 31, 2019, our fully-consolidated distribution subsidiaries delivered 13,605 GWh of electricity to 9.6 million consumers.

(1)
This total refers to the total number of municipalities situated within our subsidiaries' concession areas. In addition, we serve consumers located in municipalities outside of our concession areas in cases where those consumers are not served by the local concessionaire.

        Conventional Generation.    At March 31, 2019, our conventional generation subsidiaries had Installed Capacity of 2,172 MW. We generated 7,167 GWh of electricity during 2018 and 1,880 GWh in the quarter ended March 31, 2019, and we had 9,591 GWh of Assured Energy at March 31, 2019, which consists of the amount of energy representing our long-term average electricity production, as established by ANEEL, which is the primary driver of our revenues from generation activities. We currently hold equity interests in eight Hydroelectric Power Plants: Serra da Mesa, Monte Claro, Barra Grande, Campos Novos, Luiz Eduardo Magalhães-Lajeado, Castro Alves, 14 de Julho and Foz do Chapecó. Although the concession for the Serra da Mesa Hydroelectric Facility is held by another party, Furnas, we are entitled to 51.54% of its Assured Energy. We also own two Thermoelectric Power Plants, Termonordeste and Termoparaíba. In addition, 10 of our 50 Small Hydroelectric Power Plants remain under the management of two of our conventional generation subsidiaries, CPFL Geração and CPFL Centrais Geradoras, and report their results within our conventional generation segment.

        In 2017, we began to report within this business the activities of our two transmission assets held through CPFL Geração, CPFL Piracicaba and CPFL Morro Agudo, both of which are operational. Our transmission subsidiaries, once operational, will provide electricity transmission services to the Brazilian power grid. On June 29, 2018, we won the right to conduct transmission activities in Transmission Auction No. 2/2018 held by ANEEL by means of the concession for the Maracanaú II Substation (Lot 9) and segments of transmission lines, located in the state of Ceará. Lot 9 has annual allowed revenues, or RAP, of R$7.9 million, an estimated investment of R$102.2 million (as estimated by ANEEL) and its regulatory commercial operation is scheduled for March 2022. In December 2018, we won Lot 5 (Itá Substation, in Santa Catarina) and Lot 11 (Osório 3, Porto Alegre 1 and Vila Maria Substations, in Rio Grande do Sul) at ANEEL's Transmission Auction of greenfield assets No. 4/2018. Lot 5 has a RAP of R$26.4 million, an estimated investment of R$366.0 million (as estimated by ANEEL) and its regulatory commercial operation is scheduled for March 2024. Lot 11 has a RAP of R$33.9 million, an estimated investment of R$348.9 million (as estimated by ANEEL) and its regulatory commercial operation is scheduled for March 2023. Besides their remuneration as stand-alone assets, this new business line is expected to have a positive effect on the reliability and quality of our Distribution Networks, as some are located in our distribution concession areas or have a direct impact on them.

        Renewable Generation.    Our indirect subsidiary, CPFL Renováveis, in which we owned a 51.56% interest through CPFL Geração at March 31, 2019, concentrates our activities in energy generation through renewable sources. CPFL Renováveis operates all of our wind farms and Biomass Thermoelectric Power Plants, as well as 40 of our 50 Small Hydroelectric Power Plants. These 40 Small Hydroelectric Power Plants, which are all operational, are located in the states of São Paulo, Santa Catarina, Rio Grande do Sul, Minas Gerais, Mato Grosso and Paraná, and have aggregate Installed Capacity of 453.1 MW. One Small Hydroelectric Power Plant (SHPP Lucia Cherobim) is under construction, scheduled to commence operations by 2024, and expected to have an Installed Capacity of 28 MW. CPFL Renováveis also has 49 wind farms, located in the states of Ceará, Rio Grande do Norte and Rio Grande do Sul, (i) 45 of which are operational and have aggregate Installed Capacity of 1,309 MW, and (ii) four of which make up the Gameleira wind complex and are under construction with operations scheduled to commence by 2024, and expected to have an Installed Capacity of 69.3 MW. CPFL Renováveis also has eight operational Biomass Thermoelectric Power Plants, with aggregate Installed Capacity of 370 MW, located in the states of Minas Gerais, Paraná, São Paulo and Rio Grande do Norte. CPFL Renováveis also operates the Tanquinho Solar Power Plant, which is located in the state of São Paulo and has Installed Capacity of 1.1 MW. At March 31, 2019, our total consolidated Installed Capacity through our renewable generation segment (calculated on the basis of our 51.56% interest in CPFL Renováveis) was 1,100 MW, and we expect that our renewable generation segment will reach an Installed Capacity of 1,150 MW by 2024. These capacity amounts do not include eventual decreases in our Installed Capacity ballast (limit of energy produced in our own power plants that we are allowed to sell). Those decreases are calculated by the MME, for power plants participating in the

MRE. See "Regulatory Charges—Energy Reallocation Mechanism" in our most recent annual report on Form 20-F, incorporated by reference herein, for more information about the MRE.

        Commercialization.    Our commercialization subsidiaries handle our commercialization operations and provide agency services to Free Consumers before the CCEE and other agents, including guidance on their operational requirements. CPFL Brasil, our largest commercialization subsidiary, procures and sells electricity to Free Consumers, other commercialization and generation companies and distribution facilities. We sold 20,215 GWh of electricity in 2018, of which 20,133 GWh was sold to unaffiliated third parties, and 4,295 GWh of electricity in the quarter ended March 31, 2019, of which 4,272 GWh was sold to unaffiliated third parties.

        Services.    We report the results of our services activities as a separate operating segment. Our activities in this sector include providing electricity-related services, such as project design and construction, to our affiliates and unaffiliated parties.

        In addition to our five operating segments above, we consolidate a number of activities known as "Other." The activities consolidated under Other consist of (i) CPFL Telecom and (ii) our holding company expenses.

        The following diagram shows our service territory at March 31, 2019:

  Concessions

        We operate under concessions granted by the Brazilian government through ANEEL for our generation, transmission and distribution businesses. We have the following concessions with respect to our generation, distribution and transmission business:

Concession no.	Concessionaire	State	Term
Distribution
014/1997	CPFL Paulista	São Paulo	30 years from November 1997
09/2002	CPFL Piratininga	São Paulo	30 years from October 1998
012/1997	RGE	Rio Grande do Sul	30 years from November 1997
015/1999	CPFL Santa Cruz	São Paulo, Minas Gerais and Paraná	30 years from July 2015
Transmission
003/2013	CPFL Piracicaba	São Paulo	30 years from February 2013
006/2015	CPFL Morro Agudo	São Paulo	30 years from March 2015
020/2018	CPFL Maracanaú	Ceará	30 years from September 2018
005/2019	CPFL Sul I	Santa Catarina	30 years from March 2019
011/2019	CPFL Sul II	Rio Grande do Sul	30 years from March 2019

        The table below presents a summary of the concessions of our generation business. In addition to these concessions, CPFL Centrais Geradoras, as an independent power producer with a generation capacity of less than 5,000 kW, operates under a regulatory registry and not under a concession contract.

  Conventional generation

	Concession no.	Independent Power Producers / Concessionaire	Plant	State	Term
Hydroelectric plants
	005/2004	CPFL Geração	Serra da Mesa	Goiás	35 years from November 2004
	008/2001	CERAN	14 de Julho, Castro Alves and Monte Claro	Rio Grande do Sul	35 years from March 2001
	036/2001	Barra Grande	Barra Grande	Rio Grande do Sul	35 years from May 2001
	043/2000	ENERCAN	Campos Novos	Santa Catarina	35 years from May 2000
	005/1997	Investco	Luiz Eduardo Magalhães	Tocantins	35 years from December 1997
	128/2001	Foz do Chapecó	Foz do Chapecó	Santa Catarina and Rio Grande do Sul	35 years from November 2001

	Concession no.	Independent Power Producers / Concessionaire	Plant	State	Term
Small Hydroelectric Plants
		CPFL Centrais Geradoras	Lavrinha (Micro Hydroelectric Power Plant)	São Paulo
	009/1999	CPFL Geração	Macaco Branco (Small Hydroelectric Power Plant)	São Paulo	30 years (from December 2012)
		CPFL Centrais Geradoras	Pinheirinho (Micro Hydroelectric Power Plant)	São Paulo
	010/1999	CPFL Geração	Rio do Peixe I and II (Small Hydroelectric Power Plants)	São Paulo	30 years (from December 2012)
		CPFL Centrais Geradoras	Santa Alice (Micro Hydroelectric Power Plant)	São Paulo
		CPFL Centrais Geradoras	São José (Micro Hydroelectric Power Plant)	São Paulo
		CPFL Centrais Geradoras	São Sebastião (Micro Hydroelectric Power Plant)	São Paulo
		CPFL Centrais Geradoras	Turvinho (Micro Hydroelectric Power Plant)	São Paulo

  Renewable generation

	Concession no.	Independent Power Producers / Concessionaire	Plant	State	Term
Small Hydroelectric Plants
	003/2011	Jayaditya	Americana	São Paulo	up to November 2027
	Dispatch No. 1990	CPFL Sul Centrais	Andorinhas	Rio Grande do Sul
	002/2011	Chimay	Buritis	São Paulo	up to November 2027
	002/2011	Chimay	Capão Preto	São Paulo	up to November 2027
	002/2011	Chimay	Chibarro	São Paulo	up to November 2027
	002/2011	Chimay	Dourados	São Paulo	up to November 2027
	004/2011	Mohini	Eloy Chaves	São Paulo	up to November 2027
	002/2011	Chimay	Esmeril	São Paulo	up to November 2027
	002/2011	Chimay	Gavião Peixoto	São Paulo	up to November 2027
	Dispatch No. 1,987/2005	CPFL Sul Centrais	Guaporé	Rio Grande do Sul	undetermined
	004/2011	Mohini	Jaguari	São Paulo	up to November 2027
	002/2011	Chimay	Lençóis	São Paulo	up to November 2027
	004/2011	Mohini	Monjolinho	São Paulo	up to November 2027
	004/2011	Mohini	Pinhal	São Paulo	up to November 2027
	Dispatch No. 1989	CPFL Sul Centrais	Pirapó	Rio Grande do Sul
	Dispatch No. 1988	CPFL Sul Centrais	Saltinho	Rio Grande do Sul
	003/2011	Jayaditya	Salto Grande	São Paulo	up to November 2027
	002/2011	Chimay	São Joaquim	São Paulo	up to November 2027
	004/2011	Mohini	Socorro	São Paulo	up to November 2027
	003/2011	Jayaditya	Santana	São Paulo	up to November 2027
	003//2011	Jayaditya	Três Saltos	São Paulo	up to November 2027

Our Strategy

        Our overall objective is to be the leading power utility company in South America, supplying reliable electric energy and credible services to our customers while creating value for our shareholders. We seek to achieve these goals in all of our sectors (distribution, conventional generation, renewable generation, transmission, commercialization and services) by pursuing operational efficiency (through innovation and technology) and growth (through business synergies and new projects). Our strategies are grounded on financial discipline, social responsibility and enhanced corporate governance. More specifically, our approach involves the following key business strategies:

        Complete the development of our existing renewable generation projects, expand our generation portfolio by developing new conventional and renewable energy generation projects and maintain our position as market leader in renewable energy sources.    At March 31, 2019, our total Installed Capacity (calculated on the basis of our 51.56% interest in CPFL Renováveis) was 3,272 MW, of which 2,172 MW was through conventional sources and 1,100 MW through renewable sources. Through CPFL Renováveis, in August 2011 we became the largest renewable energy generation group in Brazil in terms of Installed Capacity and capacity under construction, according to ANEEL. Today, we continue to be the largest energy renewable generation group in terms of Installed Capacity in operation in Brazil, according to ANEEL.

        Many of our generation facilities hold long-term power purchase agreements, or PPAs, approved by ANEEL, which we believe will ensure us an attractive rate of return on our investment. As of March 31, 2019, we have a portfolio of 1,100 MW (calculated on the basis of our 51.56% interest in CPFL Renováveis). We also have 97 MW under construction and a total portfolio of 2.9 GW of renewable generation projects to be developed by CPFL Renováveis in the coming years. When electricity consumption in Brazil returns to growth, we believe that there will continue to be new opportunities for us to explore investments in additional conventional and renewable generation projects.

        Focus on further improving our operating efficiency.    The distribution of electricity in our distribution concession areas is our largest business segment, representing 64.3% of our consolidated net income in 2018 and 81.5% in the quarter ended March 31, 2019. We continue to focus on improving the quality of our service and maintaining efficient operational costs by exploiting synergies and technologies. We also make an effort to standardize and update our operations regularly, introducing automated systems where possible. We also acknowledge the need to invest in digital assets, such as Smart Grid technology and in the quarter ended March 31, 2019 we deployed 345 automatic circuit reclosers, or ACRs, bringing the total number of ACRs in our concession areas to 10,234. These ACRs allow greater flexibility in the operation of the electrical system and are supported by our robust proprietary communication infrastructure, including digital radio communication systems, radio frequency mesh and fiber optic network, as well as our partnership with telecommunications utility providers.

        To this end, we plan to make capital expenditures aggregating R$2,115 million in 2019, R$2,217 million in 2020, R$2,229 million in 2021, R$2,391 million in 2022 and R$2,341 million in 2023. Of total budgeted capital expenditures over this period, R$10,094 million, or 84.5%, are expected to be invested in our distribution segment, R$968 million, or 8.1%, in our renewable generation segment, R$60 million, or 0.5%, in our conventional generation segment, and R$175 million, or 1.5%, in our commercialization and services activities. In addition, over this period, we plan to invest R$642 million, or 5.4%, in our transmission business. We have already contractually committed to part of these expenditures, particularly in generation projects. See "—Funding Requirements and Contractual Commitments" and "Risk Factors—Risks Relating to our Operations and the Brazilian Power Industry—If we are unable to complete our proposed capital expenditure program in a timely manner, the operation and development of our business may be adversely affected," for more information. Planned capital expenditures for development of our generation capacity, and the related financing arrangements, are discussed in more detail under "Item 4. Information on the Company—Generation of Electricity" in our most recent annual report on Form 20-F, incorporated by reference herein.

        Expand and strengthen our commercialization.    Free Consumers make up a significant segment of the electricity market in Brazil, representing more than 30% of the market. This percentage may increase in the future as a result of Ordinance No. 514/2018, issued by the MME on December 28, 2018, which lowers the requirements for being a Free Consumer of conventional energy, dropping the minimum contracted energy demand from 3.0 MW to 2.5 MW, effective as of July 1, 2019, and from 2.5 MW to 2.0 MW, effective as of January 1, 2020. Through our subsidiary CPFL Brasil, our commercialization subsidiary, we are focusing on signing bilateral contracts with former customers of our distribution companies that became Free Consumers, in addition to attracting additional Free Consumers from concession areas other than those covered by our distribution companies. In order to achieve this objective, we foster positive relationships with customers by providing dedicated key account managers, CCEE operational support and PPAs customized to each consumer profile.

        Position ourselves to take advantage of consolidation in our industry by using our experience in successfully integrating and restructuring other operations.    We believe that further stabilization of the regulatory environment in the Brazilian power industry in the future may lead to substantial consolidation in the generation, transmission and, particularly, the distribution sectors. Over the last few years, we have successfully integrated RGE Sul (acquired from AES Guaíba II Empreendimentos Ltda. in 2016), exploring operational synergies with our neighboring legacy concession RGE, and merged our smaller distribution subsidiaries into one (CPFL Santa Cruz) in order to benefit from a leaner corporate structure. Moreover, our expansion into the transmission business supports our distribution operations with added reliability and quality from the new Substations that we will put into operation.

        Given our financial strength and managerial expertise, we believe that we are well-positioned to take advantage of this consolidation in the Brazilian electricity market. If promising assets are available on attractive terms, especially in areas where we already operate, we may make acquisitions that complement our existing operations and afford us and our consumers further opportunities to take advantage of economies of scale.

        Strategy and management for sustainable development and social responsibility in the communities in which we operate.    We aim to hold our business operations to the highest standards of sustainable development and social responsibility. We maintain a strategic focus on a low carbon business portfolio and climate change projects and we strengthen our integrated business management through short- and medium-term economic-financial and socio-environmental key performance indicators and targets, as well as long-term strategic objectives aligned with the SDGs and other national and international commitments. We also support initiatives to advance the economic, cultural and social interests of the communities in which we operate and contribute effectively to their further development. In this context, one of our main objectives is to promote the sustainable development of these communities through actions that contribute to the improvement of public policies and that foster inclusion, social development and networking, training and empowering each individual to face social challenges. In 2018, we invested R$11.1 million in projects that impacted approximately 230,000 people, directly benefiting 44 municipalities and indirectly reaching another 84 municipalities.

        Follow enhanced corporate governance standards.    We are dedicated to maintaining the highest levels of management transparency and corporate governance, providing equitable shareholder rights and, through various measures, including the increase of our free float volume and the liquidity of our shares, seeking value for our shareholders.

 THE OFFERING

Issuer	CPFL Energia S.A.
International underwriters	Itau BBA USA Securities, Inc., Santander Investment Securities Inc., Banco Bradesco BBI S.A., Banco BTG Pactual S.A.—Cayman Branch, and Morgan Stanley & Co. LLC
Brazilian placement agents	Banco Itaú BBA S.A., Banco Santander (Brasil) S.A., Banco Bradesco BBI S.A., Banco BTG Pactual S.A., and Banco Morgan Stanley S.A.
Global offering

The global offering consists of the international offering and the concurrent Brazilian offering of 116,817,126 of our common shares. The closings of the international offering and the Brazilian offering are conditioned upon each other.

International offering

As of the date hereof, none of the 116,817,126 common shares offered in the global offering have been allocated in the form of ADSs in the international offering by us through the international underwriters.

The common shares are being offered by us in the international offering through the international underwriters, acting as placement agents on behalf of the Brazilian placement agents named elsewhere in this prospectus supplement, to investors located in the United States and other countries outside Brazil.

The common shares purchased by any investor outside Brazil will be settled in Brazil and paid for in reais, and the offering of these common shares is being made by the Brazilian placement agents. Any investor outside Brazil purchasing common shares must be authorized to invest in Brazilian securities under the requirements established by Brazilian law, especially by the CVM and the Central Bank, complying with the requirements set forth in CMN Resolution No. 4,373, dated as of November 29, 2014, as amended, and CVM Instruction No. 560, dated March 27, 2015, as amended.

Brazilian offering	Concurrently with the international offering, the common shares are being offered through the Brazilian placement agents in a public offering with restricted placement efforts:

(i)    to no more than 75 professional investors (as defined in CVM Ruling 554, dated December 17, 2014) to be subscribed or acquired by no more than 50 professional investors headquartered or resident in Brazil;

(ii) pursuant to an exemption from registration under CVM Instruction No. 476;
(iii) to investors outside of Brazil that comply with the registration requirements of CVM Instruction No. 560 and CMN Resolution No. 4,373 or Law No. 4,131.

The Brazilian offering will be made by means of a separate Portuguese language offering memorandum. The Brazilian offering has not been and will not be registered with the CVM.

Payment for our common shares (other than common shares in the form of ADSs) must be made in reais through the facilities of the Central Depositary of the B3. The common shares in the Brazilian offering are expected to be delivered through the facilities of the Central Depositary of the B3 on or about June 14, 2019. Trades in our common shares on the B3 will settle through the facilities of the Central Depositary of the B3.

American Depositary Shares

Each ADS represents two common shares. ADSs may be evidenced by American Depositary Receipts, or ADRs. The ADSs will be issued under that certain Second Amended and Restated Deposit Agreement, or the deposit agreement, dated as of January 8, 2015, by and among us, Citibank, N.A., as ADS depositary, and the holders and beneficial owners from time to time of ADSs issued thereunder. For more information, see "Description of American Depositary Shares" included in the accompanying prospectus.

Priority subscription

Holders of our common shares as of May 30, 2019 were given the opportunity to subscribe for common shares in the Brazilian offering on a priority basis at the public offering price for our common shares.

The number of common shares available for sale in the global offering to investors will be reduced to the extent that existing shareholders of our company subscribed on the priority basis for common shares in the Brazilian offering.

The price of the common shares subscribed pursuant to the priority subscription is the public offering price in the Brazilian offering, which was determined when the marketing of the global offering had been completed, by agreement between us, the Brazilian placement agents and the international underwriters based on the process for evaluating investor demand known as bookbuilding. The price is set forth on the cover page of this final prospectus supplement for the global offering.

A holder of common shares did not know the price per common share at the time such holder committed to subscribe common shares in the priority subscription. A holder of common shares is consequently unable to know the cost of avoiding dilution of its interest in us, and a holder of common shares is also unable to estimate the book value dilution that will result from the public offering price.

Priority subscription is not available to holders of ADSs. See "Underwriting—Placement of Common Shares." Priority subscription is also not available to a shareholder if the subscription would violate local laws of the shareholder's jurisdiction.

Offering price

The public offering price for the international offering for the ADSs is set forth on the cover page of this prospectus supplement. The offering price for the common shares, which is also set forth on the cover page of this prospectus supplement, is the approximate per common share real equivalent of the offering price per ADS in the international offering, based upon the selling rate reported by the Central Bank of R$3.844 to US$1.00 on June 12, 2019, divided by two, in order to reflect the ratio of two common shares per ADS.

Option to purchase additional shares	We have granted the Brazilian placement agents a 30-day option to purchase a maximum of 17,522,568 common shares to cover over-allotments of common shares, if any.
Use of proceeds	We intend to use the net proceeds from the global offering as described under "Use of Proceeds."
Voting rights	Holders of our common shares have full voting rights and are entitled to one vote per share in all shareholders' meetings.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and ADS holders may not be able to exercise any such rights in a timely manner. For more information, see "Risk Factors—Risks Relating to the ADSs and Our Common Shares—Holders of our ADSs do not have the same voting rights as our shareholders" herein and "Description of American Depositary Shares—" included in the accompanying prospectus.

Dividends

Brazilian Corporate Law generally provides that the bylaws of a Brazilian corporation may specify a minimum percentage of the amounts available for distribution by such corporation for each fiscal year that must be distributed to shareholders as dividends, also known as the mandatory distribution.

Under our bylaws, at least 50% of our adjusted net income, as calculated under Brazilian accounting standards and adjusted under Brazilian Corporate Law, for the preceding fiscal year must be distributed as a mandatory annual dividend. Adjusted net income means the distributable amount after any deductions for legal reserves.

Brazilian Corporate Law permits the suspension of the mandatory distribution of dividends in any fiscal year in which the management bodies report to the shareholders' meeting that the distribution would be inadvisable in view of the company's financial condition. The suspension is subject to approval by the shareholders meeting and review by members of the fiscal council, if it is installed. The law does not establish the circumstances in which payment of the mandatory dividend would be "inadvisable" based on the company's financial condition. In the case of publicly-held corporations, the board of directors must file a justification for such suspension with the CVM within five days of the relevant general meeting. If the mandatory distribution is not paid, the unpaid amount must be attributed to a special reserve account. If not absorbed by subsequent losses, those funds must be paid out as dividends as soon as the financial condition of the company permits. Under Brazilian Corporate Law, the shareholders of a publicly-held company may also decide to distribute dividends in an amount lower than the mandatory distribution exclusively for purposes of raising funds through non-convertible debentures.

Holders of the ADSs will be entitled to receive dividends paid to the owners of our common shares, after deduction of the fees of the ADS depositary and certain expenses.

For more information, see "Item 10. Additional Information—Allocation of Net Income and Distribution of Dividends" in our most recent annual report on Form 20-F, incorporated by reference herein, and "Description of Common Shares" and "Description of American Depositary Shares," included in the accompanying prospectus, as well as our current report on Form 6-K, furnished to the SEC on May 21, 2019, incorporated by reference herein.

Capital stock before and after the offering	As of the date hereof, we have 1,017,914,746 common shares outstanding, 4,639,931 of which are in the form of ADSs.

After the global offering, we will have 1,134,731,872 common shares outstanding (including in the form of ADSs) assuming no exercise of the Brazilian placement agents' option to purchase additional common shares.

Dilution	See "Dilution" on page S-63.
Listings	Our common shares are listed on the B3 under the ticker symbol "CPFE3." The ADSs are listed on the NYSE under the ticker symbol "CPL."

Lock-up agreements

In connection with the global offering, we, our directors and executive officers and State Grid have agreed to enter into lock-up agreements according to which for a period of 90 days after the date of this offering we will not, subject to certain conditions, (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our common shares or ADSs or any securities convertible into or exchangeable or exercisable for any of our common shares and ADSs, or Lock-Up Securities, (ii) enter into a transaction that would have the same effect, or enter into any swap, hedge or any other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction described in (i) or (ii) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise, (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement or (iv) make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities or any security convertible into or exercisable or exchangeable for the Lock-Up Securities. See "Underwriting—No Sale of Similar Securities."

ADS depositary	Citibank, N.A.
Risk factors	See "Risk Factors" and the other information in this prospectus supplement and the accompanying prospectus before investing in our common shares or the ADSs.

Expected timetable for the global offering (subject to change):

Commencement of marketing of the global offering	May 30, 2019
Announcement of offer price	June 12, 2019
Allocation of common shares and ADSs	June 12, 2019
Settlement and delivery of common shares and ADSs	June 14, 2019

SUMMARY FINANCIAL AND OPERATING DATA

        The following tables present our summary consolidated financial information as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014, in each case prepared in accordance with IFRS, as issued by the IASB, and as of and for the three months ended March 31, 2019 and 2018, in each case prepared in accordance with IAS 34, as issued by the IASB. Our audited consolidated financial statements are contained in our annual report on Form 20-F for the year ended December 31, 2018 (File No. 001-32297), which we filed on April 22, 2019, and have been incorporated by reference in this prospectus supplement and the accompanying prospectus. Our unaudited condensed consolidated interim financial statements as of and for the three months ended March 31, 2019, which appear elsewhere in this prospectus supplement, have been subject to a limited review. The data presented below is only a summary and should be read in conjunction with our audited consolidated financial statements and related notes thereto included in our annual report on Form 20-F for the year ended December 31, 2018, our unaudited condensed consolidated interim financial statements and related notes thereto included elsewhere in this prospectus supplement, and "Item 5. Operating and Financial Review and Prospects" included in our annual report on Form 20-F for the year ended December 31, 2018.

        IFRS 9—Financial Instruments and IFRS 15—Revenue from contracts with customers became effective on January 1, 2018 and have impacted our financial information as of and for the year ended December 31, 2018. As permitted by these IFRS standards, we adopted these standards as of January 1, 2018, without restating comparative information presented in our audited consolidated financial statements as of and for the year ended December 31, 2018. Therefore, our financial information as of and for the year ended December 31, 2018 is not comparable with our financial information for previous periods. For further information about the adoption of these standards with respect to our financial statements as of and for the year ended December 31, 2018, see Note 3.17 of our audited consolidated financial statements in our most recent annual report on Form 20-F, incorporated by reference herein.

Operating and Financial Data

  Operating Data

        The following table presents our key operational indicators for the periods indicated:

	As of and for the three months ended March 31,		As of and for the year ended December 31,
	2019	2018	2018	2017	2016	2015	2014
Energy sold (in GWh):
Residential	5,604	5,291	19,618	19,122	16,473	16,164	16,501
Industrial	3,145	3,375	13,834	14,661	13,022	12,748	14,144
Commercial	2,875	2,753	10,211	10,220	9,720	9,259	9,437
Rural	948	1,236	3,583	3,762	2,474	2,152	2,326
Public administration	383	374	1,459	1,456	1,271	1,278	1,295
Public lighting	500	504	2,003	1,964	1,746	1,649	1,622
Public services	589	571	2,348	2,157	1,840	1,797	1,861
Own consumption	10	9	34	34	32	33	34
Total energy sold to Final Consumers	14,054	14,113	53,091	53,376	46,578	45,082	47,221
Electricity sales to wholesalers (in GWh)	5,846	4,852	24,459	27,557	21,459	17,971	14,988
Total consumers (in thousands)(1)	9,622	9,428	9,580	9,375	9,222	7,751	7,585
Installed Capacity (in MW)(2)	3,272	3,257	3,272	3,284	3,259	3,164	3,162
Assured Energy (in GWh)(3)	13,391	13,363	13,420	13,682	14,188	13,550	13,566
Energy generated (in GWh)(4)	2,485	2,159	10,648	10,137	12,568	14,310	13,658

(1)
Represents active consumers (meaning consumers who are connected to the Distribution Network), rather than consumers invoiced at period-end.

(2)
Commencing in 2016 we ceased to account for Installed Capacity of the Carioba (36 MW) thermoelectric plant and SHPP Cariobinha (1.3 MW), since these facilities are no longer active.

(3)
Refers to Assured Energy in GW available at the end-period, multiplied by the number of hours per year. See "Item 4. Information on the Company" in our most recent annual report on Form 20-F, incorporated by reference herein, for more information about commencement of operations of each power plant.

(4)
Refers solely to the total amount of energy (GWh) produced by conventional management companies and the equivalent participation percentage of renewable energy generation companies (51.56% in 2018, 51.60% in 2017 and 2016 and 51.61% in 2015 and 2014).

  Financial Data

STATEMENT OF OPERATIONS DATA

	For the three months ended March 31,			For the year ended December 31,
	2019(3)	2019	2018	2018(3)	2018	2017	2016	2015(4)	2014(4)
	US$	R$	R$	US$	R$	R$	R$	R$	R$
	(in millions, except per share and per ADS data)
Net operating revenue	1,829	7,127	6,375	7,220	28,137	26,745	19,112	20,599	17,399
Cost of electric energy services:
Cost of electric energy	1,151	4,484	4,014	4,577	17,838	16,902	11,200	13,312	10,643
Cost of operation	178	695	670	0,702	2,734	2,771	2,249	1,907	1,672
Cost of services rendered to third parties	107	416	371	0,455	1,775	2,075	1,357	1,049	946
Gross profit	393	1,533	1,320	1,486	5,789	4,998	4,306	4,331	4,138
Operating expenses:
Allowance for doubtful accounts	18	69	26	43	169	155	176	127	84
Other selling expenses	46	181	129	113	439	435	371	338	319
General and administrative expenses	55	216	204	253	987	947	849	863	774
Other operating expenses	24	95	97	124	485	438	387	358	328
Income from electric energy services	267	1,041	891	952	3,708	3,022	2,523	2,645	2,633
Equity interests in subsidiaries, associates and joint ventures	22	86	85	86	334	312	311	217	60
Financial income (costs):
Financial income	53	207	197	196	762	880	1,201	1,143	786
Financial expenses	(110)	(427)	(505)	(479)	(1,865)	(2,368)	(2,654)	(2,551)	(1,969)
Net financial income (costs)	(56)	(220)	(308)	(283)	(1,103)	(1,488)	(1,453)	(1,408)	(1,183)
Profit before taxes	232	906	668	754	2,940	1,847	1,381	1,454	1,511
Social contribution	(23)	(90)	(67)	(55)	(214)	(169)	(151)	(160)	(169)
Income tax	(63)	(246)	(182)	(144)	(560)	(435)	(351)	(419)	(455)
Total taxes	(86)	(336)	(249)	(199)	(774)	(604)	(501)	(579)	(624)
Profit for the year/period	146	570	419	556	2,166	1,243	879	875	886
Profit (loss) for the period attributable to owners of the company	155	603	444	528	2,058	1,180	901	865	949
Profit (loss) for the period attributable to noncontrolling interests	(8)	(33)	(24)	28	108	63	(22)	10	(63)
Earnings per share attributable to owners of the company(1):
Basic	0.15	0.59	0.44	0.52	2.02	1.16	0.89	0.85	0.93
Diluted	0.15	0.59	0.44	0.52	2.01	1.15	0.87	0.83	0.92
Net income per ADS:
Basic	0.30	1.18	0.88	1.04	4.04	2.32	1.77	1.70	1.86
Diluted	0.30	1.18	0.88	1.03	4.02	2.30	1.74	1.66	1.83
Dividends(2)	—	—	—	125	489	280	214	205	977
Weighted average of number of common shares (in millions)(1)	1,018	1,018	1,018	1,018	1,018	1,018	1,018	1,018	1,018
Dividends per share(1)(2)	—	—	—	0.12	0.48	0.28	0.21	0.20	0.96
Dividends per ADS(2)	—	—	—	0.25	0.96	0.55	0.42	0.40	1.92

(1)
Reflects the capital increases that took place on April 29, 2015 and on April 29, 2016, through the issuance of 30,739,955 and 24,900,531 shares, respectively, both as a result of the capitalization of our statutory reserve—working capital improvement. In accordance with IAS 33, when there is an increase in the number of shares without an increase in issued capital, the number of shares is adjusted retrospectively for all prior periods presented.

(2)
"Dividends" represent the total amount of dividends from net income for each period indicated, subject to approval of the shareholders at the general shareholders' meeting to be held in the following year.

(3)
Solely for convenience purposes, amounts in reais have been translated into U.S. dollars at the commercial selling rate at closing for the purchase of U.S. dollars, as reported by the Central Bank, as of March 31, 2019 of R$3.896 to US$1.00.

(4)
Data for 2014 and 2015 have been restated to reflect a change in presentation of the line item representing Changes in expected cash flows from Concession Financial Assets, which relates to our distribution segment. Since January 1, 2016 this line item has been included in Other operating revenues, within Net operating revenue, together with the other income related to the core activity of the asset. This item was previously presented as part of Net financial expense. We believe the new presentation more accurately reflects the business model of electricity distribution and provides a better representation of our operational and financial performance. The reclassification does not affect total assets, equity, net income or cash flows.

 BALANCE SHEET DATA

	As of March 31,		As of December 31,
	2019(2)	2019	2018(2)	2018	2017	2016	2015	2014(3)
	US$	R$	US$	R$	R$	R$	R$	R$
						(in millions)
Current assets:
Cash and cash equivalents	883	3,441	485	1,891	3,250	6,165	5,683	4,357
Consumers, concessionaires and licensees	1,207	4,705	1,167	4,548	4,301	3,766	3,175	2,251
Derivatives	67	261	79	309	444	163	627	23
Sector financial asset	359	1,403	342	1,331	211	—	1,464	611
Other assets	315	1,226	339	1,322	1,375	1,285	1,559	1,972

Total current assets	2,832	11,036	2,413	9,402	9,581	11,379	12,509	9,215

Noncurrent assets:
Consumers, concessionaires and licensees	177	688	193	753	237	203	129	123
Sector financial assets	7	27	57	224	355	—	490	322
Derivatives	90	350	89	348	204	641	1,651	585
Concession financial asset	1,969	7,678	1,907	7,430	6,546	5,363	3,597	2,835
Investments	274	1,066	252	980	1,002	1,494	1,248	1,099
Property, plant and equipment	2,399	9,351	2,427	9,457	9,787	9,713	9,173	9,149
Contract assets	341	1,330	268	1,046	—	—	—	—
Intangible assets	2,406	9,377	2,428	9,463	10,590	10,776	9,210	8,930
Other noncurrent assets	781	3,043	798	3,109	2,982	2,602	2,525	2,887

Total noncurrent assets	8,445	32,910	8,419	32,810	31,702	30,792	28,024	25,930

Total assets	11,276	43,946	10,832	42,212	41,283	42,171	40,532	35,144

Current liabilities:
Short-term debt(1)	996	3,880	863	3,363	5,293	3,429	3,641	3,526
Sector financial liabilities	—	—	—	—	40	598	—	22
Other current liabilities	1,500	5,847	1,296	5,052	6,046	4,992	5,884	3,869

Total current liabilities	2,496	9,727	2,159	8,415	11,379	9,018	9,525	7,417

Noncurrent liabilities:
Long-term debt(1)	4,259	16,596	4,366	17,013	14,876	18,733	18,126	15,637
Sector financial liability	56	218	12	47	8	317	—	—
Other long-term liabilities	1,104	4,304	1,079	4,204	3,834	3,729	2,751	2,693
Noncurrent liabilities	5,419	21,118	5,457	21,264	18,718	22,780	20,877	18,330
Non-controlling interest	573	2,233	582	2,270	2,225	2,403	2,456	2,454
Net equity attributable to controlling shareholders	2,788	10,868	2,633	10,263	8,962	7,970	7,674	6,944

Total liabilities and shareholders' equity	11,276	43,946	10,832	42,212	41,283	42,171	40,532	35,144

(1)
Short-term debt and long-term debt include loans and financing, debentures, accrued interest on loans, financing and debentures and derivatives.

(2)
Solely for convenience purposes, amounts in reais have been translated into U.S. dollars at the commercial selling rate at closing for the purchase of U.S. dollars, as reported by the Central Bank, as of March 31, 2019 of R$3.896 to US$1.00.

(3)
Data for 2014 has been restated due the completion of the business combination accounting for the purchase price allocation related to acquisition of Dobrevê Energia S.A.

RECENT DEVELOPMENTS

Recent Developments Relating to Legal Proceedings

  Legal and Administrative Proceedings

  Proceedings Related to Our Company and its Subsidiaries

        Our distribution subsidiaries are defendants in numerous proceedings commenced by industrial consumers alleging that certain tariff increases that occurred in the past were illegal. The plaintiffs allege that electricity tariffs were among items subject to a price freeze under financial regulations that were in effect at the time of electricity usage. The total amount claimed under these proceedings was R$211 million as of March 31, 2019. Of this amount, we have classified an amount of R$43 million as having a probable loss; an amount of R$70 million as having a possible loss; and an amount of R$98 million as having a remote possibility of loss. A significant number of these proceedings have been decided against us or our subsidiaries, as applicable. We have made accounting provisions of R$43 million in respect of those proceedings where the likelihood of loss is probable, in accordance with applicable accounting rules.

        CPFL Paulista is a defendant in a class action suit commenced by the Consumer Protection Office (Promotoria de Defesa do Consumidor—PROCON) of Campinas in the state of São Paulo, seeking to suspend the tariff adjustment authorized by ANEEL in 2009. The claim against us was rejected by the court of first instance, but the Consumer Protection Office appealed the decision. The tariff adjustment remains in effect until a ruling on appeal is made. We believe that the risk of loss in this proceeding is possible and therefore have not recorded any accounting provision in this respect.

        CPFL Piratininga is subject to a tax claim with respect to alleged improper tax deductions relating to payments made to the Fundação CESP pension fund. The payments in question originated from an agreement by CPFL Piratininga to pay a debt owed by the pension fund. In late 2016, the administrative court rejected CPFL Piratininga's defense and issued an infraction notice. As a result, CPFL Piratininga filed a new defense in a judicial court. In January 2018, CPFL Piratininga obtained an order at first instance for reconsideration of aspects of the administrative proceeding, although the Brazilian Federal Revenue (Receita Federal do Brasil) filed an appeal with respect to which a judgment is pending. The amount claimed in these Fundação CESP proceedings totaled R$225 million as of March 31, 2019. We believe that the likelihood of loss is possible.

        CPFL Paulista is subject to a tax claim challenging the deductibility of expenses recognized in 1997 relating to a deficit in the Fundação CESP pension fund. CPFL Paulista deducted the expenses for income tax purposes in reliance on a favorable opinion from the Brazilian tax authority. We made escrow deposits with the court of first instance in the amount of R$360 million in 2007 and R$54 million in 2011 in order to prevent any attachment of assets by the tax authority and enable CPFL Paulista to appeal the claim. By year-end 2015, such escrow deposits as adjusted for inflation amounted to R$746 million. In January 2016, CPFL Paulista obtained court decisions that authorized CPFL Paulista to replace these escrow deposits with financial guarantees (letter of guarantee and performance bond), following which CPFL Paulista was able to withdraw the deposits in 2016. In February 2017, following a decision on appeal, CPFL Paulista paid into court a new escrow deposit in the amount of R$207 million (adjusted to R$241 million as of March 31, 2019 to account for inflation), related to the interest accrued on the original escrow deposits. This tax claim has also resulted in other execution proceedings, which together total R$1.2 billion, which remain subject to decisions by higher courts. We believe that the likelihood of loss in this tax claim is possible.

        CPFL Paulista commenced proceedings against ANEEL in 2007 seeking annulment of the methodology applied in periodic tariff adjustments since the first periodic adjustment cycle in 2003, on the basis that the adjustments affected the economic basis of CPFL Paulista's concessions. Following denial of its claim by the court of first instance, CPFL Paulista appealed this decision and the court of second instance ruled in favor of CPFL Paulista, returning the lawsuit to the original court. The case is currently awaiting the start of an additional investigation by a court appointed expert. In addition, ABRADEE, a group of electricity distribution companies that includes CPFL Paulista, CPFL Piratininga and RGE, commenced proceedings against ANEEL in 2002 challenging the basis for remuneration of concession assets that has been in effect since the first periodic adjustment cycle. We are currently awaiting a final decision on these proceedings. If the relevant distribution companies succeed in any of these proceedings, the tariffs that they may charge will increase. If the distribution companies lose the cases, however, they may be required to pay court costs as well as legal fees that will be arbitrated by the court to ANEEL. We believe that the likelihood of loss in both proceedings is possible.

        CPFL Geração and Furnas are subject to legal proceedings commenced by Mr. Alberto Vieira Borges and others. The claim relates to the Serra da Mesa joint venture, in which CPFL Geração and Furnas were joint venture partners, although the concession for the Serra da Mesa project is held by Furnas alone. The plaintiffs, who were owners of a lumberyard, seek compensation of R$2 billion as of March 31, 2018 on the basis that the Brazilian environmental agency prevented them from felling their trees before the area was flooded as part of the construction of the Hydroelectric Facility, and therefore that the Serra da Mesa joint venture expropriated the timber. In September 2018, a decision was issued ruling that the plaintiffs' requests were unfounded and recognizing that the statute of limitations had expired on their claims. In January 2019, the plaintiffs filed an appeal that we plan to dispute. We believe that the likelihood of loss is remote.

        CPFL Geração is subject to a tax claim in the amount of R$433 million as of March 31, 2019 regarding an interpretation of the basis for calculation of PIS/COFINS taxes due. A ruling was issued in the administrative proceeding against CPFL Geração on all counts. As a result, CPFL Geração initiated a judicial proceeding against the Brazilian federal government. In March 2018, a decision favorable to CPFL Geração was issued in the court of first instance. The Brazilian federal government appealed such decision, and we are currently waiting for a decision in the court of second instance. We believe that the likelihood of loss is possible.

        RGE has filed a petition to cancel an infraction notice in the amount of R$541 million as of March 31, 2019 in connection with IRPJ and CSLL levied from 1999 to 2003. The claim alleges excess goodwill amortization in the 10-year period under Law 9,532/97; excess asset depreciation charges; and the exclusion from the basis of tax calculation of certain inflation-related adjustments to items within Parcel A, known as CVA. RGE is awaiting a court decision on its challenge to this claim. We believe that the likelihood of loss is possible. This claim has generated four separate administrative proceedings. In 2016, RGE filed a claim to suspend all four of these administrative proceedings until the decision on the underlying tax claim was issued, as the result of this claim indirectly affects the other proceedings, despite the fact that they relate to different periods. The likelihood of loss in these proceedings is possible and the potential losses amount to R$709 as of March 31, 2019.

        CPFL Santa Cruz (two proceedings), CPFL Geração (three proceedings) and RGE (two proceedings) are also subject to tax claims in the amounts of R$110 million, R$475 million and R$391 million, respectively, as of March 31, 2019, alleging excess goodwill amortization for purposes of calculating IRPJ and CSLL taxes. Our appeals in this case are pending decision. We believe that the likelihood of loss in all of the proceedings is possible.

        Sul Geradora is subject to a tax claim in the amount of R$114 million as of March 31, 2019 regarding an infraction notice drawn up to collect income tax retained at the source (Imposto de Renda Retida na Fonte), or IRRF, on the payment of interest on an export prepayment transaction. Tax authorities claim that Sul Geradora used the funds obtained from the transaction to acquire credits against companies within its own economic group and not to fund its exports. The infraction notice was upheld in the administrative proceeding and a decision was issued ruling against Sul Geradora on all counts. As a result, Sul Geradora filed an ordinary proceeding in the judicial sphere seeking to revoke the infraction notice. The judicial proceeding is currently pending trial in the court of first instance, after the expert evaluation. We believe the likelihood of loss is possible.

        CPFL Piratininga has commenced proceedings against the Brazilian Federal Revenue seeking the right to deduct in full the value of the CSLL based on the income tax (Imposto sobre a Renda) for the 2002 base year and all subsequent years. The initial request and CPFL Piratininga's appeal were both denied. CPFL Piratininga then applied for a special and extraordinary appeal, both of which were denied in December 2017. As a result of these denials, the original decision is now final and enforceable. We have deposited the full amount into judicial escrow and will now begin the process to calculate the exact amount payable, which we believe amounts to R$153 million as of March 31, 2019.

        CPFL Geração is subject to a tax claim in the amount of R$431 million as of March 31, 2019 regarding an infraction notice related to the collection of IRRF and CSLL. Tax authorities claim that CPFL Geração made capital gains and applied an incorrect tax basis on the merger of SMITA Empreendimentos e Participações S.A. into ERSA—Energias Renováveis S.A., which resulted in the creation of CPFL Renováveis in 2011. CPFL Geração filed an objection in January 2017. In August 2017, a decision was issued in the court of first instance ruling against CPFL Geração's objection, fully upholding the infraction notice. CPFL Geração then filed a voluntary appeal seeking to cancel the infraction notice in its entirety. This appeal is currently pending a decision in the second instance by the Administrative Council on Fiscal Resources (Conselho Administrativo de Recursos Fiscais—CARF). We believe the likelihood of a loss is possible.

        CPFL Paulista is the defendant in an indemnification proceeding for material damages and loss of profits commenced by Mr. Sebastião José Ismael, alleging an undue reduction in energy affecting his irrigation system for palm heart plants. CPFL Paulista made payments relating to the alleged damage and is currently in arbitration regarding the amount of any loss of profits. We believe the likelihood of a loss is probable up to R$7 million, possible up to R$115 million and remote up to R$33 million in March 2019.

        CPFL Piratininga is the defendant in an environmental proceeding commenced by the Attorney-General of the state of São Paulo seeking to modify existing maintenance criteria on 10 transmission lines that run close to the preserved area of Parque Estadual da Serra do Mar because of the destruction of vegetation . We believe the risk of loss is possible but the amount involved cannot currently be estimated because the lawsuit remains in the initial stages and the extent of any losses to or obligations of CPFL Piratininga will depend on an environmental report and the judge's review, neither of which has transpired.

        RGE is a defendant in a Public Civil Action (Ação Civil Pública) that challenged RGE's practice of subcontracting maintenance services on electric energy networks. On February 2, 2017 the court ruled that RGE must refrain from outsourcing activities related to its core business, but rejected the public prosecutor's class action claim. We believe the likelihood of loss is possible, in the amount of R$2254 million as of March 31, 2019. In March 2018, the court issued a decision on appeals filed by both parties, although the proceedings remain subject to ongoing appeal. Although a new Labor Reform law promulgated on November 11, 2017 now permits the outsourcing activities that gave rise to the initial claim, we still believe the likelihood of loss is possible.

        RGE is subject to a tax claim in the amount of R$376 million as of March 31, 2019 by the State Treasury of Rio Grande do Sul. The claim refers to two infraction notices relating to the collection of ICMS from February 2013 to August 2018 on subsidy installments received from the Brazilian federal government for indemnities paid due to the contractual imbalance resulting from the discount fixing for certain classes of clients. RGE filed an administrative proceeding against both infraction notices in January 2019 and a decision is currently pending. We understand that the likelihood of loss is possible.

        RGE is party to certain proceedings brought by the Public Prosecutor's Office challenging the validity of RGE's tariff composition. RGE monitors these proceedings since they relate to events that occurred prior to our acquisition of RGE Sul, although we are not responsible for the management of these cases. Of these proceedings, we consider two material based on their potential impact in the event of a ruling against RGE. These proceedings are: (i) a proceeding which challenges the totality of the tariff composition and would require the complete refund of previously paid amounts and (ii) a proceeding challenging the tariff policy as established by law and the tariff readjustment methodology, adopted by ANEEL in 2002. We have received favorable judgments in both proceedings in the court of first instance. Both proceedings were then appealed by the Public Prosecutor's Office and, in both cases, we are currently awaiting judgment. We understand that the likelihood of loss from these proceedings is remote. The value of any potential loss cannot be estimated at this time.

        RGE is a defendant in a declaratory action of administrative impropriety filed by the state of Rio Grande do Sul and Companhia Estadual de Energia Elétrica, or CEEE, on February 22, 2001 discussing CEEE's corporate restructuring process for subsequent privatization, including the MME, the President of CEEE, the Financial Director of CEEE, the Administrative Director of Companhia Centro-Oeste de Distribuição de Energia Elétrica—CCODEE (RGE) and Companhia Norte-Nordeste de Distribuição de Energia Elétrica—CNNDEE (RGE Sul) and the accountants who signed the appraisal report. In it is defense, RGE alleged illegitimacy and lack of participation and responsibility in the discussions, considering that the corporate restructuring happened before the RGE and RGE Sul concessions were acquired, as well as the non-existence of damage to the seller, considering that RGE and RGE Sul concessions were acquired at a higher price than the initial evaluation. The lawsuit is currently pending instruction and we understand that the likelihood of loss in this proceeding is possible and estimated at R$62 million, with respect to one of the concessions, and remote and estimated at R$314 million, with respect to the other concession, as of March 31, 2019.

        In 2014, a class action was filed by the Sport Fishing Association against the National Environmental Agency, the Brazilian Institute of Environment and Renewable Natural Resources (Instituto Brasileiro do Meio Ambiente e dos Recursos Naturais Renováveis), Furnas and CPFL Geração seeking to oblige the defendants to repair and mitigate the environmental impacts caused by the construction and operation of the Serra da Mesa Hydroelectric Power Plant, based on the alleged damming of the Tocantins River. In September 2017, CPFL Geração obtained a favorable decision in the court of first instance. We are currently awaiting judgment on the plaintiffs' appeal. We understand that the likelihood of loss of this proceeding is remote and estimated at R$310 million as of March 31, 2019.

        In 2018, the Public Prosecutor's Office for the State of São Paulo filed a Public Civil Action (Ação Civil Pública) against CPFL Paulista for administrative impropriety conduct. By means of this suit, the Public Prosecutor's Office requests that (i) a decision is rendered against CPFL Paulista and the mayor of the Municipality of Bebedouro as co-defendants; (ii) charging and collecting a contribution for public lighting be found unconstitutional; and (iii) an agreement executed between CPFL Paulista and the Municipality of Bebedouro be declared null and void. CPFL Paulista has been notified to provide information and requested that its inclusion in the proceeding be denied. The lawsuit is currently in the court of first instance and we assess that the likelihood of loss is possible. At this moment, it is not possible to estimate the values involved in the proceeding.

        RGE Sul is involved in a proceeding that claims loss due to the impact of ANEEL Order No. 288, which altered commercialization rules of the Energy Wholesale Market (Mercado Atacadista de Energia Elétrica), or MAE. The lawsuit seeks to annul the order and requests that the exposure rules in the MAE are kept, thereby preserving the accounting treatment and allowing for its liquidation. In 2016,

RGE Sul received a favorable decision, which was disputed and is waiting a new decision. Any consequences from the decision in this proceeding will be borne by RGE Sul's former owner, AES Guaíba II Empreendimentos Ltda. We understand that the likelihood of loss of this proceeding is remote and estimated at R$194 million as of March 31, 2019.

        CPFL Renováveis, CPFL Brasil, CPFL Bio Pedra, CPFL Bio Buriti and CPFL Bio Ipê are respondents in a civil arbitration involving the amount of R$191 million. The exclusion of CPFL Brasil from the proceeding has been requested on the ground that it is not a legitimate party. We understand that the potential impact of this arbitration is only financial and limited to CPFL Renováveis, and the likelihood of loss in this proceeding is possible. In light of the liability and debt assumption instrument executed by CPFL Brasil in favor of CPFL Renováveis, we understand that there would be no financial impact to CPFL Brasil, and the likelihood of loss for CPFL Brasil is remote.

        We establish balance sheet provisions relating to potential losses from litigation based on estimates of such losses. For this purpose, we classify these losses as remote, possible or probable. IFRS practices require us to establish provisions in connection with probable losses, and it is therefore our policy to establish provisions in connection with those claims only. As of March 31, 2019, our provisions for contingencies were R$979 million, reflecting our ongoing contingency monitoring and risk control. Our management believes that none of these proceedings, either individually or in the aggregate, will have a material adverse effect on our financial condition. See Note 22 to our unaudited condensed consolidated interim financial statements for more information on the status of our litigation.

  Lawsuits that Challenge Technical Notes No. 23/2003-SEM/ANEEL and 81/2003-SFF/ANEEL

        In 2004, our commercialization subsidiary, CPFL Brasil, filed lawsuits seeking to prohibit the retroactive application of the criteria set forth by Technical Notes No. 23/2003-SEM/ANEEL and 81/2003-SFF/ANEEL so that the prices of the previously executed electric energy purchase contracts and resulting passing through to tariffs remained governed by the ANEEL resolutions that govern the so called "normative value" at the time of the execution of the purchase contracts.

        The two lawsuits filed by CPFL Brasil dispute the so called self-dealing contracts executed with our distribution subsidiaries, CPFL Piratininga and CPFL Paulista, and the likelihood of loss for both lawsuits is possible. One of such lawsuits is currently at the court of appeals pending a decision on the appeal. The second lawsuit already received a favorable decision on plaintiff's appeal before the court of appeals to reestablish the normative rule in effect at the time of execution of the contracts, allowing for the contracting and corresponding pass through as agreed by the parties.

        The table below sets forth the estimated amounts involved with respect to the two self-dealing lawsuits, as disclosed by ANEEL in corresponding proceedings in 2019. These amounts have been adjusted according to the IGP-M/FGV and relate to the difference in contractual revenue that would result from a favorable decision in the respective lawsuit that eventually reestablishes the original contractual price in its entirety, for the benefit of CPFL Brasil. In the event the favorable decision on such lawsuits becomes definitive, the actual values from the contractual difference shall be the subject of a specific procedure of judicial determination by means of a calculation of the award. As a result, the amounts presented in the table below are merely illustrative and remain fully subject to revision and eventual change until a final decision is reached for each ongoing legal proceeding. Under no circumstances should the estimates set forth herein be regarded as a representation, warranty or prediction that we will achieve or are likely to achieve any particular future result and you should not therefore place undue reliance on these estimates.

Proceeding No.	Historic value disclosed by ANEEL	Adjusted value (IGP-M/FGV)
4975-46.2004.4.01.3400 (2004.34.00.004988-3) CPFL Brasil x CPFL Paulista	R$1,368,997,568.48	R$2,712,159,072.81 (February/2019)
14862-54.2004.4.01.3400 (2004.34.00.014895-2) CPFL Brasil x CPFL Piratininga	R$381,045,306.60	R$714,852,099.85 (April/2019)

        We do not expect to update or revise the estimates in the table above to reflect circumstances existing after the date of this prospectus supplement. These estimates do not constitute a guarantee that we will be successful in the lawsuits and will benefit from the amounts set forth in the table above. In view of these uncertainties, investors should not rely exclusively on these estimates to make an investment decision and are urged to carefully analyze all of the information included in this prospectus supplement.

  Proceedings Related to our Fiscal Council

        An alternate member to our fiscal council, Reginaldo Ferreira Alexandre, is involved in a proceeding with the CVM involving members of the executive board, board of directors and fiscal council of Petróleo Brasileiro S.A., or Petrobras, and relating to irregularities and inconsistencies in the preparation of certain impairment tests reflected in Petrobras's financial statements for the year ended December 31, 2013. Reginaldo Ferreira Alexandre served on Petrobras's fiscal council during the period in question. The CVM has stated that the supervisory board should have issued an opinion against the approval of Petrobras' 2013 financial statements, citing the possibility of these irregularities and inconsistencies. This proceeding is currently pending judgment.

  Proceedings Related to our Board of Directors

        An independent member of our board of directors, Antônio Kandir, is involved in a proceeding with the CVM for alleged irregularities involving the administration and management of the investment fund MAP FIM, or MAP FIM, from December 2010 to May 2013. Antônio Kandir acted as the officer responsible for portfolio management for Governança e Gestão Investimentos Ltda., or G&G Investimento, MAP FIM's manager during the period in question. On May 7, 2019, the CVM reached an unfavorable decision against G&G Investimento and Antônio Kandir and delivered a warning. Currently, the proceeding is under appeal at the National Financial System Resources Council (Conselho de Recursos do Sistema Financeiro Nacional). The effects of the decision are suspended until the appeal is decided.

  Terms of Conduct Adjustment (Termos de Adjustamento de Conduta)

        On June 13, 2018, we entered into a term of conduct adjustment (termo de ajustamento de conduta), or TAC, the Amendment or Rectifier to the TAC No. 2/2018. Its obligations replaced those set forth in the TAC No. 129/2014. As a result, RGE Sul undertook to pay the amount of R$2 million relating to the discharge for the fine for the non-compliance with TAC No. 129/2014.

        On March 19, 2019, CPFL Paulista signed the TAC No. 48/2019, by means of which it undertook to carry out a social awareness marketing campaign (on a mass scale) on the risk of electric shock, complementing the guidelines and deadlines provided for under the TAC. Additionally, CPFL Paulista undertook to pay the amount of R$50 thousand as compensation for collective moral damages, which occur when there is an unjust breach of society's fundamental values as determined by the public authority with which the TAC is executed. In this case, the collective moral damages corresponded to a monetary penalty for the company's conduct relating to accidents occurred and investigated in this inquiry.

Recent Developments Relating to Taxes

  Exclusion of ICMS taxes from the PIS/COFINS Tax Calculation Base

        Our distribution subsidiaries and our commercialization subsidiary CPFL Brasil are parties to ongoing legal proceedings involving the Brazilian federal government aiming at (i) excluding the ICMS (tax on distribution of goods and services) from the tax basis of the social contributions of PIS/COFINS (due by them based on the revenues gained); and (ii) refunding the PIS/COFINS tax amounts previously paid.

        In the first quarter of 2019, our subsidiary CPFL Santa Cruz (representing CPFL Leste Paulista, CPFL Sul Paulista, CPFL Jaguari and CPFL Mococa, which are the four companies that were merged into CPFL Santa Cruz and which were original parties to the legal proceedings) received a favorable final judicial decision on these matters. On March 31, 2019, CPFL Santa Cruz recognized a PIS/COFINS tax credit using the calculation methodology provided in the "Federal Revenue Orientation (Solução de Consulta da Receita Federal) n° 13/2018" and recognized a liability related to PIS/COFINS tax credits that need to be refunded to the relevant Final Consumers for the maximum period of 10 years.

        As a result, for the quarter ended March 31, 2019, CPFL Santa Cruz recognized an increase of R$167 million in "Taxes Recoverable," as well as an increase of R$132 million in "Other Payable—Consumers" and a decrease of R$34 million in "Deduction from operating revenues—PIS and COFINS."

        Based on the advice of external legal counsel, we understand that the amounts to be eventually received by our distribution subsidiaries as PIS/COFINS credits would have to be refunded to consumers once the Brazilian Federal Revenue approves such tax credits as compensation payable to affected Final Consumers. With our external legal counsel, we continue to analyze the relevant time period applicable to calculating the refunds of these PIS/COFINS credits to Final Consumers, which may be for a period of three, five or ten years. Currently, it is still possible that the full amount of these PIS/COFINS credits will need to be refunded to our Final Consumers.

        In the case of our commercialization subsidiary CPFL Brasil, given that the PIS/COFINS credits related to this matter were not from collections made through regulated tariffs (and as such, passed on to our Final Consumers), we understand that all corresponding PIS/COFINS tax credits would have to be returned by the Brazilian Federal Revenue directly for the benefit of CPFL Brasil.

        No other amounts have been recognized in our financial statements in connection with the judicial proceedings involving our other distribution subsidiaries or CPFL Brasil, since final decisions are still pending in their corresponding legal proceedings. Based on the advice of external legal counsel and our best and most up-to-date estimates, the legal proceedings involving our other distribution companies will have outcomes similar to CPFL Santa Cruz's proceeding.

        The table below sets forth the estimated aggregate amounts at April 2019 of PIS/COFINS overpaid by our distribution subsidiaries (other than CPFL Santa Cruz) and CPFL Brasil, related to the inclusion of ICMS in the PIS/COFINS tax calculation basis, presented separately for "Taxes Recoverable," "Other Payable—Consumers" and "Deduction from operating revenues—PIS and COFINS," using the same methodology applied in the case of CPFL Santa Cruz's accounting records.

        The amounts presented in the table below are merely illustrative and remain fully subject to revision and eventual change until a final decision is reached for each ongoing legal proceeding to which CPFL Brasil and our distribution subsidiaries (other than CPFL Santa Cruz) are a party.

        In addition, because of the subjective judgments, the inherent uncertainties of estimates, and since these estimates are based on a number of assumptions, which are subject to significant uncertainties and contingencies that are beyond our control, there can be no assurance that these estimates or the conclusions derived therefrom will be realized. The final amounts of tax credits, if any, will depend on the existence of necessary documentation or other evidence confirming the relevant amounts of PIS/COFINS overpayments.

        The amounts of our actual recoverable PIS/COFINS tax credits may be significantly lower than the estimates described in the table below. Under no circumstances should the estimates set forth herein be regarded as a representation, warranty or prediction that we will achieve or are likely to achieve any particular future result and you should not therefore place undue reliance on these estimates. There can be no assurance that our future results or estimates will not vary significantly from those set forth herein. See, "Risk Factors—Risks Relating to Our Operations and the Brazilian Power Industry—Changes in Brazilian tax legislation, tax incentives and benefits, or different interpretations of tax legislation or case law may negatively affect our results of operations."

Company	Sector	Data of Court Filing	Potential benefit for CPFL ("Deduction from operating revenue—PIS and COFINS")— R$ thousand	Potential Refund to Consumers ("Other Payable- Consumers") R$ thousand	Potential value of PIS/COFINS paid in excess ("Taxes Recoverable")— R$ thousand
CPFL Brasil	Commercialization	06/07/2010	48,524	—	48,524
CPFL Paulista	Distribution	06/07/2010	821,565	1,796,154	2,617,719
CPFL Piratininga	Distribution	06/07/2010	337,781	996,379	1,344,160
RGE	Distribution	03/08/2017	—	658,670	658,670
RGE Sul	Distribution	06/29/2007	302,065	1,010,153	1,312,218
CPFL Santa Cruz	Distribution	03/14/2017 (after Law No. 12,973/2014) 06/07/2010	31,625	85,057	116,682
Total			1,541,557	4,546,411	6,087,968

        We do not expect to update or revise these estimates to reflect circumstances existing after the date of this prospectus supplement. These estimates do not constitute a guarantee that we will be able to benefit from PIS/COFINS tax credits described in the table above. In view of these uncertainties, investors should not rely exclusively on these estimates to make an investment decision and are urged to carefully analyze all of the information included in this prospectus supplement.

Recent Developments Relating to Our Corporate Structure

  Potential Corporate Reorganization Relating to State Grid's Acquisition of our Shares and the Shares of CPFL Renováveis

        On January 23, 2017, State Grid, Camargo Correa S.A., Banco do Brasil Employees' Pension Fund—PREVI, Fundação CESP, Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social—PETROS, Fundação SABESP de Seguridade SABESPREV and certain other parties entered into a Stock Acquisition Agreement, through which State Grid became our controlling shareholder, with 54.64% of our total share capital. Subsequently, on November 30, 2017, State Grid acquired an additional 40.11% of our total share capital through a mandatory tender offer, bringing its total ownership interest to 94.75%. In November 2018, State Grid also acquired 48.39% of the total share capital of CPFL Renováveis through a separate mandatory tender offer process. State Grid's total share capital of CPFL Renováveis was diluted to 46.76% as a result of State Grid's decision not to exercise its preemptive rights in the CPFL Renováveis capital increase that was approved by CPFL Renováveis' board of directors on June 4, 2019 and to capitalize the Future Capital Increase Advance (Adiantamento para Futuro Aumento de Capital—AFAC) that CPFL Geração had held in CPFL Renováveis since 2016. This capital increase raised CPFL Geração's total share capital of CPFL

Renováveis to 53.18%. For more information, see "Item 4. Information on the Company—Overview" in our most recent annual report on Form 20-F, incorporated by reference herein.

        As a result of State Grid's acquisition of a controlling interest in our share capital, our management is evaluating a possible reorganization of our business in order to optimize operations and therefore gain efficiency. If this corporate reorganization were to be undertaken, it could allow us to take advantage of the asset surplus that was recorded by State Grid in connection with its initial acquisition of an interest in our share capital and further purchases of our common shares and those of CPFL Renováveis through mandatory tender offers, considering the purchase price in relation to the equity value of such common shares at the time of the relevant transactions.

  Integration of CPFL Renováveis

        Our management approved an integration plan for CPFL Renováveis, which will begin to be implemented on the date that we acquire all of the common shares of CPFL Renováveis currently held by State Grid (which, as of the date of this prospectus supplement, represents 46.76% of its shares) at the price per common share of R$16.85, as determined by the independent members of our board of directors on May 29, 2019 on the basis of an appraisal report prepared by financial advisory firm UBS. The total purchase price to be paid by us to State Grid is R$4.1 billion. The final approval for the transaction and the terms of a definitive purchase agreement remain subject to additional review by our board of directors. In addition, the acquisition is subject to customary closing conditions for this type of transaction, among them: (i) certain third-party authorizations and corporate approvals of the parties and (ii) the successful completion of this global offering. For more information, see our current report on Form 6-K furnished to the SEC on May 21, 2019, incorporated by reference into this prospectus supplement. We expect to partially fund such acquisition through this global offering as described in "Use of Proceeds." Our integration plan for CPFL Renováveis involves (i) the implementation of plans to restructure and improve the operations of CPFL Renováveis, with the aim of creating synergies between CPFL Renováveis and our current business, and (ii) conducting studies and analysis of a corporate reorganization that could involve a total or partial consolidation of CPFL Geração and CPFL Renováveis, which is still subject to further review by and ultimately the approval of our management. This potential consolidation would only occur following a final decision with respect to the B3's requirement to reestablish CPFL Renováveis' free float.

RISK FACTORS

        This offering involves risks. You should carefully consider the risks described below and the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in our common shares or ADSs representing our common shares including the risks described in our most recent annual report on Form 20-F, incorporated by reference herein, under "Item 3: Key Information—Risk Factors." Our business, operating results and financial condition could be adversely affected by any of the following risks. The risks and uncertainties described below and in our annual report on Form 20-F are not the only ones facing our company and an investment in our ADSs or common shares. There may be additional risks that we presently do not know of or that we currently believe are immaterial which could also impair our business, financial condition, operating results or prospects. Any of the following risks, either alone or taken together, could materially and adversely, affect our business, financial condition, operating results or prospects. As a result, the market price of our ADSs or common shares could decline, and you could lose part or all of your investment.

RISK FACTORS

Risks Relating to Our Operations and the Brazilian Power Industry

We may not meet the minimum free float required by B3 within the established time limit.

        Pursuant to the requirements of the Novo Mercado rules, we would have a period of 18 months as of November 30, 2017 to decide whether to reestablish the minimum free float percentage. On April 22, 2019, the B3 approved our request for an extension until October 31, 2019 of the deadline to reach the minimum free float percentage of 15% of our total share capital.

        The purpose of this offering is to achieve the minimum free float percentage of 15% of our share capital. However, we may not be successful in conducting this offering and, consequently, we may not be able to reach the minimum free float percentage of 15% within the period established by B3. Failure to restore this percentage may result in penalties, fines or sanctions. Such penalties may adversely affect our businesses and our reputation and, pursuant the penalties under the Novo Mercado rules, may result in our suspension or compulsory withdrawal from this listing segment.

We are subject to comprehensive regulation of our business, which fundamentally affects our financial performance.

        Our business is subject to extensive regulation by various Brazilian regulatory authorities, particularly ANEEL. ANEEL regulates and oversees various aspects of our business and establishes our tariffs. If we make additional and unexpected capital investments, as mandated by ANEEL, and are not allowed to adjust our tariffs accordingly, if ANEEL does not authorize the recovery of all costs or if ANEEL modifies the regulations related to tariff adjustments, we may be adversely affected.

        In addition, both the implementation of our strategy for growth and our ordinary business may be adversely affected by governmental actions such as changes to current legislation, the termination of federal and state concession programs, creation of more rigid criteria for qualification in public energy auctions, or a delay in the revision and implementation of new annual tariffs.

        If regulatory changes require us to conduct our business in a manner substantially different from our current operations, our operations, financial results and our capacity to fulfill our contractual obligations may be adversely affected.

The regulatory framework under which we operate is subject to legal challenge.

        The Brazilian government implemented fundamental changes in the regulation of the power industry in legislation passed in 2004 known as the Lei do Novo Modelo do Setor Elétrico, or New

Regulatory Framework. Challenges to the constitutionality of the New Regulatory Framework are still pending before the Brazilian Federal Supreme Court (Supremo Tribunal Federal). It is not possible to estimate when these proceedings will be finally decided. If all or part of the New Regulatory Framework were held to be unconstitutional, there would be uncertain consequences for the validity of existing regulation and the further development of the regulatory framework. The outcome of the legal proceedings could have an adverse impact on the entire energy sector, including our business and results of operations.

        If the regulatory framework under which we operate is revised in a way that results in us being required to conduct our business in a manner substantially different from our current operations, our operations, financial results and our capacity to fulfill our contractual obligations may be adversely affected.

We cannot ensure the renewal of our concessions and authorizations.

        We carry out our generation, transmission and distribution activities pursuant to concession agreements entered into with the Brazilian government. Our concessions range in duration from 20 to 35 years. The Brazilian Federal Constitution requires all concessions relating to public services to be awarded through public tender. Under laws and regulations specific to the electric energy sector, the Brazilian government may renew existing concessions for an additional period of up to 20 or 30 years, depending on the nature of the concession, without public tender, provided that the concessionaire has met minimum performance, financial and other relevant standards, and provided that the proposal is otherwise acceptable to the Brazilian government. The Brazilian government has considerable discretion under the Concession Law, Law No. 9,074/95, Decree No. 7,805/12, Law No. 12,783/13, Decree No. 8,461/15, Law No. 13,360/16, Decree No. 9,158/17, Decree No. 9,187/17 and under concession contracts regarding renewal of concessions. Furthermore, we may also be subject to new regulations enacted by the Brazilian government that could retroactively affect the rules for renewal of our concessions and authorizations.

        The non-renewal of any of our concessions and authorizations, as well as the non-renewal of our energy supply contracts, could have a material adverse effect on our financial condition, results of operations and our capacity to fulfill our contractual obligations.

The tariffs that we charge for sales of electricity to Captive Consumers and the tariffs for using the distribution system that we charge to Special Free Consumers are determined by ANEEL pursuant to concession agreements with the Brazilian government, so our operating revenues could be adversely affected if ANEEL makes decisions relating to our tariffs that are not favorable to us.

        Our tariffs are determined under concession agreements with the Brazilian government, and in accordance with ANEEL's regulations and decisions. Our tariff rates are established discretionarily by ANEEL pursuant to the provisions of the concession contract and the legislation in effect.

        Our concession agreements and Brazilian law establish a mechanism that allows for three types of tariff adjustments: (i) annual adjustment (RTA), (ii) periodic revision (RTP), and (iii) extraordinary revision (RTE). We are entitled to apply each year for the annual adjustment, which is designed to offset some effects of inflation on tariffs and pass through to consumers certain changes in our cost structure that are beyond our control, such as the cost of the electricity we purchase and certain regulatory charges, including charges for the use of transmission and distribution facilities. ANEEL generally carries out the RTP every four or five years (according to the terms of each concession agreement). As such, it aims to identify variations in our costs and set a reduction factor based on our operational efficiency that will be applied against the index of our ongoing annual tariff adjustments. Extraordinary revisions of our tariffs may occur at any time, or may be requested by us. Extraordinary revisions may have a negative effect on our results of operations or financial position. Previously, all revisions in methodologies were addressed in set cycles such as in 2008-2010 and 2010-2014. In 2015, ANEEL changed this procedure to allow for the review of the underlying methodologies applicable to the electricity sector from time to time on an item by item basis. Periodic tariff reviews were held for Companhia Paulista de Força e Luz, or CPFL Paulista, and RGE Sul, in April 2018 and for RGE in June 2018, resulting in average adjustments of 16.90% (CPFL Paulista), 22.47% (RGE Sul) and 20.58% (RGE). We cannot predict whether ANEEL will establish tariffs or methodologies that are favorable to us. Additionally, we currently have ongoing judicial proceedings disputing the tariff review. A future unfavorable result in these proceedings may result in changes in the current tariffs, which may adversely impact our businesses and results of operations. See "Item 5. Operating and Financial Review and Prospects—Background—Periodic Revisions—RTP" in our most recent annual report on Form 20-F, incorporated by reference herein.

We are a holding company and a significant part of our cash flow comes from the distribution of profits of our subsidiaries. Certain financial agreements entered into by our subsidiaries impose restrictions on the distribution of dividends.

        We are a publicly-held corporation with the main purpose of acting as a holding company, holding equity interests in other companies engaged in distribution, transmission, generation, commercialization activities as well as the provision of services, all in the energy segment.

        A significant part of our cash flow comes from the distribution of dividends and interest attributable to shareholders' equity by our subsidiaries. Events causing a reduction in the profits of such companies or suspensions in the payment of dividends may affect our financial condition. Our subsidiaries have financing agreements that prevent them from distributing dividends above the legal and statutory minimum dividends and, upon the occurrence of an event of default, from paying any dividends or interest attributable to shareholders' equity. Our decision to distribute dividends will depend, among other factors, on our ability to generate profits, profitability, financial condition, investment plans, contractual limitations and restrictions imposed by applicable legislation and regulations.

Our distribution business may be required to reimburse consumers for up to ten years in the event of inaccurate billings.

        The regulations applicable to inaccurate billings, in particular those regarding time barring periods, as established by Article 113, II, of ANEEL Normative Resolution No. 414, of September 9, 2010, were suspended by a preliminary injunction granted on December 18, 2018, and given effect by ANEEL on January 4, 2019. The original language of Article 113, I, limited the period during which distribution companies were required by ANEEL to reimburse consumers in the event of inaccurate billings to 36 months. The new time barring period to be applied by ANEEL is ten years. If the preliminary injunction remains in place, we will be required to reimburse customers in the event of inaccurate billings for a ten-year period, which could represent a significant cost and adversely affect our financial results.

We may not be able to comply with the terms of our concession agreements and authorizations, which could result in fines, other penalties and, depending on the gravity of the non-compliance, in our concessions or authorizations being terminated. We cannot ensure that we will obtain, keep or renew all installation and operating permits necessary to conduct our business.

        ANEEL may impose penalties on us in the event that we fail to comply with any provision of our concession agreements or authorizations. Depending on the gravity of the non-compliance, these penalties could include the following:

  •
  warning notices;

  •
  fines per breach of up to 2.0% of the revenues generated by the relevant concession or authorization in the 12 months prior to the infraction notice related to the breach, or (if the relevant concession or authorization is non-operational) up to 2.0% of the estimated value of the energy that would have been produced for the 12 months prior to the infraction notice related to the breach;

  •
  injunctions related to construction activities;

  •
  restrictions on the operation of existing facilities and equipment;

  •
  requiring the concessionaire's controlling shareholders to carry out further capital expenditures (not applicable to authorizations);

  •
  temporary suspension from participating in new tenders, which may also be extended to controlling shareholders of the entity subject to the penalty;

  •
  intervention by ANEEL in the management of the concessionaire; and

  •
  termination of the concession or authorization.

        In addition, the Brazilian government may terminate any of our concession agreements or authorizations by means of expropriation if it deems this to be in the public interest. We may also be a party in judicial lawsuits that may result in the future in restrictions in contracting with public authorities, which may adversely affect us financially and reputationally.

        We cannot assure you that we will not be penalized by ANEEL for breaching our concession agreements or authorizations or that our concessions or authorizations will not be terminated in the future. The compensation to which we are entitled upon expiration or early termination of our concessions or authorizations may not be sufficient for us to realize the full value of certain assets. In addition, if any of our concession agreements or authorizations is terminated for reasons attributable to us, the effective amount of compensation by the granting authorities could be materially reduced through the imposition of fines or other penalties. Accordingly, the imposition of fines or penalties on us or the termination of any of our concessions or authorizations could have a material adverse effect on our financial condition, results of operations and our capacity to fulfill our contractual obligations.

        The distribution concessions held by our previous distribution subsidiaries CPFL Santa Cruz, CPFL Jaguari, CPFL Mococa, CPFL Leste Paulista and CPFL Sul Paulista (now merged into CPFL Santa Cruz) were originally granted in 1999 for a 16-year term and have recently been extended to July 2045. The extensions were granted under the new laws and regulations regarding distribution concessions, in particular Decree No. 7,805/12, Law No. 12,783/13 and Decree No. 8,461/15, so the concessions are now subject to the new targets and standards established by the Brazilian authorities. Such new targets and standards are included in the amendments to the concession agreements. There is as yet no precedent regarding how the authorities will act under these new laws and regulations, which include certain variables that are beyond our control and which may therefore impair our ability to fully achieve the relevant goals. If we do not achieve the applicable goals, our distribution concessions and, therefore, our revenues and our capacity to fulfill our contractual obligations could be adversely affected. See "Item 4—Information on the Company—Our Concessions and Authorizations—Concessions" in our most recent annual report on Form 20-F, incorporated by reference herein, for more information.

        The licenses, permits and authorizations required and applicable to our activities are issued by public bodies such as mayor offices and environmental agencies and must be kept valid. When necessary, such licenses, permits and authorizations must be renewed with the competent public authorities.

        We cannot ensure that we will obtain or keep valid or timely renew all permits, authorizations and real estate and environmental licenses necessary for the development of our activities. The delay in or rejection to the issuance or renewal of such documents by licensing agencies, as well as any possible inability of ours to comply with the requirements set forth by such agencies during the licensing process, may adversely affect our results of operations. Failure to obtain, keep or renew these licenses or authorizations may result in the imposition of fines and the interdiction of our irregular establishments, with a total or partial interruption of our activities. In the event of closing or temporary interruption of any of our businesses, our businesses and results may be adversely affected.

In our distribution business, we are required to forecast demand for electricity in the market. If actual demand is different from our forecast, we could be forced to purchase or sell electricity in the spot market at prices that could lead to additional costs for us, which we may not be able to fully pass on to customers.

        Under the New Regulatory Framework, an electricity distributor must contract in advance, through public bids, for 100% of the required electricity that it has forecast for its Captive Consumers in its distribution concession areas, and is authorized to pass through the cost of up to 105% of this electricity purchase to consumers. Over- or under-forecasting demand can have adverse consequences. If we under-forecast the electricity demand and purchase in advance less electricity than we need, in a manner for which we are considered liable under the New Regulatory Framework and applicable regulation, we may be required to purchase the additional electricity in the spot market at volatile prices that can be substantially higher than under our long-term purchase agreements. We may be prevented from passing through this additional cost in full to consumers; and we would also be subject to penalties under applicable regulation. On the other hand, if we over-forecast demand and purchase in advance more electricity than we need (for example, if a significant portion of our Potential Free Consumers migrate to purchasing electricity in the Free Market), we may be required to sell the surplus energy at prices substantially lower than under our concessions. In either circumstance, if there are significant differences between our forecast electricity needs and actual demand, our results of operations may be adversely affected. Since August 2017, Decree No. 9,143/17 has allowed distribution companies to negotiate the energy surplus with Free Consumers and other agents of the Free Market (generators, traders and self-producers). See "Item 4. Information on the Company—The Brazilian Power Industry—The New Regulatory Framework—Restricted Activities of Distributors" and "Item 4. Information on the Company—Distribution—Purchases of Electricity" in our most recent annual report on Form 20-F, incorporated by reference herein, for more information.

ANEEL is revising the regulation on net metering and distribution tariffs and such revisions could adversely affect our distribution business.

        Established by ANEEL Normative Resolution No. 482, of April 17, 2012, net metering regulations enable Captive Consumers to generate power and to inject any surplus of energy into the distribution system, in exchange for energy credits that can be used to offset future consumption in the following 60 months. This resolution was amended in 2015 to enable shared generation of energy according to which a group of consumers can generate power in a remote location within the same distribution concession area and divide the energy credits between its constituents. ANEEL is currently conducting public hearings to review ANEEL Normative Resolution No. 482, of April 17, 2012, in particular with regard to the distribution fees to be paid to distribution concessionaires over the netted amounts of energy. The revised regulation should come into effect in 2020. If ANEEL revises the regulation in a way that is unfavorable to us, our results of operations could be adversely affected.

        Furthermore, Captive Consumers classified as Group B are currently subject to pay monomial distribution tariffs that include energy consumption and as well as the use of the distribution system. ANEEL is conducting public hearings to assess the regulatory impacts of a possible change in the tariffs structure of these consumers to a binomial structure, which would segregate the tariffs paid for the energy consumption and the tariffs paid for the use of the distribution system. If this binomial structure is implemented in a way that is unfavorable to us, our results of operations could be adversely affected.

Commercialization activity is subject to potential losses due to short-term variations in energy prices on the spot market. In addition, we may not be able to buy electricity in the amount we need to meet the requirements in our sales agreements, which may expose us to the spot market at prices substantially higher than under our long-term agreements.

        In our energy commercialization activities, we may not be able to buy electricity in the amount we need to meet the requirements in our sales agreements, which may expose us to the spot market at prices substantially higher than the prices under our mid- and long-term agreements. In general, all agents of the Free Market are subject to potential differences between the volumes of energy generated or purchased (supply) and the volumes of energy sold or consumed (demand). These differences in volume are settled by the CCEE at the spot price, or the PLD. The PLD is calculated for each submarket and load level on a weekly basis and is based on the marginal cost of the operation, limited to minimum and maximum values determined by ANEEL. The maximum and minimum values of the PLD are reviewed and set each year by ANEEL. Variations in energy prices on the spot market may lead to potential losses in our commercialization activity. Factors that may affect the PLD include (i) expected and identified load variations; (ii) variations in the reservoir levels of hydroelectric plants; (iii) decreases or increases of expected and verified affluence; (iv) anticipations or delays in the commencement of operations of new generation or transmission companies; and (v) variations in predicted and verified generation of small power plants. The occurrence of any of these factors may lead to a substantial variation in the PLD, which may result in increased costs or reduced revenues in the short-term energy commercialization, and may still adversely affect our cash flow.

        For more information about a series of recent developments in regulations with respect to registration with the CCEE of expected consumption volume by participants in the Free Market, see "Item 4. Information on the Company—The New Regulatory Framework—Recent Developments in the Free Market" in our most recent annual report on Form 20-F, incorporated by reference herein.

Our operating results depend on prevailing hydrological conditions. Poor hydrological conditions may affect our results of operations.

        We are dependent on the prevailing hydrological conditions in Brazil. In 2018, according to data from the ONS, 71.8% (69.9% in 2017) of Brazil's electricity supply came from Hydroelectric Power Plants.

        Brazil is subject to unpredictable hydrological conditions, with non-cyclical deviations from the average rainfall index. When hydrological conditions are poor, the ONS may dispatch Thermoelectric Power Plants, including those that we operate, to top up hydroelectric generation and maintain security levels in reservoirs and the electricity supply level. In cases when the Hydroelectric Power Plants, including those we operate, generate a volume of energy lower than the volume of energy assured under the MRE, these plants may be exposed to the PLD. In the context of the MRE, when the amount of energy generated is lower than the assured energy the "Generation Scaling Factor," or GSF, takes place, which results in exposure of the hydroelectric generator to the PLD in the spot market. From 2015 to 2018, there was a shortage of energy under the MRE, which resulted in higher disbursements from hydroelectric generation. We remain exposed to GSF risk and disburse PLD-based amounts to provide energy to our consumers in the Free Market.

        In the distribution segment, there may be extraordinary costs in acquiring energy when the ONS dispatches Thermoelectric Power Plants out of the merit order, such as ESS, related to energy security. These additional costs may be passed on by distributors to consumers through periodic tariff readjustment or revision, in accordance with the applicable legislation. However, there will be a cash flow mismatch in the intervening period, since these costs must be covered immediately, while the tariffs are only readjusted annually. See "Item 4. Information on the Company—The Brazilian Power Industry—Regulatory Charges—ESS" in our most recent annual report on Form 20-F, incorporated by reference herein, for more information.

        In January 2015, the electricity sector began to implement a mechanism of monthly "tariff flags" under which consumer invoices may be subject to tariff additions on a monthly basis when energy supply costs reach certain levels, enabling consumers to adapt their consumption to energy costs. Revenues collected under the tariff flag system are repaid to distribution companies on the basis of their relative energy cost for the period. Due to the poor hydrological conditions that were observed from 2013 through 2015, red tariff flags were applied throughout 2015 since introduction of the system in January 2015. In 2016, due to an improvement in hydrological conditions, green tariff flags were applied in most months of the year, but 2017 consisted principally of yellow and red tariff flags. In November 2017, ANEEL held a public hearing in order to review the tariff flags methodology. In accordance with the new methodology, red tariff flags were applied in November and December 2017. In 2018, green tariff flags were applied from January to April and again in December, yellow tariff flags were applied in May and November, and red tariff flags were applied from June to October. In April 2018, the methodology to calculate the additional rates due to the tariff flags was revised in order to consider the lack of hydropower generation (GSF factor). From June to October 2018, the tariff flag reached its highest level, collecting an additional R$50 per MWh consumed due to poor hydrological conditions and higher market prices. Green tariff flags were applied in the first quarter of 2019. This mechanism may be insufficient to cover the thermoelectric energy supply costs and the exposure in the spot market due to poor hydrological conditions (GSF factor), and distributors still bear the risk of cash flow mismatches in the short term. See "Item 4. Information on the Company—Basis for Calculation of Distribution Tariffs" in our most recent annual report on Form 20-F, incorporated by reference herein, for more information.

        If the hydrological conditions are not satisfactory or the tariff flags system is altered, our operations and financial results may be adversely affected, as well as our ability to fulfill our contractual obligations.

The impact of an electricity shortage and related electricity rationing, as in 2001 and 2002, may have a material adverse effect on our business and results of operations.

        The operational capacity of the Hydroelectric Power Plants in Brazil is strongly dependent on reservoir levels and, therefore, on rain. Periods of severe or sustained below-average rainfall resulting in an electricity shortage may adversely affect our financial condition and results of operations. Hydrological conditions may be challenging both during the wet season, from December to April, and the dry season, from May to November. For example, during the low rainfall period of 2000 and 2001, the Brazilian government instituted the Rationing Program, a program to reduce electricity consumption that was in effect from June 1, 2001 to February 28, 2002. The Rationing Program established limits for energy consumption for industrial, commercial and residential consumers, with reductions in consumption ranging from 15% to 25%. The Rationing Program may result in the decrease of demand for electric energy in Brazil, reducing gross operational profits. If Brazil experiences another electricity shortage (a condition which might happen and we are not able to control or anticipate), the Brazilian government may implement similar or other policies in the future to address the shortage. For example, electricity conservation programs, including mandatory reductions in electricity consumption, could be implemented if poor hydrological conditions cannot be offset in practice by other energy sources, such as Thermoelectric Power Plants, thereby resulting in a low supply of electricity to the Brazilian market.

        In the event of a shortage of electricity, with a lower supply of electricity in the Brazilian market, our operations, financial results and our capacity to fulfill our contractual obligations may be adversely affected.

We are uncertain as to the review of the Assured Energy of our Generation Power Plants.

        Decree No. 2,655 of July 2, 1998 established that the Assured Energy of generation power plants would be revised every five years. As part of these revisions, the MME can revise a company's Assured Energy, limited to a maximum change of 5% per revision or 10% over the entire period of the concession agreement. According to Ordinance No. 515/2015 issued by the MME, the first revision of Assured Energy under this process was originally expected to be implemented for Hydroelectric Power Plants (other than SHPPs) in January 2017. Since the application of the methodology of this new revision to each power plant is not yet available; however, the MME issued Ordinance No. 714/2016, pursuant to which the current Assured Energy for each Hydroelectric Power Plant would remain in effect until December 2017. The first revision of Assured Energy was implemented in January 2018 under MME Ordinance No. 178/2017 and led to a reduction in the Assured Energy of our Hydroelectric Power Plants by an average of 2.4%. SHPPs, unlike other Hydroelectric Power Plants, are subject to annual revisions of their Assured Energy since 2010 in accordance with MME Ordinance No. 463/2009. These annual revisions have not resulted in reductions in the Assured Energy levels of CPFL Geração's SHPPs, but have resulted in reductions for CPFL Renováveis' SHPPs, which is subject to judicial discussion. Beginning in 2017, Decree No. 564/2014 extended such revision to biomass plants, which led to an increase in the Assured Energy of CPFL Renováveis' biomass plants by an average of 8% in 2018.

        We cannot be certain of how and when future revisions will affect the Assured Energy of each of our individual power plants, whether the renewable energy producers will succeed in their appeal against the revision process, or whether the overall effect of revisions will increase or decrease our Assured Energy. When the Assured Energy of a power plant is decreased, our ability to supply electricity under that plant's PPAs is adversely affected, which can lead to a decrease in our revenues and increase our costs if our generation subsidiaries are required to purchase power elsewhere. We expect revisions of Assured Energy under Decree n° 2,655/98 to continue to take place every five years for our power plants other than SHPPs. See "Item 4—Principal Regulatory Authorities—Ministry of Mines and Energy—MME" in our most recent annual report on Form 20-F, incorporated by reference herein, for more information.

Construction, expansion and operation of our electricity generation, transmission and distribution facilities and equipment involve significant risks that could lead to lost revenues or increased expenses.

        The construction, expansion and operation of facilities and equipment for the generation, transmission and distribution of electricity involve many risks, including:

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  the inability to obtain or renew required governmental permits and approvals;

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  the unavailability of equipment;

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  supply interruptions;

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  work stoppages;

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  labor unrest, including strikes;

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  social unrest;

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  weather and hydrological interferences;

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  unforeseen engineering, regulatory and/or environmental problems,

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  increases in electricity losses, including technical and commercial losses;

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  construction and operational delays, or unanticipated cost overruns;

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  the inability to win electricity auctions held by ANEEL; and

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  unavailability of adequate funding.

        If we experience these or other problems, we may not be able to generate or distribute electricity in amounts consistent with our projections, which may have an adverse effect on our financial condition, results of operations and our capacity to fulfill our contractual obligations.

Dams are part of the Brazilian energy sector's critical and essential infrastructure. Failures in dams under our responsibility can have serious impacts on affected communities, our results and our reputation.

        Dams are important infrastructure for our business, representing most of our power generation capacity. However, dams have an intrinsic risk of rupture, either by factors internal or external to their structure (such as the rupture of an upstream dam). The gravity and nature of the risk are not entirely predictable. Thus, we are subject to the risk of a dam failure that could have much greater repercussions than the loss of hydroelectric generation capacity. Failure of a dam can result in economic, social, regulatory, environmental and potential loss of human lives in existing downstream communities. This could result in a significant adverse effect on our image, business, results of operations and financial condition.

We are subject to environmental and health regulations that may become more stringent in the future and may result in increased liabilities and increased capital expenditures.

        Our activities are subject to comprehensive federal, state and municipal legislation, obtaining and maintaining licenses, as well as regulation and oversight by Brazilian governmental agencies responsible for implementing environmental and health laws and policies. These agencies may take action against us if we do not comply with applicable regulations or fail to obtain or maintain our respective licenses. Such measures may include, among others, criminal and administrative penalties, such as the imposition of fines and the revocation of licenses. The penalties depend on the intensity of the offense or the extent of the damage caused, as well as on any aggravating or mitigating circumstances applicable to the violator. It is possible that an increase in the strictness of environmental and health regulations will force us to increase or direct our investments to comply with such regulation and, consequently, to divert resources from planned investments, which may adversely affect our financial situation and result of our operations.

        Companies in the electricity sector are subject to strict environmental legislation at the federal, state and local levels regarding vegetation suppression, solid waste management, interventions in specially protected areas, the operation of potentially polluting activities, among others. Such companies require licenses and authorizations from governmental agencies for the installation of their businesses and the operation of their activities.

        In the event of violation or non-compliance with such laws, regulations, licenses and authorizations, companies may be subject to administrative sanctions, such as fines, prohibition of activities, cancellation of licenses and revocation of authorizations, or criminal sanctions (including their management), without prejudice to the obligation to repair the environmental damage caused in the civil sector. The Public Prosecutor's Office may initiate a civil investigation or immediately initiate public civil action seeking compensation for possible damage to the environment and affected third parties.

        Federal legislation imposes strict liability on all those who directly or indirectly cause environmental degradation and, therefore, the duty to repair or indemnify for damages caused to the environment and to affected third parties, regardless of intent or fault. Federal legislation also provides for piercing the corporate veil of the polluting company, subjecting management and shareholders to personal responsibility, to enable compensation for damages caused to environmental quality. As a result, we may be required to bear the cost of environmental repair. Payment of substantial environmental indemnities or material expenses incurred to fund environmental recovery may prevent, or cause us to delay or redirect investment plans to other areas, which may adversely affect our business, reputation, operations and image.

        Governmental agencies or other authorities may also edit new, stricter rules or seek more restrictive interpretations of existing laws and regulations, which may require companies in the electric power sector, including us, to spend additional resources on environmental suitability, including obtaining environmental licenses for installations and equipment that did not previously require these environmental licenses.

        If environmental and health regulations become more stringent in the future, our operations and financial results may be adversely affected, as well as our ability to meet our contractual obligations.

Changes in Brazilian tax legislation, tax incentives and benefits, or different interpretations of tax legislation or case law may negatively affect our results of operations.

        Changes in Brazilian tax laws, interpretations of tax authorities, administrative or judicial jurisprudence and tax rules in Brazil may result in an increase in the tax burden on our financial results, which may significantly reduce our operating profits and cash flows. Our distribution subsidiaries and commercialization subsidiary, CPFL Brasil, are parties to judicial proceedings that address the exclusion of ICMS from the tax assessment basis of PIS/COFINS paid by such entities. If we are successful in such proceedings, we expect to obtain a tax credit of part of the amounts of PIS/COFINS overpaid, while the remaining amounts may have to be returned to consumers. If the administrative or judicial authorities have a different understanding than ours as to the use of the tax credit, we may have to return the total amount of the overpayments to consumers, which will not give rise to the benefits we expect. In addition, our results of operations and our financial condition may be negatively affected if certain tax incentives are not maintained or renewed. We may fail to collect applicable taxes and fees or to comply with tax laws, which may result in additional tax assessments and penalties.

If we are unable to complete our proposed capital expenditure program in a timely manner, the operation and development of our business may be adversely affected.

        We plan to invest R$1,028 million in our generation activities (R$968 million in renewable sources and R$60 million in conventional sources), R$10,094 million in our distribution activities, R$175 million in our commercialization and services activities and R$642 million in our transmission activities during the period from 2019 through 2023. Our ability to carry out this capital expenditure program depends on a variety of factors, including our ability to charge adequate tariffs for our services, our access to domestic and international capital markets and a variety of operating, regulatory and other contingencies. We cannot be certain that we will have the financial resources to complete our proposed capital expenditure program, and failure to do so could have a material adverse effect on the operation and development of our business.

        We plan to make capital expenditures aggregating R$2,115 million in 2019, R$2,217 million in 2020, R$2,229 million in 2021, R$2,391 million in 2022 and R$2,341 million in 2023. Of total budgeted capital expenditures over this period, R$10,094 million, or 84.5%, are expected to be invested in our distribution segment, R$968 million, or 8.1%, in our renewable generation segment, R$60 million, or 0.5%, in our conventional generation segment, and R$175 million, or 1.5%, in our commercialization and services activities. In addition, over this period, we plan to invest R$642 million, or 5.4%, in our transmission business. We have already contractually committed to part of these expenditures, particularly in generation projects. See "—Funding Requirements and Contractual Commitments" for more information. Planned capital expenditures for development of our generation capacity, and the related financing arrangements, are discussed in more detail under "Item 4. Information on the Company—Generation of Electricity" in our most recent annual report on Form 20-F, incorporated by reference herein. Our ability to complete the proposed capital expenditure program described above depends on a series of factors, including our ability to charge adequate tariffs for our services, our access to Brazilian and foreign securities markets and several operational and regulatory contingencies, among others. There is no certainty regarding whether we will have the financial resources available to conclude our proposed capital expenditure program. Any inability to complete this program may have a material adverse effect on us, our operations, the development of our business and our capacity to fulfill our contractual obligations.

We are liable for any losses and damages resulting from not providing or inadequately providing electricity services, and our contracted insurance policies may not fully cover such losses and damages.

        Under Brazilian law, we are strictly liable for direct and indirect losses and damages resulting from the inadequate provision of electricity distribution services. In addition, our distribution facilities may, together with our transmission and generation utilities, be held liable for losses and damages caused to others as a result of interruptions or disturbances arising from the generation, transmission or distribution systems, whenever these interruptions or disturbances are not attributed to an identifiable member of the ONS. We may have to pay for damages resulting from not rendering or inadequately rendering electricity services, which may have an adverse effect on us and our capacity to fulfill our contractual obligations.

We may not be able to create the expected benefits and return on investments from our renewable energy generation businesses.

        Through our subsidiary CPFL Renováveis we have made substantial capital investments (amounting to R$1,825 million for the last three fiscal years) in generation businesses other than hydroelectric power, principally wind generation. Some of these business lines depend on favorable regulatory incentives to support continued investing and there is significant uncertainty as to the extent to which these favorable regulatory incentives will be available in the future. These renewable generation businesses are dependent on certain factors that are not within our control and may significantly affect these businesses. In the biomass business, we may suffer from market shortages of sugar cane, a necessary input for biomass generation. In addition, we depend to a certain extent on the performance of our partners in the operation of biomass plants. The operation of wind farms involves significant uncertainties and risks, including financial risk associated with the difference between the energy we generate and the energy contracted through the public energy auctions or in the Free Market. These financial risks are principally: (i) lower wind intensity and duration than that contemplated in the study phase of the project; (ii) any delay in commencement of a wind farm's operations; and (iii) unavailability of wind turbines at levels above the expected benchmarks.

        Production levels of wind projects depend on adequate wind, resulting in volatility in production levels and profitability. For example, estimates of natural resources for our wind projects are based on historical experience, when available, and on wind resources studies conducted by an independent certifier, and do not necessarily reflect actual wind power production in a given year.

        As a result, these types of renewable energy projects face considerable risks in relation to our core business, including the risk that favorable regulatory regimes will expire or be adversely modified. Additionally, at the development or acquisition stage, due to the incipient nature of these industries or limited experience with relevant technologies, our ability to predict actual performance results may be impaired and projects may not perform as expected. If these generation plants are not able to generate the energy we have contracted to supply, we may be obliged to buy the shortfall in the spot market or be subject to the penalties set forth in the agreements, which would increase our costs and lead to losses in this segment. These projects are capital intensive and generally require third-party financing, which can be difficult to obtain at attractive rates. As a result, capital constraints may reduce our ability to develop such projects or develop them based on an efficient capital structure. See "Item 4. Information on the Company—The Brazilian Power Industry—The New Regulatory Framework" in our most recent annual report on Form 20-F, incorporated by reference herein, for more information.

Our controlling shareholder's interests could conflict with yours.

        On January 23, 2017, State Grid Brazil Power Participações S.A., or State Grid, consummated the acquisition of common shares representing 54.6% of our voting capital, pursuant to which it has gained control over us. State Grid Brazil Power Participações S.A. is an indirect subsidiary of State Grid Corporation of China, a state-owned enterprise of the People's Republic of China. In November 2017, State Grid launched a mandatory tender offer for our shares. Following the closing of this tender offer on December 5, 2017, State Grid jointly with ESC Energia S.A. held 964,521,902 of our common shares, equivalent to 94.75% of our total share capital.

        Our controlling shareholder may take actions that could be contrary to your interests, and our controlling shareholder will be able to prevent other shareholders, including you, from blocking these actions. In particular, our controlling shareholder controls the outcome of decisions at shareholders' meetings, and it can elect a majority of the members of our board of directors.

        Our controlling shareholder can direct our actions in areas such as business strategy, financing, distributions, acquisitions and dispositions of assets or businesses. Its decisions on these matters may be contrary to the expectations or preferences of our non-controlling shareholders, including holders of our ADSs. See "Item 4. Information on the Company—Overview" in our most recent annual report on Form 20-F, incorporated by reference herein, for more information regarding State Grid's acquisition.

We are exposed to increases in prevailing market interest rates as well as foreign exchange rate risk.

        As of December 31, 2018, 72.4% of our total indebtedness was denominated in reais and indexed to Brazilian money-market rates or inflation rates, or bore interest at floating rates. The remaining 27.6% of our total indebtedness as of December 31, 2018 was denominated in foreign currency, substantially U.S. dollars, compared to 24.1% as of December 31, 2017. In addition, the costs of electricity purchased from the Itaipu Power Plant, or Itaipu, a Hydroelectric Power Plant that is one of our major suppliers, are indexed to the U.S. dollar exchange rate. Our tariffs are adjusted annually in order to contemplate the losses or gains from these purchases from Itaipu.

Our level of indebtedness and debt service obligations, as well as the restrictive covenants in our financial contracts, could adversely affect our ability to operate our business and make payments on our debt.

        As of December 31, 2018, we had total debt of R$20,377 million. Our indebtedness increases the possibility that we may be unable to generate cash sufficient to pay when due the principal, interest or other amounts due in respect of our indebtedness. In addition, we may incur additional debt from time to time to finance acquisitions, investments, joint ventures or for other purposes, subject to the restrictions applicable under our existing indebtedness, such as when we acquired RGE Sul in October 2016. If we incur additional debt, the risks associated with our leverage would increase.

        Some of our financing agreements contain restrictive covenants that impose operational restrictions and other restrictions on our business. In particular, some of these covenants prevent us from incurring additional debt or making restricted payments, including the distribution of dividends, should we not comply with certain financial ratios and financial tests. These indexes and financial tests are based on the achievement of certain adjusted EBITDA levels (calculated according to the criteria contained in the debt instruments), interest expenses, total indebtedness and net profit. These indexes and financial tests are maintenance tests, which means that we must comply with them continuously every year to not breach our debt obligations. Our ability to comply with these indexes and financial tests may be affected by events beyond our control and we cannot assure that we will comply with these indexes and financial tests. Failure to comply with any of these covenants may result in an event of default under these agreements and others.

        Our level of indebtedness and the restrictive covenants in our debt instruments may entail significant risks, including the following:

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  increase our vulnerability to negative economic, financial and sectorial conditions in general; and

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  the need to dedicate a substantial part of our cash flows from debt service operations, thus reducing the availability of our cash flows to finance capital expenditures.

        Our operational cash flow generation may not be sufficient to pay the principal, interest and other amounts owed in relation to current and future debt. In this case, we may not be able to borrow, sell assets or otherwise raise funds on acceptable terms or even do so to refinance our debt as soon as it is due or becomes due. If we incur additional debt, the risks related to our debt may increase, including the risk of default upon maturity of our debt.

        In the event that we are in default under any of our financing agreements, the maturity of the debt underlying these agreements (including principal, interest and any fines) may be accelerated, which may trigger provisions for cross-default or cross-acceleration under our other financing agreements and, in view of our significant level of indebtedness, materially and adversely affect our financial condition. In the past, we have been unable to comply with certain of our debt covenants and we have requested and obtained waivers from compliance with certain debt coverage ratio covenants. We may, in the future, be unable to comply with such or other applicable debt covenants and be forced to seek additional waivers. We cannot guarantee that we will be successful in meeting our covenants, and if we are unable to meet our covenants, in obtaining or renewing any waivers.

Hiring costs may vary according to market demand due to a restricted number of suppliers.

        Our maintenance needs and construction demands of new projects are met by a limited number of suppliers. We are vulnerable to market supply and demand, especially at times when there are large investments in the energy sector, which may cause us to pay high prices for these services and materials used in these projects.

        The inability or unwillingness of such third parties to provide us these services at the quality level set forth in the contract, as well as to supply the necessary materials to perform these services, may: (i) cause non-compliance with our regulatory obligations; (ii) jeopardize the preservation of our power plants and transmission and Distribution Networks; or (iii) temporarily reduce the electric power generation availability or capacity of our power stations and our transmission and Distribution Networks. As a result, we may have lower sales revenues and a possible short-term market exposure, which may have an adverse effect on our results and image. Termination of these materials supply agreements and construction or operation and maintenance services, or our inability to renew them or to negotiate new agreements with other equally qualified service providers, in a timely manner and at similar prices, may have an adverse effect on our results.

We rely on third parties to supply equipment used in our facilities, as well as to conduct part of our operations, and the failure of one or more suppliers may adversely affect our activities, financial condition and results of operations.

        We rely on third parties to provide the equipment used in our facilities and to engineering services and, as a result, we are subject to price increases and failures by such suppliers and service providers, such as delivery delays or delivery of damaged equipment. Such issues may adversely affect our activities and have an adverse effect on our results.

        In addition, due to the technical specifications of our equipment and construction projects, there are few suppliers and service providers available. If a supplier discontinues the production or the sale of any equipment necessary to our activities or interrupts the provision of engineering services, we may not be able to acquire such equipment or service from other suppliers under the same price and conditions. As a result, the provision of transmission and generation services by us may be significantly impaired, which may adversely impact our financial condition and results of operations.

        In addition, approximately 70% of the capital expenditures for wind projects consist of the wind turbines and any financial problems of the supplier could affect the ability to deliver equipment. Operations and maintenance are typically also performed by the same equipment supplier through long-term contracts, and any financial problems of the supplier may affect the maintenance and, consequently, the availability of the equipment.

        Since we outsource part of our operations, in the event that one or more service providers discontinue its activities or interrupts the rendering of services, our operations may be adversely affected, which may have an adverse effect on our results and financial condition. In the event that one or more service providers do not comply with any of their labor or social security obligations, we may be jointly and severally or subsidiarily liable for such obligations. This may adversely affect our operating results, as well as negatively impact our reputation in the event of any future fine or indemnity payment.

We may acquire other companies in the electricity business, as we have in the past, and these acquisitions could increase our leverage or adversely affect our consolidated performance.

        We regularly analyze opportunities to acquire other companies engaged in activities along the entire electricity generation, transmission and distribution chain, such as when we acquired RGE Sul in October 2016, or make non-controlling investments in companies in the sector. Such acquisitions involve risks and challenges relating to achieving the conditions that were used to project the future profitability of the business, including integrating operations, systems, employees, equipment and clients of the acquired companies, as well as generating the expected return on investments and exposure to liabilities of such companies. As a result, integrating our businesses with the business of the acquired companies and capturing its synergies may also require more resources and time than initially expected.

        Such acquisitions may also require approval by CADE, ANEEL and future financial creditors. The decisions of any of these entities may be prejudicial to our businesses and may even result in the cancellation or nullification of the transaction.

        If we do make investments in other electricity companies, this could increase our leverage or reduce our profitability. Furthermore, we may not be able to integrate an acquired company's activities and achieve the economies of scale and expected efficiency gains that often drive such acquisitions. Any such failure could harm our financial condition and results of operations.

Our transmission business may be obligated to perform certain work for a price established by ANEEL, which may be based on unrealistic costs and at a lower weighted average cost of capital than the one we accepted in the auctions in which we have participated.

        The applicable laws and regulations, as well as the concession agreements of our transmission business, set forth that we are obligated to perform maintenance and enhancements on the existing transmission facilities when mandated by ANEEL. The price for such projects is unilaterally established by ANEEL based on prices included in a theoretical cost database and on a regulatory weighted average cost of capital, which may be lower than the ones we accepted in the auctions in which we have participated. We may perform work for which returns on investment may differ from our expectations.

The level of default by our consumers could adversely affect our business, operational results, and/or financial situation.

        The level of default by our consumers may be affected by economic factors such as income levels, unemployment, interest rates, inflation and the price of energy. The current macroeconomic situation in Brazil, combined with the increase in energy prices in recent years, could lead to an increase in the risk of default by our consumers. We cannot assure you that the measures to improve payment collection that we implemented will be sufficient or effective in maintaining our consumer default at current levels. If the level of default increases, our business, operational results, financial situation and capacity to fulfill our contractual obligations could be adversely affected.

Our business is subject to cyber-attacks and security and privacy breaches.

        Our business involves the collection, storage, processing and transmission of customers', suppliers and employees' personal or sensitive data. We also use key information technology systems for controlling energy and commercial, administrative and financial operations. An increasing number of organizations, including large businesses, financial institutions and government institutions, have disclosed breaches of their information technology and information security systems, some of which have involved sophisticated and highly targeted attacks, including on portions of their websites or infrastructure.

        The techniques used to obtain unauthorized, improper or illegal access to our systems, our data or our customers' data, to disable or degrade service, or to sabotage systems may not be detected quickly or recognized until launched against a target. Unauthorized parties may attempt to gain access to our systems or facilities through various means, including, among others, hacking into our systems or those of our customers, partners or vendors, or attempting to fraudulently induce our employees, customers, partners, vendors or other users of our systems into disclosing user names, passwords, payment card information or other sensitive information, which may in turn be used to access our information technology systems. Certain efforts may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect.

        Our information technology and infrastructure may be vulnerable to cyber-attacks or security breaches, and third parties may be able to access our customers', suppliers' and employees' personal or proprietary information that are stored on or accessible through those systems. Our security measures may also be breached due to human error, malfeasance, system errors or vulnerabilities, or other irregularities. Any actual or perceived breach of our security could interrupt our operations, result in our systems or services being unavailable, result in improper disclosure of data, materially harm our reputation and brand, result in significant legal and financial exposure, lead to loss of customer confidence in, or decreased use of, our products and services, and adversely affect our business and results of operations. In addition, any breaches of network or data security at our customers or suppliers, including data center, could have similar negative effects. Actual or perceived vulnerabilities or data breaches may lead to claims against us.

        Additionally, we do not maintain insurance policies specifically for cyber-attacks and our current insurance policies may not be adequate to reimburse us for losses caused by security breaches, and we may not be able to collect fully, if at all, under these insurance policies. We cannot guarantee that the protections we have in place to protect our operating technology and information technology systems are sufficient to protect against cyber-attacks and security and privacy breaches.

Data breaches in our database, which contains the personal data of our clients, suppliers and employees, as well as the Brazilian General Data Protection Act, or GDPA, which will come into force in August 2020, and other developments in the personal data protection and privacy legal framework could have an adverse effect on our business, financial condition or results of operations.

        We maintain a database of information about our customers, which mainly includes data collected when clients sign up for our services and through our mobile applications. If we experience a breach in our security procedures, the integrity of our database may be affected. Doubts or misgivings about the security and protection of our customers' data stored in our systems or otherwise processed by us can affect our reputation and, therefore, negatively impact our results. Unauthorized access of the personal data of our clients or any public perception that we unduly disclose the personal information of our clients may subject us to legal or administrative proceedings, resulting in damages, fines and harm to our reputation, especially after the GDPA (as defined and described below) comes into force.

        Currently, the processing of personal data in Brazil is regulated by a series of rules, such as the Federal Constitution, the Consumer Protection Code and the Internet Civil Registry. Efforts to protect personal data inserted into and/or made available in our systems may not ensure that these protections are adequate and comply with the rules established by the current legislation. Failure to comply with certain provisions of applicable law, especially as regards to (i) providing clear information on the data processing operations performed by us, (ii) respect for the original purpose of the data collection; (iii) legal deadlines for the storage and exclusion of user personal data, and (iii) the adoption of legally required security standards for the preservation and inviolability of the personal data processed, can give rise to penalties, such as fines and even temporary suspension or prohibition of our personal data processing activities.

        There can be no guarantee that we will have sufficient financial resources to comply with any new regulations or successfully compete in relation to data protection practices, in the context of a shifting regulatory environment.

        In 2018, Law No. 13,709/2018, the GDPA, was signed, as amended by Provisional Measure No. 869/2019, or MP 869/2019, which will come into force in August 2020. The GDPA has a wide range of application and applies to natural persons and private and public entities, regardless of the country where they are located or where the data is hosted, as long as (i) the data processing takes place in Brazil; (ii) the data processing is aimed at offering services or goods or to process data of individuals located in Brazil; or (iii) the data subjects are located in Brazil at the time the personal data is collected. The GDPA will apply regardless of industry or business dealing with personal data and is not limited to data processing activities through digital media and/or in the internet.

        The GDPA brings deep changes in the regulation of personal data processing in Brazil, with a set of rules to be observed in activities such as collection, processing, storage, use, transfer, sharing, and erasure of information related to identified or identifiable natural persons in Brazil, including that of our clients, suppliers and employees. The GDPA establishes, among others, principles, requirements and obligations applicable to data controllers or processors, a set of rights of personal data subjects, the legal basis applicable to the protection of personal data, requirements for obtaining consent of data subjects, obligations and requirements relating to security incidents, and obligations related to cross-borders data transfers, obligations to appoint a data protection officer, corporate governance practices, civil liability regime and penalties for non-compliance with its provisions. Provisional Measure No. 869/2019 authorized the creation of the National Data Protection Authority, which will have authority and responsibility similar to that of the European data protection authorities, will be responsible for (i) investigating, including the authority to issue rules and proceedings, decide on the GDPA interpretation and request information to controllers and processors; (ii) enforcement, in case of non-compliance with the law, through administrative proceedings; and (iii) education, with the responsibility to disseminate information and knowledge about the GDPA and security measures, promoting service and product standards that support data control, developing studies about national and international practices for personal data protection and privacy, among others.

        We may have difficulty adapting to the new legislation. In the event of non-compliance with the GDPA, we may be subject to penalties which include the publication of the infraction, elimination of personal data to which the violation relates, and a fine.

        The GDPA and similar laws and regulations that may be passed in the future may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible they will be interpreted and applied in ways that will materially and adversely affect our business. Any failure, real or perceived, by us to comply with the law in force relating to personal data protection or with any regulatory requirements or orders or other local, state, federal, or international personal data protection-related laws and regulations could materially and adversely affect our business.

We may be substantially affected by violations of our Code of Ethical Conduct, the Anti-Corruption Law and similar laws.

        Non-compliance by our officers, managers, employees or representatives, as well as by our subsidiaries, controlling companies or affiliates, jointly and severally, of our Code of Ethical Conduct and of applicable anti-corruption legislation may expose us to penalties set forth therein. Accordingly, our compliance guidelines may not be sufficient to prevent or detect inappropriate practices, fraud or breaches of law by any officer, manager, employee, representative, subsidiary, controlling company, affiliate or by any third party acting on behalf of or for the benefit of such parties or their interests. We may, in the future, discover cases in which there have been failures to comply with applicable laws, regulations or internal controls, which may result in fines or other penalties and adversely affect our reputation, financial condition and strategic objectives.

        Law No. 12,846 of August 1, 2013, or the Anti-Corruption Law, introduced the concept of strict liability for legal entities involved in acts harmful to public administration, subjecting the offender to civil and administrative penalties, similar to the United States Foreign Corrupt Practices Act . Any failure to comply with anti-corruption laws, misconduct investigations or enforcement procedures against us may lead to fines, the loss of operating permits and reputational damage, as well as to other penalties, and may adversely affect us. We cannot ensure that our compliance guidelines are sufficient to prevent or detect all inappropriate practices, frauds or violations of the Anti-Corruption Law and similar laws by any of our officers, managers, employees or representatives.

Our internal controls may be insufficient to prevent or detect all violations of applicable law or of our internal policies.

        Our internal controls may not be sufficient to prevent or detect all improper conduct, incidents of fraud or breaches of applicable law by our employees and members of our management. If our employees or other persons affiliated with us engage in fraudulent, corrupt or unfair practices or violate applicable laws and regulations or our internal policies, we may be held liable for any such violations, which may result in penalties, fines or sanctions that can substantially and adversely affect our businesses and our image.

Any future liquidation proceeding of the company or its subsidiaries may be conducted on a consolidated basis.

        The Brazilian judiciary or our creditors and/or those of companies in our economic group may determine that any future liquidation proceeding of a company in an economic group be conducted as if the group were a single company (substantial consolidation theory). Should this happen, our shareholders may be adversely affected by the loss of value of the company in the event of allocation of our equity to pay the creditors of other companies in our economic group.

Our acquisition of CPFL Renováveis' shares held by State Grid may not be concluded under the terms and conditions already agreed upon or at all.

        On May 21, 2019, we and our controlling shareholder, State Grid, entered into a binding memorandum of understanding to establish the framework for negotiations involving the acquisition by us of all of the common shares currently held by State Grid in CPFL Renováveis, a publicly-held company indirectly controlled us. The selection of financial advisory firm UBS, which prepared the appraisal report of the value of CPFL Renováveis' shares, as well as the final price per common share of CPFL Renováveis of R$16.85, were approved at a meeting of our board of directors held on May 29, 2019.

        The conclusion of this acquisition is subject to the negotiation and execution of the definitive transaction documents, the successful conclusion of this global offering and approval by the competent bodies of each party involved. The conditions for the conclusion of the acquisition may not be met and the transaction may not be concluded, or be ultimately approved and concluded under terms and conditions that differ from those that were already agreed.

Unfavorable decisions in judicial or administrative proceedings or arbitrations may adversely affect our reputation, business, financial condition and operational results.

        We and our managers are or may become defendants in judicial and administrative proceedings and arbitrations of a civil, criminal, tax, labor, regulatory and environmental nature, which we cannot guarantee will have favorable outcomes to us and our managers. The provisions we are required to make for these proceedings may be insufficient to cover the total cost involved. In addition, we and our management may be subject to contingencies for other reasons that require us to disburse significant amounts that affect the regular conduct of our business or result in the suspension or disqualification of our managers for the exercise of their positions. Unfavorable decisions for us or our managers may adversely affect our reputation, business, financial condition and operational results.

Risks Relating to Brazil

The Brazilian government has exercised, and continues to exercise, significant influence over the Brazilian economy. This involvement, as well as Brazilian political and economic conditions, could adversely affect our business and the trading price of our ADSs and our common shares.

        The Brazilian government frequently intervenes in the Brazilian economy and occasionally makes significant changes in policy and regulations. The Brazilian government's actions to control inflation and other policies and regulations have often involved, among other measures, increases in interest rates, changes in tax policies, price controls, currency devaluations, capital controls and limits on imports. Our business, financial condition and results of operations may be adversely affected by changes in policy or regulations at the federal, state or municipal levels involving or affecting factors such as:

  •
  interest rates;

  •
  monetary policy;

  •
  currency fluctuations;

  •
  inflation;

  •
  liquidity of domestic capital and lending markets;

  •
  tax policies;

  •
  changes in labor laws;

  •
  regulatory environment of our sector;

  •
  exchange rates and exchange controls and restrictions on remittances abroad, such as those that were briefly imposed in 1989 and early 1990; and

  •
  other political, social and economic developments in or affecting Brazil.

        Uncertainty over whether the Brazilian government will change policies or regulations affecting these or other factors may contribute to political and economic uncertainty in Brazil and to heightened volatility in Brazilian securities markets and securities issued abroad by Brazilian issuers. Standard & Poor's downgraded Brazil below investment grade on September 9, 2015 and further downgraded Brazil from BB to BB– on January 11, 2018, with stable outlook, and reconfirmed its position on August 9, 2018; Fitch Ratings lowered its rating for Brazil from BBB– to BB+ on December 16, 2015, to BB on May 5, 2016 and later to BB– on February 23, 2018, with stable outlook, and reconfirmed its position on August 1, 2018; and Moody's Investors Service downgraded Brazil to Ba2 on February 24, 2016, with stable outlook, and reconfirmed its position on April 9, 2018. These downgrades reflected poor economic conditions, continued adverse fiscal developments and increased political uncertainty in Brazil.

        We cannot assure you that the Brazilian government will continue with its current economic policies, or that these and other developments in Brazil's economy and government policies will not, directly or indirectly, adversely affect our business and results of operations.

Political conditions may have an adverse impact on the Brazilian economy and on our business.

        The recent economic instability in Brazil has contributed to a decline in market confidence in the Brazilian economy, as well as to a deteriorating political environment. Despite the slow economic recovery and the still high fiscal vulnerability, several Brazilian macroeconomic fundamentals improved during 2017–18. The main highlight was the deceleration of inflation and the achievement of historically low interest rates.

        In addition, the recent political instability in Brazil has contributed to a decline in market confidence in the Brazilian economy. Various ongoing investigations into allegations of money laundering and corruption being conducted by the Office of the Brazilian Federal Prosecutor, including the largest such investigation, known as "Operação Lava Jato," have negatively impacted the Brazilian economy and political environment.

        Under "Operação Lava Jato" members of the Brazilian federal government and of the legislative branch, as well as senior officers of large state-owned and private companies, have faced allegations and, in certain cases, convictions, or, also, entering into plea bargains, related to crimes of political corruption, involving alleged bribes by means of kickbacks on contracts granted by the government to several infrastructure, oil and gas and construction companies. The profits of these kickbacks allegedly financed the political campaigns of political parties of the government that were unaccounted for or not publicly disclosed, in addition to alleged personal enrichment of the recipients of the bribes and the favoring of companies in contracts with the Brazilian government. Furthermore, certain of these companies have or are also facing investigations, and, in certain cases, being convicted by the competent authorities, such as the CVM, the SEC and the United States Department of Justice. Certain of these companies have chosen to enter into leniency agreements with the competent authorities, when possible. The potential outcome of these investigations, convictions, plea bargaining and leniency agreements is still uncertain, but they have already had an adverse impact on the image and reputation of the implicated companies, political parties and on the general market perception of the Brazilian economy and political environment. We cannot predict whether such investigations will lead to further political and economic instability or whether new allegations against government officials, officers and/or companies will arise in the future. In addition, we cannot predict the outcome of any investigations or allegations nor their effect on the Brazilian economy.

        In August 2016, the Brazilian Senate approved the removal of Dilma Rousseff, Brazil's then-President, from office, following a legal and administrative impeachment process for infringing budgetary laws. Michel Temer, the former Vice-President, who assumed the presidency of Brazil following Rousseff's impeachment, is also under investigation for corruption allegations and was arrested on March 21, 2019. In addition, another former president, Luiz Inacio Lula da Silva, began serving a 12-year prison sentence for corruption and money laundering in April 2018.

        On October 28, 2018, Jair Bolsonaro was elected the President of Brazil and took office on January 1, 2019. We cannot predict with certainty how Bolsonaro's victory may affect Brazil's overall stability, growth prospects, economic health and politics.

        There is no guarantee that Bolsonaro will succeed in executing his campaign promises or approving certain favorable reforms, particularly when confronting a fractured congress. Additionally, during the presidential campaign, his Economic Minister, Paulo Guedes, proposed the repeal of the income tax exemption on the payment of dividends, which was recently reinforced together with reference to the extinction of interest attributable to shareholders' equity. If such measures were to become law, there would be an increase in our tax expenses, which could impact our ability to pay and receive dividends or interest attributable to shareholders' equity. Any future tax reform can also significantly influence our business if proposed and implemented.

        Moreover, Bolsonaro was generally a polarizing figure during his campaign for presidency, particularly in relation to certain social views, and we cannot predict the ways in which a divided electorate may continue to impact his presidency and ability to implement policies and reforms, all of which could have a negative impact on us and the price of our ADSs and common shares.

        The Brazilian federal government is expected to propose the general terms of a fiscal reform to stimulate the Brazilian economy and reduce the forecasted budget deficit for 2019 and subsequent years, but it is uncertain whether the federal government will be able to gather the required support in the Brazilian congress to pass any proposed reforms. In February 2019, the Brazilian federal government presented to the Brazilian congress a bill proposing a large and comprehensive change of Brazil's public social security system. If the Brazilian federal government fails to reduce public expenses and the expected reforms are not approved, Brazil will continue to run a budget deficit for 2019 and the subsequent years. We cannot predict the effects of this budget deficit on the Brazilian economy, nor which policies the Brazilian federal government may adopt or change or the effect that any such policies might have. Any such new policies or changes to current policies may have a material adverse effect on us or the price of our ADSs and our common shares. Furthermore, uncertainty over whether the current Brazilian government will implement changes in policy or regulation in the future may contribute to economic uncertainty in Brazil and to heightened volatility for securities issued abroad by Brazilian companies.

Inflation and interest rate policies may impact the Brazilian economy and could harm our business.

        Brazil has in the past experienced extremely high rates of inflation and has therefore followed monetary policies that have resulted in one of the highest real interest rates in the world. Between 2009 and March 2019, the base interest rate in Brazil, or SELIC, varied between 6.50% p.a. and 14.25% p.a.

        According to the IPCA index, the inflation rate was 3.8%, 2.9% and 6.3% in 2018, 2017 and 2016, respectively. On February, 2019, the accumulated inflation over the immediately preceding 12-month period was 3.89%. Brazil may experience high levels of inflation in the future and inflationary pressures may lead to the Brazilian government intervening in the economy and introducing policies that could adversely affect us, our business and the price of our ADSs. In the past, the Brazilian government's interventions included the maintenance of a restrictive monetary policy with high interest rates that restricted credit availability and reduced economic growth, causing volatility in interest rates. The SELIC rate oscillated from 14.25% as of December 31, 2015 to 6.50% as of December 31, 2018, as established by the CMN. More lenient government and Central Bank policies and interest rate decreases have triggered and may continue to trigger increases in inflation, and, consequently, growth volatility and the need for sudden and significant interest rate increases, which could negatively affect us and increase our indebtedness.

        In the event that Brazil experiences high inflation in the future, we may not be able to adjust the prices we charge our clients to offset the potential impacts of inflation on our expenses, including salaries. This would lead to decreased net income, adversely affecting us. Inflationary pressures may also adversely affect our ability to access foreign financial markets.

Exchange rate instability may adversely affect our financial condition and results of operations and the market price of the ADSs and our common shares.

        The Brazilian currency has experienced frequent and substantial variations in relation to the U.S. dollar and other foreign currencies over the last decade. The exchange rate of the real against the U.S. dollar was R$3.259 on December 31, 2016; R$3.308 on December 31, 2017; and R$3.875 on December 31, 2018. On June 12, 2019, the exchange rate was R$3.844 per US$1.00. The real may continue to fluctuate significantly against the U.S. dollar in the future.

        Depreciation of the real increases the cost of servicing our foreign currency denominated debt and the cost of purchasing electricity from the Itaipu power plant, a Hydroelectric Power Plant that is one of our major suppliers and that adjusts electricity prices based in part on its U.S. dollar costs. Depreciation of the real against the U.S. dollar could create inflationary pressures in Brazil and cause increases in interest rates, which could negatively affect the growth of the Brazilian economy as a whole and harm our financial condition and results of operations, curtail access to foreign financial markets and may prompt government intervention, including recessionary governmental policies. Depreciation of the real against the U.S. dollar can also lead to decreased consumer spending, deflationary pressures and reduced growth in the economy as a whole. On the other hand, appreciation of the real relative to the U.S. dollar and other foreign currencies could lead to a deterioration of the Brazilian foreign exchange current account, as well as dampen export-driven growth. Depending on the circumstances, either depreciation or appreciation of the real could materially and adversely affect the growth of the Brazilian economy and our business, financial condition and results of operations and our capacity to fulfill our contractual obligations.

        Depreciation of the real also reduces the U.S. dollar value of distributions and dividends on the ADSs and the U.S. dollar equivalent of the market price of our common shares and, as a result, our ADSs.

Developments and the perception of risk in other countries, including the United States and emerging market countries, may adversely affect the market price of Brazilian securities, including our ADSs and our common shares.

        The market value of securities of Brazilian issuers is affected by economic and market conditions in other countries, including the United States, the European Union and emerging market countries. The global financial crisis that commenced in 2008 led to significant consequences, including stock and credit market volatility, unavailability of credit, higher interest rates, a general economic slowdown, volatile exchange rates and inflationary pressure. Global recovery from this crisis has been slower than expected in recent years, with the largest emerging economies of China, Brazil and India posting weaker than expected results and the European Union continuing to experience weak GDP growth. Although economic conditions in other countries may differ significantly from economic conditions in

Brazil, investor reactions to developments in those countries may have an adverse effect on the market value of securities of Brazilian issuers. Crises in the United States, the European Union, China or emerging market countries may diminish investor interest in securities of Brazilian issuers, including ours. This could adversely affect the trading price of the ADSs or our common shares, and could also make it more difficult for us to access the capital markets and finance our operations in the future on acceptable terms or at all.

Risks Relating to the ADSs and Our Common Shares

Holders of our ADSs do not have the same voting rights as our shareholders.

        Holders of our ADSs do not have the same voting rights as holders of our common shares. Holders of our ADSs are entitled to the contractual rights set forth for their benefit under the deposit agreement. ADS holders exercise voting rights by providing instructions to the ADS depositary, as opposed to voting at shareholders' meetings or by proxy. In practice, the ability of a holder of ADSs to instruct the ADS depositary as to voting will depend on the timing and procedures for providing instructions to the ADS depositary, either directly or through the holder's custodian and clearing system. See "Item 10. Additional Information—Voting Rights of ADS Holders" in our most recent annual report on Form 20-F, incorporated by reference herein, for more information.

If you surrender your ADSs and withdraw common shares, you risk losing the ability to remit foreign currency abroad and certain Brazilian tax advantages.

        As an ADS holder, you benefit from the electronic registration made by the custodian with the SISBACEN for our common shares underlying the ADSs in Brazil, which permits the custodian to remit abroad proceeds related to dividends and other distributions with respect to the common shares. Pursuant to CMN Resolution No. 4,373, in order for an ADS holder to surrender ADSs for the purpose of withdrawing the shares represented thereby and be entitled to trade the underlying shares directly on the B3, the investor is required to appoint a Brazilian financial institution duly authorized by the Central Bank and the CVM to act as its legal representative. If you surrender your ADSs and withdraw common shares, you will need to update your registration with the SISBACEN and enter into simultaneous foreign exchange transactions (without the effective remittance of funds) in order to re-enable the remittance abroad of proceeds related to the disposition of or distributions relating to the common shares. Before entering into these foreign exchange transactions and updating the SISBACEN registration, you will not be able to remit abroad any proceeds relating to the common shares. If you exchange your ADSs for the respective common shares underlying those ADSs, you may be subject to a less favorable tax treatment on gains with respect to these investments. See "Item 10. Additional Information—Allocation of Net Income and Distribution of Dividends—Payment of Dividends" in our most recent annual report on Form 20-F, incorporated by reference herein, for more information.

        For the registration with the SISBACEN referred to above, as well as for entering into simultaneous foreign exchange transactions, you may incur expenses or suffer delays in the application process, which could delay your ability to receive dividends or distributions relating to our common shares or the return of your capital in a timely manner. The custodian's electronic registration with SISBACEN may also be adversely affected by future legislative changes.

Holders of ADSs may be unable to exercise preemptive rights with respect to our common shares.

        We may not be able to offer our common shares to U.S. holders of ADSs pursuant to preemptive rights granted to holders of our common shares in connection with any future issuance of our common shares unless a registration statement under the Securities Act is effective with respect to such common shares and preemptive rights, or an exemption from the registration requirements of the Securities Act is available. We are not obligated to file a registration statement relating to preemptive rights with respect to our common shares, and we cannot assure you that we will file any such registration statement. If such a registration statement is not filed and an exemption from registration does not exist, Citibank, N.A., as ADS depositary, will attempt to sell the preemptive rights, and you will be entitled to receive the proceeds of such sale. However, these preemptive rights will expire if the ADS depositary does not sell them, and U.S. holders of ADSs will not realize any value from the granting of such preemptive rights.

The relative volatility and illiquidity of the Brazilian securities markets may substantially limit your ability to sell the common shares underlying the ADSs at the price and time you desire.

        Investing in securities that trade in emerging markets, such as Brazil, often involves greater risk than investing in securities of issuers in the United States. The Brazilian securities market is substantially smaller, less liquid, more concentrated and can be more volatile than major securities markets in the United States. You are entitled to withdraw the common shares underlying the ADSs from the ADS depositary at any time. However, your ability to sell the common shares underlying the ADSs at a price and time at which you wish to do so is limited. There is also significantly greater concentration in the Brazilian securities market than in major securities markets in the United States. The ten largest companies in terms of market capitalization represented 60.4% of the aggregate market capitalization of the B3 (previously known as BM&FBOVESPA) as of December 31, 2018. The top ten stocks in terms of trading volume accounted for 40.8%, 32.1% and 42.8% of all shares traded in 2018, 2017, and 2016, respectively.

We may need to raise additional funds in the future and may issue additional common shares or convertible securities, which may result in a dilution of your interest in our common shares underlying the ADSs. In addition, a dilution of your interest in our common shares underlying the ADSs may occur in the event of our merger, consolidation or any other corporate transaction of similar effect in relation to companies that we may acquire in the future.

        We may have to raise additional funds in the future through private or public offerings of shares or other securities convertible into shares issued by us. The funds we raise through the public distribution of shares or securities converted into shares may be obtained with the exclusion of right of first refusal of our existing shareholders, including investors in our common shares underlying the ADSs, as provided by the Brazilian Corporate Law, which may dilute the interest of our then-existing investors. In addition, a dilution of your interest in our common shares underlying the ADSs may occur in the event of merger, consolidation or any other corporate transaction of similar effect in relation to companies that we may acquire in the future.

The Brazilian government may impose exchange controls and significant restrictions on remittances of reais abroad, which would adversely affect your ability to convert and remit dividends or other distributions or the proceeds from the sale of our common shares, our capacity to make dividend payments or other distributions to non-Brazilian investors and would reduce the market price of our common shares (including in the form of ADSs) and our capacity to comply with payment obligations in foreign currency.

        In case of serious imbalances, the Brazilian government may restrict the remittance abroad of proceeds of investments in Brazil and the conversion of the real into foreign currencies. The Brazilian government last imposed such remittance restrictions for a brief period in 1989 and early 1990. We cannot assure you that the Brazilian government will not take similar measures in the future. The return of any such restrictions would hinder or prevent your ability to convert dividends or other distributions or the proceeds from any sale of our common shares into U.S. dollars and to remit U.S. dollars abroad, our capacity to make dividend payments or other distributions to non-Brazilian investors, and our capacity to comply with payment obligations in foreign currency. The imposition of any such restrictions would have a material adverse effect on the stock market price of our common shares (including in the form of ADSs) and on our capacity to access foreign capital markets.

Holders of our ADSs may be unable to enforce judgments against our directors or officers.

        Most of our directors and officers named in our most recent annual report on Form 20-F incorporated by reference herein, reside in Brazil. Substantially all of our assets, as well as the assets of these persons, are located in Brazil. As a result, it may not be possible for holders of our ADSs to effect service of process upon us or our directors and officers within the United States or other jurisdictions outside Brazil, attach their assets or enforce against us or our directors and officers judgments obtained in the United States or other jurisdictions outside of Brazil. Because judgments of U.S. courts for civil liabilities based upon the U.S. federal securities laws may only be enforced in Brazil if certain requirements are met, holders of ADSs may face greater difficulties in protecting their interest in actions against us or our directors and officers than would shareholders of a corporation incorporated in a state or other jurisdiction of the United States.

Judgments of Brazilian courts with respect to our common shares will be payable only in reais.

        If proceedings are brought in the courts of Brazil seeking to enforce our obligations in respect of our common shares, we will not be required to discharge any such obligations in a currency other than reais. Under Brazilian exchange control limitations, an obligation in Brazil to pay amounts denominated in a currency other than reais may only be satisfied in Brazilian currency at the exchange rate, as determined by the Central Bank, in effect on the date the judgment is obtained, and any such amounts are then adjusted to reflect exchange rate variations through the effective payment date. The then prevailing exchange rate may not afford non-Brazilian investors with full compensation for any claim arising out of, or related to, our obligations under our shares.

Changes in Brazilian tax laws may have an adverse impact on the taxes applicable to a disposition of our common shares (including in the form of ADSs).

        Law No. 10,833, dated as of December 29, 2003, provides that the disposition of assets located in Brazil by a non-resident to either a resident or a non-resident of Brazil is subject to taxation in Brazil, regardless of whether the disposition occurs outside or within Brazil. This provision results in the imposition of income tax on the gains arising from a disposition of our common shares by a non-resident of Brazil to either a resident or a non-resident of Brazil. However, since currently there is no judicial guidance determining whether the ADSs should be considered assets located in Brazil, we are unable to predict whether Brazilian courts may decide that income tax under Law No. 10,833/03 applies to gains realized on dispositions of the ADSs. In the event that the disposition of assets located in Brazil is interpreted to include the disposition of the ADSs, this tax law would result in the taxation of non-residents of Brazil on any gain or loss recognized on the disposition of ADSs. Any gain or loss recognized by a U.S. holder (as defined in "Taxation—U.S. Federal Income Tax Consequences") on the disposition of common shares (including in the form of ADSs) generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Thus, a U.S. holder may not be able to benefit from a foreign tax credit for Brazilian income tax imposed on the disposition of common shares (including in the form of ADSs), unless the U.S. holder can apply the credit against U.S. federal income tax payable on other income from foreign sources. See "Taxation—U.S. Federal Income Tax Consequences—Taxation of Sales, Exchanges or Other Taxable Dispositions."

Risks Relating to the Offering

New investors in our common shares (including in the form of ADSs) will experience immediate book value dilution after this offering. Holders of our common shares and ADSs may experience further dilution in the future.

        If the offering price of our common shares (including in the form of ADSs) is higher than the book value of such shares immediately after this global offering, purchasers of our common shares or our ADSs will suffer immediate dilution in book value per share upon completion of this global offering. Dilution is the amount by which the offering price paid by the purchasers of our common shares or ADSs will exceed the book value per common share or ADS after this global offering. See "Dilution" for further information.

        In addition, we may need to obtain capital for our operations by issuing new shares in the future. If any future issuance of new shares is made at an offering price that is below the book value of our common shares at the time, you as a holder of our common shares or ADSs will suffer an immediate dilution of your investment. See "Risks Relating to the ADSs and Our Common Shares—We may need to raise additional funds in the future and may issue additional common shares or convertible securities, which may result in a dilution of your interest in our common shares underlying the ADSs. In addition, a dilution of your interest in our common shares underlying the ADSs may occur in the event of our merger, consolidation or any other corporate transaction of similar effect in relation to companies that we may acquire in the future."

Any future sale of a significant number of our common shares (including in the form of ADSs) after this global offering may negatively affect the trading price of our common shares (including in the form of ADSs).

        In connection with the global offering, we, our directors and executive officers and State Grid have agreed to enter into lock-up agreements according to which for a period of 90 days after the date of this offering we will not, subject to certain conditions, (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-Up Securities, (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or any other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction described in (i) or (ii) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise, (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement or (iv) make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities or any security convertible into or exercisable or exchangeable for the Lock-Up Securities. See "Underwriting—No Sale of Similar Securities."

        We, State Grid or anyone else subject to the lock-up restrictions discussed above may sell additional common shares (including in the form of ADSs) at any time following the termination of these lock-up restrictions. If we or they sell a significant number of new or existing common shares of our company (including in the form of ADSs), or if the market believes that we or they intend to sell a significant number of common shares (including in the form of ADSs), the trading price of our common shares (including in the form of ADSs) may decline.

If our controlling shareholders or any other person related to this global offering purchase shares in the offering, the liquidity of our common shares (including in the form of ADSs) and the determination of the offering price may be affected.

        The offering price will be determined after a bookbuilding process, which may include purchase commitments by institutional investors that are our controlling shareholders, or any other person related to the offering. The participation of these parties in the offering may have an adverse effect on the liquidity of our common shares (including in the form of ADSs) and determination of the offering price per common share and ADS.

Our management may have broad discretion over the use of the net proceeds from this offering and may not use them effectively.

        As further described in "Use of Proceeds," we intend to use the net proceeds from the sale of securities as part of the purchase price to acquire all of the common shares of CPFL Renováveis currently held by State Grid, our controlling shareholder. The final approval for the transaction and the terms of a definitive purchase agreement remain subject to additional review by our board of directors, and the acquisition is subject to customary closing conditions in this kind of transaction. If we do not complete the transaction, our management will seek alternative applications of the proceeds of this global offering and will then have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the ADSs and our underlying common shares. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, results of operations and financial condition and the trading price of our common shares (including in the form of ADSs). Pending their use, we may invest the net proceeds from this global offering in a manner that does not produce income or that loses value.

USE OF PROCEEDS

        We estimate that the net proceeds to us from our sale of common shares in the global offering, including common shares in the form of ADSs, will be approximately US$809.2 million (or R$3,153 million), after deducting underwriting commissions and estimated expenses payables by us and assuming no exercise of the Brazilian placement agents' option to purchase additional common shares.

        We intend to use the net proceeds from the sale of securities as part of the purchase price to acquire all of the common shares of CPFL Renováveis currently held by State Grid, our controlling shareholder, in accordance with the terms of the memorandum of understanding that we entered into on May 21, 2019 with State Grid, as further described in our current report on Form 6-K furnished to the SEC on May 21, 2019 and incorporated by reference into this prospectus supplement. As disclosed in that Form 6-K, the amount to be paid by CPFL Energia for the CPFL Renováveis common shares held by State Grid will be negotiated and determined independently by CPFL Energia and State Grid, and the parties will confirm that the transaction is being carried out on an arm's length basis. State Grid has already stated that it has agreed to sell the common shares at a price per common share of R$16.85. On May 29, 2019, the independent members of our board of directors approved the final price for our acquisition of the common shares of CPFL Renováveis currently held by State Grid, amounting to R$16.85, and they approved the selection of financial advisory firm UBS, which prepared the appraisal report that was used in determining the price of the acquisition. The final approval for the transaction and the terms of a definitive purchase agreement remain subject to additional review by our board of directors. In addition, the acquisition is subject to customary closing conditions in this kind of transaction, among them: (i) certain third-party authorizations and corporate approvals of the parties and (ii) the successful completion of this global offering. For more information on CPFL Renováveis, see "Item 4. Information on the Company—Overview," "Item 4. Information on the Company—Our Strategy" and "Item 4. Information on the Company—Generation of Electricity—Renewable Generation" in our most recent annual report on Form 20-F, incorporated by reference herein and "Recent Developments—Recent Developments Relating to Our Corporate Structure." If we do not complete the transaction, our management will seek alternative uses for the net proceeds. See "Risk Factors—Risks Relating to the Offering—Our management may have broad discretion over the use of the net proceeds from this offering and may not use them effectively" and "—Risks Relating to Our Operations and the Brazilian Power Industry—Our acquisition of CPFL Renováveis' shares held by State Grid may not be concluded under the terms and conditions already agreed upon or at all."

        For more information on the effect of net proceeds received in this global offering on our financial position, see "Capitalization."

 CAPITALIZATION

        The following table sets forth our consolidated capitalization at March 31, 2019 based on our unaudited condensed consolidated interim financial statements prepared in accordance with IAS 34, as issued by the IASB, and included elsewhere in this prospectus supplement:

  •
  on an actual historic basis; and

  •
  as adjusted to give effect to:

  (i)
  the sale of our common shares by us, including common shares underlying the ADSs, in the global offering, and the receipt of approximately US$809.2 million (or R$3,153 million) in estimated net proceeds, based on the offering price of R$27.50 per common share in the Brazilian offering, after deduction of the estimated underwriting commissions and estimated offering expenses payable by us in connection with the global offering, and the use of proceeds therefrom, and assuming no exercise of the Brazilian placement agents' option to purchase additional common shares; and

  (ii)
  the intended application of the net proceeds of the global offering as described in "Use of Proceeds," including in particular part of the amount of R$4.1 billion expected to be used as part of the purchase price to acquire all of the common shares of CPFL Renováveis currently held by State Grid, in accordance with the terms of the memorandum of understanding that we entered into on May 21, 2019 with State Grid, as further described in our current report on Form 6-K furnished to the SEC on May 21, 2019 and incorporated by reference into this prospectus supplement. If consummated, this transaction would result in a change in our equity ownership interest in CPFL Renováveis while we remain its controlling shareholder, which will result in a decrease in our shareholders' equity in an amount of R$954.9 million, based on the offering price of R$27.50 per common share in the Brazilian offering.

        This table should be read in conjunction with, and is qualified in its entirety by reference to, our unaudited condensed consolidated interim financial statements and the related notes thereto included in this prospectus supplement.

	As of March 31, 2019
	(in millions of R$)		(in millions of US$)(1)
	Actual	As Adjusted(3)	Actual	As Adjusted(3)
Current	3,885	3,885	997	997
Loans and financing	2,764	2,764	709	709
Debentures	1,116	1,116	286	286
Derivatives	5	5	1	1

Long-term debt	16,617	16,617	4,265	4,265
Loans and financing	8,589	8,589	2,205	2,205
Debentures	8,008	8,008	2,055	2,055
Derivatives	20	20	5	5

Total equity	13,101	12,146	3,363	3,118

Total capitalization(3)	33,602	32,647	8,625	8,380

(1)
Solely for convenience purposes, amounts in reais have been translated into U.S. dollars at the commercial selling rate at closing for the purchase of U.S. dollars, as reported by the Central Bank, as of March 31, 2019 of R$3.896 to US$1.00.

(2)
Corresponds to the sum of loans, financings, debentures and derivatives, current and long-term, and shareholders' equity. This definition may vary by company.

(3)
Reflects the net effect of the adjustments described in items (i) and (ii) above, and assumes no exercise of the Brazilian placement agents' option to purchase additional common shares.

        The price per common share in this global offering does not bear a direct relationship to the book value per common share of the issued common shares, but rather was determined based on an indication of interest in our common shares by investors in terms of volume and size during the bookbuilding process.

        The table above does not reflect issuances of debentures by our subsidiaries approved after March 31, 2019 and settled after May 30, 2019, including CPFL Renováveis' ninth issuance of debentures, totaling R$838 million and which settled on May 31, 2019, the net proceeds of which were used to redeem and repay existing debentures of CPFL Renováveis or its subsidiaries. In addition, on May 9, 2019, our board of directors approved a liability management plan that permits corporate sureties or guarantees to be granted to provide for more favorable financial terms to replace certain debts of CPFL Paulista, CPFL Piratininga, CPFL Santa Cruz and RGE, pursuant to which the following transactions were executed: (i) the tenth issuance of debentures by CPFL Paulista, totaling R$1,380 million and which settled on June 7, 2019, the net proceeds of which will be used to redeem CPFL Paulista's ninth issuance of debentures; (ii) the eleventh issuance of debentures by CPFL Piratininga, totaling R$215 million and which settled on June 10, 2019, the net proceeds of which will be used to redeem CPFL Piratininga's ninth issuance of debentures; (iii) the third issuance of debentures by CPFL Santa Cruz, totaling R$190 million and which settled on June 7, 2019, the net proceeds of which will be used to redeem CPFL Santa Cruz's second issuance of debentures; and (iv) the tenth issuance of debentures by RGE, totaling R$740 million and which settled on June 10, 2019, the net proceeds of which will be used to redeem RGE's sixth and ninth issuance of debentures.

        There have been no material changes to our total capitalization, total debt (comprised of the sum of total current debt and total long-term debt) and total shareholders' equity since March 31, 2019 other than as described above.

 DILUTION

        Purchasers of our common shares or our ADSs will suffer a dilution in consolidated net book value per share after this global offering. Dilution is the amount by which the offering price paid by the purchasers of our common shares or ADSs will exceed the consolidated net book value per common share or ADS immediately after this offering.

        Our historical net book value at March 31, 2019 was approximately R$12.87 per common share. At March 31, 2019, we had a total net book value of US$3,362 million and a net book value per ADS of US$6.61. Net book value per ADS represents the amount of our total consolidated assets less total consolidated liabilities, divided by the total number of shares outstanding at March 31, 2019 (excluding shares held in treasury), translated from reais into U.S. dollars using the selling rate as reported by the Central Bank at March 31, 2019 of R$3.896 to U.S.$1.00.

        After giving effect to the sale by us of 116,817,126 common shares offered in the global offering, and considering the offering price of R$27.50 per common share in the Brazilian offering, and assuming no exercise of the Brazilian placement agents' option to purchase additional common shares, after deducting the estimated underwriting commissions and estimated offering expenses payable by us, and after the allocation of our net proceeds in this offering as described in "Capitalization," our estimated shareholders' equity as of the date of this prospectus supplement is approximately R$12,145.81 million, representing R$27.50 per common share, or US$14.12 per ADS. This represents an immediate decrease in book value of R$2.17 per common share, or US$1.11 per ADS, to existing shareholders and an immediate dilution in book value of R$16.80 per common share, or US$8.62 per ADS, to new investors purchasing common shares or ADSs in this offering. Dilution for this purpose represents the difference between the price per common share or ADS paid by these purchasers and the book value per common share or ADS immediately after the completion of the offering.

        The following table illustrates this dilution for new investors purchasing common shares, including common shares in the form of ADSs (based on our shareholders' equity as of March 31, 2019), upon completion of this global offering:

	Per common share	Per ADS
	R$	US$(1)
Offering price per common share or ADS	27.50	14.12
Historical net book value per common share or ADS at March 31, 2019	12.87	6.61
Increase (decrease) in net book value to existing shareholders attributable to this offering	(2.17)	(1.11)
Pro forma net book value per common share or ADS after offering	10.70	5.49
Dilution per common share or ADS to new investors in this offering(2)	16.80	8.62
Percentage dilution to new investors(3)	61.08%	61.08%

(1)
Solely for convenience purposes, amounts in reais have been translated into U.S. dollars at the commercial selling rate at closing for the purchase of U.S. dollars, as reported by the Central Bank, as of March 31, 2019 of R$3.896 to US$1.00.

(2)
Dilution per share or ADS to new investors in this offering is determined by subtracting pro forma net book value per share or ADS after the offering from the offering price per share or ADS.

(3)
Percentage dilution to new investors is calculated by dividing the dilution per common share or ADS to new investors in this offering by the offering price per common share or ADS.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with our audited annual consolidated financial statements and the notes thereto included in our most recent annual report on Form 20-F, incorporated by reference herein, and our unaudited condensed consolidated interim financial statements and the notes thereto, which are included elsewhere in this prospectus supplement.

        We prepared our audited consolidated financial statements incorporated by reference into this prospectus supplement in accordance with IFRS, as issued by the IASB. We prepared our unaudited condensed consolidated interim financial statements included in this prospectus supplement in accordance with IAS 34, as issued by the IASB. As of January 1, 2018, IFRS 9 and 15 came into effect. See Note 3.17 of our audited annual consolidated financial statements in our most recent annual report on Form 20-F, incorporated by reference herein, for the effects of our adoption of such new IFRS standards. As of January 1, 2019, we have adopted IFRS 16 with respect to our unaudited condensed consolidated interim financial statements. See Note 3 of our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus supplement for the effects of our adoption of such new IFRS standard.

        Beginning in 2018, due to the way our new management monitors segment results, (i) intangible assets acquired in business combination transactions that are recorded in the parent company and were previously allocated to the respective segments are now allocated to the segment "Others"; and (ii) eliminations between different segments are now classified in the "elimination" column instead of being presented in each segment.

Overview

        We are a holding company and, through our subsidiaries, we: (i) distribute electricity to consumers in our concession areas; (ii) generate electricity from conventional and renewable sources and develop generation projects; (iii) engage in electricity commercialization; and (iv) offer electricity-related services. We have four broad initiatives to improve our financial performance: (i) the expansion of our generation Installed Capacity through greenfield and brownfield investments; (ii) the acquisition of additional distributors; (iii) the consolidation of our commercialization business; and (iv) the development of our service business.

        Two important drivers of our financial performance are our operating income margin and cash flows from our regulated distribution business. In recent years, our regulated distribution business has produced reasonably stable margins, and its cash flows, while sometimes subject to short-term variability, have been stable over the medium term. Nevertheless, there are factors beyond our control that can have a significant impact, positive or negative, on our financial performance. We face periodic changes in our tariff structure, resulting from the periodic regulatory review of our tariffs. Every periodic review since 2015, including each periodic review performed in 2018, has resulted in an increase in the average tariffs. See "Item 5. Operating and Financial Review and Prospects—Background—Periodic Revisions—RTP" in our most recent annual report on Form 20-F, incorporated by reference herein, for more information.

Results of Operations—Three Months Ended March 31, 2019 Compared to Three Months Ended March 31, 2018

	For the three months ended March 31,
	2019(2)	2019	2018
	US$	R$	R$
	(in millions, except per share and per ADS data)
Net operating revenue	1,829	7,127	6,375
Cost of electric energy services:
Cost of electric energy	1,151	4,484	4,014
Cost of operation	178	695	670
Services rendered to third parties	107	416	371
Gross operating income	393	1,533	1,320
Operating expenses:
Allowance for doubtful accounts	18	69	26
Sales expenses	46	181	129
General and administrative expenses	55	216	204
Other operating expense	24	95	97
Income from electric energy service	267	1,041	891
Interest in associates and joint ventures	22	86	85
Financial income (expense):
Income	53	207	197
Expense	(110)	(427)	(505)
Net financial income (expenses)	(56)	(220)	(308)
Income before taxes	232	906	668
Social contribution	(23)	(90)	(67)
Income tax	(63)	(246)	(182)
Total taxes	(86)	(336)	(249)
Net income	146	570	419
Net income attributable to controlling shareholders	155	603	444
Net income (loss) attributable to non-controlling shareholders	(8)	(33)	(24)
Earnings per share attributable to controlling shareholders:
Basic	0.15	0.59	0.44
Diluted	0.15	0.59	0.44
Net income per ADS:
Basic	0.30	1.18	0.88
Diluted	0.30	1.18	0.88
Dividends(1)	—	—	—
Weighted average of number of common shares (in millions))	1,018	1,018	1,018
Dividends per share(1)	—	—	—
Dividends per ADS(1)	—	—	—

(1)
"Dividends" represent the total amount of dividends from net income for each period indicated, subject to approval of the shareholders at the general shareholders' meeting to be held in the following year.

(2)
Solely for convenience purposes, amounts in reais have been translated into U.S. dollars at the commercial selling rate at closing for the purchase of U.S. dollars, as reported by the Central Bank, as of March 31, 2019 of R$3.896 to US$1.00.

Net Operating Revenues

        Compared to the first quarter of 2018, our net operating revenues increased 11.8% (or R$752 million) to R$7,127 million in the first quarter of 2019.

        This increase in operating revenue was primarily due to: (i) an increase of R$1,032 million in sales of electricity to Final Consumers, as discussed in "—Sales by Destination" below; (ii) an increase of R$190 million in other concessionaires and licensees; and (iii) an increase of R$410 million in revenue due to TUSD for Captive and Free Consumers. These increases were partially offset by (i) a decrease of R$698 million in revenue from sector financial assets and liabilities as discussed in "—Other operating revenues" below, and (ii) an increase of R$397 million in deductions from operating revenues, as discussed in "—Deductions from operating revenues" below, which represent a decrease in net operating revenues.

        The following discussion describes changes in our net operating revenues by destination and by segment, based on the items comprising our gross revenues.

  Sales by Destination

  Sales to Final Consumers

        Compared to the first quarter of 2018, our gross operating revenues from sales to Final Consumers (which includes TUSD revenue from Captive Consumers) increased 18.7% (or R$1,264 million) in the first quarter of 2019, to R$8,010 million. Our gross operating revenues primarily reflect sales to Captive Consumers in concession areas from our distribution subsidiaries, as well as TUSD revenue from the use of our network by Captive Consumers, both of which are subject to tariff adjustment as described below. Our gross operating revenue also reflects sales to Free Consumers in commercial and industrial categories.

        Distribution companies' tariffs are adjusted every year, in percentages specific to each category of consumer. The month in which the annual tariff adjustment becomes effective varies, impacting both the year in which the tariff adjustment occurs as well as the following year. The adjustments for our largest subsidiaries occur in April (CPFL Paulista), June (RGE) and October (CPFL Piratininga).

        In the first quarter of 2019, average energy prices increased by 20.9%, mainly due to the RTP result for CPFL Paulista and RGE and the RTA for CPFL Piratininga and CPFL Santa Cruz. The last tariff adjustments were of 21.27%, 20.01%, 18.45%, 13.70%, and 12.02% for RGE, CPFL Piratininga, RGE, CPFL Santa Cruz and CPFL Paulista, respectively. See Note 26.2 to our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus supplement. Overall average prices for Final Consumers in the first quarter of 2019 were higher for all consumer classes:

  •
  Residential and commercial consumers.  With respect to Captive Consumers (which represent 98.0% of the total R$5,714 million sold to this category in our consolidated statements), average prices increased 21.3% for residential consumers and 17% for commercial consumers, due to the RTP referred to in the paragraph above. With respect to Free Consumers, the average price for the commercial consumers increased 6.5%.

  •
  Industrial consumers.  With respect to Captive Consumers, average prices increased 16.2%, mainly due to the tariff adjustments described in the paragraphs above. With respect to Free Consumers, the average price for industrial consumers increased 7.8%, mainly due to new tariff negotiations in agreements with Free Consumers.

        The total volume of energy sold to Final Consumers in the first quarter of 2019 decreased 0.4% compared to the first quarter of 2018. This decrease represents the effect of a decrease of 0.54% (or 63GW) in the volume of energy sold to Final Captive Consumers, partially offset by an increase of 0.12% (or 3GW) in the volume of energy sold to Conventional Free Consumers.

        The volume sold to residential and commercial categories, which accounts for 60.4% of our sales to Final Consumers, increased by 5.9% (or 313GW) and 4.4% (or 122GW), respectively. These increases were due to the combined effect of:

  •
  Residential.  An increase of 5.9% (or 313GW) in the volume of energy sold by our distribution subsidiaries to the residential category due to the greater economic strength of our residential consumers in 2019.

  •
  Commercial.  (i) An increase of 27.16% (or 97GW) in the volume of energy sold by our commercialization subsidiaries due to the migration of Captive Consumers to the Free Consumers category and (ii) an increase of 1.1% (or 26GW) in the volume of energy sold to Captive Consumers in the commercial category, partially offset by a decrease of 3.44% (or 1GW) in the volume of energy from renewable sources sold to commercial consumers that chose to become Special Free Consumers.

        The volume sold to industrial consumers, which represented 22.4% of our sales to Final Consumers in the first quarter of 2019 (compared with 23.9% in the first quarter of 2018), decreased by 6.8% in the first quarter of 2019 compared to the first quarter of 2018. This decrease was mainly due to (i) a decrease of 9.0% (or 138GW) in the volume of Captive Consumers served by our distribution subsidiaries and (ii) a decrease of 5.0% (or 91GW) in the migration of industrial consumers from the Captive Market to the Free Market. With respect to commercial Free Consumers, volumes sold increased by 27.2% (or 97GW).

  Sales to wholesalers

        Compared to the first quarter of 2018, our gross operating revenues from sales to wholesalers in the first quarter of 2019 increased 34.4% (or R$377 million) to R$1,317 million (12.2% of gross operating revenues), mainly due to (i) an increase of 98.8% (or R$164 million) in sales of energy in the short-term market primarily due to an increase of 118% (or 680GWh) in the volume of energy sold, and (ii) an increase of 27.2% (or R$190 million) in revenues from other concessionaires and licensees, which gave rise to an increase in the average price of sales to wholesalers of 11.5% in the first quarter of 2019 compared with the first quarter of 2018. These increases were partially offset by a decrease of R$17 million in the transfer of revenue relating to the availability of the electric network.

  Other operating revenues

        Compared to the first quarter of 2018, our other gross operating revenue (which excludes TUSD revenue from captive consumers) decreased 24.7% (or R$467 million) to R$1,425 million in the first quarter of 2019 (13.2% of our gross operating revenues), mainly due to:

  (i)
  a decrease of R$698 million in revenue from sector financial assets and liabilities at March 31, 2019 compared to R$374 million in revenue from sector financial assets and liabilities at March 31, 2018. This revenue reflects the differences in timing between our budgeted costs included in the tariff at the beginning of the tariff period and those actually incurred while such tariff is in effect, creating a contractual obligation to pay, or right to receive, cash to or from consumers through subsequent tariffs or to pay or receive from the granting authority any amounts remaining at the maturity of the concession. This leads to a readjustment in order to recognize the future decrease (or increase) of tariffs to account for lower (or additional) costs in the current year, resulting in such adjustment being recognized as a positive (or negative) revenue item. The decrease in this item at March 31, 2019 was mainly driven by (a) a decrease of R$605 million in overcontracting, (b) a decrease of R$445 million related to the cost of electricity; (c) a decrease of R$175 million in the CDE Account; (d) a decrease of R$61 million related to Basic Network Charges; and (e) a decrease of R$169 million in Itaipu onlendings; partially offset by (a) an increase of R$723 million in other financial components; (b) an increase of R$24 million in the ESS and the EER; (c) an increase of R$7 million related to the neutrality of sector charges; and (d) an increase of R$6 million from the Proinfa Program. See Note 8 to our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus supplement for additional information;

  (ii)
  a decrease of R$10 million in other revenues and results;

  (iii)
  an increase in revenue of R$162 million due to TUSD referring to Free Consumers;

  (iv)
  an increase of R$52 million in revenues related to discounts on tariffs reimbursed by funds from the CDE Account;

  (v)
  an increase of R$44 million in revenue from concession infrastructure construction; and

  (vi)
  an increase of R$16 million in indemnification paid for noncompliance with technical indicators (performance indicators, such as the duration of individual interruptions by consumer unit, the frequency of individual interruptions by consumer unit and the maximum duration of continuous interruptions by consumer unit or connection point).

  Deductions from operating revenues

        We deduct certain taxes and industry charges from our gross operating revenue to calculate net operating revenue. The ICMS is calculated based on gross operating revenue from Final Consumers (billed), while federal PIS/COFINS taxes are calculated based on total gross operating revenue. The research and development and energy efficiency programs (regulatory liabilities) are calculated based on net operating revenue. Other regulatory liabilities vary depending on the regulatory effect reflected in our tariffs. These deductions represented 33.93% of our gross operating revenue in the first quarter of 2019 and 33.86% in the first quarter of 2018. Compared to the first quarter of 2018, these deductions increased by 12.2% (or R$397 million) to R$3,660 million in the first quarter of 2019, mainly due to: (i) an increase of 24.1% (or R$343 million) in ICMS, mainly due to an increase in our gross operating revenues; (ii) an increase of 11.1% (or R$100 million) in contributions made to the CDE Account as a result of the new contribution quota established by ANEEL; and (iii) an increase of 8.0% (or R$67 million) in PIS/COFINS, mainly due to an increase in our gross operating revenues (the tax assessable basis for these taxes). These increases were partially offset by an increase of R$129 million in revenues from recognized tariff flags, which will be deposited into the CCRBT.

  Sales by segment

  Distribution

        Compared to the first quarter of 2018, net operating revenues from our distribution segment increased 14.1% (or R$735 million) to R$5,936 million in the first quarter of 2019. This increase mainly reflected the increase of R$1,116 million in gross operating revenue due to the following fluctuations:

  (i)
  an increase of 29.8% (or R$994 million) in the supply of electric energy, mainly due to increases of R$888 million and R$247 million in revenues from billed supply arising from residential and commercial consumer classes, respectively, partially offset by a decrease of 91.8% (or R$90 million) in revenue from net unbilled supply;

  (ii)
  an increase of 28.1% (or R$163 million) in revenue from TUSD to Free Consumers;

  (iii)
  an increase of R$229 million in supply of electric energy to other concessionaires and licensees;

  (iv)
  an increase of R$128 million in revenue from short-term electric energy; and

  (v)
  an increase of 12.2% (or R$45 million) in revenue from concession infrastructure construction.

        These increases were partially offset by:

  (i)
  a decrease of R$698 million in revenue from sector financial assets and liabilities, which represented a decrease in revenue of R$324 million from sector financial liabilities in the first quarter of 2019 compared to R$374 million from sector financial assets and liabilities in the first quarter of 2018 (see "—Other operating revenues" above);

  (ii)
  an increase of R$16 million in expense related to compensation for noncompliance with technical indicators (performance indicators, such as the duration of individual interruptions by consumer unit, the frequency of individual interruptions by consumer unit and the maximum duration of continuous interruptions by consumer unit or connection point); and

  (iii)
  a decrease of R$11 million in other operating revenues and income.

        The deductions from our distribution segment's operating revenues increased by 12.2% (or R$382 million) to R$3,510 million in the first quarter of 2019, mainly due to: (i) an increase of 24.3% (or R$340 million) in deductions relating to ICMS, 7.9% (or R$48 million) relating to COFINS and 8.4% (or R$11 million) relating to PIS, which was driven by an increase in our gross operating revenue (the tax assessable basis for these taxes); and (ii) an increase of 11.1% (or R$100 million) in contributions made to the CDE Account due to new contribution quotas established by ANEEL. These increases were partially offset by an increase of R$129 million in revenues from recognized tariff flags, which will be deposited into the CCRBT.

  Generation (conventional sources)

        Net operating revenues from our generation from conventional sources segment in the first quarter of 2019 amounted to R$269 million, a decrease of 4.26% (or R$12 million) compared to R$281 million in the first quarter of 2018, due to the combined effect of the following factors: (i) a decrease of R$11 million in other revenues and income; (ii) an increase of 12.5% (R$3 million) in deductions of PIS/COFINS from revenue; and (iii) a decrease of R$6 million in revenue from short-term electric energy; partially offset by an increase of 6.2% (or R$9 million) in revenue from other concessionaires and licensees.

  Generation (renewable sources)

        Net operating revenues from our generation from renewable sources segment in the first quarter of 2019 amounted to R$334 million, a decrease of 12.87% (or R$49 million) compared to R$384 million in the first quarter of 2018. This decrease was mainly due to a decrease of 21.2% (or R$78 million) in revenue from sales of electric energy to other concessionaires and licensees, partially offset by (i) decrease of 19.0% (or R$4 million) in deductions of PIS/COFINS from revenue and (ii) an increase of 77.4% (or R$24 million) in revenue from electric energy in the spot market (short-term energy).

  Commercialization

        Net operating revenues from our commercialization segment in the first quarter of 2019 amounted to R$760 million, an increase of 7.1% (or R$50 million) compared to R$710 million in the first quarter of 2018. This increase was mainly due to: (i) an increase of 35.4% (or R$28 million) in revenue from commercial Free Consumers, which was driven by an increase of 27.2% (or 97GWh) in sales volume; and (ii) an increase of 128.6% (or R$18 million) in revenue from sales of electric energy in the short-term market. These increases were partially offset by an increase of 6.19% (or R$6 million) in deductions of ICMS, PIS/COFINS from operating revenues due to the increase of gross operating revenue in the segment (the tax assessable basis for these taxes).

  Services

        Net operating revenues from our services segment in the first quarter of 2019 amounted to R$146 million, an increase of 30.4% (or R$34 million) compared to R$112 million in the first quarter of 2018. This increase was mainly due to: (i) an increase of R$26 million in revenues from construction and maintenance services; (ii) an increase of R$12 million in revenues from administrative outsourcing, call center, information technology, distributed generation and energy efficiency. These increases were partially offset by an increase of 33.3% (or R$3 million) in deductions of PIS/COFINS from operating revenues, mainly due to the increase in gross operating revenues (the tax assessable basis for these taxes), and an increase of 100% (or R$1 million) in deductions of ICMS.

Income from Electric Energy Service by Destination

  Cost of Electric Energy

        Electricity purchased for resale.    Our costs for the purchase of energy for resale increased 19.7% (or R$651 million) in the first quarter of 2019, to R$3,952 million (64.9% of our operating costs and operating expenses) compared with R$3,301 million for the first quarter of 2018 (representing 60.2% of our total operating costs and operating expenses), mainly due to an increase of 7.7% (or 1,427GW) in the volume of energy purchased, reflecting:

  (i)
  increases of 20.0% (or R$596 million) and 9.3% (or 1,446 GWh) in the cost and volume of electric energy purchased through an auction in the Regulated Market, bilateral contracts and short-term energy; and

  (ii)
  an increase of 17.7% (or R$99 million) in cost of electric energy purchased from Itaipu.

        Electricity network usage charges.    Our charges for the use of our transmission and distribution system decreased 25.4% (or R$181 million) to R$531 million in the first quarter of 2019 compared with R$712 million in the first quarter of 2018, reflecting the combined effect of: (i) a decrease of R$88 million in ESS, net of transfers from CCEE's energy reserve account (conta de energia de reserva—CONER), or CONER; (ii) a decrease of R$69 million in Basic Network Charges; (iii) a decrease of R$19 million in tax credits from PIS/COFINS; and (iv) an increase of R$15 million in connection charges.

  Other costs and operating expenses

        Our other costs and operating expenses comprise our operating cost, services rendered to third parties, costs related to construction of concession infrastructure, sales expenses, general and administrative expenses, depreciation and amortization, provision for doubtful accounts and other operating expenses.

        Compared to the first quarter of 2018, our other costs and operating expenses increased 9.0% (or R$133 million) to R$1,603 million in the first quarter of 2019, mainly due to the following events: (i) an increase of 11.9% (or R$44 million) in expenses relating to the construction of concession infrastructure; (ii) an increase of 165.4% (or R$43 million) in expenses for the provision for doubtful accounts; (iii) an increase of 166.7% (or R$20 million) in legal, judicial and indemnification expenses; (iv) an increase of 4.1% (or R$13 million) in depreciation and amortization; and (v) an increase of 3.0% (or R$10 million) in personnel expenses. These increases were partially offset by (i) a decrease of 8.8% (or R$16 million) in expenses relating to services provided by third-parties; and (ii) a decrease of 32.3% (or R$10 million) in expenses on gain (loss) disposal, retirement and other noncurrent assets.

  Income from Electric Energy Service

        Compared to the first quarter of 2018, our income from electric energy increased 16.8% (or R$150 million) to R$1,041 million in the first quarter of 2019, since our net operating revenue increased by more in absolute terms (R$752 million) than the increase in our cost of generating and distributing electric energy and other operating costs and expenses (R$603 million).

Income from Electric Energy Service by Segment

  Distribution

        Compared to the first quarter of 2018, income from electric energy service from our distribution segment increased R$176 million to R$788 million in the first quarter of 2019. As discussed above, net operating revenues from the segment increased by 14.1% (or R$735 million) while other costs and operational expenses related to the segment increased by 12.7% (or R$122 million). The main contributing factors to the changes in costs and operational expenses were as follows:

        Electricity costs.    Compared to the first quarter of 2018, electricity costs increased 12.4% (or R$426 million), to R$3,877 million in the first quarter of 2019.

        The cost of energy purchased for resale increased 21.9% (or R$606 million), reflecting the combined effect of: (i) an increase of 22.9% (or R$547 million) in the cost of electric energy purchased through an auction in the Regulated Market, bilateral contracts and short-term energy, as well as an increase of 10.9% (or 1,269 GWh) in the volume of electric energy purchase through an auction in the Regulated Market, bilateral contracts and short-term energy; (ii) an increase of 12.3% in the average purchase prices of electric energy; (iii) an increase of R$99 million in the purchases of electric energy from Itaipu, reflecting a decrease of 0.7% (or 19 GWh) in the volume of electric energy purchased; and (iv) an increase of 22.3% (or R$59 million) in PIS/COFINS credits relating to purchases of electric energy.

        In addition, as mentioned above, charges for the use of the transmission and distribution system decreased 26.3% (or R$181 million) to R$507 million in the first quarter of 2019, mainly as a result of: (i) a decrease of R$88 million in ESS, net of transfers from CONER; (ii) a decrease of R$70 million in Basic Network Charges; and (iii) a decrease of R$66 million in EER.

        Other costs and operating expenses.    Compared to the first quarter of 2018, our other costs and operating expenses for the distribution segment increased 12.7% (or R$122 million) to R$1,079 million in the first quarter of 2019. This increase was mainly due to: (i) an increase of 12.2% (or R$45 million) in costs related to the construction of concession infrastructure; (ii) an increase of 161.5% (or R$42 million) in provisions for doubtful accounts mainly due to tariff increases of 20% and consumer default or late payment in the commercial and residential classes; (iii) an increase of 181.8% (or R$20 million) in legal, judicial and indemnification expenses; and (iv) an increase of 27.3% (or R$6 million) in private pension expenses. These increases were partially offset by a decrease of 35.5% (or R$11 million) in expenses with a loss (gain) on disposal, retirement and other noncurrent assets.

  Generation (conventional sources)

        Compared to the first quarter of 2018, income from electric energy service from our conventional generation segment decreased 10.1% (or R$21 million) to R$188 million in the first quarter of 2019. This decrease was mainly due to (i) a decrease in net operating revenue from the segment of 4.26% (or R$12 million) as described in the section above; (ii) a decrease in costs with electric energy of 57.4% (or R$11 million) mainly due to the purchases of electric energy through an auction in the Regulated Market, bilateral contracts and short-term energy; and (iii) a decrease in operating costs and expenses relating to the segment of 4.1% (or R$1 million).

  Generation (renewable sources)

        Compared to the first quarter of 2018, income from electric energy service from our renewable generation segment decreased 55.1% (or R$39 million) to R$31 million in the first quarter of 2019. This decrease was due to the combined effect of (i) a decrease of 12.87% (or R$49 million) in net operating revenue (as discussed in "—Sales by segment" above) and (ii) an increase of 4.1% (or R$4 million) in operating costs and expenses; partially offset by a decrease of 24.4% (or R$17 million) in electric energy costs. The increase in operating costs and expenses was mainly due to (i) an increase of R$5 million in other expenses and (ii) an increase of R$3 million in expenses with personnel and services provided by third parties; partially offset by a decrease of R$6 million in expenses with materials.

  Commercialization

        Compared to the first quarter of 2018, income from electric energy service from our commercialization segment increased 321.5% (or R$23 million) to R$30 million in the first quarter of 2019. This increase was due to the combined effect of: (i) an increase of 4.0% (or R$28 million) in the cost of electric energy; (ii) an increase of 7.1% (or R$50 million) in net operating revenue from the segment, as discussed in "—Sales by segment" above; and (iii) a decrease of 2.3% (or R$0.3 million) in operating costs and expenses. The increase in operating costs and expenses was mainly due to an increase of R$30 million in the cost of electric energy purchased in the Regulated Market, bilateral contracts and the spot market, driven by an increase of 5.3% in the average price of energy purchased for resale, partially offset by an increase of 4.3% (or R$3 million) in PIS/COFINS credit.

  Services

        Compared to the first quarter of 2018, income from electric energy service from our services segment increased 75.1% (or R$13 million) to R$30 million in the first quarter of 2019. This increase was due to the combined effect of an increase of 30.4% (or R$34 million) in net operating revenue, as discussed in "—Sales by segment" above, which exceeded the increase of 23.3% (or R$21 million) in operating costs and expenses.

Net Income

  Net Financial Expense

        Compared with the first quarter of 2018, our net financial expense decreased 28.6% (or R$88 million), from R$308 million in first quarter of 2018 to R$220 million in the first quarter of 2019, mainly due to a decrease of R$78 million in our financial expenses, offset by an increase of R$10 million in our financial income.

        The reasons for the decrease in financial expenses are: (i) a decrease of R$48 million in debt charges; (ii) a decrease of R$32 million in financial expenses from monetary and exchange adjustments; and (iii) a decrease of R$5 million in financial expenses arising from monetary adjustments to sector financial liabilities; partially offset by an increase of R$5 million in other financial expenses.

        The increase in financial income is mainly due to following reasons: (i) an increase of 300% (or R$21 million) in income from monetary adjustments to sector financial assets (see Note 8 of our audited annual consolidated financial statements in our most recent annual report on Form 20-F, incorporated by reference herein); (ii) an increase of 60.0% (or R$15 million) in other income; and (iii) an increase of 7.1% (or R$5 million) in income from fines for late payments. These increases were partially offset by: (i) a decrease of 25.8% (or R$17 million) in income from financial investments; and (ii) a decrease of 65.2% (or R$15 million) in monetary and exchange adjustments.

  Income and Social Contribution Taxes

        Our net charge for income and social contribution taxes increased to R$336 million in the first quarter of 2019 compared with R$249 million in the first quarter of 2018. Our effective rate of 37.1% on pretax income in the three months ended March 31, 2019 was higher than the official rate of 34%, mainly due to the adjustment in the tax burden of the revenues from excess demand and excess reactive power (see Note 25.1 to our audited annual consolidated financial statements in our most recent annual report on Form 20-F, incorporated by reference herein). Our unrecorded tax credits relate to losses generated for which there is no currently reasonable certainty that future taxable income will be sufficient to absorb such losses (see Note 9.5 to our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus supplement).

  Net Income

        Compared to the first quarter of 2018, and due to the factors discussed above, net income increased 36.0% (or R$151 million), to R$570 million in the first quarter of 2019.

Net Income by Segment

        In the first quarter of 2019, 81.5% of our net income derived from our distribution segment, 32.3% from our generation from conventional sources segment, negative 16.3% from our generation from renewable sources segment, 2.6% from our commercialization segment, 4.1% from our services segment and negative 4.2% from Other.

  Distribution

        Compared to the first quarter of 2018, net income from our distribution segment increased 45.1% (or R$145 million), to R$465 million in the first quarter of 2019, as a result of: (i) an increase of 28.7% (or R$176 million) in income from electric energy service and (ii) a decrease of 43.1% (or R$45 million) in net financial expenses; partially offset by an increase of 40.9% (or R$76 million) in expenses related to income and social contribution taxes.

        The decrease in the segment's net financial expense was mainly due to:

  (i)
  a decrease of 14.9% (or R$36 million) in financial expenses, mainly due to: (a) a decrease of R$16 million in monetary and exchange adjustments; (b) a decrease of R$8 million in other financial expenses; (c) a decrease of R$5 million in expenses with debt charges; and (d) a decrease of R$5 million in adjustments to the sector financial liabilities;

  (ii)
  an increase of R$9 million in financial income, mainly due to: (a) an increase of R$21 million in adjustments to sector financial assets and (ii) an increase of R$6 million in financial income from interest and late payment fines. These increases were partially offset by: (i) a decrease of R$10 million in monetary and exchange adjustments; (ii) a decrease of R$7 million in income from financial investments; and (iii) a decrease of R$2 million in adjustments in tax credits and other financial revenues.

  Generation (conventional sources)

        Net income from our generation from conventional sources segment increased by 1.4% (or R$2 million), to R$184 million during the first quarter of 2019 from R$182 million for the first quarter of 2018. This increase is mainly due to: (i) a decrease of 35.1% (or R$24 million) in net financial expense; (ii) a decrease of 10.1% (or R$21 million) in revenue from electric energy service; and (iii) a decrease of 1.1% (or R$1 million) in income and social contribution tax.

        The decrease in net financial expense was mainly due to: (i) a decrease of R$16 million in expenses from monetary and exchange adjustments; and (ii) a decrease of 26.6% (or R$17 million) in debt charges. These decreases were partially offset by: (i) a decrease of 80.0% (or R$12 million) in income from financial investments; (ii) a decrease of R$4 million in income from monetary and exchange adjustments; and (iii) an increase of R$7 million in income arising from interests on mutual contracts.

  Generation (renewable sources)

        The net loss from our generation from renewable sources segment increased by 28.3% (or R$20 million), to R$93 million in the first quarter of 2019 compared to net loss of R$73 million in the first quarter of 2018, mainly due to the combined effect of: (i) a decrease of 55.1% (or R$39 million) in income from electric energy service; (ii) a decrease of 13.5% (or R$18 million) in net financial expense; and (iii) a decrease of R$1 million in expenses from income and social contribution taxes.

        The decrease in net financial expense was driven by: (i) a decrease of 18.5% (or R$22 million) in expenses from debt charges; (ii) a decrease of R$4 million in income from financial investments; and (iii) a decrease of R$2 million in capitalized borrowing costs, which is accounted for as a decrease in financial expenses.

  Commercialization

        The net income from our commercialization segment increased to R$15 million in the first quarter of 2019 from a net loss of R$0.4 million in the first quarter of 2018, reflecting the combined effect of: (i) an increase of 321.53% (or R$23 million) in income from electric energy service; and (ii) an increase of R$7 million in expenses from income and social contribution taxes.

  Services

        Compared to the first quarter of 2018, net income from our services segment increased 78.1% (or R$10 million), to R$23 million in the first quarter of 2019, reflecting the combined effects of: (i) an increase of 75.1% (or R$13 million) in income from services rendered; (ii) a decrease of R$3 million in expenses related to income tax and social contribution; and (iii) a decrease of R$1 million in net financial expense.

Liquidity and Capital Resources

        Our credit risk and debt securities are rated by Standard and Poor's, Fitch Ratings and Moody's Investors Service. These ratings reflect, among other factors, perspectives for the Brazilian electricity sector, the political and economic context, country risk, hydrological conditions in the areas where our power plants are located, our operational performance and debt levels, and the ratings and outlook of our controlling shareholders. Our rating was reduced in 2016 from AA+ to AA-by Standard and Poor's as a result of the downgrading of Brazil's investment grade due to changes in economic and political scenarios. Despite the downgrading of Brazil's investment grade in September 2015, Fitch Ratings did not reduce our rating in 2016. In May 2018, our rating was maintained as AA-with a stable outlook by Standard and Poor's and was upgraded to AAA in June 2018. In July 2018, our rating was AAA by Moody's Investors Service. In both May 2018 and February 2019, our rating was maintained as AAA with a stable outlook by Fitch Rating. In June 2019, our rating was maintained as AAA by Standard and Poor's and Moody's Investors Service.

        On March 31, 2019, our working capital was positive, reflecting an excess of current assets over current liabilities of R$1,308 million, an increase of R$322 million compared to a positive working capital balance of R$987 million at December 31, 2018, representing an excess of current assets over current liabilities. The main causes of this increase in working capital were: (i) an increase of

R$1,549 million in cash and cash equivalents; and (ii) an increase of R$157 million in accounts receivable from consumers, concessionaires and licensees.

        Those increases were partially offset by: (i) an increase of R$762 million in suppliers, R$318 million in borrowings and R$200 million in debentures mainly due to the use of R$423 million in investing activities and R$74 million in financing, offset by generated operating net cash of R$1,898 million; and (ii) a decrease of R$49 million in net derivative financial instruments.

  Sources of Funds

        Our main sources of funds derive from our operating cash generation and financings.

  Cash Flow

        For ease of reference, lists of items and amounts explaining any increases or decreases in the discussion below are listed in the order in which such line items appear in our unaudited condensed consolidated interim financial statements.

        Our net cash provided by operating activities was R$1,898 million in the first quarter of 2019, compared to R$463 million of net cash used in operating activities in the first quarter of 2018 (an increase of R$2,361 million or 509.9%). The increase in cash generation primarily reflects:

  (i)
  a net increase of R$2,142 million in cash generation arising from increases in operating liabilities, primarily due to accounts payables (R$1,517 million), regulatory liabilities (R$411 million), sector financial liabilities (R$184 million), other operational liabilities (R$90 million) and payables of amounts provided by the CDE Account (R$8 million); partially offset by a decrease in other taxes and social contributions (R$55 million) and tax, civil and labor risks paid (R$11 million);

  (ii)
  a net decrease of R$37 million in operating assets, primarily driven by sector financial assets (R$216 million), other operational assets (R$ 106 million) and escrow deposits (R$9 million); partially offset by an increase in taxes recoverable (R$142 million), accounts receivable from consumers (R$97 million), receivables of amounts provided by the CDE Account (R$33 million) and dividends and interest on capital received (R$22 million);

  (iii)
  an increase of R$207 million in net income, adjusted for the reconciliation of net cash; and

  (iv)
  an increase of R$24 million in cash consumption in income tax and social contributions (R$65 million), partially offset by payments of interest (R$41 million).

        Our net cash provided by financing activities was R$74 million in the first quarter of 2019, compared to R$688 million of net cash provided by financing activities in the first quarter of 2018 (a decrease of R$614 million or 89.2%). This decrease in cash generation was due to:

  (i)
  a decrease of R$2,148 million in fundraising from borrowings and debentures; and

  (ii)
  an increase of R$1,535 million related to payments of loans, financing, debentures and derivatives.

        Our cash flow used for investing activities was R$423 million in the first quarter of 2019 compared with R$446 million in the first quarter of 2018. This decrease of R$22 million (5.0%) primarily reflects:

  (i)
  a decrease of R$42 million in securities, pledges and restricted deposits;

  (ii)
  a decrease of R$19 million in property, plant and equipment mainly due to the use of cash for investments in our subsidiaries; and

  (iii)
  an increase of R$37 million in purchases of contract asset.

  Indebtedness

        The following table sets forth our current and noncurrent indebtedness (in millions) for the first quarter of 2019:

	March 31, 2019
	Current	Noncurrent
Secured debt	762	5,043
Unsecured debt	3,118	11,553

Total	3,880	16,596

        Our total indebtedness increased R$100 million, or 0.5%, from December 31, 2018 to March 31, 2019, mainly due to (i) the raising of R$800 million in borrowings and debentures; and (ii) the effect of R$136 million in derivatives' liquidation, partially offset by the amortization of indebtedness in the amount of R$858 million. Our main sources of funding for the three months ending March 31, 2019, were as follows:

  •
  issuances of promissory notes in the amount of R$476 million by CPFL Paulista (R$351 million) and CPFL Piratininga (R$125 million) to improve working capital; and

  •
  issuance of debentures in the amount of R$325 million by CPFL Brasil to finance its investment plan, refinance debt and improve working capital.

        In 2019 and 2020, we expect to continue to take advantage of the financing opportunities offered by the market through issuing debentures and debt for working capital, both in the domestic and overseas markets, and those offered by the government through lines of financing provided by BNDES, in order to expand and modernize the electricity system of distributors, to undertake new investments in the generation segment.

        Moreover, through fundraising we seek to maintain the liquidity of our group and a favorable debt profile through extending the average maturity of our debt and reducing its cost.

  Terms of Outstanding Debt

        Our total debt outstanding at March 31, 2019 (including charges and excluding derivatives) was R$20,477 million. The amount of R$5,292 million of our total outstanding debt, or 25.8%, was denominated in foreign currency, principally U.S. dollars. We have entered into swap agreements in order to reduce our exposure to exchange rates that arise from certain of these obligations. Of our total outstanding debt, as of March 31, 2019, R$3,880 million falls due within 12 months.

        Our major categories of indebtedness are as follows:

  •
  Floating rate.  At March 31, 2019, we had R$5,273 million outstanding under a number of loan agreements indexed at floating rates based on the TJLP and TLP indices (R$4,260 million), CDI and SELIC rate (R$900 million) and other loan agreements (R$112 million). These loans are denominated in reais. The most significant part of these loans relates to: (i) loans indexed to the TJLP and TLP indices to our indirect subsidiary CPFL Renováveis (R$2,832 million) and to our distribution subsidiaries, CPFL Paulista, CPFL Piratininga, CPFL Santa Cruz, and RGE (R$1,428 million); and (ii) loans indexed to the CDI rate to our indirect subsidiary CPFL Renováveis (R$256 million).

  •
  Fixed rate.  At March 31, 2019, we had R$844 million outstanding under a number of loan agreements based on a fixed rate. These loans are denominated in reais. The most significant part of these loans relates to our indirect subsidiary CPFL Renováveis (R$250 million).

  •
  Debentures.  At March 31, 2019, we had indebtedness of R$9,124 million outstanding under several series of debentures issued by CPFL Energia, CPFL Paulista, CPFL Piratininga, RGE, CPFL Santa Cruz, CPFL Brasil, CPFL Geração and CPFL Renováveis.

  •
  Foreign currency-denominated debt.  At March 31, 2019, we had the equivalent of R$5,292 million outstanding under other loans denominated in foreign currency, principally U.S. dollars (US$1,137 million or R$4,433 million). We have entered into swap agreements in order to reduce our exposure to exchange rates that arise from these obligations.

  Financial and Operating Covenants

        We are subject to financial and operating covenants under our financial instruments and those of our subsidiaries. The main parameters established by financial institutions under these instruments are: (i) net indebtedness divided by EBITDA; (ii) EBITDA divided by finance income (costs); (iii) net indebtedness divided by the sum of net indebtedness and net equity; (iv) maintaining the debt coverage ratio and own capitalization ratio; and (v) other restrictions such as restrictions on the payment of dividends to our subsidiaries. Certain of these covenants require us to calculate the metrics used for covenant compliance on an as adjusted basis, to reflect proportional consolidation of the financial position and results of operations of all companies in which we hold 10% or more of the voting stock, and to reflect our equivalent stake in each company that we control with less than 100% (such as CPFL Energias Renováveis S.A. and CERAN—Companhia Energética Rio das Antas).

        Our management and that of our subsidiaries monitor these ratios systematically and constantly to ensure that we and our subsidiaries remain in compliance with these contractual conditions. In the opinion of our management, we were in compliance with these covenants at March 31, 2019. Our subsidiaries have obtained the waivers specified below:

  •
  CPFL Piratininga's debt coverage ratio requires 3.5 times the debt service amount for the period and its net indebtedness to EBITDA ratio. CPFL Piratininga obtained from BNDES and onlending banks a waiver from the obligation to comply with the financial ratio net debt to EBITDA contained in the financing agreements for the year ended December 31, 2018.

  •
  Bio Ester's debt coverage ratio requires cash generation of 1.2 times the debt service amount for the period, its net indebtedness to EBITDA ratio, and its own equity to own equity plus net indebtedness ratio. Bio Ester obtained a formal waiver from BNDES for debt coverage ratio on December 2018 and the approval to exclude this covenant as of 2019.

  •
  Bio Alvorada's debt coverage ratio requires cash generation of 1.2 times the debt service amount for the period, its net indebtedness to EBITDA ratio, and its own equity to own equity plus net indebtedness ratio. Bio Alvorada obtained a formal waiver from BNDES and the approval to exclude these covenants as of 2019.

  •
  Bio Coopcana's debt coverage ratio requires cash generation of 1.2 times the debt service amount for the period, its net indebtedness to EBITDA ratio, and its own equity to own equity plus net indebtedness ratio. Bio Coopcana obtained a formal waiver from BNDES and the approval to exclude these covenants as of 2019.

  •
  CPFL Renováveis' debt coverage ratio requires cash generation of 1.05 times the debt service amount for the period. CPFL Renováveis obtained the approval of Banco do Brasil S.A. and Itaú Unibanco S.A. to exclude the debt coverage ratio from its first issuance of debentures.

  Funding Requirements and Contractual Commitments

        Our capital requirements are primarily for the following purposes:

  •
  We make capital expenditures to continue improving and expanding our distribution system and to complete our renewable generation projects. See "—Capital Expenditures" for more information on our historical and planned capital expenditures;

  •
  Repayment or refinancing of maturing debt. At March 31, 2019 we had outstanding debt maturing during the following 12 months in the total amount of R$3,880 million; and

  •
  Dividends on a semiannual basis. We paid R$279 million in dividends in 2018 (R$221 million in 2017). See "Taxation—Brazilian Tax Considerations—Interest Attributable to Shareholders' Equity" and the Unconsolidated Statement of Cash Flow in Note 23.5 to our audited annual consolidated financial statements in our most recent annual report on Form 20-F, incorporated by reference herein, for more information on dividends.

        CPFL Energia has adopted a strategy to preserve minimum cash in order to access the capital markets at more favorable conditions and cover cash needs for the year. We employed this strategy in 2018, are continuing to employ it in 2019 and expect to continue to employ it in 2020. CPFL has broad access to the capital markets to raise funds and possible additional cash needs.

  Dividends

        For the year ended December 31, 2018, our board of directors approved a dividend distribution of R$489 million, equivalent to R$0.480182232 per share, approved by shareholders in our Annual Shareholders' Meeting, on April 29, 2019.

December 31, 2018
Profit for the year	2,058,040
Realization of comprehensive income	25,117
Prescribed dividends	(82,607)
Profit basis for allocation	826,600
Legal reserve	2,827,151
Statutory reserve—concession financial asset	(102,902)
Statutory reserve—working capital improvement	(2,235,465)
Mandatory dividend	(488,785)

        See Notes 23.5, 23.6 and 23.7 to our audited annual consolidated financial statements in our most recent annual report on Form 20-F, incorporated by reference herein, for additional information.

  Contractual Obligations

        The following table summarizes our contractual obligations and commitments in the quarter ended March 31, 2019 (including our noncurrent contractual obligations).

	Payments due by period
	Total	Less than 1 year	1 - 3 years	4 - 5 years	After 5 years
	(in millions of reais)
Contractual obligations in the quarter ended March 31, 2019:
Suppliers	3,479	3,159	187	—	133
Debt obligations(1)	24,032	5,061	10,761	5,459	3,751
Public utilities(1)	200	9	24	24	144
Post-employment benefit(2)	1,489	168	325	340	655
Regulatory liabilities	125	125	—	—	—
Others	347	272	4	4	68

Total of Balance Sheet items(1)	30,672	8,794	11,301	5,827	4,751

Leasings and rentals	33	5	10	11	8
Electricity purchase agreements(3)	136,280	14,146	26,344	26,409	69,381
Distribution and transmission systems service charges(4)	46,979	2,422	6,399	8,227	29,931
Premium of Hydrological Risk renegotiation (GSF)(5)	419	6	45	55	314
Generation projects(6)	48	28	9	7	4
Supplies	2,210	103	282	318	1,507
Other commitments related to the operation of concessions	261	14	29	32	187

Total of other commitments	186,230	16,724	33,118	35,059	101,332

Total of contractual obligations	216,902	25,518	44,419	40,886	106,083

(1)
Includes interest payments, including future projected or estimated interest not recorded on our balance sheet.

(2)
Estimated future contributions to the post-employment benefit.

(3)
Amounts payable under long-term energy purchase agreements, which are subject to changing prices and provide for renegotiation under certain circumstances. The table represents the amounts payable for the contracted volumes applying the year-end 2018 price. See "—Background—Prices for Purchased Electricity" and Note 35 to our audited annual consolidated financial statements in our most recent annual report on Form 20-F, incorporated by reference herein, for more information.

(4)
Estimated expenses related to distribution and transmission system services charges through the end of the concessions.

(5)
Estimated expenses for the payment of risk premium in connection with renegotiation of hydrological risk.

(6)
The power plant construction projects include commitments made basically to make funds available for construction and acquisition of concession related to the subsidiaries in the renewable energy segment.

Research and Development and Electricity Efficiency Programs

        In accordance with applicable Brazilian law, since June 2000, companies holding concessions, permissions and authorizations for distribution, generation and transmission of electricity have been required to dedicate a minimum of 1.0% of their net operating revenue each year to research and development and electricity efficiency programs. Small Hydroelectric Power Plants and wind, solar and biomass energy projects are not subject to this requirement. Beginning in April 2007, our distribution concessionaires dedicated 0.5% of their net operating revenue to research and development and 0.5% to electricity efficiency programs, while our generation concessionaires dedicated 1.0% of their net operating revenue to research and development. 0.3% of the net operating revenue of our distribution concessionaires that is dedicated to research and development is directed to the MME and the National Fund for Scientific and Technological Development (Fundo Nacional de Desenvolvimento Científico e Tecnológico), or the FNDCT, and the remaining 0.2% is managed and invested by our distribution concessionaires. 0.1% of the net operating revenue of our distribution concessionaires that is dedicated to electricity efficiency programs is directed to the National Program for Conservation of Electrical Energy (Programa Nacional de Conservação de Energia Elétrica) and the remaining 0.4% is managed and invested by our distribution concessionaires. Similarly, for our generation concessionaires, 0.6% of the net operating revenue dedicated to research and development is directed to the MME and the FNDCT and the remaining 0.4% is managed and invested by our generation concessionaires.

        Our electricity efficiency program is designed to foster the efficient use of electricity by our consumers, to reduce technical and commercial losses and offer products and services that improve satisfaction and loyalty and enhance our corporate image. Our research and development programs utilize technological research to develop products, which may be used internally, as well as commercialized in the market. We carry out certain of these programs through strategic partnerships with national universities and research centers, and the vast majority of our resources are dedicated to innovation and development in new technologies applicable to our business.

        Our disbursements on research and development projects in the three months ended March 31, 2019 and in the years ended December 31, 2018, 2017 and 2016 totaled R$20 million, R$115 million, R$176 million and R$147 million, respectively.

Off-Balance Sheet Arrangements

        As of March 31, 2019, we had no off-balance sheet arrangements that have or are reasonably likely to have a material impact on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

        We have used the following amounts of our current funding arrangements:

			As of March 31, 2019 (in thousands of reais)
Modality	Approval	Company	Debt	Released	Balance
BNDES FINEM	In 2012	CPFL Renováveis	2,000	1,414	586
BNDES FINAME	In 2012	CPFL Renováveis	4,691	3,753	938
BNDES FINEM	In 2013	CPFL Renováveis	391,245	357,146	34,099
BNDES FINEM	In 2014	CPFL Renováveis	383,748	356,016	27,732
BNDES FINEM	In 2015	CPFL Renováveis	764,109	6,364	757,745
BNDES FINEM	In 2018	CPFL Renováveis	144,500	119,400	25,100
Banco do Nordeste FNE	In 2018	CPFL Renováveis	209,205	198,821	10,384
BNDES FINEM	In 2018	CPFL Paulista	953,392	405,000	548,392
BNDES FINEM	In 2018	CPFL Piratininga	347,264	176,000	171,264
BNDES FINEM	In 2018	CPFL Santa Cruz	174,954	79,000	95,954
BNDES FINEM	In 2018	RGE	550,571	253,000	297,571
BNDES FINEM	In 2018	RGE Sul (RGE)	582,453	277,000	305,453

Trend Information

        We seek to promote growth in each of our business segments: distribution, conventional generation sources, renewable generation sources, commercialization and services.

        We intend to continue to expand our distribution segment, either through market growth or through the acquisition of energy distribution companies (if there are companies in the market with characteristics and at a price that will be beneficial to us).

        Growth in our market is heavily influenced by economic growth, in particular, rates of employment, household income, retail sector sales and industrial production. In addition, the market is also influenced by the entry of new clients and changes in weather and rainfall volume.

        Expectations for 2019 seem auspicious, as suggested by the improvement of several financial indicators. Brazil's sovereign risk spread is improving, considering the structural reforms (notably the pension and tax reforms) that are expected to be undertaken by the new federal government. Under these circumstances, the Ibovespa, the main Brazilian stock market index, has recorded significant gains in recent years, despite the significant corrections observed in major stock markets around the world.

        The real/U.S. dollar exchange rate has remained reasonably stable, helping to maintain inflation expectations anchored within target ranges. The median market forecasts are currently predicting an inflation rate of around 4% for 2019, slightly below the 4.25% target established for the year. This has helped to consolidate expectations that the Central Bank will maintain the monetary policy at an expansionist stance for a long time. The median market forecast predicts that the SELIC will end 2019 at the current rate of 6.5%.

        The impulse that the expansionary monetary policy is expected to give to the credit market, together with the somewhat lower unemployment levels and accelerating income growth, will tend to support household consumption (which is expected to grow at a somewhat faster rate in 2019). The improvement in business confidence, supported by the expectation that structural reforms will be resumed, is expected to jumpstart investments, which, for the time being, have recovered only a very modest portion of the strong contraction observed during the recession.

        Despite optimistic expectations, the outlook for 2019 continues to face significant uncertainties. The main risk continues to be political in nature: if the favorable perspectives for the economic reform agenda are frustrated, the exchange rate will likely face significant volatility and private confidence will likely deteriorate, weighing on consumption and investments. The external environment, in turn, tends to remain challenging, with the major world economies going through a period of slower growth.

        As such, the Brazilian economy is expected to continue recovering at a moderate pace. The median market forecast currently predicts that the GDP growth rate will accelerate from 1.1% in 2018 to around 1.7% in 2019. Weak external demand and fiscal adjustment measures, which is expected to limit government consumption and public investments, are factors that are expected to limit the speed of recovery in the short term. Thus, the GDP is expected to reach the pre-recession level of early 2014 only by mid-2020.

        Our generation segment has shown high levels of growth in the last few years, with the acquisition and construction of new plants. In 2011, the creation of CPFL Renováveis marked an important moment for us. We plan to continue to expand our generation activities, both in the conventional energy and the renewable energy (wind farms, Small Hydroelectric Power Plants, Biomass Thermoelectric Power Plants and Solar Power Plants) sectors. We are currently pursuing this strategy through CPFL Renováveis, with an Installed Capacity of 2,133 MW (of which our share is 1,100 MW).

        By 2024, we expect to reach an Installed Capacity of 1,150 MW in our renewable energy sector, when SHPP Lucia Cherobim and the Gameleira wind complex will have begun operations. We also have a 2,418 MW portfolio (of which our share is 1,247 MW) to be developed over the coming years through CPFL Renováveis. In addition, we will continue to seek out new projects in the conventional energy sector. At March 31, 2019 and December 31, 2018, we had an Installed Capacity of 2,172 MW in our conventional energy sector.

        In the commercialization and services segment, our main objective is to maintain our leading position, in terms of market share, in order to guarantee our above-average profitability. In addition, we expect to expand our portfolio of services, retain the loyalty of our customers and expand our services to new markets.

        Since our founding, we have employed a growth strategy based on operational excellence through innovation and technology, synergy, financial discipline and the accumulation of value. We plan to continue this in the future in order to consolidate our strong position in the energy industry.

Critical Accounting Policies

        We initially adopted IFRS 16—Leases and IFRIC 23—Uncertainty regarding treatment of income taxes as of January 1, 2019. A number of other new standards that do not have a material effect on our interim accounting information also became effective as of January 1, 2019.

        With respect to IFRIC 23, we applied the interpretation and there was no material impact arising from such application.

        IFRS 16 establishes, from the lessee's perspective, a new accounting method for leases previously classified as operating leases and their accounting registration is to be carried out in a manner similar to leases classified as financial leases. With respect to lessors, in practice, the standard maintains the requirements of IAS 17, while adding a few additional disclosure aspects.

        The new standard introduced a single model for the accounting of leases in the balance sheet of lessees. We recognize a right of use asset that represents our right to use the leased asset and a lease liability that represents our obligation to make lease payments. We chose to adopt the recognition exemptions provided for in the standard for short-term leases (contracts with a maximum term of 12 months) and low value items (where the fair value of the identified leased asset is less than US$5 thousand). The lessor's accounting remained similar to the current standard, which requires that lessors continue to classify leases as financial or operating.

        The standard states that a contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. As a result of the initial application of IFRS 16, in relation to leases that were previously classified as operating leases, we assessed the standard and concluded that there was no material impact on its adoption.

        See Note 3 to our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus supplement for more information on IFRS 16 and IFRIC 23.

Quantitative and Qualitative Disclosures about Market Risk

        We are exposed to market risk from changes in both foreign currency exchange rates and rates of interest and indexation. We have foreign exchange rate risk with respect to our debt denominated in U.S. dollars. We are subject to market risk deriving from changes in rates which affect the cost of our financing.

Exchange Rate Risk

        At March 31, 2019, 25.8% of our indebtedness was denominated in foreign currency. Also at March 31, 2019, we had swap agreements indexed to the CDI rate that offset the exchange rate risk exposure in foreign currency loans. As our net exposure is an asset denominated in U.S. dollars since the swap has higher balances than the liability, our exchange rate risk is associated with the risk of a drop in the value of the U.S. dollar. The potential loss to us that would result from a hypothetical favorable 50.0% change in foreign currency exchange rates (an expected scenario provided by the B3), after giving effect to the swaps, would be R$31.6 million (R$14.6 million if considering an hypothetical favorable 25% change in foreign currency exchange rates), primarily due to the increase, in Brazilian reais, in the principal amount of our foreign currency indebtedness. The total increase in our foreign currency indebtedness would be reflected as an expense in our income statement. See Note 33.e.1 to our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus supplement for more information on other scenarios.

Risk of Index Variation

        We have indebtedness and financial assets that are denominated in reais and that bear interest at variable rates or, in some cases, are fixed. The interest or indexation rates include several different Brazilian money-market rates and inflation rates. At March 31, 2019, the amount of such liabilities, net of such assets and after giving effect to swaps, was R$9,125 million. See Note 33.e.2 to our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus supplement for more information on other scenarios.

        A hypothetical, instantaneous and unfavorable change of 25% in rates applicable to floating rate financial assets and liabilities held at March 31, 2019, would result in a net additional cash outflow of R$756 million. This sensitivity analysis is based on the assumption of an unfavorable 25% movement of the interest rates applicable to each homogeneous category of financial assets and liabilities (an expected scenario available in the market). A homogeneous category is defined according to the currency in which financial assets and liabilities are denominated and assumes the same interest rate movement within each homogeneous category (e.g., U.S. dollars). As a result, our interest rate risk sensitivity model may overstate the impact of interest rate fluctuations for such financial instruments as unfavorable movements of all interest rates are unlikely.

RELATED PARTY TRANSACTIONS

        We are party to certain related party transactions. These transactions mainly fall into the following categories:

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  Purchase and sale of energy and charges: Refers to energy purchased or sold by distribution, commercialization and generation subsidiaries through short or long-term agreements and TUSD. Such transactions, when conducted in the Free Market, are carried out under conditions that we consider to be similar to market conditions at the time of the trading, according to internal policies previously established by our management. When conducted in the Regulated Market, the prices charged are set through mechanisms established by the regulatory authority; and

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  Intangible assets, Property, plant and equipment, Materials and Service: Refers to the purchase of equipment, cables and other materials for use in distribution and generation activities and the contracting of services such as construction and information technology consultancy.

        For more information on our related party transactions, see Note 30 to our audited annual consolidated financial statements in our most recent annual report on Form 20-F, incorporated by reference herein, and Note 31 to our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus supplement.

 TAXATION

        The following discussion summarizes certain Brazilian and U.S. federal income tax consequences of the acquisition, ownership and disposition of common shares or ADSs, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase, own or dispose of common shares or ADSs. The summary is based upon the tax laws of Brazil and regulations thereunder and on the tax laws of the United States and regulations thereunder as in effect on the date hereof, which are subject to change (possibly on a retroactive basis) and different interpretations. Holders of common shares or ADSs should consult their own tax advisors as to the tax consequences of the acquisition, ownership and disposition of common shares or ADSs.

        Although there is currently no income tax treaty between Brazil and the United States, the tax authorities of the two countries have had discussions that may culminate in such a treaty. No assurance can be given, however, as to whether or when a treaty will enter into force or how it will affect the U.S. holders (as defined below) of common shares or ADSs. Prospective holders of common shares or ADSs should consult their own tax advisors as to the tax consequences of the acquisition, ownership and disposition of common shares or ADSs in their particular circumstances.

Brazilian Tax Considerations

        The following discussion summarizes the material Brazilian tax consequences of the acquisition, ownership and disposition of our common shares or ADSs by a holder that is not domiciled in Brazil for purposes of Brazilian taxation, or a non-Brazilian Holder.

        Pursuant to Brazilian law, foreign investors may invest in the financial and capital markets of Brazil, including shares issued by Brazilian publicly traded corporations, provided that the applicable requirements are met, especially those provided under Resolution No. 4,373.

        According to Resolution No. 4,373, investments of foreign investors shall be made in Brazil pursuant to the same instruments and operational modalities available to the investors resident or domiciled in Brazil. The definition of foreign investor includes individuals, legal entities, funds and other collective investment entities, resident, domiciled or headquartered abroad.

        Pursuant to Resolution 4,373, among the requirements applicable to the investment of foreign investors in the Brazilian financial and capital markets, the foreign investors must: (i) appoint at least one representative in Brazil, which must be a financial institution or other institution authorized by the Central Bank to operate in Brazil. The local representative appointed by the foreign investor shall be responsible for performing and updating the registration of the investments made by the foreign investor to the Central Bank, as well as the registration of the foreign investor with the CVM; (ii) obtain a registry as foreign investor with the CVM, through the representative appointed pursuant to item (i) above; and (iii) establish or contract one or more custodians authorized by the CVM to perform custody activities.

        Securities and other financial assets held by foreign investors pursuant to Resolution No. 4,373 must be registered or maintained in deposit accounts or under the custody of an entity duly licensed by the Central Bank or the CVM, or be registered with clearing houses or other entities that provide services of registration, clearing and settlement duly licensed by the Central Bank or the CVM. In the case of depositary receipts, the record must be made by the Brazilian custodian entity on behalf of the foreign depositary institution.

        For purposes of the mandatory registry with the Central Bank of foreign investments in the Brazilian financial and capital markets, Resolution No. 4,373 expressly provides that simultaneous foreign exchange transactions (i.e. without effective transfer of funds) shall be required in specific situations, including (i) conversion of credits held by foreign investors in Brazil into foreign investment in the Brazilian financial and capital markets; (ii) transfer of investments made in depositary receipts into foreign direct investments (or investimento externo direto) or investments in the Brazilian financial and capital markets; and (iii) transfer of investments in the Brazilian financial and capital markets into foreign direct investments.

        In addition, Resolution No. 4,373 does not allow foreign investors to perform investments outside of organized markets, except as expressly authorized by the CVM through specific regulation. Pursuant to CVM Rule No. 560/15, the exceptions for investments outside of organized markets include subscription, stock bonus, among others.

  Taxation of Dividends

        Stock dividends paid by a Brazilian company to foreign investors, with respect both to foreign direct investments and to foreign investments carried out under the rules of Resolution No. 4,373, are generally not subject to withholding income tax in Brazil, to the extent that such amounts are related to profits generated as of January 1, 1996, as provided under article 10 of Law No. 9,249, dated December 26, 1995, or Law No. 9,249/95.

        In this context, it should be noted that Law No. 11,638, dated December 28, 2007, or Law No. 11,638/07, significantly altered Brazilian corporate law in order to align the Brazilian generally accepted accounting standards more closely with IFRS. Nonetheless, Law No. 11,941, dated May 27, 2009, introduced the Transitory Tax Regime, or RTT, in order to render neutral, from a tax perspective, all the changes provided by Law No. 11,638/07. Under the RTT, for tax purposes, legal entities should observe the accounting methods and criteria as in force on December 31, 2007.

        Profits determined pursuant to Law No. 11,638/07, or IFRS Profits, can differ from the profits calculated pursuant to the accounting methods and criteria as in force on December 31, 2007, or 2007 Profits.

        While it was general market practice to distribute exempted dividends with reference to the IFRS Profits, Normative Ruling No. 1,397 issued by the Brazilian tax authorities on September 16, 2013, or Normative Ruling No. 1,397/13, has established that legal entities should observe the accounting methods and criteria as in force on December 31, 2007 (e.g., the 2007 Profits), upon determining the amount of profits that could be distributed as exempted income to its beneficiaries.

        Any profits paid in excess of said 2007 Profits, or Excess Dividends, should, in the tax authorities' view and in the specific case of non-resident beneficiaries, be subject to the following rules of taxation: (i) 15% withholding income tax, or WHT, in the case of beneficiaries domiciled abroad, but not in tax havens, and (ii) 25% WHT, in the case of beneficiaries domiciled in tax havens.

        Since tax authorities could attempt to charge income tax due over Excess Dividends paid over the past five years based on the provisions of Normative Ruling No. 1,397/13, and in order to try to mitigate potential lawsuits of taxpayers that could argue that Normative Ruling No. 1,397/13 is unlawful, the Brazilian government introduced new provisions dealing with the Excess Dividends. A new tax regime, or the New Tax Regime, was introduced through the enactment of Law No. 12,973 of May 13, 2014, which brought significant modifications related to IRPJ, CSLL and PIS/COFINS, as well as revoking the RTT. Under the New Tax Regime, the current accounting standards (IFRS) became the starting point for the assessment of such taxes, except when Law No. 12,973/14 or supervening laws may treat such assessments in a different way, providing for specific adjustments to this purpose.

        Moreover, the New Tax Regime applies to all taxpayers beginning January 1, 2015, except for those who chose to anticipate and apply the provisions contained in Articles 1, 2 and 4 through 70 of Law No. 12,973/14 for the 2014 base period, for whom the RTT was revoked beginning December 31, 2013; however, the current treatment for transactions carried out before the New Tax Regime's effectiveness (under its Article 64) were protected.

        With respect to the taxation of dividends, the aforementioned new provisions determined that (i) the Excess Dividends related to profits assessed from 2008 to 2013 are assured to be exempt; (ii) potential disputes remain concerning the Excess Dividends related to 2014 profits, unless the company voluntarily elects to apply the New Tax Regime in 2014; and (iii) as of 2015, once the New Tax Regime is mandatory and has extinguished the RTT, it is possible to argue that dividends should be considered fully exempt as ordinarily provided by law.

  Interest Attributable to Shareholders' Equity

        Law No. 9,249, of December 26, 1995, as amended, allows a Brazilian corporation, such as us, to make payments to shareholders of interest attributable to shareholders' equity as an alternative to carrying out dividend distributions and treat those payments as a deductible expense for purposes of calculating Brazilian corporate income tax and social contribution on net income.

        For tax purposes, this interest is limited to the daily variation of the pro rata variation of the TJLP and the amount of the distribution may not exceed the greater of:

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  50% of net income (after the deduction of the social contribution on net income and before taking into account the provision for corporate income tax and the amounts of interest attributable to shareholders' equity) for the period in respect of which the payment is made; or

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  50% of the sum of retained profits and profits reserves for the year prior to the year in respect of which the payment is made.

        Payments of interest attributable to shareholders' equity to a non-Brazilian Holder are subject to WHT at the rate of 15%, or 25% if the non-Brazilian Holder is domiciled in a Low or Nil Tax Jurisdiction (as defined below).

        Payments of interest attributable to shareholders' equity may be included, at their net value, as part of any minimum mandatory dividend. In accordance with applicable law, we are required to pay to shareholders an amount sufficient to ensure that the net amount they receive in respect of interest attributable to shareholders' equity, after payment of the applicable withholding tax, plus the amount of declared dividends, is at least equivalent to the amount of the minimum mandatory dividend. Distributions of interest attributable to shareholders' equity to a non-Brazilian Holder may be converted into U.S. dollars and remitted outside Brazil, subject to applicable exchange controls, to the extent that the investment is registered with the Central Bank.

  Taxation of Gains

        Pursuant to Law No. 10,833, enacted on December 29, 2003, gains on the disposition or sale of assets located in Brazil by a non-Brazilian Holder, whether to another non-Brazilian resident or to a Brazilian resident, are subject to withholding income tax in Brazil.

        With respect to the disposition of our common shares, as they are assets located in Brazil, the non-Brazilian Holder should be subject to income tax on the gains assessed, following the rules described below.

        With respect to our ADSs, arguably the gains realized by a non-Brazilian Holder upon the disposition of ADSs to another non-Brazilian resident should not be taxed in Brazil, on the basis that ADSs are not "assets located in Brazil" for the purposes of Law No. 10,833/03. We cannot assure you, however, that the Brazilian tax authorities or the Brazilian courts will agree with this interpretation. As a result, gains on a disposition of ADSs by a non-Brazilian Holder to a Brazilian resident, or even to a non-Brazilian resident, in the event that courts determine that ADSs would constitute assets located in Brazil, may be subject to income tax in Brazil according to the rules applicable to our common shares.

        As a general rule, gains realized as a result of a disposition of our common shares or ADSs are the positive difference between the amount realized on the transaction and the acquisition cost of our common shares or ADSs.

        Under Brazilian law, however, income tax rules on such gains may vary depending on the domicile of the non-Brazilian Holder, the type of registration of the investment by the non-Brazilian Holder with the Central Bank and how the disposition is carried out, as described below.

        Gains realized on a disposition of shares carried out on a Brazilian stock exchange (which includes the organized over-the-counter market) are:

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  exempt from income tax when realized by a non-Brazilian Holder that (i) has registered the investment in Brazil with the Central Bank under the rules of Resolution No. 4,373, or a 4,373 Holder, and (ii) is not resident or domiciled in a country or location which is defined as a Low or Nil Tax Jurisdiction;

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  subject to income tax at a 15% rate, in the case of gains realized by (i) a non-Brazilian Holder that (a) is not a 4,373 Holder and (b) is not resident or domiciled in a Low or Nil Tax Jurisdiction; or by (ii) a non-Brazilian Holder that (i) is a 4,373 Holder, and (ii) is resident or domiciled in a Low or Nil Tax Jurisdiction; or

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  subject to income tax at a rate of up to 25%, in the case of gains realized by a non-Brazilian Holder that (i) is not a 4,373 holder, and (ii) is resident or domiciled in a Low or Nil Tax Jurisdiction.

        In any case, a withholding income tax rate of 0.005% shall be applicable and withheld by the intermediary institution (i.e., a broker) that receives the order directly from the non-Brazilian Holder, which can be later offset against any income tax due on the capital gain earned by the non-Brazilian Holder.

        Subject to the discussion in the next paragraph, any other gains assessed on the disposition of common shares that are not carried out on a Brazilian stock exchange are:

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  subject to income tax at a rate of 15% when realized by any non-Brazilian Holder that is not resident or domiciled in a Low or Nil Tax Jurisdiction, and is 4,373 Holder;

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  subject to income tax at progressive rates, from a rate of 15% to 22.5%, in the case of gains realized by a non-Brazilian Holder that (i) is not a 4,373 Holder and (ii) is not resident or domiciled in a Low or Nil Tax Jurisdiction; and

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  subject to income tax at a rate of up to 25% when realized by a non-Brazilian Holder that is resident or domiciled in a Low or Nil Tax Jurisdiction, whether a 4,373 Holder or not.

        On September 22, 2015, the Brazilian government enacted Provisional Measure No. 692/2015, later converted into Law No. 13,259/2016, which introduced a regime based on the application of progressive tax rates for income taxation of capital gains recognized by Brazilian individuals on the disposition of assets in general and, as per Normative Instruction 1,732 of August 25, 2017, also by non-resident entities and individuals on the disposition of permanent assets (generally noncurrent assets from an accounting perspective) not carried out on a Brazilian stock exchange. Under Law No. 13,259/2016, effective as of January 1, 2017 (as confirmed by Declaratory Act No. 3, of April 27, 2016), capital gains recognized by Brazilian individuals on the disposition of assets in general and by non-resident entities and individuals on the disposition of permanent assets outside of a Brazilian stock exchange would be subject to the following rates of income tax: (i) 15% for the part of the gain that does not exceed R$5 million, (ii) 17.5% for the part of the gain that exceeds R$5 million but does not exceed R$10 million, (iii) 20% for the part of the gain that exceeds R$10 million but does not exceed R$30 million, and (iv) 22.5% for the part of the gain that exceeds R$30 million. There are, however, good arguments to sustain that the progressive tax rates provided for in Law No. 13,259/2016 should not apply to gains recognized by a non-Brazilian Holder that is not resident or domiciled in a Low or Nil Tax Jurisdiction, and is a 4,373 Holder. If these gains are related to transactions conducted on the Brazilian non-organized over-the-counter market with intermediation, the withholding income tax of 0.005% on the sale value shall also be applicable and can be offset against the eventual income tax due on the capital gain.

        In the case of redemption of securities or capital reduction by a Brazilian corporation, such as us, the positive difference between the amount effectively received by the non-Brazilian Holder and the corresponding acquisition cost is treated, for tax purposes, as capital gain derived from sale or exchange of shares not carried out on a Brazilian stock exchange, and is therefore subject to income tax at rates varying from 15% to 22.5% or 25%, in case of non-Brazilian Holders in Low or Nil Tax Jurisdictions, as the case may be. There are, however, good arguments to sustain that these progressive tax rates should not apply to gains recognized by a non-Brazilian Holder that is not resident or domiciled in a Low or Nil Tax Jurisdiction, and is a 4,373 Holder.

        The deposit of our common shares in exchange for ADSs will be subject to Brazilian income tax if the acquisition cost of the shares is lower than (i) the average price per share on a Brazilian stock exchange on which the greatest number of such shares were sold on the day of deposit, or (ii) if no shares were sold on that day, the average price on the Brazilian stock exchange on which the greatest number of shares were sold in the 15 trading sessions immediately preceding such deposit. In this case, the difference between the acquisition cost and the average price of the shares calculated as above will be considered to be a capital gain subject to withholding income tax at the rates varying from 15% to 22.5% or 25%, as the case may be. In some circumstances, there may be arguments to claim that this taxation is not applicable, including the case of a non-Brazilian Holder that is a 4,373 Holder and is not resident or domiciled in a Low or Nil Tax Jurisdiction for this purpose. The availability of these arguments to any specific holder of our common shares will depend on the circumstances of the holder. Prospective holders of our common shares should consult their own tax advisors as to the tax consequences of the deposit of our common shares in exchange for ADSs.

        Any exercise of preemptive rights relating to our common shares or ADSs will not be subject to Brazilian taxation. Any gain on the sale or assignment of preemptive rights relating to our common shares, including the sale or assignment carried out by the ADS depositary, on behalf of non-Brazilian Holders of ADSs, will be subject to Brazilian income taxation according to the same rules applicable to the sale or disposition of our common shares. Moreover, the exchange of ADSs for common shares should not be subject to taxation in Brazil.

        There can be no assurance that the current favorable tax treatment of 4,373 Holders will continue in the future.

  Interpretation of the Discussion on the Definition of "Low or Nil Tax Jurisdiction"

        On June 4, 2010, Brazilian tax authorities enacted Normative Ruling No. 1,037 listing (i) the countries and jurisdictions considered as Low or Nil Tax Jurisdictions or where the local legislation does not allow access to information related to the shareholding composition of legal entities, to their ownership or to the identity of the effective beneficiary of the income attributed to non-residents and (ii) the privileged tax regimes, which definition is provided by Law No. 11,727, of June 23, 2008.

        A Low or Nil Tax Jurisdiction is a country or location that (i) does not impose taxation on income, (ii) imposes income tax at a maximum rate lower than 20.0% or (iii) imposes restrictions on the disclosure of shareholding composition or the ownership of the investment. A regulation issued by the Brazilian tax authorities on November 28, 2014 (Ordinance No. 488, of 2014) decreased, from 20.0% to 17.0%, the minimum threshold for certain specific cases. The reduced 17.0% threshold applies only to countries and regimes aligned with international standards of fiscal transparency in accordance with rules to be established by the Brazilian tax authorities. Although Ordinance No. 488/14 has lowered the threshold rate, Normative Ruling No. 1,037/10, which identifies the countries considered to be Low or Nil Tax Jurisdictions and the locations considered as privileged tax regimes, has not been amended yet to reflect such threshold modification.

        Law No. 11,727/08 created the concept of "privileged tax regimes," which encompasses the countries and jurisdictions that (i) do not tax income or tax it at a maximum rate lower than 20.0%; (ii) grant tax advantages to a non-resident entity or individual (a) without the need to carry out a substantial economic activity in the country or a said territory or (b) conditioned to the non-exercise of a substantial economic activity in the country or a said territory; (iii) do not tax or tax proceeds generated abroad at a maximum rate lower than 20.0%; or (iv) restrict the ownership disclosure of assets and ownership rights or restrict disclosure about economic transactions carried out. Although we believe that the best interpretation of the current tax legislation is that the above mentioned "privileged tax regime" concept should apply solely for purposes of Brazilian transfer pricing and thin capitalization rules, we are unable to ascertain whether or not the privileged tax regime concept will be extended to the concept of Low or Nil Tax Jurisdiction in view of the provisions introduced by Normative Ruling No. 1,037/10, as amended, which presents two different lists (Low or Nil Tax Jurisdictions—taking into account the non-transparency rules—and privileged tax regimes).

        Prospective investors should consult their own tax advisors as to tax consequences of Normative Ruling No. 1,037/10 and Law No. 11,727/18. If the Brazilian tax authorities consider that payments were made to a non-Brazilian Holder who is resident or domiciled in a Low or Nil Tax Jurisdiction, the WHT applicable to such payments could be assessed at a rate of up to 25%.

  Tax on Foreign Exchange Transactions

        Pursuant to Decree No. 6,306/07, the conversion into foreign currency or the conversion into Brazilian currency of the proceeds received or remitted by a Brazilian entity from a foreign investment in the Brazilian securities market, including those in connection with the investment by a non-Brazilian Holder in the shares and ADSs, may be subject to the Tax on Foreign Exchange Transactions, or IOF/Exchange. Currently, the applicable rate for most foreign currency exchange transactions is 0.38%. However, currency exchange transactions carried out for the inflow of funds in Brazil by a 4,373 Holder are subject to IOF/Exchange at (i) a 0% rate in case of variable income transactions carried out on the Brazilian stock, futures and commodities exchanges, as well as in the acquisitions of shares of Brazilian publicly-held companies in public offerings or subscription of shares related to capital contributions, provided that the issuer company has registered its shares for trading in the stock exchange and (ii) a 0% rate for the outflow of resources from Brazil related to these type of investments, including payments of dividends and interest attributable to shareholders' equity and the repatriation of funds invested in the Brazilian market. Furthermore, the IOF/Exchange is currently levied at a 0% rate on the withdrawal of ADSs into shares. In any case, the Brazilian government is permitted to increase at any time the rate to a maximum of 25%, but only in relation to future transactions.

        Brazilian law imposes a tax on transactions involving bonds and securities, or the IOF/Bonds Tax, including those carried out on Brazilian stock, futures or commodities exchanges. The IOF/Bonds Tax is currently reduced to zero in almost all transactions, including those carried out on a Brazilian stock exchange. The rate of the IOF/Bonds Tax applicable to transactions involving our common shares is currently zero, including, as of December 24, 2013, the rate of the IOF/Bonds Tax applicable to the transfer of our common shares with the specific purpose of enabling the issuance of ADSs. The Brazilian government may increase the rate of the IOF/Bonds Tax at any time up to 1.5% per day of the transaction amount, but only in respect of transactions carried out after the increase in rate enters into effect.

  Other Relevant Brazilian Taxes

        There are no Brazilian inheritance, gift or succession taxes applicable to the ownership, transfer or disposition of common shares or ADSs by a non-Brazilian Holder, except for gift and inheritance taxes levied by certain Brazilian states on gifts or inheritance bestowed by individuals or entities not resident or domiciled in Brazil or not domiciled within that state, to individuals or entities resident or domiciled within that Brazilian state. There are no Brazilian stamp, issue, registration or similar taxes or duties payable by holders of common shares or ADSs.

U.S. Federal Income Tax Consequences

        This discussion is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of common shares or ADSs. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing final, temporary and proposed Treasury regulations, administrative pronouncements by the U.S. Internal Revenue Service, or the IRS, and judicial decisions, in each case as of the date hereof, all of which are subject to change (possibly on a retroactive basis) and to different interpretations.

        This discussion does not purport to be a comprehensive description of all of the U.S. federal income tax consequences that may be relevant to a particular holder (including tax considerations that arise from rules of general application to all taxpayers or to certain classes of investors or that are generally assumed to be known by investors) and holders are urged to consult their own tax advisors regarding their specific tax situations. This discussion applies only to holders of common shares or ADSs who hold the common shares or ADSs as "capital assets" (generally, property held for investment) under the Code and does not address the tax consequences that may be relevant to holders in special tax situations, including, for example:

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  brokers or dealers in securities or currencies;

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  U.S. holders whose functional currency is not the U.S. dollar;

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  holders that own or have owned stock constituting 10.0% or more of our total combined voting power or value (whether such stock is directly, indirectly or constructively owned);

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  tax-exempt organizations;

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  regulated investment companies;

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  real estate investment trusts;

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  grantor trusts;

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  common trust funds;

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  banks or other financial institutions;

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  persons liable for the alternative minimum tax;

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  securities traders who elect to use the mark-to-market method of accounting for their securities holdings;

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  insurance companies;

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  persons that acquired common shares or ADSs as compensation for the performance of services;

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  U.S. expatriates; and

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  persons holding common shares or ADSs as part of a straddle, hedge or conversion transaction or as part of a synthetic security, constructive sale or other integrated transaction.

        Except where specifically described below, this discussion assumes that we are not a passive foreign investment company, or a PFIC, for U.S. federal income tax purposes. In addition, this discussion does not address tax considerations applicable to persons that hold an interest in a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that holds common shares or ADSs, or any U.S. federal estate and gift, state, local or non-U.S. tax consequences of the acquisition, ownership and disposition of common shares or ADSs. This discussion does not address the Medicare tax on net investment income. Each holder should consult such holder's own tax advisor concerning the overall tax consequences to it, including the consequences under laws other than U.S. federal income tax laws, of an investment in common shares or ADSs.

        As used herein, the term "U.S. holder" means a beneficial owner of common shares or ADSs that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of the substantial decisions of the trust or (B) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. As used herein, the term "non-U.S. holder" means a beneficial owner of common shares or ADSs that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

        If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) owns common shares or ADSs, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership holding common shares or ADSs. Partnerships that are beneficial owners of common shares or ADSs, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax considerations applicable to them with respect to the acquisition, ownership and disposition of common shares or ADSs.

        For U.S. federal income tax purposes, a holder of an ADS will generally be treated as the beneficial owner of the common shares represented by the ADS.

  Taxation of Distributions

        The gross amount of any distributions of cash or property made with respect to common shares or ADSs (including distributions characterized as interest attributable to shareholders' equity for Brazilian law purposes and any amounts withheld to reflect Brazilian withholding taxes) generally will be taxable as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

        A U.S. holder will generally include such dividends in gross income as ordinary income on the day such dividends are actually or constructively received (which, in the case of the ADSs, will be the date such dividends are actually or constructively received by the ADS depositary). Distributions in excess of our current and accumulated earnings and profits will be treated first as a non-taxable return of capital, thereby reducing the U.S. holder's adjusted tax basis (but not below zero) in common shares or ADSs, as applicable, and thereafter as either long-term or short-term capital gain (depending on whether the U.S. holder has held common shares or ADSs, as applicable, for more than one year as of the time such distribution is actually or constructively received). We do not, however, expect to determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, a U.S. holder should expect that a distribution will generally be treated as a dividend.

        If any cash dividends are paid in reais, the amount of the dividends paid in reais will be the U.S. dollar value of the reais received, calculated by reference to the exchange rate in effect on the date of actual or constructive receipt (which, in the case of the ADSs, will be the date such dividends are actually or constructively received by the ADS depositary), regardless of whether the payment in reais is in fact converted into U.S. dollars at that time. If the reais received as a dividend are converted into U.S. dollars on the date of actual or constructive receipt, a U.S. holder should not recognize foreign currency gain or loss in respect of such dividend. If the reais received as a dividend are not converted into U.S. dollars on the date of actual or constructive receipt, a U.S. holder will have a tax basis in the reais equal to their U.S. dollar value on the date of receipt. If any reais actually or constructively received by a U.S. holder are later converted into U.S. dollars, such U.S. holder may recognize foreign currency gain or loss, which would be treated as ordinary gain or loss. Such gain or loss generally will be treated as gain or loss from sources within the United States for U.S. foreign tax credit purposes. U.S. holders should consult their own tax advisors concerning the possibility of foreign currency gain or loss if any such reais are not converted into U.S. dollars on the date of actual or constructive receipt.

        Dividends paid by us will not be eligible for the dividends received deduction allowed to corporations under the Code. Subject to certain exceptions for short-term and hedged positions, the U.S. dollar amount of dividends received by certain non-corporate U.S. holders (including individuals) with respect to the ADSs will be subject to taxation at a maximum rate of 20.0% if the dividends represent "qualified dividend income." Dividends paid on the ADSs will be treated as qualified dividend income if (i) the ADSs are readily tradable on an established securities market in the United States and (ii) we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a PFIC. The ADSs are listed on the New York Stock Exchange, and will qualify as readily tradable on an established securities market in the United States so long as they are so listed. However, no assurances can be given that the ADSs will be or will remain readily tradable. See below for a discussion regarding our PFIC determination.

        Based on existing guidance, it is not entirely clear whether dividends received with respect to the common shares will be treated as qualified dividend income, because the common shares are not themselves listed on a U.S. exchange. In addition, the U.S. Treasury Department has announced its intention to promulgate rules pursuant to which holders of common shares or ADSs and intermediaries through whom such securities are held will be permitted to rely on certifications from issuers to establish that dividends are treated as qualified dividends. Because such procedures have not yet been issued, it is not clear whether we will be able to comply with them. U.S. holders of common shares or ADSs should consult their own tax advisors regarding the availability of the reduced dividend tax rate in the light of their own particular circumstances.

        Subject to certain limitations (including a minimum holding period requirement), a U.S. holder may be entitled to claim a U.S. foreign tax credit in respect of any Brazilian income taxes withheld on dividends received with respect to the common shares or ADSs. A U.S. holder that does not elect to claim a credit for any foreign income taxes paid or accrued during a taxable year may instead claim a deduction in respect of such Brazilian income taxes, provided that the U.S. holder elects to deduct (rather than credit) all foreign income taxes paid or accrued for the taxable year. Dividends received with respect to the common shares or ADSs generally will be treated as dividend income from sources outside of the United States and generally will constitute "passive category income" for U.S. foreign tax credit limitation purposes for most U.S. holders. The rules governing foreign tax credits are complex and U.S. holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.

        Distributions of additional shares to holders with respect to their common shares or ADSs that are made as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax.

        Non-U.S. holders generally will not be subject to U.S. federal income tax or withholding tax on distributions with respect to common shares or ADSs that are treated as dividend income for U.S.

federal income tax purposes unless such dividends are effectively connected with the conduct by such holders of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base).

  Taxation of Sales, Exchanges or Other Taxable Dispositions

        Deposits and withdrawals of common shares by U.S. holders in exchange for ADSs will not result in the realization of gain or loss for U.S. federal income tax purposes.

        Upon the sale, exchange or other taxable disposition of common shares or ADSs, a U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized in consideration for the disposition of the common shares or ADSs and the U.S. holder's adjusted tax basis in the common shares or ADSs, both determined in U.S. dollars. Such gain or loss generally will be treated as capital gain or loss and will be long-term capital gain or loss if the common shares or ADSs have been held for more than one year at the time of the sale, exchange or other taxable disposition. Under current law, certain non-corporate U.S. holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

        If Brazilian income tax is withheld on the sale, exchange or other taxable disposition of common shares or ADSs, the amount realized by a U.S. holder will include the gross amount of the proceeds of that sale, exchange or other taxable disposition before deduction of the Brazilian income tax withheld. Capital gain or loss, if any, realized by a U.S. holder on the sale, exchange or other taxable disposition of common shares or ADSs generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Consequently, in the case of a gain from the disposition of common shares or ADSs that is subject to Brazilian income tax (see "—Brazilian Tax Considerations—Taxation of Gains"), the U.S. holder may not be able to benefit from the foreign tax credit for that Brazilian income tax (i.e., because the gain from the disposition would be U.S. source), unless the U.S. holder can apply the credit against U.S. federal income tax payable on other income from foreign sources. Alternatively, the U.S. holder may take a deduction for the Brazilian income tax, provided that the U.S. holder elects to deduct all foreign income taxes paid or accrued for the taxable year.

        A non-U.S. holder will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale or other taxable disposition of common shares or ADSs unless (i) such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base). If the first exception (i) applies, the non-U.S. holder generally will be subject to tax at a rate of 30% (or such lower rate provided by an applicable treaty) on the amount by which the gains derived from the sales that are from U.S. sources exceed capital losses allocable to U.S. sources. If the second exception (ii) applies, the non-U.S. holder generally will be subject to U.S. federal income tax with respect to the gain in the same manner as U.S. holders, as described above. In addition, in the case of (ii), if such non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

  Passive Foreign Investment Company Rules

        Special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC. In general, a non-U.S. corporation will be classified as a PFIC for any taxable year during which, after applying relevant look through rules with respect to the income and assets of subsidiaries, either (i) 75.0% or more of the non-U.S. corporation's gross income is "passive income" or (ii) 50.0% or more of the gross value (determined based on a quarterly average) of the non-U.S. corporation's assets produce passive income or are held for the production of passive income. For these purposes, passive income generally includes, among other things, dividends, interest, rents, royalties, gains from the disposition of passive assets and gains from commodities and securities transactions, other than certain active business gains from the sale of commodities (subject to various exceptions). In determining whether a non-U.S. corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least 25.0% interest (by value) is taken into account.

        The determination as to whether a non-U.S. corporation is a PFIC is based on the composition of the income and assets of the non-U.S. corporation from time to time and the application of complex U.S. federal income tax rules, which are subject to different interpretations and involves uncertainty. Based on our audited annual consolidated financial statements, our unaudited condensed consolidated interim financial statements, the nature of our business, and relevant market and shareholder data, we believe that we would not be classified as a PFIC for our last taxable year or our current taxable year (although the determination cannot be made until the end of such taxable year), and we do not expect to be classified as a PFIC in the foreseeable future, based on our current business plans and our current interpretation of the Code and Treasury regulations that are currently in effect. However, because the application of the Code and Treasury regulations are not entirely clear and because PFIC status depends on the composition of a non-U.S. corporation's income and assets and the market value of its assets from time to time, there can be no assurance that we will not be treated as a PFIC for any taxable year.

        If, contrary to the discussion above, we are treated as a PFIC with respect to any year in which a U.S. holder holds common shares or ADSs, such U.S. holder would be subject to special rules (and may be subject to increased U.S. federal income tax liability and filing requirements) with respect to (a) any gain realized on the sale, exchange or other taxable disposition of common shares or ADSs and (b) any "excess distribution" made by us to the U.S. holder (generally, any distribution during a taxable year in which distributions to the U.S. holder on the common shares or ADSs exceed 125% of the average annual distributions the U.S. holder received on the common shares or ADSs during the preceding three taxable years or, if shorter, the U.S. holder's holding period for the common shares or ADSs). Under those rules, (a) the gain or excess distribution would be allocated ratably over the U.S. holder's holding period for the common shares or ADSs, (b) the amount allocated to the taxable year in which the gain or excess distribution is realized and to taxable years before the first day on which we became a PFIC would be taxable as ordinary income, (c) the amount allocated to each prior year in which we were a PFIC would be subject to U.S. federal income tax at the highest tax rate in effect for that year and (d) the interest charge generally applicable to underpayments of U.S. federal income tax would be imposed in respect of the tax attributable to each prior year in which we were a PFIC.

        If we are treated as a PFIC and, at any time, we invest in non-U.S. corporations that are classified as PFICs (each, a "lower-tier PFIC"), U.S. holders generally will be deemed to own, and also would be subject to the PFIC rules with respect to, their indirect ownership interest in that lower-tier PFIC. If we are treated as a PFIC, a U.S. holder could incur liability for the deferred tax and interest charge described above if either (i) we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (ii) the U.S. holder disposes of all or part of its common shares or ADSs.

        In general, if we are treated as a PFIC, the rules described above can be avoided by a U.S. holder that elects to be subject to a mark-to-market regime for stock in a PFIC. A U.S. holder may elect mark-to-market treatment for its common shares or ADSs, provided the common shares or ADSs, for purposes of the rules, constitute "marketable stock" as defined in Treasury regulations. The ADSs will be "marketable stock" for this purpose if they are traded on the New York Stock Exchange, other than in de minimis quantities, on at least 15 days during each calendar quarter. The common shares, which are listed on the B3, will be "marketable stock" if the B3 meets certain requirements and if the common shares are traded on the B3, other than in de minimis quantities, on at least 15 days during each calendar quarter. A U.S. holder electing the mark-to-market regime generally would compute gain or loss at the end of each taxable year that we are a PFIC as if the common shares or ADSs had been sold at fair market value. Any gain recognized by the U.S. holder under mark-to-market treatment, or on an actual sale in a year that we are a PFIC, would be treated as ordinary income, and the U.S. holder would be allowed an ordinary deduction for any decrease in the value of common shares or ADSs as of the end of any taxable year that we are a PFIC, and for any loss recognized on an actual sale in a year that we are a PFIC, but only to the extent, in each case, of previously included mark-to-market income not offset by previously deducted decreases in value. Any loss on an actual sale of common shares or ADSs would be a capital loss to the extent in excess of previously included mark-to-market income not offset by previously deducted decreases in value. A U.S. holder's adjusted tax basis in common shares or ADSs would increase or decrease by gain or loss taken into account under the mark-to-market regime. A mark-to-market election is generally irrevocable unless the IRS consents to the revocation of the election. In addition, a mark-to-market election with respect to common shares or ADSs would not apply to any lower-tier PFIC, and a U.S. holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, the PFIC rules could apply with respect to income of a lower-tier PFIC, the value of which would already have been taken into account indirectly via mark-to-market adjustments in respect of common shares or ADSs.

        A U.S. holder that owns common shares or ADSs during any taxable year that we are treated as a PFIC generally would be required to file IRS Form 8621 in order to comply with an additional annual filing requirement for U.S. persons owning shares of a PFIC. U.S. holders should consult their independent tax advisors regarding the application of the PFIC rules to common shares or ADSs, the availability and advisability of making an election to avoid the adverse tax consequences of the PFIC rules should we be considered a PFIC for any taxable year and the reporting requirements that may apply to their particular situation.

  Backup Withholding and Information Reporting

        Dividends paid on, and proceeds from the sale, exchange or other taxable disposition of, common shares or ADSs to a U.S. holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding of U.S. federal income tax (currently at a rate of 24.0%) unless the U.S. holder (i) provides an accurate taxpayer identification number and certifies that it is a U.S. person and that no loss of exemption from backup withholding has occurred or (ii) establishes that it is an exempt recipient. The amount of any backup withholding collected from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that certain required information is timely furnished to the IRS.

        In addition, U.S. holders should be aware that additional reporting requirements apply with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all such assets exceeds US$50,000 on the last day of the tax year or US$75,000 at any time during the tax year. U.S. holders should consult their own tax advisors regarding the application of the information reporting rules to common shares or ADSs and the application of the foreign financial asset rules to their particular situations.

        Non-U.S. holders generally will not be subject to information reporting and backup withholding tax, but may be required to comply with certain certification and identification procedures in order to establish their eligibility for such exemption.

UNDERWRITING

        The global offering consists of (i) an international offering of our common shares, offered directly or in the form of ADSs, to investors located in the United States and elsewhere outside of Brazil and (ii) a Brazilian offering of our common shares, within Brazil. Each ADS represents two of our common shares.

Offering of ADSs

        Under the terms and subject to the conditions contained in the international underwriting and placement facilitation agreement, or the international underwriting agreement, dated the date of this prospectus supplement, we are offering the common shares and ADSs described in this prospectus supplement and accompanying prospectus through the international underwriters named below, in the United States and other countries outside Brazil. These common shares are being offered directly or in the form of ADSs. The offering of ADSs is being underwritten by the international underwriters. In the case of the common shares, the international underwriters are acting as placement agents on behalf of the Brazilian placement agents named below. The common shares purchased by investors outside Brazil will be settled in Brazil and paid for in reais, and the offering of these common shares is being underwritten by the Brazilian placement agents named below. Common shares sold in the form of ADSs will be paid for in U.S. dollars at the U.S. dollar public offering price per ADS set forth on the cover page of this prospectus supplement.

        Subject to the terms and conditions of the international underwriting agreement, we have agreed to sell to the international underwriters, and each international underwriter has severally agreed to purchase, at the public offering price less the underwriting commissions set forth on the cover page of this prospectus supplement, the number of ADSs listed next to its name in the following table:

International Underwriters	Number of ADSs
Itau BBA USA Securities, Inc.	0
Santander Investment Securities Inc.	0
Banco Bradesco BBI S.A.(1)	0
Banco BTG Pactual S.A.—Cayman Branch(2)	0
Morgan Stanley & Co. LLC	0

Total	0

(1)
To the extent that Banco Bradesco BBI S.A. intends to sell ADSs in the United States, it will do so only through Bradesco Securities Inc. acting as its agent.

(2)
To the extent that Banco BTG Pactual S.A.—Cayman Branch intends to sell ADSs in the United States, it will do so only through BTG Pactual US Capital, LLC or one or more U.S. registered broker-dealers, or otherwise as permitted by applicable U.S. law.

        The international underwriters are committed to purchase all the ADSs offered if they purchase any ADS, other than those ADSs covered by the international underwriters' option to purchase additional shares described below. The international underwriting agreement provides that, if an international underwriter defaults, the purchase commitments of non-defaulting international underwriters may also be increased or the offering may be terminated. The international underwriting agreement also provides that the obligations of the international underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us and our counsel. We have entered into a Brazilian placement facilitation agreement with a syndicate of Brazilian placement agents providing for the concurrent offering of 116,817,126 common shares in Brazil. The closings of the international and Brazilian offerings are conditioned upon each other.

Placement of Common Shares

        We have entered into a Brazilian placement facilitation agreement with Banco Itaú BBA S.A., Banco Santander (Brasil) S.A., Banco Bradesco BBI S.A., Banco BTG Pactual S.A. and Banco Morgan Stanley S.A, providing for the concurrent offer and sale of common shares in an offering in Brazil, by means of a separate Portuguese language offering memorandum (Memorando de Oferta), including a Reference Form (Formulário de Referência).

        Pursuant to the terms of the international underwriting agreement, the international underwriters are acting as placement agents on behalf of the Brazilian placement agents identified below with respect to the offering of common shares sold to investors located outside Brazil. The Brazilian placement agents will sell common shares to investors located inside Brazil and U.S. and other international investors that are authorized to invest in Brazilian securities under the requirements established by the CMN, the Central Bank and the CVM. The Brazilian placement facilitation agreement provides that, if any of the common shares covered by such agreement are not placed, the Brazilian placement agents are obligated severally and not jointly, to purchase them on a firm commitment basis on the settlement date in proportion to their respective commitment as per the table below, subject to certain conditions and exceptions. Subject to the terms and conditions of the Brazilian placement facilitation agreement, each of the Brazilian placement agents has severally agreed to place the number of common shares listed next to its name in the following table:

Brazilian placement agents	Number of Common Shares
Banco Itaú BBA S.A.	35,045,139
Banco Santander (Brasil) S.A.	35,045,139
Banco Bradesco BBI S.A.	15,575,616
Banco BTG Pactual S.A	15,575,616
Banco Morgan Stanley S.A.	15,575,616

Total	116,817,126

        The international underwriters and the Brazilian placement agents may transfer common shares between the two syndicates after the date of this prospectus supplement, and the final allocation between common shares and ADSs may change accordingly.

        Holders of the common shares as of May 30, 2019 were given the opportunity to subscribe for common shares in the Brazilian offering on a priority basis at the public offering price. The priority subscription procedure was not made available to holders of ADSs.

  Overallotment Option

        We have granted the Brazilian placement agents a 30-day option to purchase a maximum of 17,522,568 common shares to cover over-allotments of common shares, if any.

  Underwriting Commissions

        The international underwriters and Brazilian placement agents propose to offer the ADSs and the common shares, as the case may be, directly to the public at the offering price set forth on the cover page of this prospectus supplement. The offering of the ADSs and the common shares, as the case may be, by the international underwriters and the Brazilian placement agents is subject to receipt and acceptance and subject to the international underwriters and Brazilian placement agents' right to reject any order in whole or in part. After the public offering, the offering price and other selling terms may be changed.

        The underwriting fee in connection with the offering of common shares is equal to the public offering price per common share less the amount paid by the Brazilian placement agents to us. The underwriting fee is R$0.41 per common share. The following table shows the per common share and total underwriting commissions to be paid to the Brazilian placement agents (in the Brazilian offering and with respect to the placement of the common shares), assuming both no exercise and full exercise of the Brazilian placement agents' option to purchase additional common shares.

	No Exercise		Full Exercise
Public offering price	R$	27.50	R$	27.50
Underwriting commissions to be paid by us	R$	0.41	R$	0.41
Proceeds, before expenses, to us	R$	27.09	R$	27.09

        We have further agreed to reimburse the international underwriters for certain expenses in connection with this offering.

        We estimate that the total expenses of the global offering, including taxes, registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting commissions payable by us, will be approximately US$3.0 million, or US$0.03 per common share.

No Sale of Similar Securities

        We, our directors and executive officers and State Grid have agreed to enter into lock-up agreements according to which for a period of 90 days after the date of this offering we will not, subject to certain conditions, (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-Up Securities, (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or any other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction described in (i) or (ii) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise, (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement or (iv) make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities or any security convertible into or exercisable or exchangeable for the Lock-Up Securities.

        Notwithstanding the foregoing, the Lock-Up Securities holders may transfer the Lock-Up Securities: (i) to be offered by the Lock-Up Securities holders pursuant to the international underwriting agreement and the Brazilian placement agreement; (ii) as a bona fide gift or gifts, provided that prior to any such transfer the recipient thereof agrees in writing to be bound by the terms of the lock-up agreement and confirms that he, she or it has been in compliance with the terms of the lock-up agreement; (iii) to an immediate family member or trust for the direct or indirect benefit of the Lock-Up Securities holders and/or the immediate family and/or affiliate of the Lock-Up Securities holders, provided that the transferee agrees to be bound in writing by the terms of the lock-up agreement prior to such transfer and confirms that he, she or it has been in compliance with the terms of the lock-up agreement, such transfer shall not involve a disposition for value, and no filing by any party (donor, donee, transferor or transferee) under the U.S. Securities Exchange Act of 1934 or otherwise shall be required or shall be voluntarily made in connection with such transfer; (iv) to any of its subsidiaries, affiliates or to any investment fund or other entity controlled or managed or under common control or management by the Lock-Up Securities holders, provided that prior to any such transfer the recipient thereof agrees in writing to be bound by the terms of the lock-up agreement; (v) to any partner, member or shareholder of the Lock-Up Securities holders, provided that prior to any such transfer the recipient thereof agrees in writing to be bound by the terms of the lock-up agreement; (vi) in connection with the exercise of stock options received pursuant to a duly approved stock option plan in effect as of the date of execution of the lock-up agreement and disclosed in the pricing disclosure package, provided that any shares received in connection with the exercise of such stock options shall remain bound by the terms of the lock-up agreement; (vii) in any transfer pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of any of our share capital involving a change of our control, that has been approved by our board of directors, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the shares bound by the terms of the lock-up agreement shall remain subject to the provisions of the lock-up agreement, and provided further that "change of control" as used in the lock-up agreement, shall mean a change in ownership of not less than 51% of all of our voting stock; (viii) by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to any such transfer the recipient thereof agrees in writing to be bound by the terms of the lock-up agreement; (ix) in connection with loans of common shares made from time to time (including as of the date hereof) in accordance with CVM Instruction No. 441 of November 10, 2006, necessary for the conduction of stabilization activities related to the brazilian offering; or (x) with the prior written consent of the international underwriters.

        The international underwriters have no current intent or arrangement to release any of the Lock-Up Securities subject to the lock-up restrictions prior to the expiration of the 90-day restricted period. There are no contractually specified conditions for the waiver of lock-up restrictions, and any waiver is at the discretion of the international underwriters.

        There are no specific criteria for the waiver of lock-up restrictions, and the international underwriters cannot in advance determine the circumstances under which a waiver may be granted. Any waiver will depend on the facts and circumstances existing at the time. Among the factors that the international underwriters may consider in deciding whether to release the Lock-Up Securities may include the length of time before the lock-up restriction expires, the number of Lock-Up Securities involved, the reason for the requested release, market conditions, the trading price of our Lock-Up Securities, historical trading volumes of our Lock-Up Securities and whether the person seeking the release is our officer, director or affiliate. The international underwriters will not consider its own positions in our Lock-Up Securities, if any, in determining whether to consent to a waiver of a lock-up restriction.

Indemnification and Contribution

        We have agreed to indemnify the several international underwriters and the Brazilian placement agents and each of the directors and officers and any person who controls such underwriter, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Pursuant to the international underwriting agreement, if we are unable to provide the indemnification as required thereunder, we have agreed to contribute to payments the international underwriters and each of the directors and officers and any person who controls such international underwriter may be required to make in respect of the international offering of our common shares or ADSs.

Listing

        Our ADSs are listed on the NYSE under the ticker symbol "CPL." Our common shares are listed on the B3 under the ticker symbol "CPFE3." However, we cannot assure you that the prices at which the common shares or ADSs will sell in the market subsequent to the global offering will not be lower than the offering price on the cover of this prospectus supplement or that an active or liquid trading market for the common shares or ADSs will develop.

Price Stabilization and Short Positions

        Until the distribution of the ADSs is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing ADSs. However, the underwriters may engage in transactions that stabilize the price of the ADSs, such as bids or purchases to peg, fix or maintain that price. In connection with the international offering, however, the international underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling common shares or ADSs in the open market for the purpose of preventing or retarding a decline in the market price of the common shares or the ADSs while this offering is in progress. These stabilizing transactions may include making short sales of the common shares (including in the form of ADSs) which involves the sale by the international underwriters of a greater number of common shares than the number of common shares in the form of ADSs they are required to purchase in this offering, and purchasing common shares (including in the form of ADSs) on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the international underwriter's option to purchase additional shares referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The international underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the international underwriters will consider, among other things, the price of common shares available for purchase in the open market compared to the price at which the international underwriter may purchase common shares in the form of ADSs through the option to purchase additional shares. A naked short position is more likely to be created if the international underwriters are concerned that there may be downward pressure on the price of the common shares or the ADSs in the open market that could adversely affect investors who purchase in this offering. To the extent that the international underwriters create a naked short position, they will purchase common shares (including in the form of ADSs) in the open market to cover the position.

        The international underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common shares or the ADSs, including the imposition of penalty bids.

        These activities may have the effect of raising or maintaining the market price of our common shares and the ADSs or preventing or retarding a decline in the market price of our common shares and the ADSs, and, as a result, the price of our common shares and the ADSs may be higher than the price that otherwise might exist in the open market. If the international underwriters commence these activities, they may discontinue them at any time. The international underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

        In connection with the Brazilian offering, BTG Pactual through BTG Pactual Corretora de Títulos e Valores Mobiliaéios S.A., on behalf of the Brazilian placement agents, may engage in transactions on the B3 that stabilize, maintain or otherwise affect the price of our common shares. In addition, it may bid for, and purchase, common shares in the open market to cover syndicate short positions or stabilize the price of our common shares.

        These stabilizing transactions may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares (including in the form of ADSs) may be higher than the price that might otherwise exist in the absence of these transactions. These transactions, if commenced, may be discontinued at any time. Reports on stabilization activity are required to be furnished to the CVM. Stabilization activities may be carried out for up to 30 days from the day after the date of this prospectus supplement. A stabilization activities agreement, in a form approved by the CVM and the B3, has been executed simultaneously with the execution of the Brazilian placement facilitation agreement.

Other Relationships

        The international underwriters and their respective affiliates (including the Brazilian placement agents) are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the international underwriters and their affiliates (including certain Brazilian placement agents) have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Selling Restrictions

        The common shares (including in the form of ADSs) offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any common shares or ADSs offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

        Other than with respect to the registration of this offering with the SEC and the CVM, no action has been or will be taken in any country or jurisdiction by us or the international underwriters that would permit a public offering of the common shares, or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required.

Brazil

        This prospectus supplement is not addressed to Brazilian residents and it should not be forwarded or distributed to, nor read or consulted by, acted on or relied upon by Brazilian residents. Any investment to which this prospectus supplement relates is available only to non-Brazilian residents and will be engaged in only with non-Brazilian residents. If you are a Brazilian resident and received this prospectus supplement, please destroy any copies.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a Relevant Member State, an offer to the public of our common shares (including in the form of ADSs) that are the subject of this offering may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares (including in the form of ADSs) that are the subject of this offering may be made at any time under the following exemptions under the Prospectus Directive:

  •
  To any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  To fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the international underwriters for any such offer; or

  •
  In any other circumstances falling within Article 3(2) of the Prospectus Directive;

    provided that no such offer of our common shares (including in the form of ADSs) that are the subject of this offering shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

United Kingdom

        Each underwriter has represented, warranted and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 200, or the FSMA, received by it in connection with the issue or sale of our common shares (including in the form of ADSs) that are the subject of this offering; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our common shares (including in the form of ADSs) that are the subject of this offering in, from or otherwise involving the United Kingdom.

Argentina

        The common shares (including in the form of ADSs) are not authorized for public offering in Argentina by the Comisión Nacional de Valores pursuant to Argentine Public Offering Law No. 17,811, as amended, and they shall not be sold publicly. Therefore, any transaction carried out in Argentina must be made privately.

Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged or will be lodged with the Australian Securities and Investments Commission (ASIC), in relation to this offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the common shares (including in the form of ADSs) may only be made to persons (the Exempt Investors) who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common shares (including in the form of ADSs) without disclosure to investors under Chapter 6D of the Corporations Act.

        The common shares (including in the form of ADSs) applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common shares (including in the form of ADSs) must observe such Australian on-sale restrictions.

        The company is not licensed in Australia to provide financial product advice in relation to the common shares (including in the form of ADSs). This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Any advice contained in this document is general advice only. Before making an investment decision on the basis of this document, investors should consider the appropriateness of the information in this document, having regard to their own objectives, financial situation and needs, and, if necessary, seek expert advice on those matters. No cooling off period applies to an acquisition of the common shares (including in the form of ADSs).

Canada

        The common shares (including in the form of ADSs) may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the common shares (including in the form of ADSs) must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the international underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

        This prospectus supplement does not constitute a public offer of the common shares (including in the form of ADSs), whether by way of sale or subscription, in the Cayman Islands. The common shares (including in the form of ADSs) have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

        The common shares (including in the form of ADSs) are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the common shares (including in the form of ADSs) do not constitute a public offer of, or an invitation to subscribe for or purchase, the common shares (including in the form of ADSs) in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not "addressed to the public at large or to a certain sector or specific group of the public").

China

        The common shares (including in the form of ADSs) may not be offered or sold directly or indirectly to the public in the People's Republic of China (China) and neither this prospectus supplement, which has not been submitted to the Chinese Securities and Regulatory Commission, nor any offering material or information contained herein relating to the common shares or ADSs may be supplied to the public in China or used in connection with any offer for the subscription or sale of common shares (including in the form of ADSs) to the public in China. The common shares (including in the form of ADSs) may only be offered or sold to China-related organizations which are authorized to engage in foreign exchange business and offshore investment from outside of China. Such China-related investors may be subject to foreign exchange control approval and filing requirements under the relevant Chinese foreign exchange regulations. For the purpose of this paragraph, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Colombia

        The common shares (including in the form of ADSs) have not been and will not be registered on the Colombian National Registry of Securities and Issuers or in the Colombian Stock Exchange. Therefore, the common shares (including in the form of ADSs) may not be publicly offered in Colombia. This material is for your sole and exclusive use as a determined entity, including any of your shareholders, administrators or employees, as applicable. You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant hereto and represent that you are the sole liable party for full compliance with any such laws and regulations.

The Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (DFSA). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The common shares (including in the form of ADSs) to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common shares (including in the form of ADSs) offered should conduct their own due diligence on the common shares or ADSs. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

France

        Neither this prospectus supplement nor any other offering material relating to the common shares (including in the form of ADSs) described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The common shares (including in the form of ADSs) have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the common shares or the ADSs has been or will be: (i) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (ii) used in connection with any offer for subscription or sale of the common shares (including in the form of ADSs) to the public in France. Such offers, sales and distributions will be made in France only to: (a) persons providing investment services relating to portfolio management for the account of third parties (personnes fournissant le service d'investissement de gestion de portefeuille pour compte de tiers), and/or (b) qualified investors (investisseurs qualifiés) acting for their own account, and/or (c) a limited circle of investors (cercle restreint) acting for their own account, as defined in, and in accordance with, Articles L. 411-1, L. 411-2, D. 411-1 and D. 411-4 of the French Code monétaire et financier.

        The common shares (including in the form of ADSs) may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Germany

        The common shares (including in the form of ADSs) will not be offered, sold or publicly promoted or advertised in the Federal Republic of Germany other than in compliance with the German Securities Prospectus Act (Gesetz uber die Erstellung, Billigung und Veroffentlichung des Prospekts, der beim offentlicken Angebot von Wertpapieren oder bei der Zulassung von Wertpapieren zum Handel an einem organisierten Markt zu veroffenlichen ist—Wertpapierprospektgesetz) as of June 22, 2005, effective as of July 1, 2005, as amended, or any other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of securities. No selling prospectus (Verkaufsprospeckt) within the meaning of the German Securities Selling Prospectus Act has been or will be registered within the Financial Supervisory Authority of the Federal Republic of Germany or otherwise published in Germany.

Hong Kong

        The common shares (including in the form of ADSs) may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the common shares or ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common shares or ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Ireland

        The common shares (including in the form of ADSs) will not be placed in or involving Ireland otherwise than in conformity with the provisions of the Intermediaries Act 1995 of Ireland (as amended) including, without limitation, Sections 9 and 23 (including advertising restrictions made thereunder) thereof and the codes of conduct made under Section 37 thereof.

Israel

        This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the common shares (including in the form of ADSs) is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

Italy

        The offering of the common shares (including in the form of ADSs) has not been registered pursuant to Italian securities legislation and, accordingly, no common shares (including in the form of ADSs) may be offered or sold in the Republic of Italy in a solicitation to the public, and sales of the common shares (including in the form of ADSs) in the Republic of Italy shall be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulation.

        No offer, sale or delivery of the common shares (including in the form of ADSs) or distribution of copies of any document relating to the common shares or the ADSs will be made in the Republic of Italy except: (a) to "Professional Investors", as defined in Article 31.2 of Regulation No. 11522 of 1 July 1998 of the Commissione Nazionale per la Società e la Borsa, or the CONSOB, as amended, or CONSOB Regulation No. 11522, pursuant to Article 30.2 and 100 of Legislative Decree No. 58 of 24 February 1998, as amended, or the Italian Financial Act; or (b) in any other circumstances where an express exemption from compliance with the solicitation restrictions applies, as provided under the Italian Financial Act or Regulation No. 11971 of 14 May 1999, as amended.

        Any such offer, sale or delivery of the common shares (including in the form of ADSs) or any document relating to the common shares or ADSs in the Republic of Italy must be: (i) made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993 as amended, the Italian Financial Act, CONSOB Regulation No. 11522 and any other applicable laws and regulations; and (ii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

        Investors should also note that, in any subsequent distribution of the common shares (including in the form of ADSs) in the Republic of Italy, Article 100-bis of the Italian Financial Act may require compliance with the law relating to public offers of securities. Furthermore, where the common shares (including in the form of ADSs) are placed solely with professional investors and are then systematically resold on the secondary market at any time in the 12 months following such placing, purchasers of common shares (including in the form of ADSs) who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and to claim damages from any authorized person at whose premises the common shares (including in the form of ADSs) were purchased, unless an exemption provided for under the Italian Financial Act applies.

Japan

        The common shares (including in the form of ADSs) have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The common shares (including in the form of ADSs) may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Kuwait

        The common shares (including in the form of ADSs) have not been authorized or licensed for offering, marketing or sale in the State of Kuwait. The distribution of this prospectus supplement and the offering and sale of the common shares (including in the form of ADSs) in the State of Kuwait is restricted by law unless a license is obtained from the Kuwait Ministry of Commerce and Industry in accordance with Law 31 of 1990. Persons into whose possession this prospectus supplement comes are required by us and the international underwriters to inform themselves about and to observe such restrictions. Investors in the State of Kuwait who approach us or any of the international underwriters to obtain copies of this prospectus supplement are required by us and the international underwriters to keep such prospectus confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the common shares (including in the form of ADSs).

Mexico

        The common shares (including in the form of ADSs) have not been registered in Mexico with the Securities Section (Sección de Valores) of the National Securities Registry (Registro Nacional de Valores) maintained by the Comisión Nacional Bancaria y de Valores, and that no action has been or will be taken that would permit the offer or sale of the common shares (including in the form of ADSs) in Mexico absent an available exemption under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores).

Netherlands

        The common shares (including in the form of ADSs) may not be offered, sold, transferred or delivered, in or from the Netherlands, as part of the initial distribution or as part of any reoffering, and neither this prospectus supplement nor any other document in respect of the international offering may be distributed in or from the Netherlands, other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade (which includes banks, investment banks, securities firms, insurance companies, pension funds, other institutional investors and treasury departments and finance companies of large enterprises), in which case, it must be made clear upon making the offer and from any documents or advertisements in which a forthcoming offering of common shares (including in the form of ADSs) is publicly announced that the offer is exclusively made to said individuals or legal entities.

Peru

        The common shares (including in the form of ADSs) and this prospectus supplement have not been registered in Peru under the Decreto Supremo Nº 093-2002-EF: Texto Único Ordenado de la Ley del Mercado de Valores, or the Peruvian Securities Law, or before the Superintendencia del Mercado de Valores and cannot be offered or sold in Peru except in a private offering under the meaning of the Peruvian Securities Laws. The Peruvian Securities Law provides that an offering directed exclusively to "institutional investors" (as defined in the Institutional Investors Market Regulations) qualifies as a private offering. The common shares (including in the form of ADSs) acquired by institutional investors in Peru cannot be transferred to a third party, unless such transfer is made to another institutional investor or the common shares (including in the form of ADSs) have been previously registered with the Registro Público del Mercado de Valores.

Portugal

        No document, circular, advertisement or any offering material in relation to the share has been or will be subject to approval by the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários), or the CMVM. No common shares (including in the form of ADSs) may be offered, re-offered, advertised, sold, re-sold or delivered in circumstances which could qualify as a public offer (oferta pública) pursuant to the Portuguese Securities Code (Código dos Valores Mobiliários), and/or in circumstances which could qualify the issue of the common shares (including in the form of ADSs) as an issue or public placement of securities in the Portuguese market. This prospectus supplement and any document, circular, advertisements or any offering material may not be directly or indirectly distributed to the public. All offers, sales and distributions of the common shares (including in the form of ADSs) have been and may only be made in Portugal in circumstances that, pursuant to the Portuguese Securities Code, qualify as a private placement (oferta particular), all in accordance with the Portuguese Securities Code. Pursuant to the Portuguese Securities Code, the private placement in Portugal or to Portuguese residents of the common shares (including in the form of ADSs) by public companies (sociedades abertas) or by companies that are issuers of securities listed on a market must be notified to the CMVM for statistical purposes. Any offer or sale of the common shares (including in the form of ADSs) in Portugal must comply with all applicable provisions of the Portuguese Securities Code and any applicable CMVM Regulations and all relevant Portuguese laws and regulations. The placement of the common shares (including in the form of ADSs) in the Portuguese jurisdiction or to any entities which are resident in Portugal, including the publication of a prospectus, when applicable, must comply with all applicable laws and regulations in force in Portugal and with the Prospectus Directive, and such placement shall only be performed to the extent that there is full compliance with such laws and regulations.

Qatar

        The common shares (including in the form of ADSs) described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Saudi Arabia

        Any investor in the Kingdom of Saudi Arabia or who is a Saudi person (a Saudi Investor) who acquires the common shares (including in the form of ADSs) pursuant to this offering should note that the offer of the common shares (including in the form of ADSs) is an exempt offer under sub-paragraph (3) of paragraph (a) of Article 16 of the "Offer of Securities Regulations" as issued by the Board of the Capital Market Authority resolution number 2-11-2004 dated October 4, 2004 and amended by the resolution of the Board of Capital Market Authority resolution number 1-33-2004 dated December 21, 2004 (the KSA Regulations). The common shares (including in the form of ADSs) may be offered to no more than 60 Saudi Investors and the minimum amount payable per Saudi Investor must not be less than Saudi Riyal (SR) 1 million or an equivalent amount. The offer of common shares (including in the form of ADSs) is therefore exempt from the public offer provisions of the KSA Regulations, but is subject to the following restrictions on secondary market activity: (a) A Saudi Investor (the transferor) who has acquired common shares (including in the form of ADSs) pursuant to this exempt offer may not offer or sell common shares (including in the form of ADSs) to any person (referred to as a transferee) unless the price to be paid by the transferee for such common shares or ADSs equals or exceeds SR1 million. (b) If the provisions of paragraph (a) cannot be fulfilled because the price of the common shares or ADSs being offered or sold to the transferee has declined since the date of the original exempt offer, the transferor may offer or sell the common shares (including in the form of ADSs) to the transferee if their purchase price during the period of the original exempt offer was equal to or exceeded SR1 million. (c) If the provisions of paragraphs (a) and (b) cannot be fulfilled, the transferor may offer or sell the common shares (including in the form of ADSs) if he/she sells his entire holding of the common shares (including in the form of ADSs) to one transferee.

Singapore

        This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"). Accordingly, each underwriter has not offered or sold any common shares (including in the form of ADSs) or caused such common shares (including in the form of ADSs) to be made the subject of an invitation for subscription or purchase and will not offer or sell such common shares (including in the form of ADSs) or cause such common shares (including in the form of ADSs) to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such common shares (including in the form of ADSs), whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the common shares(including in the form of ADSs) are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares (including in the form of ADSs) pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the "SFA"), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the common shares or ADSs are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Korea

        The common shares (including in the form of ADSs) have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act, or the FSCMA. The common shares (including in the form of ADSs) may not be offered, sold or delivered, or offered or sold for re-offering or resale, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law of Korea, or FETL) other than the Accredited Investors (as such term is defined in Article 11 of the Presidential Decree of the FSCMA), for a period of one year from the date of issuance of the common shares (including in the form of ADSs) except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the FETL and the decrees and regulations thereunder. The common shares (including in the form of ADSs) may not be resold to Korean residents unless the purchaser of the common shares or ADSs complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the common shares or ADSs.

Spain

        The common shares (including in the form of ADSs) have not been registered with the Spanish National Commission for the Securities Market and, therefore, no common shares (including in the form of ADSs) may be publicly offered, sold or delivered, nor any public offer in respect of the common shares (including in the form of ADSs) made, nor may any prospectus or any other offering or publicity material relating to the common shares or ADSs be distributed in Spain by the international agents or any person acting on their behalf, except in compliance with Spanish laws and regulations.

Switzerland

        The common shares (including in the form of ADSs) may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the common shares, the ADSs or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement nor any other offering or marketing material relating to this offering, or us, the common shares (including in the form of ADSs) have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares (including in the form of ADSs) will not be supervised by, the Swiss Financial Market Supervisory Authority ("FINMA"), and the offer of common shares (including in the form of ADSs) has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common shares (including in the form of ADSs).

United Arab Emirates

        NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED ARAB EMIRATES (EXCLUDING THE DUBAI INTERNATIONAL FINANCIAL CENTRE)

        The common shares (including in the form of ADSs) have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (U.A.E.) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific notice to prospective investors in the Dubai International Financial Centre set out below. The information contained in this prospectus supplement does not constitute a public offer of the common shares (including in the form of ADSs) in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority, or DFSA. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser. This prospectus supplement is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

EXPENSES OF THE GLOBAL OFFERING

        We estimate that our expenses in connection with the offering will be as follows:

Expenses	Amount (in US$)
U.S. Securities and Exchange Commission registration fee	163,620
NYSE listing fee	10,000
Brazilian fees, including ANBIMA and B3 fees	330,824
Printing and engraving expenses	70,000
Legal fees and expenses	759,754
Accountant fees and expenses	997,894
Miscellaneous costs and "road show" expenses	664,850

Total	2,993,671

        All amounts in the table are estimated except the U.S. Securities and Exchange Commission registration fee and the NYSE listing fee.

        The ADS depositary may pay, or reimburse us for, some of the expenses above, subject to certain conditions. In addition, we may pay an ADS issuance fee to the ADS depositary up to US$0.05 per ADS issued.

        The total underwriting commissions that we are required to pay will be US$12.5 million, representing 1.5% of the gross proceeds of the global offering.

 LEGAL MATTERS

        The validity of the common shares and certain other matters of Brazilian law will be passed upon for us by Pinheiro Neto Advogados, São Paulo, Brazil. Certain U.S. legal matters will be passed upon for us by Shearman & Sterling LLP, São Paulo, Brazil. Simpson Thacher & Bartlett LLP and Barbosa, Müssnich e Aragão Advogados will pass on certain U.S. and Brazilian legal matters, respectively, for the underwriters.

EXPERTS

        Our consolidated financial statements as of December 31, 2018 and for each of the years in the two-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. With respect to the unaudited interim financial information for the periods ended March 31, 2019 and 2018, included herein, KPMG Auditores Independentes, an independent registered public accounting firm, has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included herein, states that they did not audit and they do not express an opinion on that interim condensed financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act. The business address of KPMG Auditores Independentes is Av. Coronel Silva Teles, No. 977, 10th floor, offices 111 and 112, Cambuí, Edifício Darhuj Tower, Zip Code 13024-001, Campinas, São Paulo, Brazil.

        Our consolidated statements of income, comprehensive income, shareholders' equity and cash flows appearing in our annual report on Form 20-F for the year ended December 31, 2016, have been audited by Deloitte Touche Tohmatsu Auditores Independentes, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The business address of Deloitte Touche Tohmatsu Auditores Independentes is Avenida John Dalton, No. 301, block A, Zip Code 13069-330, Campinas, São Paulo, Brazil.

ANNEX A: GLOSSARY OF TERMS

        ANBIMA:    Brazilian Financial and Capital Markets Association (Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais).

        ANEEL:    Brazilian Electricity Regulatory Agency (Agência Nacional de Energia Elétrica).

        Assured Energy:    Amount of energy that generators are allowed to sell in long-term contracts.

        Basic Network:    Interconnected transmission lines, dams, energy transformers and equipment with voltage equal to or higher than 230 kV, or installations with lower voltage as determined by ANEEL.

        Basic Network Charges:    Amounts related to the provision of transmission services on the Basic Network owed by users to the transmission concessionaires and to the ONS, calculated by the product of the transmission tariff for the basic network and the amount used. These amounts are charged at the distributor's rate and passed on to the transmission concessionaires.

        Biomass Thermoelectric Power Plant:    a generator which uses the combustion of organic matter for the production of energy.

        BNDES:    Brazilian Economic and Social Development Bank (Banco Nacional de Desenvolvimento Econômico e Social).

        Brazilian Corporate Law:    Federal Law No. 6,404, enacted on December 15, 1976, which governs, among other things, corporations (sociedade por ações) and the rights and duties of their shareholders, directors and officers.

        CADE:    Administrative Council for Economic Defense (Conselho Administrativo de Defesa Econômica).

        Captive Consumers:    Consumers in a Captive Market that acquire energy from the distribution company or holder of a permit to whose network the consumer is connected. Captive Consumers include all residential consumers, as well as certain companies, industries and rural consumers.

        Captive Market:    Market segment in which each Captive Consumer is obliged to purchase electricity solely from the local distributor. In the Captive Market, tariffs are determined by ANEEL and not subject to negotiation.

        CCEE:    Electric Energy Trading Chamber (Câmara de Comercialização de Energia Elétrica). The short-term electricity market, established in 1998 through the Power Industry Law, which replaced the prior system of regulated generation prices and supply contracts, formerly known as the Wholesale Energy Market.

        CCRBT:    Tariff Flag Resources Centralizing Account (Conta Centralizadora dos Recursos de Bandeiras Tarifárias), administered by the CCEE, or

        CDE Account:    Energetic Development Account (Conta de Desenvolvimento Energético).

        COFINS:    Contribution for the financing of social security (contribuição para o financiamento da seguridade social) tax.

        Conventional Free Consumers:    Consumers whose contracted energy demand is at least 3 MW. These consumers may opt to purchase conventional energy, entirely or partially, from another authorized selling agent under the terms of current legislation. We refer to consumers who have exercised this option as "Conventional Free Consumers," and those who meet the demand requirements but have not exercised the option to migrate to the Free Market as "Potential Conventional Free Consumers."

        CPFL Santa Cruz:    "CPFL Santa Cruz" refers to the surviving company of the merger of Companhia Luz e Força Santa Cruz, CPFL Leste Paulista, CPFL Sul Paulista and CPFL Mococa into CPFL Jaguari. (This surviving corporate entity was previously named Companhia Jaguari de Energia, or CPFL Jaguari.)

        CSLL:    Social Contribution on Net Profits (Contribuição Social sobre o Lucro Líquido).

        CVA:    Parcel "A" cost variation account (Conta de Compensação de Variação de Valores de Itens da Parcela "A").

        Distribution Network:    Electric network system that distributes energy to end consumers within a concession area.

        EBITDA:    earnings before interest, taxes, depreciation and amortization.

        EER:    Reserve Energy Charge (Encargo de Energia de Reserva).

        ESS:    System Service Charge (Encargo de Serviço do Sistema).

        Final Consumer:    A party that uses electricity for its own needs.

        Free Consumer:    Consumers that may choose to purchase electricity through negotiations with any available electricity distributor.

        Free Market:    Market segment that permits a certain degree of competition (Ambiente de Contratação Livre—ACL). The Free Market specifically contemplates purchases of electricity by non-regulated entities such as Free Consumers and energy traders.

        GDP:    Gross Domestic Product.

        Gigawatt (GW):    One billion Watts.

        Gigawatthour (GWh):    One gigawatt of power supplied or demanded for one hour, or one billion Watt hours.

        Hydroelectric Facility:    A power plant that uses hydraulic water power for the production of electricity.

        Hydroelectric Power Plant:    A generator that uses water power to drive the electric generator.

        ICMS:    State-level value-added tax (Imposto sobre Operações Relativas à Circulação de Mercadorias e Prestação de Serviços de Transporte Interestadual e Intermunicipal e de Comunicação).

        IGP-M/FGV:    Market General Price Index (Índice Geral de Preços—Mercado published by Fundação Getúlio Vargas).

        Installed Capacity:    The level of electricity which can be delivered from a particular generator on a full-load continuous basis under specified conditions as designated by the manufacturer.

        IRPJ:    Corporate income tax (Imposto de Renda—Pessoa Jurídica).

        Kilowatt (kW):    One thousand Watts.

        Kilowatthour (kWh):    One kilowatt of power supplied or demanded for one hour, or one thousand Watt hours.

        Megawatt (MW):    One million Watts.

        Megawatthour (MWh):    One megawatt of power supplied or demanded for one hour, or one million Watt hours.

        MME:    Brazilian Ministry of Mines and Energy (Ministério de Minas e Energia).

        MRE:    Energy Reallocation Mechanism (Mecanismo de Realocação de Energia).

        ONS:    National Electric System Operator (Operador Nacional do Sistema Elétrico).

        Parcel A:    costs that are not under the control of the distributor.

        PIS:    Program of social integration (programa de integração social) tax.

        Potential Free Consumer:    Consumer that meets all the requirements established for migration to the Free Market, but still chooses to be serviced by the relevant concessionaire.

        Proinfa Program:    Electric Energy Alternative Sources Incentive Program (Programa de Incentivo às Fontes Alternativas de Energia Elétrica).

        Rationing Program:    The Brazilian government program to reduce electricity consumption that was in effect from June 1, 2001 to February 28, 2002 as a result of poor hydrological conditions that threatened the country's electricity supply.

        Regulated Market:    Market segment in which distribution companies purchase all the electricity needed to supply customers through public auctions. The auction process is administered by ANEEL, either directly or through CCEE, under certain guidelines provided by the MME. The Regulated Market is generally considered to be more stable in terms of supply of electricity.

        RGE:    Rio Grande Energia S.A., prior to the merger of Rio Grande Energia S.A. into RGE Sul Distribuidora de Energia S.A. Post-merger, RGE Sul Distribuidora de Energia S.A.

        RGE Sul:    RGE Sul Distribuidora de Energia S.A., prior to the merger of Rio Grande Energia S.A. into RGE Sul Distribuidora de Energia S.A.

        RTA:    Annual Tariff Adjustment (reajuste tarifário annual).

        RTE:    Extraordinary Tariff Adjustment (reajuste tarifário extraordinário).

        RTP:    Periodic Tariff Revision (revisão tarifária periódica).

        SDGs:    United Nations Sustainable Development Goals, 17 sustainable development goals established by the United Nations and 169 specific targets that apply to all countries and cover a broad range sustainability issues, including poverty, hunger, health, education, climate change, gender equality, water, sanitation, energy, environment and social justice. See //sustainabledevelopment.un.org/sdgs for more information.

        SHPP or Small Hydroelectric Power Plants:    Power projects with capacity from 3 MW to 30 MW.

        Solar Power Plant:    a structure capable of transforming solar energy electric energy.

        Special Free Consumers:    Individual or groups of consumers whose contracted energy demand is between 500 kV and 3 MW. Special Free Consumers may only purchase energy from renewable sources: (i) Small Hydroelectric Power Plants with capacity superior to 3,000 kW and equal or inferior to 30,000 kW, (ii) hydroelectric generators with capacity superior to 3,000 kW and equal or inferior to 50,000 kW, under the independent power production regime; (iii) generators with capacity limited to 3,000 kW, and (iv) alternative energy generators (solar, wind and biomass enterprises) with system capacity not greater than 50,000 kW.

        Substation:    An assemblage of equipment which switches and/or changes or regulates the voltage of electricity in a transmission and distribution system.

        Thermoelectric Power Plant:    A generator which uses combustible fuel, such as coal, oil, diesel natural gas or other hydrocarbon as the source of energy to drive the electric generator.

        TJLP:    Long-term interest rate (taxa de juros ao longo prazo) published by the Central Bank.

        TUSD:    Tariff for the Use of the Distribution System (Tarifa de Uso dos Sistemas Elétricos de Distribuição).

        Volt:    The basic unit of electric force analogous to water pressure in pounds per square inch.

        Watt:    The basic unit of electrical power.

INDEX TO FINANCIAL STATEMENTS

CPFL ENERGIA S.A. AND SUBSIDIARIES

KPMG Auditores Independentes
Av. Coronel Silva Teles, 977, 10° andar, Conjuntos 111 e 112—Cambuí
Edifício Dahruj Tower
13024-001—Campinas/SP—Brasil
Caixa Postal 737—CEP: 13012-970—Campinas/SP—Brasil
Telefone +55 (19) 3198-6000
kpmg.com.br

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
CPFL Energia S.A.:

Results of Review of Condensed Consolidated Interim Financial Information

        We have reviewed the condensed consolidated statement of financial position of CPFL Energia S.A. and subsidiaries (the Company) as of March 31, 2019, the related condensed consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the three-month period ended March 31, 2019, and the related notes (collectively, the condensed consolidated interim financial information). Based on our review, we are not aware of any material modifications that should be made to the consolidated interim financial information for it to be in conformity with IAS 34 Interim Financial Reporting as issued by the International Accounting Standards Board (IASB).

        We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated statement of financial position of the Company as of December 31, 2018, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated April 22, 2019, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated statement of financial position as of December 31, 2018, is fairly stated, in all material respects, in relation to the consolidated statement of financial position from which it has been derived. Additionally, the condensed consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the three-month period ended March 31, 2018, were not audited or reviewed by us, and accordingly, we do not express an opinion or any form of assurance on them.

Basis for Review Results

        This condensed consolidated interim financial information is the responsibility of the Company's management. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our review in accordance with the standards of the PCAOB. A review of condensed consolidated interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

/s/ KPMG Auditores Independentes
Campinas, Brazil
May 30, 2019

CPFL ENERGIA S.A. AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION AT MARCH 31, 2019 AND DECEMBER 31, 2018

(In thousands of Brazilian reais—R$)

	Note	March 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	5	3,440,809	1,891,457
Consumers, concessionaires and licensees	6	4,704,583	4,547,951
Dividends and interest on capital receivables	12	100,182	100,182
Income tax and social contribution to be offset	7	165,905	123,739
Other taxes recoverable	7	255,204	287,517
Derivatives	33	260,847	309,484
Sector financial asset	8	1,402,757	1,330,981
Contract assets	15	23,685	—
Other assets	11	681,831	811,005

Total current assets		11,035,803	9,402,316
Noncurrent assets
Consumers, concessionaires and licensees	6	687,826	752,795
Escrow Deposits	21	859,842	854,374
Income tax and social contribution to be offset	7	68,382	67,966
Other taxes recoverable	7	355,228	185,725
Sector financial assets	8	27,093	223,880
Derivatives	33	349,932	347,507
Deferred tax assets	9	932,673	956,380
Concession financial asset	10	7,677,726	7,430,149
Investments at cost		116,654	116,654
Other assets	11	710,930	927,440
Investments	12	1,066,138	980,362
Property, plant and equipment	13	9,351,350	9,456,614
Contract assets	15	1,329,593	1,046,433
Intangible assets	14	9,376,904	9,462,935

Total noncurrent assets		32,910,270	32,809,214

Total assets		43,946,073	42,211,530

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

CPFL ENERGIA S.A. AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION AT MARCH 31, 2019 AND DECEMBER 31, 2018 (Continued)

(In thousands of Brazilian reais—R$)

	Note	March 31, 2019	December 31, 2018
LIABILITIES AND EQUITY
Current liabilities
Trade payables	16	3,159,696	2,398,085
Borrowings	17	2,764,095	2,446,113
Debentures	18	1,116,111	917,352
Private pension plan	19	109,611	86,623
Regulatory liability	20	125,274	150,656
Income tax and social contribution payable	21	117,436	100,450
Other taxes, fees and contributions	21	607,252	664,989
Dividends		532,790	532,608
Estimated payroll		129,141	119,252
Derivatives	33	4,863	8,139
Use of public asset		11,771	11,570
Other payables	23	1,048,916	979,296

Total current liabilities		9,726,955	8,415,132
Noncurrent liabilities
Trade payables	16	320,024	333,036
Borrowings	17	8,588,747	8,989,846
Debentures	18	8,007,720	8,023,493
Private pension plan	19	1,135,215	1,156,639
Other taxes, fees and contributions	21	7,053	9,691
Deferred tax liabilities	9	1,130,097	1,136,227
Provision for tax, civil and labor risks	22	979,335	979,360
Derivatives	33	20,135	23,659
Sector financial liability	8	218,038	46,703
Use of public asset		88,957	89,965
Other payables	23	623,054	475,396

Total noncurrent liabilities		21,118,375	21,264,015
Equity	24
Issued capital		5,741,284	5,741,284
Capital reserves		469,257	469,257
Legal reserve		900,992	900,992
Statutory reserve—working capital improvement		3,527,510	3,527,510
Accumulated comprehensive income		(380,790)	(376,294)
Retained earnings		609,873	—

		10,868,126	10,262,749
Equity attributable to noncontrolling interests		2,232,617	2,269,634

Total equity		13,100,743	12,532,383

Total liabilities and equity		43,946,073	42,211,530

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

CPFL ENERGIA S.A. AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF INCOME

FOR THE 3-MONTH PERIODS ENDED MARCH 31, 2019 AND 2018

(In thousands of Brazilian reais—R$, except for earnings per share)

		2019	2018
	Note	1st quarter	1st quarter
Net operating revenue	26	7,127,446	6,374,654
Cost of electric energy services
Cost of electric energy	27	(4,483,763)	(4,013,721)
Cost of operation		(694,783)	(669,933)
Depreciation and amortization		(314,285)	(296,668)
Other operating costs	28	(380,498)	(373,265)
Cost of services rendered to third parties	28	(415,895)	(371,361)

Gross profit		1,533,005	1,319,570
Operating expenses
Other sales expenses		(181,182)	(128,640)
Depreciation and amortization		(1,280)	(1,070)
Allowance for doubtful accounts		(68,615)	(26,420)
Other selling expenses		(111,287)	(101,150)
General and administrative expenses	28	(215,638)	(203,875)
Depreciation and amortization		(16,766)	(20,938)
Other general and administrative expenses	28	(198,872)	(182,937)
Other operating expenses		(95,448)	(96,533)
Amortization of concession intangible assets		(72,109)	(71,508)
Other operating expenses	28	(23,339)	(25,025)
Income from electric energy services		1,040,736	890,592

Equity interests in subsidiaries, associates and joint ventures	12	85,775	85,356
Finance income (costs)	29
Financial income		206,595	197,151
Financial expenses		(426,635)	(504,671)

		(220,040)	(307,519)
Profit before taxes		906,472	668,428
Social contribution	9	(90,050)	(66,869)
Income tax	9	(246,064)	(182,156)

		(336,114)	(249,024)

Profit for the year /Period		570,358	419,404

Profit (loss) for the period attributable to owners of the Company		603,451	443,783
Profit (loss) for the period attributable to noncontrolling interests		(33,093)	(24,379)
Basic earnings per share attributable to owners of the Company (R$):	25	0.59	0.44
Diluted earnings per share attributable to owners of the Company (R$):	25	0.59	0.44

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

CPFL ENERGIA S.A. AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE INCOME

FOR THE 3-MONTH PERIODS ENDED MARCH 31, 2019 AND 2018

(In thousands of Brazilian reais—R$)

	1st quarter 2019	1st quarter 2018
Profit for the period	570,358	419,404
Other comprehensive income
Items that will not be reclassified subsequently to profit or loss
—Actuarial gains (losses), net of tax effects	(1,833)	(1,803)
Items that will be reclassified subsequently to profit or loss
—Credit risk in fair value measurement of financial liabilities	3,759	—

Total comprehensive income for the period	572,284	417,601

Attributable to owners of the Company	605,377	441,979
Attributable to noncontrolling interests	(33,093)	(24,379)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

CPFL ENERGIA S.A. AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE 3-MONTH PERIODS ENDED MARCH 31, 2019 AND 2018

(In thousands of Brazilian reais—R$)

					Accumulated comprehensive income
						Private pension plan / Credit risk in fair value measurement of financial liabilities
			Earning reserves						Noncontrolling interests
	Issued capital	Capital reserve	Legal reserve	Working capital improvement	Deemed Cost		Retained earnings	Total	Accumulated comprehensive income	Other equity components	Total equity
Balance at December 31, 2018	5,741,284	469,257	900,992	3,527,510	380,721	(757,016)	—	10,262,749	10,055	2,259,578	12,532,383

Total comprehensive income	—	—	—	—	—	1,926	603,451	605,377	—	(33,093)	572,284
Profit for the period	—	—	—	—	—	—	603,451	603,451	—	(33,093)	570,358
Other comprehensive income—credit risk in fair value of financial liabilities	—	—	—	—	—	3,759	—	3,759	—	—	3,759
Other comprehensive income—actuarial gains (losses)	—	—	—	—	—	(1,833)	—	(1,833)	—	—	(1,833)
Internal changes in equity	—	—	—	—	(6,422)	—	6,422	—	(444)	426	(18)
Realization of deemed cost of property, plant and equipment	—	—	—	—	(9,730)	—	9,730	—	(673)	673	—
Tax effect on realization of deemed cost	—	—	—	—	3,308	—	(3,308)	—	229	(229)	—
Other changes	—	—	—	—	—	—	—	—	—	(18)	(18)
Capital transactions with owners	—	—	—	—	—	—	—	—	—	(3,907)	(3,907)
Capital increase (reduction)	—	—	—	—	—	—	—	—	—	43	43
Dividend proposal approved	—	—	—	—	—	—	—	—	—	(3,950)	(3,950)

Balance at March 31, 2019	5,741,284	469,257	900,992	3,527,510	374,299	(755,090)	609,873	10,868,126	9,611	2,223,004	13,100,742

CPFL ENERGIA S.A. AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE 3-MONTH PERIODS ENDED MARCH 31, 2019 AND 2018 (Continued)

(In thousands of Brazilian reais—R$)

						Accumulated comprehensive income
							Private pension plan / Credit risk in mark to market of financial liabilities
			Earning reserves							Noncontrolling interests
	Issued capital	Capital reserve	Legal reserve	Concession financial asset	Working capital improvement	Deemed Cost		Retained earnings	Total	Accumulated comprehensive income	Other equity components	Total equity
Balance at December 31, 2017	5,741,284	468,014	798,090	826,600	1,292,046	405,840	(570,346)	—	8,961,528	11,833	2,212,983	11,186,344

Total comprehensive income	—	—	—	—	—	—	(18,051)	395,322	377,212	—	(24,379)	352,853
Profit for the period	—	—	—	—	—	—	—	443,783	443,783	—	(24,379)	419,404
Other comprehensive income—credit risk in fair value of financial liabilities	—	—	—	—	—	—	(16,247)	—	(16,247)	—	—	(16,247)
Other comprehensive income—actuarial gains (losses)	—	—	—	—	—	—	(1,803)	—	(1,803)	—	—	(1,803)
Effects of first adoption of 1FRS 9	—	—	—	—	—	—	—	(48,461)	(48,461)	—	—	(48,461)
Internal changes in equity	—	5	—	41,312	—	(6,468)	—	(34,844)	5	(444)	426	(13)
Realization of deemed cost of property, plant and equipment	—	—	—	—	—	(9,799)	—	9,799	—	(673)	673	—
Tax effect on realization of deemed cost	—	—	—	—	—	3,332	—	(3,332)	—	229	(229)	—
Recognition of legal reserve	—	—	—	—	—	—	—	—	—	—	—	—
Changes in statutory reserve in the period	—	—	—	41,312	—	—	—	(41,312)	—	—	—	—
Other changes in noncontrolling interests	—	5	—	—	—	—	—	—	5	—	(18)	(13)

Balance at March 31, 2018	5,741,284	468,018	798,090	867,912	1,292,046	399,371	(588,395)	360,478	9,338,803	11,388	2,189,030	11,539,223

The accompanying notes are an integral part of these condensed consolidated interim financial statements

CPFL ENERGIA S.A. AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

FOR THE 3-MONTH PERIODS ENDED MARCH 31, 2019 AND 2018

(In thousands of Brazilian reais—R$)

	March 31, 2019	March 31, 2018
Profit before taxes	906,472	668,428
Adjustment to reconcile profit to cash from operating activities
Depreciation and amortization	404,440	390.185
Provision for tax. civil and labor risks	27,758	25,507
Allowance for doubtful accounts	68,615	26,420
Interest on debts, inflation adjustment and exchange rate changes	256,867	359,359
Pension plan expense (income)	28,150	22,477
Equity interests in associates and joint ventures	(85,775)	(85,356)
Impairment	—	(5,837)
Loss (gain) on disposal of noncurrent assets	21,165	30,898
Deferred taxes (PIS and COFINS)	(127)	(155)
Others	—	(11,085)

	1,627,565	1,420,841
Decrease (increase) in operating assets
Consumers, concessionaires and licensees	(160,055)	(62,912)
Dividend and interest on capital received	—	21,503
Taxes recoverable	(155,026)	(12,528)
Escrow deposits	3,426	(5,431)
Sector financial asset	194,604	(21,033)
Receivables—CDE	4,318	37,218
Concession financial assets (transmission companies)	—	—
Other operating assets	(36,312)	(142,493)
Increase (decrease) in operating liabilities
Trade payables	748,599	(768,048)
Other taxes and social contributions	(69,306)	(14,018)
Other liabilities with private pension plan	(28,419)	(27,196)
Regulatory charges	(25,382)	(436,406)
Tax, civil and labor risks paid	(41,595)	(30,811)
Sector financial liability	129,276	(55,161)
Payables—CDE	6,169	(1,356)
Other operating liabilities	304,644	214,578

Cash flows provided by operations	2,502,505	116,747
Interest paid on debts and debentures	(286,886)	(327,727)
Income tax and social contribution paid	(317,300)	(252,090)

Cash flows provided (used) by operations activities	1,898,319	(463,070)
Investing activities
Purchases of property, plant and equipment	(36,839)	(56,084)
Purchases of contract asset	(403,573)	(366,303)
Purchases and construction of intangible assets	(5,154)	(3,527)
Securities, pledges and restricted deposits—investment	(46,177)	(88,367)
Securities, pledges and restricted deposits—redemption	68,277	68,548
Net cash used In investing activities	(423,466)	(445,733)
Financing activities
Borrowings and debentures raised	799,731	2,947,881
Repayment of principal of borrowings and debentures	(857,840)	(2,443,707)
Repayment of derivatives	136,375	187,568
Dividend and interest on capital paid	(3,767)	(3,603)

Net cash generated by financing activities	74,499	688,139

Net increase (decrease) in cash and cash equivalents	1,549,353	(220,664)
Cash and cash equivalents at the beginning of the period	1,891,457	3,249,642

Cash and cash equivalents at the end of the period	3,440,809	3,028,978

The accompanying notes are an integral part of these condensed consolidated interim financial statements

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(1) OPERATIONS

        CPFL Energia S.A. ("CPFL Energia" or "Company") is a publicly-held corporation incorporated for the principal purpose of operating as a holding company, with equity interests in other companies primarily engaged in electric energy distribution, generation and commercialization activities in Brazil.

        The Company's registered office is located at Rua Jorge Figueiredo Corrêa, nº 1.632, parte, Jardim Professora Tarcília, CEP 13087-397 Campinas SP—Brazil.

        The Company has direct and indirect interests in the following subsidiaries and joint ventures:

Enerqy distribution	Company type	Equity interest	Location (state)	Number of municipalities	Approximate number of consumers (in Thousands)	Concession period	End of the concession
Companhia Paulista de Força e Luz ("CPFL Paulista")	Publicly-held corporation	Direct 100%	Interior of São Paulo	234	4,516	30 years	November 2027
Companhia Piratininga de Força e Luz ("CPFL Piratininga")	Publicly-held corporation	Direct 100%	Interior and coast of São Paulo	27	1,760	30 years	October 2028
RGE Sul Distribuidora de Energia S.A. ("RGE")(f)	Publicly-held corporation	Direct and Indirect 100%	Interior of Rio Grande do Sul	381	2,888	30 years	November 2027
Companhia Jaguari de Energia ("CPFL Santa Cruz")	Privately-held corporation	Direct 100%	Interior of São Paulo, Paraná and Minas Gerais	45	458	30 years	July 2045

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(1) OPERATIONS (Continued)

					Installed power (MW)
Energy generation (conventional and renewable sources) and energy transmission	Company type	Equity interest	Location (state)	Number of plants / energy type	Total		CPFL share
CPFL Geração de Energia S.A. ("CPFL Geração")	Publicly-held corporation	Direct 100%	São Paulo e Goiás	3 Hydropower(a)	1295		678
CERAN—Companhia Energétics Rio das Antas ("CERAN")	Privately-held corporation	Indirect 65%	Rio Grande do Sul	3 Hydropower	360		234
Foz do Chapecó Energia S.A. ("Foz do Chapecó")	Privately-held corporation	Indirect 51%(d)	Santa Catarina e Rio Grande do Sul	1 Hydropower	855		436
Campos Novos Energia S.A. ("ENERCAN")	Privately-held corporation	Indirect 48.72%	Santa Catarina	1 Hydropower	880		429
BAESA—Energétics Barra Grande S.A. ("BAESA")	Publicly-held corporation	Indirect 25.01%	Santa Catarina e Rio Grande do Sul	1 Hydropower	690		173
Centrais Elétricas da Paraíba S.A. ("EPASA")	Privately-held corporation	Indirect 53.34%	Paraíba	2 Thermal	342		182
Paulista Lajeado Energia S.A. ("Paulista Lajeado")	Privately-held corporation	Indirect 59.93%(b)	Tocantins	1 Hydropower	903		38
CPFL Energias Renováveis S.A. ("CPFL Rencvaveis")	Publicly-held corporation	Indirect 51.56%	(c)	(c)	(c	)	(c	)
CPFL Centrais Geradoras Ltda ("CPFL Centrais Geradoras")	Limited liability company	Direct 100%	São Paulo e Minas Gerais	6 SHPs	4		4
CPFL Transmissão Piracicaba S.A. ("CPFL Transmissão Piracicaba")	Privately-held corporation	Indirect 100%	São Paulo	n/a	n/a		n/a
CPFL Transmissão Morro Agudo S.A. ("CPFL Transmissão Morro Agudo")	Privately-held corporation	Indirect 100%	São Paulo	n/a	n/a		n/a
CPFLTransmissão Maracanaú S.A. ("CPFL Maracanaú")(e)	Privately-held corporation	Indirect 100%	Ceará	n/a	n/a		n/a
CPFL Transmissão Sul I S.A. ("CPFL Sul I")(e)	Privately-held corporation	Indirect 100%	Santa Catarina	n/a	n/a		n/a
CPFL Transmissão Sul II S.A. ("CPFL Sul II")(e)	Privately-held corporation	Indirect 100%	Rio Grande do Sul	n/a	n/a		n/a

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(1) OPERATIONS (Continued)

Energy commercialization	Company type	Core activity	Equity interest
CPFL Comercialização Brasil S.A. ("CPFL Brasil")	Privately-held corporation	Energy commercialization	Direct 100%
Clion Assessoria e Comercialização de Energia Elétrica Ltda. ("CPFL Meridional")	Limited liability company	Commercialization and provision of energy services	Indirect 100%
CPFL Comercialização Cone Sul S.A. ("CPFL Cone Sul")	Privately-held corporation	Energy commercialization	Indirect 100%
CPFL Planalto Ltda. ("CPFL Planalto")	Limited liability company	Energy commercialization	Direct 100%
CPFL Brasil Varejista S.A. ("CPFL Brasil Varejista")	Privately-held corporation	Energy commercialization	Indirect 100%

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(1) OPERATIONS (Continued)

Provision of services	Company type	Core activity	Equity interest
CPFL Serviços, Equipamentos, Industria e Comércio S.A. ("CPFL Services")	Privately-held corporation	Manufacturing, commercialization, rental and maintenance of electromechanical equipment and service provision	Direct 100%
NECT Serviços Administrativos Ltda ("Nect")	Limited liability company	Provision of administrative services	Direct 100%
CPFL Atende Centre de Contatos e Atendimento Ltda. ("CPFL Atende")	Limited liability company	Provision of call center services	Direct 100%
CPFL Total Serviços Administrativos Ltda. ("CPFL Total")	Limited liability company	Collection services	Direct 100%
CPFL Eficiência Energética S.A ("CPFL Eficiência")	Privately-held corporation	Energy efficiency management	Direct 100%
Tl Nect Serviços de Informática Ltda. ("Authi")	Limited liability company	Provision of IT services	Direct 100%
CPFL GD S.A ("CPFL GD")	Privately-held corporation	Provision of maintenance services for energy generation companies	Indirect 100%

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(1) OPERATIONS (Continued)

Others	Company type	Core activity	Equity interest
CPFL Jaguari de Geração de Energia Ltda ("Jaguari Geração")	Limited liability company	Holding company	Direct 100%
Chapecoense Geração S.A. ("Chapecoense")	Privately-held corporation	Holding company	Indirect 51%
Sul Geradora Participações S.A. ("Sul Geradora")	Privately-held corporation	Holding company	Indirect 99.95%
CPFL Telecom S.A ("CPFL Telecom")	Privately-held corporation	Telecommunication services	Direct 100%

(a)
CPFL Geração has 51.54% of assured energy and power of the Serra da Mesa hydropower plant, whose concession is controlled by Furnas.

(b)
Paulista Lajeado has a 7% share in the installed power of Investco S.A. (5.94% interest in total capital).

(c)
CPFL Renováveis has operations in the states of São Paulo, Minas Gerais, Mato Grosso, Santa Catarina, Ceará, Rio Grande do Norte, Paraná and Rio Grande do Sul and its main activities are: (i) holding investments in companies of the renewable energy segment; (ii) identification, development, and exploration of generation potentials; and (iii) sale of electric energy. At March 31, 2019, CPFL Renováveis had a portfolio of 110 projects with installed capacity of 2,480.1 MW (2,132.7 MW in operation), as follows:

•
Hydropower generation: 44 SHP's (514.9 MW) with 40 SHPs (small hydroelectric power plants) in operation (453.1 MW) and 4 SHPs under development (61.8 MW);

•
Wind power generation: 57 projects (1,594.1 MW) with 45 projects in operation (1,308.5 MW) and 12 projects under construction/development (285.6 MW);

•
Biomass power generation: 8 plants in operation (370 MW);

•
Solar power generation: 1 solar plant in operation (1.1 MW).

(d)
The joint venture Chapecoense has as its direct subsidiary Foz do Chapecó and fully consolidates its financial statements.

(e)
In August 2018, CPFL Transmissão Maracanaú S.A. (state of Ceará) was created and in March 2019, CPFL Transmissão Sul I (state of Santa Catarina) and CPFL Transmissão Sul II (state of Rio Grande do Sul) were established. The objective is the exploration of electric power transmission concessions, including the construction, operation and maintenance of basic network transmission facilities.

(f)
As described in note 14.2.1 of Financial Statements of December 31, 2018, the merger of RGE with RGE Sul was approved by ANEEL. Since January 1, 2019, the operations of these subsidiaries have been carried out only by RGE Sul, which adopted the trade name "RGE".

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(2) PRESENTATION OF THE CONSOLIDATED FINANCIAL STATEMENTS

2.1   Basis of presentation

        The condensed interim financial statements have been prepared in accordance with IAS 34, Interim Financial Reporting, issued by the International Accounting Standard Board—IASB.

        The Company and the subsidiaries ("Group") also follows the guidelines of the Accounting Manual of the Brazilian Electricity Sector and the standards laid down by the Brazilian Electricity Regulatory Agency (Agência Nacional de Energia Elétrica—ANEEL), when these do not conflict with the accounting practices adopted in Brazil and/or International Financial Reporting Standards.

        The accounting practices and criteria adopted in preparing these condensed interim financial statements are consistent with those adopted in preparing the financial statements at December 31, 2018, except for IFRS 16 and IFRIC 23 that, as described in note 3.18 in these financial statements, had no material impact., Therefore these condensed interim financial statements should be read together with our financial statements as af December 31, 2018.

        Management states that all material information to the condensed interim financial statements is being disclosed and corresponds to what is used in managing the Group.

        The consolidated financial statements were approved by Management and authorized for issue on May 6, 2019.

2.2   Basis of measurement

        The condensed interim financial statements have been prepared on the historical cost basis except for the following items recorded in the statements of financial position: (i) derivative financial instruments measured at fair value and (ii) non derivative financial instruments measured at fair value through profit or loss. The classification of the fair value measurement in the level 1, 2 or 3 categories (depending on the degree of observance of the inputs used) is presented in note 33—Financial Instruments.

2.3   Use of estimates and judgments

        The preparation of condensed interim financial statements requires the Group's management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses.

        By definition, the accounting estimates are rarely the same as the actual results. Accordingly, the Group's management reviews the estimates and assumptions on an ongoing basis, based on previous experience and other relevant factors. Adjustments resulting from revisions to accounting estimates are recognized in the period in which the estimates are revised and applied on a prospective basis.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(2) PRESENTATION OF THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The main accounts that require the adoption of estimates and assumptions, which are subject to a greater degree of uncertainty and may result in a material adjustment if these estimates and assumptions suffer significant changes in subsequent periods, are:

  •
  Note 6—Consumers, Concessionaires and Licensees (Allowance for doubtful accounts: key assumptions regarding the expected credit losses—ECL);

  •
  Note 8—Sector financial asset and liability (Regulatory discretion and judgement over certain items);

  •
  Note 9—Deferred tax assets and liabilities (recognition of assets: availability of future taxable profit against which the tax losses can be utilized);

  •
  Note 10—Concession financial asset (assumptions for fair value measurement, based on significant unobservable inputs, see note 33);

  •
  Note 11—Other assets (allowance for doubtful accounts, key assumptions regarding the expected credit losses—ECL);

  •
  Note 13—Property, plant and equipment (definition of useful lives and key assumptions regarding recoverable amounts);

  •
  Note 14—Intangible assets (key assumptions regarding recoverable amounts);

  •
  Note 19—Private pension plan (key actuarial assumptions used in the measurement of defined benefit obligations);

  •
  Note 22—Provision for tax, civil and labor risks and escrow deposits (recognition and measurement: key assumptions on the probability and magnitude of outflow of resources); and

  •
  Note 26—Net operating revenue (assumptions for measurement of unbilled supply and Distribution System Usage Tariff—TUSD).

2.4   Functional currency and presentation currency

        The Group's functional currency is the Brazilian Real, and the condensed interim financial statements are presented in thousands of reais. Figures are rounded only after sum-up of the amounts. Consequently, when summed up, the amounts stated in thousands of reais may not tally with the rounded totals.

2.5   Segment information

        An operating segment is a component of the Company (i) that engages in operating activities from which it earns revenues and incurs expenses, (ii) whose operating results are regularly reviewed by Management to make decisions about resources to be allocated and assess the segment's performance, and (iii) for which individual financial information is available.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(2) PRESENTATION OF THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        The Group's Management use reports to make strategic decisions, segmenting the business into: (i) electric energy distribution activities ("Distribution"); (ii) electric energy generation and transmission from conventional sources activities ("Generation"); (iii) electric energy generation activities from renewable sources ("Renewables"); (iv) energy commercialization activities ("Commercialization"); (v) service activities ("Services"); and (vi) other activities not listed in the previous items.

2.6   Information on equity interests

        The Company's equity interests in direct and indirect subsidiaries and joint ventures are described in note 1. Except for (i) the companies ENERCAN, BAESA, Chapecoense and EPASA, which use the equity method of accounting, and (ii) the non-cotrolling interest in the investment stated as cost by the subsidiary Paulista Lajeado in Investco S.A., that is the best estimate of their fair value, all other entities are fully consolidated.

        At March 31, 2019 and December 31, 2018 and for the quarters ended March 31, 2019 and 2018, the noncontrolling interests recognized in the financial statements refer to the interests held by third parties in subsidiaries CERAN, Paulista Lajeado and CPFL Renováveis.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Except for the changes noted below, these condensed interim financial information of the Group was prepared based on the same accounting policies described in explanatory notes 3.1 to 3.18, disclosed in the financial statements for the year ended December 31, 2018. The effects of the changes in the accounting policies below are also expected to be applied for the consolidated financial statements for the year ended December 31, 2019.

Nature and effect of the changes arising from the application of the new and revised standards

        The Group initially adopted IFRS 16 Leases and IFRIC 23 Uncertainty over Income Tax Treatments as of January 1, 2019. A series of other new standards are effective as of January 1, 2019, without material effect on the Group's condensed interim accounting information.

        With respect to IFRIC 23, the Group applied the interpretation and informs that there was no material impact on its adoption.

        The IFRS 16 sets out the principles for the recognition, measurement, presentation and disclosure of leases, from the lessees and lessors' perspectives. Among the changes arising from IFRS 16, this standard eliminated the classification of leases as either operating leases or finance, providing for a single lessee accounting model in which all leases result in the recognition of a right-of-use asset and a lease liability.

        Following the adoption of IFRS 16, lease payments under operating leases are not charged to operating results on accrual basis. Instead, depreciation of the right to use a leased asset, as well as the finance expenses and foreign exchange gains or losses over the lease liability, affect the results. As

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

regards the lessors, it virtually retains the requirements of IAS 17, including only some additional disclosure aspects.The Company applied short-term lease exemption and recognizes payments associated with such leases as expenses over the arrangements terms.

        According to the transition provisions set forth in IFRS 16, the Company applied this standard retrospectively with the cumulative effect of its initial application recognized at January 1. 2019, without restatement of prior period information, and the following practical expedients were chosen: short-term leases (contracts with maximum duration of 12 months) and low-value items (fair value of the identified leased asset lower than US$ 5 thousand). The lessor accounting remained similar to the current standard—i.e. lessors continue to classify leases as finance or operating leases.

        The standard defines that a contract is or contains a lease if it conveys the right to control the use of the identified assets for a period of time for a consideration. As a result of the initial application of IFRS 16, in regard to leases that were previously classified as operating leases, the Group assessed the standard and concluded that there was no material impact on its adoption.

(4) DETERMINATION OF FAIR VALUES

        A number of the Group's accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and / or disclosure purposes based on the following methods. When applicable, further information on the assumptions used in determining fair values is disclosed in the notes specific to that asset or liability.

        The Group measures fair value as the price that would be received for the sale of the asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

  •
  Property, plant and equipment, intangible assets and contractual assets

        The fair value of items of property, plant and equipment is based on the market approach and cost approaches using quoted market prices for similar items when available and replacement cost when appropriate.

  •
  Financial instruments

        Financial instruments measured at fair values are valued based on quoted prices in an active market, or, if such prices were not available, assessed using pricing models, applied individually for each transaction, taking into consideration the future cash flows, based on the conditions contracted, discounted to present value at market interest rate curves, based on information obtained, when available, from the B3 S.A.—Brasil, Bolsa, Balcão ("B3") and Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais ("ANBIMA") (note 33) and also includes the debtor's credit rating.

        The right to compensation, to be paid by the Federal Government, regarding the assets of the distribution concessionaires at the end of the concession agreement are recognized at fair value through profit and loss. The methodology adopted for valuing these assets to fair value is based on the tariff

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(4) DETERMINATION OF FAIR VALUES (Continued)

review process for distributors. This review, conducted every four or five years according to each concessionaire, involves assessing the replacement price for the distribution infrastructure, in accordance with criteria established by the granting authority ("ANEEL"). This valuation basis is also used for establishing the distribution tariff, which is increased annually up to the next tariff review, based on the main inflation indices.

        Accordingly, at the time of the tariff review, each distribution concessionaire adjusts the position of the financial asset base for compensation at the amounts ratified by the granting authority and uses the IPCA as the best estimates for adjusting the original value until the next tariff review process.

(5) CASH AND CASH EQUIVALENTS

	March 31, 2019	December 31, 2018
Bank balances	220,497	422,968
Short-term financial investments	3,220,312	1,468,489

Overnight investment(a)	5	66
Private credit notes(b)	2,499,779	639,601
Investment funds(c)	720,528	828,822

Total	3,440,809	1,891,457

(a)
Current account balances, which earn daily interest by investment in repurchase agreements secured on Bank Certificate Deposit (CDB) and interest of 15% of the variation in the Interbank Certificate of Deposit (CDI).

(b)
Short-term investments in: (i) Bank Certificates of Deposit (CDB) (R$ 1,394,006 in March 31, 2019 and R$ 462,551 in December 31, 2018), (ii) secured debentures (R$ 722,285 in March 31, 2019 and R$ 177,050 in December 31, 2018) and (iii) leasing notes (R$ 383,488), with major financial institutions that operate in the Brazilian financial market, with daily liquidity, short term maturity, low credit risk and interest equivalent, on average, to 94.4% of the CDI.

(c)
Investments funds, with daily liquidity and interest equivalent, on average, of 98.84% of the CDI, subject to floating rates tied to the CDI linked to their investments in federal government bonds, CDBs, financial bills and secured debentures of major financial institutions, with low credit risk and short-term due.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(6) CONSUMERS, CONCESSIONAIRES AND LICENSEES

        The balance derives mainly from the supply of electric energy. The following table shows the breakdown at March 31, 2019 and December 31, 2018:

		Past due		Total
	Amounts not overdue	up to 90 days	> 90 days	March 31, 2019	December 31, 2018
Current
Consumer classes
Residential	837,219	631,163	79,161	1,547,543	1,459,186
Industrial	294,712	83,260	75,063	453,036	480,184
Commercial	324,335	105,454	35,066	464,855	466,483
Rural	92,430	32,346	8,979	133,756	123,392
Public administration	80,448	17,632	2,083	100,163	99,051
Public lighting	59,251	6,069	7,037	72,358	77,868
Public utilities	92,179	6,586	6,121	104,886	121,840

Billed	1,780,574	882,510	213,510	2,876,597	2,828,004
Unbilled	1,180,501	—	—	1,180,501	1,158,106
Financing of consumers' debts	178,096	34,333	28,434	240,863	224,903
CCEE transactions	189,091	4,472	24,917	218,480	175,176
Concessionaires and licensees	466,603	3,275	6,159	476,037	428,361
Others	40,816	—	—	40,816	34,002

	3,835,681	924,590	273,020	5,033,294	4,848,552

Allowance for doubtful accounts				(328,711)	(300,601)

Total				4,704,583	4,547,951

Noncurrent
Financing of consumers' debts	181,661	—	—	181,661	196,635
Free energy	6,457	—	—	6,457	6,360
CCEE transactions	219,357	280,351	—	499,708	549,800

Total	407,475	280,351	—	687,826	752,795

Allowance for doubtful accounts

        The allowance for doubtful accounts is recognized based on the expected credit loss (ECL), adopting the simplified method of recognizing ECL, based on historical and future probability of default.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(6) CONSUMERS, CONCESSIONAIRES AND LICENSEES (Continued)

        Movements in the allowance for doubtful accounts are shown below:

	Consumers, concessionaires and licensees	Other assets (note 11)	Total
As of December 31, 2018	(300,601)	(28,698)	(329,299)
Allowance—reversal (recognition), net	(108,683)	(237)	(108,920)
Recovery of revenue	40,291	15	40,306
Write-off of accrued receivables	40,283	(15)	40,268

As of March 31, 2019	(328,711)	(28,935)	(357,646)

(7) TAXES RECOVERABLE

	March 31, 2019	December 31, 2018
Current
Prepayments of social contribution—CSLL	6,251	12,373
Prepayments of income tax—IRPJ	18,158	36,972
Income tax and social contribution recoverable	141,495	74,395

Income tax and social contribution recoverable	165,905	123,739

Withholding income tax—IRRF on interest on capital	2,293	8,163
Withholding income tax—IRRF	61,845	92,210
State VAT—ICMS to be offset	130,457	125,669
Social Integration Program—PIS	9,834	9,970
Contribution for Social Security Funding—COFINS	45,704	46,741
Others	5,071	4,764

Others taxes recoverable	255,204	287,517

Total current	421,109	411,256

Noncurrent
Social contribution to be offset—CSLL	62,860	62,458
Income tax to be offset—IRPJ	5,521	5,508

Income tax and social contribution recoverable	68,382	67,966

State VAT—ICMS to be offset	177,184	174,596
Social Integration Program—PIS	30,834	1,060
Contribution for Social Security Funding—COFINS	142,025	4,885
Others	5,185	5,185

Others taxes recoverable	355,228	185,725

Total noncurrent	423,610	253,691

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(7) TAXES RECOVERABLE (Continued)

Exclusion of ICMS from the PIS and COFINS tax base

        A number of subsidiaries of the Group are parties to several pending legal proceedings involving the Brazilian federal government that address the exclusion of ICMS amounts from the PIS and COFINS tax base, as well as the Group subsidiaries' rights to receive refunds of other amounts previously paid. In the quarter ended March 31, 2019, CPFL Santa Cruz (related to the original lawsuit presented by four merged companies—CPFL Leste Paulista, CPFL Sul Paulista. CPFL Jaguari and CPFL Mococa) received a favorable final judicial decision on these matters, which is not subject to further appeal. As a result, CPFL Santa Cruz recognized a tax credit of R$ 166,870 using the calculation method in accordance with the "Federal Revenue Orientation 13/2018". Based on advice of external legal counsel, the Group understands that amounts received by its distribution subsidiaries as tax credits will need to be refunded to consumers as soon the Brazilian Federal Revenue approves such tax credits as compensation payable to affected consumers. The Group is still discussing with its external legal advisors the relevant time period applicable to calculating the refunds of tax credits to consumers, which may be for a period of three, five or ten years. On March, 31 2019, CPFL Santa Cruz recorded a liability related to tax credits that need to be refunded to the relevant consumers for the maximum period of 10 years.

        As a result, for the quarter ended March 31, 2019, CPFL Santa Cruz recognized a debit of R$ 166,870 as "Taxes Recoverable", against R$ 132,374 of credit in "Other Payable—Consumers" and a credit of R$ 34,495 as "Deduction from operating revenues—PIS and COFINS". There were no other amounts have been recognized as the other Group subsidiaries still await final decisions in their respective legal proceedings.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(8) SECTOR FINANCIAL ASSETS AND LIABILITIES

        The breakdown and changes for the period in the balances of Sector financial asset and liability is as follows:

						Finance income or expense (note 29)
				Operating revenue (note 26)
	As of December 31, 2018						As of March 31, 2019
					Through billing	Monetary adjustment
	Deferred	Approved	Total	Constitution			Deferred	Approved	Total
Parcel "A"	1,306,751	592,281	1,899,031	(73,597)	(294,002)	30,816	1,163,375	398,875	1,562,250
CVA(*)
CDE(**)	208,156	(7,275)	200,881	10,140	24,927	4,433	208,393	31,988	240,381
Electric energy cost	586,027	634,599	1,220,626	117,988	(401,616)	19,403	694,953	261,450	956,402
ESS and EER(***)	(562,800)	(450,230)	(1,013,030)	(197,477)	277,958	(14,759)	(736,335)	(210,974)	(947,309)
Proinfa	246	3,129	3,375	23,134	(3,081)	313	22,779	962	23,740
Basic network charges	36,256	23,526	59,782	(4,077)	(4,712)	614	18,004	33,603	51,607
Pass-through from Itaipu	1,141,254	465,184	1,606,438	156,538	(268,730)	23,923	1,243,230	274,939	1,518,170
Transmission from Itaipu	31,784	12,439	44,222	9,337	(4,583)	596	39,558	10,014	49,572
Neutrality of sector charges	(40,763)	(8,370)	(49,133)	(76,215)	(1,380)	(2,267)	(128,915)	(80)	(128,994)
Overcontracting	(93,409)	(80,721)	(174,130)	(112,965)	87,215	(1,439)	(198,292)	(3,027)	(201,319)
Other financial components	(275,550)	(115,325)	(390,875)	(13,213)	56,932	(3,282)	(290,098)	(60,340)	(350,438)

Total	1,031,201	476,956	1,508,156	(86,810)	(237,070)	27,534	873,277	338,535	1,211,812

Current assets			1,330,981						1,402,757
Noncurrent assets			223,880						27,093
Noncurrent liabilities			(46,703)						(218,038)

(*)
Deferred tariff costs and gains variations from Parcel "A" items

(**)
Energy Development Account—CDE

(***)
System Service Charge (ESS) and Reserve Energy Charge (EER)

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(9) DEFERRED TAX ASSETS AND LIABILITIES

9.1 Breakdown of tax assets and liabilities

	March 31, 2019	December 31, 2018
Social contribution credit/(debit)
Tax losses carryforwards	132,596	137,577
Tax benefit of merged intangible	95,344	97,288
Temporarily nondeductible/taxable differences	(289,175)	(292,257)

Subtotal	(61,235)	(57,392)
Income tax credit / (debit)
Tax losses carryforwards	366,554	382,359
Tax benefit of merged intangible	308,580	315,189
Temporarily nondeductible/taxable differences	(801,366)	(809,917)

Subtotal	(126,231)	(112,369)
PIS and COFINS credit/(debit)
Temporarily nondeductible/taxable differences	(9,959)	(10,086)

Total	(197,424)	(179,847)

Total tax credit	932,673	956,380
Total tax debit	(1,130,097)	(1,136,227)
        The expected recovery of the deferred tax assets arising from nondeductible temporary differences, tax benefit of merged intangible and income tax and social contribution losses, is based on the projections of future profits, approved by the Board of Directors and reviewed by the Fiscal Council.

9.2 Tax benefit of merged intangible asset

        Refers to the tax benefit calculated on the intangible derived from the merger of previously acquired subsidiaries, as shown in the following table, which had been incorporated and is recognized in accordance with Instructions No. 319/99 and No. 349/01 issued by the Brazilian Securities and Exchange Commission ("CVM"). The benefit is realized proportionally to the tax amortization of the merged intangible that gave rise to it, during the remaining concessions period, as shown in note 14.

	March 31, 2019		December 31, 2018
	Social contribution	Income tax	Social contribution	Income tax
CPFL Paulista	40,089	111,359	41,246	114,572
CPFL Piratininga	9,921	34,049	10,180	34,938
RGE	45,333	151,433	45,863	153,618
CPFL Geração	—	11,738	—	12,061

	95,344	308,580	97,288	315,189

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(9) DEFERRED TAX ASSETS AND LIABILITIES (Continued)

9.3 Accumulated balances of temporarily nondeductible/nontaxable differences

	March 31, 2019			December 31, 2018
	Social contribution	Income tax	PIS/COFINS	Social contribution	Income tax	PIS/COFINS
Temporarily nondeductible/taxable differences
Provision for tax, civil and labor risks	57,410	159,473	—	57,635	160,096	—
Private pension fund	3,191	8,864	—	2,913	8,093	—
Allowance for doubtful accounts	32,864	91,288	—	30,316	84,211	—
Free energy supply	9,285	25,791	—	9,166	25,462	—
Research and development and energy efficiency programs	28,199	78,329	—	27,506	76,405	—
Personnel-related provisions	6,761	18,780	—	5,208	14,467	—
Depreciation rate difference	4,599	12,775	—	4,764	13,235	—
Derivatives	(53,942)	(149,839)	—	(58,698)	(163,051)	—
Recognition of concession—adjustment of intangible asset	(6,198)	(17,216)	—	(6,399)	(17,775)	—
Recognition of concession—adjustment of financial asset	(152,146)	(422,629)	—	(146,342)	(406,506)	—
Actuarial losses	26,122	72,559	—	26,001	72,223	—
Financial instruments	(5,323)	(14,785)	—	(5,111)	(14,194)	—
Others	(26,586)	(71,950)	(9,959)	(21,053)	(56,573)	(10,086)
Temporarily nondeductible differences—accumulated comprehensive income:
Property, plant and equipment—adjustment of deemed cost	(47,995)	(133,319)	—	(48,806)	(135,572)	—
Actuarial losses	58,071	161,307	—	58,071	161,307	—
Temporarily nondeductible differences—business combination
Deferred taxes—asset:
Provision for tax, civil and labor risks	11,568	32,133	—	11,620	32,277	—
Fair value of properly, plant and equipment	19,817	55,047	—	19,817	55,047	—
Deferred taxes—liability:
Value added derived from determination of demed cost	(28,231)	(78,421)	—	(24,690)	(68,584)	—
Intangible asset—exploration right/authorization	(220,348)	(612,079)	—	(227,199)	(631,106)	—
Other temporary differences	(6,293)	(17,474)	—	(6,976)	(19,379)	—

Total	(289,175)	(801,366)	(9,959)	(292,257)	(809,917)	(10,086)

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(9) DEFERRED TAX ASSETS AND LIABILITIES (Continued)

9.4 Reconciliation of the income tax and social contribution amounts recognized in the statements of income for the quarters ended March 31, 2019 and 2018:

	1st quarter 2019		1st quarter 2018
	Social contribution	Income tax	Social contribution	Income tax
Profit before taxes	906,472	906,472	668,428	668,428
Reconciliation to reflect effective rate:
Equity in subsidiaries and joint ventures	(85,775)	(85,775)	(85,356)	(85,356)
Amortization of intangible asset acquired	12,162	15,689	12,162	15,689
Effect of presumed profit system	(45,296)	(52,646)	(41,404)	(47,483)
Adjustment of revenue from excess demand and excess reactive power	45,387	45,387	38,520	38,520
Other permanent additions (exclusions), net	17,549	12,512	23,052	22,021

Tax base	850,499	841,639	615,402	611,819
Statutory rate	9%	25%	9%	25%

Tax credit/(debit)	(76,545)	(210,410)	(55,386)	(152,955)
Recorded (unrecognized) tax credit, net	(13,506)	(35,654)	(11,481)	(29,201)

Total	(90,050)	(246,064)	(66,867)	(182,156)

Current	(86,720)	(233,626)	(73,091)	(192,367)
Deferred	(3,330)	(12,439)	6,223	10,211

(10) CONCESSION FINANCIAL ASSET

As of December 31, 2018	7,430,149

Additions	186,629
Fair value measurement	67,264
Disposals	(6,316)

As of March 31, 2019	7,677,726

        The amount refers to the financial asset corresponding to the right established in the concession agreements of the energy distributors to receive cash by compensation upon the return of the assets to the granting authority at the end of the concession, measured at fair value.

        According to the current tariff model, the remuneration for this asset is recognized in profit or loss upon billing to consumers and the realization occurs upon receipt of the electric energy bills. Moreover, the difference to adjust the balance at fair value (new replacement value—"VNR") is recognized in an operating revenue line (note 26) in the statements of profit or loss for the period (R$67,264 in the 1st quarter of 2019 and R$66,637 in the 1st quarter of 2018).

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(11) OTHER ASSETS

	Current		Noncurrent
	March 31, 2019	December 31, 2018	March 31, 2019	December 31, 2018
Advances—Fundação CESP	5,821	3,929	6,797	6,797
Advances to suppliers	14,526	4,031	—	—
Pledges, funds and restricted deposits	51,226	77,442	532,760	524,461
Orders in progress	127,515	142,708	7,574	6,844
Services rendered to third parties	19,952	9,281	—	—
Energy pre-purchase agreements	—	—	25,877	25,390
Prepaid expenses	82,548	172,155	6,281	6,367
GSF renegotiation	13,346	13,701	2,888	5,782
Receivables—CDE	179,392	183,710	—	—
Advances to employees	41,791	22,287	—	—
Contract asset of transmission	—	23,535	—	226,117
Others	174,648	186,923	128,752	125,681
(-) Allowance for doubtful accounts (note 6)	(28,935)	(28,698)	—	—

Total	681,831	811,005	710,930	927,440

        Receivables—CDE:    refer to: (i) low income subsidies totaling R$ 11,844 (R$12,536 as of December 31, 2018). (ii) other tariff discounts granted to consumers amounting to R$ 167,445 (R$170,858 as of December 31, 2018) and (iii) tariff discounts—judicial injunctions totaling R$ 103 (R$ 317 as of December 31, 2018).

        In the first quarter of 2019 the subsidiaries offset the receivables relating to CDE against the payables relating to the Energy Development Account (CDE) (note 20) amounting to R$497 authorized by Order No. 1,576/2016.

(12) INVESTMENTS

	March 31, 2019	December 31, 2018
Investment in equity interest
By equity method of the joint ventures	1,056,222	970,302
Asset surplus (net)	9,916	10,060

Total	1,066,138	980,362

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(12) INVESTMENTS (Continued)

12.1 Investment in equity interest

        In the condensed interim financial statements, the investment balances relate to interests in entities accounted for by the equity method:

Investments in joint ventures	March 31, 2019	December 31, 2018	1st Quarter 2019	1st Quarter 2018
	Share of equity		Share of profit (loss)

Baesa	178,655	175,189	3,467	3,049
Enercan	205,605	175,122	30,483	27,398
Chapecoense	408,559	378,558	30,000	30,789
Epasa	263,404	241,433	21,971	24,264
Fair value adjustments of assets, net	9,916	10,060	(145)	(145)

	1,066,138	980,362	85,775	85,356

12.2 Dividends and Interest on capital receivables

	Dividend		Interest on own capital
					Total
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2019	Dec 31, 2018
Investments					Mar 31, 2019	Dec 31, 2018
Baesa	3	3	—	—	3	3
Enercan	65,010	65,010	—	—	65,010	65,010
Chapecoense	33,733	33,733	—	—	33,733	33,733
Other investments	—	—	1,436	1,436	1,436	1,436

Total	98,746	98,746	1,436	1,436	100,182	100,182

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(12) INVESTMENTS (Continued)

12.3 Joint Ventures

        The summarized financial information on joint ventures as of March 31, 2019 and December 31, 2018, and the income statement for the quarters ended March 31, 2019 and 2018 are as follows:

	March 31, 2019				December 31, 2018
	Enercan	Baesa	Chapecoense	Epasa	Enercan	Baesa	Chapecoense	Epasa
Current assets	221,479	96,577	352,916	361,654	208,326	68,956	345,737	327,084
Cash and cash equivalents	93,759	51,792	84,748	30,087	66,519	17,425	184,002	18,269
Noncurrent assets	1,017,965	951,295	2,570,209	491,190	1,033,320	966,664	2,604,162	502,618
Current liabilities	319,081	41,953	373,081	137,246	385,271	50,639	424,635	152,168
Borrowings and debentures	128,873	—	139,463	34,535	137,225	—	138,706	34,473
Other financial liabilities	5,842	19,012	73,564	1,301	5,869	34,832	74,156	1,346
Noncurrent liabilities	498,376	291,466	1,748,950	221,811	496,953	284,391	1,782,993	224,933
Borrowings and debentures	383,479	—	1,014,125	143,377	383,358	—	1,045,402	151,964
Other financial liabilities	26,287	278,787	731,490	—	26,936	272,079	734,630	—
Equity	421,987	714,453	801,095	493,788	359,422	700,590	742,271	452,601

	1st quarter 2019				1st quarter 2018
	Enercan	Baesa	Chapecoense	Epasa	Enercan	Baesa	Chapecoense	Epasa
Net operating revenue	138,673	57,803	212,543	196,535	140,605	62,178	208,391	174,961
Operacional costs and expenses	(23,655)	(24,192)	(56,092)	(133,809)	(30,767)	(19,329)	(47,422)	(108,488)
Depreciation and amortization	(12,421)	(12,759)	(30,905)	(8,714)	(13,017)	(12,722)	(30,339)	(8,760)
Interest income	1,179	581	3,725	827	968	1,021	3,493	1,402
Interest expense	(8,504)	(625)	(38,239)	(3,895)	(11,102)	(1,977)	(26,848)	(4,526)
Income tax and social contribution expenses	(32,227)	(6,802)	(29,546)	(9,878)	(28,961)	(6,127)	(31,130)	(9,235)
Profit (loss) for the period	62,564	13,863	58,824	41,187	56,233	12,193	60,371	45,487

Equity Interests and voting capital	48.72%	25.01%	51.00%	53.34%	48.72%	25.01%	51.00%	53.34%

        Although holding more than 50% in EPASA and Chapecoense, CPFL Geração jointly controls these investments with other shareholders. The analysis of the classification of the type of investment is based on the Shareholders' Agreement of each joint venture.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(12) INVESTMENTS (Continued)

        The borrowings from BNDES obtained by the joint venture Chapecoense establish restrictions on the payment of dividends to subsidiary CPFL Geração above the mandatory minimum dividend of 25% without the prior consent of BNDES.

12.3 Joint operation

        Through its wholly-owned subsidiary CPFL Geração, the Company holds part of the assets of the Serra da Mesa hydropower plant, located on the Tocantins River, in Goiás State. The concession and operation of the hydropower plant belong to Furnas Centrais Elétricas S.A. In order to maintain these assets operating jointly with Furnas (joint operation), CPFL Geração was assured 51.54% of the installed power of 1,275 MW (657 MW) and the assured energy of mean 637.5 MW (mean 328.57 MW) until 2028.

(13) PROPERTY, PLANT AND EQUIPMENT

	Land	Reservoirs, dams and water mains	Buildings, construction and improvements	Machinery and equipment	Vehicles	Furniture and fittings	In progress	Total
At December 31, 2018	176,839	1,391,775	986,800	6,615,793	67,135	7,512	210,760	9,456,614

Historical cost	224,783	2,218,604	1,585,723	9,905,396	131,549	23,039	210,760	14,299,854
Accumulated depreciation	(41,944)	(826,829)	(598,923)	(3,289,603)	(64,415)	(15,527)	—	(4,843,240)
Additions	—	—	—	—	—	—	61,076	61,076
Disposals	—	(5)	(8,936)	(4,787)	(4,257)	—	(174)	(18,159)
Transfers	744	8,003	25,713	16,271	3,251	248	(54,231)	—
Depreciation	(2,206)	(21,359)	(15,519)	(110,571)	(4,968)	(209)	—	(154,832)
Write-off of depreciation	—	5	606	3,351	2,691	—	—	6,653

At March 31, 2019	175,377	1,378,420	988,664	6,520,059	63,851	7,550	217,430	9,351,350

Historical cost	225,527	2,226,603	1,602,499	9,916,881	130,543	23,286	217,430	14,342,769
Accumulated depreciation	(50,150)	(848,183)	(613,836)	(3,396,822)	(66,692)	(15,736)	—	(4,991,419)
Average depreciation rate	3.86%	3.92%	3.96%	4.54%	14.25%	5.75%

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(14) INTANGIBLE ASSETS

		Concession right
	Goodwill	Acquired in business combinations	Distribution infrastructure- operational	Public utilities	Other intangible assets	Total
At December 31, 2018	6,115	3,772,188	5,584,136	24,485	76,009	9,462,935
Historical cost	6,152	7,495,458	11,909,149	35,840	217,542	19,664,141
Accumulated Amortization	(37)	(3,723,270)	(6,325,012)	(11,355)	(141,532)	(10,201,206)
Additions	—	—	—	—	5,154	5,154
Amortization	—	(72,110)	(176,741)	(355)	(2,161)	(251,368)
Transfer—contract asset	—	—	168,733	—	—	168,733
Transfer—financial asset	—	—	(801)	—	—	(801)
Disposal and transfer—other assets	—	—	(7,917)	—	167	(7,750)

At March 31, 2019	6,115	3,700,079	5,567,410	24,130	79,170	9,376,904
Historical cost	6,152	7,495,458	12,014,580	35,840	222,863	19,774,893
Accumulated Amortization	(37)	(3,795,380)	(6,447,170)	(11,710)	(143,694)	(10,397,991)

        The amortization of intangible assets is recognized as follows: (i) "depreciation and amortization" for amortization of distribution infrastructure intangible assets, use of public asset and other intangible assets; and (ii) "amortization of concession intangible asset" for amortization of the intangible asset acquired in business combination.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(14) INTANGIBLE ASSETS (Continued)

14.1 Intangible assets

        The breakdown of the intangible asset related to the right to operate the concessions acquired in business combinations is as follows:

	March 31, 2019			December 31, 2018	Annual amortization rate
		Accumulated amortization
	Historic cost		Net value	Net value	2019	2018
Intangible asset—acquired in business combinations
Intangible asset acquired, not subsumed
CPFL Paulista	304,861	(219,485)	85,377	87,873	3.28%	3.28%
CPFL Piratininga	39,065	(26,658)	12,406	12,730	3.31%	3.32%
CPFL Geração	54,555	(37,795)	16,760	17,221	3.38%	3.38%
CPFL Jaguari Geração	7,896	(4,189)	3,707	3,775	3.41%	3.41%
CPFL Renováveis	3,653,906	(1,091,090)	2,562,818	2,602,622	4.36%	5.90%

Subtotal	4,064,052	(1,381,453)	2,682,599	2,725,797
Intangible asset acquired and subsumed
RGE Sul (RGE)	1,433,007	(984,226)	448,781	461,795	3.63%	3.63%

Subtotal	1,859,457	(1,320,147)	539,309	554,816
Intangible asset acquired and merged—reassembled
CPFL Paulista	1,074,026	(794,921)	279,105	287,156	3.00%	3.00%
CPFL Piratininga	115,762	(78,998)	36,764	37,723	3.31%	3.31%
CPFL Jaguari Geração	15,275	(8,952)	6,323	6,438	3.01%	3.01%

	1,571,949	(1,093,779)	478,170	491,574

Total	7,495,458	(3,795,380)	3,700,079	3,772,187

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(15) CONTRACT ASSET

	Distribution	Transmission	Total
As of December 31, 2018	1,046,433	—	1,046,433

Noncurrent	1,046,433	—	1,046,433
Reclassification from other assets	—	249,652	249,652
Additions	409,809	55	409,863
Transfer—intangible assets in service	(168,733)	—	(168,733)
Transfer—financial assets	(185,827)	—	(185,827)
Monetary adjustment	—	7,735	7,735
Cash inputs—RAP	—	(5,718)	(5,718)
Disposal and transfer—other assets	—	(127)	(127)

As of March 31, 2019	1,101,682	251,597	1,353,278

Current	—	23,685	23,685
Noncurrent	1,101,682	227,912	1,329,593

        Contract asset of distribution companies:    Refers to concession infrastructure assets of the distribution companies during the construction period.

        Contract asset of transmission companies:    refers to the right to receive the "Permitted Annual Revenue—RAP" over the concession period as well as an indemnity at the end of the concession of the transmission subsidiaries.

(16) TRADE PAYABLES

	March 31, 2019	December 31, 2018
Current
System service charges	885	62,674
Energy purchased	2,320,312	1,607,116
Electricity network usage charges	240,697	205,656
Materials and services	441,170	368,344
Free energy	156,631	154,296

Total	3,159,696	2,398,085

Noncurrent
Energy purchased	320,024	333,036

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(17) BORROWINGS

        The movement in borrowings are as follows:

	At December 31, 2018	Raised	Repayment	Interest, monetary adjustment and fair value measurement	Exchange rates	Interest paid	At March 31, 2019
Measured at cost
Local currency
Fixed Rate	892,776	—	(48,958)	12,485	—	(12,507)	843,795
Floating Rate
TJLP	3,158,119	—	(107,658)	69,113	—	(58,039)	3,061,535
TLP (IPCA)	1,190,169	—	—	20,207	—	(11,706)	1,198,670
Selic	114,117	—	(8,862)	2,395	—	(704)	106,946
CDI	386,272	476,000	(76,608)	13,423	—	(5,638)	793,450
IGP-M	51,889	—	(2,717)	932	—	(1,028)	49,075
UMBNDES	2,152	—	(129)	80	—	(34)	2,068
Others	66,403	—	(5,509)	544	—	(485)	60,953

Total at cost	5,861,896	476,000	(250,442)	119,179	—	(90,141)	6,116,493
Borrowing costs*	(57,193)	(753)	—	2,034	—	—	(55,912)
Measured at fair value
Foreign currency
Dollar	4,855,108	—	(453,568)	40,321	98,777	(36,098)	4,504,540
Euro	879,499	—	—	1,638	3,901	(1,646)	883,392
Fair value measurement	(103,351)	—	—	7,680	—	—	(95,671)

Total at fair value	5,631,255	—	(453,568)	49,639	102,678	(37,744)	5,292,261

Total	11,435,958	475,247	(704,010)	170,852	102,678	(127,885)	11,352,842

Current	2,446,113						2,764,095
Noncurrent	8,989,846						8,588,747

(*)
In accordance with IFRS 9, this refers to the fundraising costs attributable to issuance of the respective debts.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(17) BORROWINGS (Continued)

        The detail on borrowings are as follows:

Category	Annual interest	March 31, 2019	December 31, 2018	Maturity range	Collateral
Measured at cost—Local Currency Fixed
FINEM	Fixed rate of 2.5% to 8%(a)	334,697	418,336	2011 to 2024

(i) CPFL Energia and State Grid Brazil Power guarantee (ii) Receivables; (iii) Pledge of shares of CPFL Renováveis and SPE; (iv) Pledge of emergents rights authorized by ANEEL; iv) Lines of creditor rights and related revenues.

FINAME	Fixed rate of 2.5% to 10%(a)	95,003	48,672	2012 to 2025	(i) Liens on equipment (ii) Liens on revenues; (iii) Guarantee of CPFL Energia (iv) Liens on assets
FINEP	Fixed rate from 3.5% to 8%	5,600	6,576	2013 to 2021	Bank guarantee
Bank loans	Fixed rate of 9.5% to 10.14%	408,495	419,191	2009 to 2037	(i) Liens on emergents rights; (ii) Liens on equipment and receivables (ii) Pledge of revenues (iv) Bank guarantee (v) CPFL Renováveis guarantee

		843,795	892,776
Floating
TJLP
FINEM	TJLP and TJLP + from 1.72% to 3.4%(b)	3,033,608	3,128,625	2009 to 2039

(i) Bank guarantee (ii) CPFL Energia guarantee (iii) Pledge of receivables, equipment and assignment of credit and concession rights authorized by ANEEL and shares os SPE (iv) Liens on equipment and receivables (v) guarantee of Bioenergia S.A., CPFL Renováveis, CPFL Energia and State Grid Brazil Power

FINAME	TJLP + 2.2% to 4.2%(b)	19,912	20,935	2017 to 2027	(i) CPFL Energia guarantee (ii) Liens on equipment and receivables
FINEP	TJLP and TJLP –1%	3,243	3,491	2016 to 2024	Bank guarantee
Bank loans	TJLP + 2.99% to 3.1%	4,772	5,069	2005 to 2023	(i) Pledge of receivables, equipment and assignment of credit and concession rights (ii) CPFL Energia guarantee

		3,061,535	3,158,119
TLP (IPCA)
FINEM	TLP (IPCA) + 4.74% to 4.80%(b)	1,198,670	1,190,169	2020 to 2028	CPFL Energia guarantee and receivables
SELIC
FINEM	SELIC + 2.19% to 2.66%(c)	101,777	108,752	2015 to 2022	(i)State Grid Brazil Power and CPFL Energia guarantee and (ii) receivables
FINAME	SELIC + 2.70% to 3.90%	5,170	5,365	2016 to 2022	(i) CPFL Energia guarantee and (ii) liens on equipment

		106,946	114,117

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(17) BORROWINGS (Continued)

Category	Annual interest	March 31, 2019	December 31, 2018	Maturity range	Collateral
CDI
Bank loans	(i) From 100.00% to 109.50% of CDI(c)	218,626	208,384	2012 to 2023	(i) CPFL Energia guarantee (ii) Liens of SPE shares
	(ii) CDI + 0.10% to 1.90%
Promissory note	104.4% of CDI	483,202	—	2019	(i) CPFL Energia guarantee
Bank loans	CDI + 1.45% to 1.9%	91,622	177,888	2017 to 2023	(i) CPFL Renováveis guarantee

		793,450	386,272
IGPM
Bank loans	IGPM + 8.63%	49,075	51,889	2011 to 2024	(i) Liens on equipment and receivables (ii) Pledge of shares of SPE and rights authorized by ANEEL and receivables of operation contracts
UMBNDES
Bank loans	UMBNDES + from 1.99% to 5%	2,068	2,152	2006 to 2023	(i) CPFL Energia guarantee
Other
Other		60,953	66,403	2007 to 2038	(i) Promissory notes, (ii) Bank guarantee (iii) receivables; (iv) Credit Rights; (v) Pledge of shares; (vi) Liens on machinery, equipment (vii) CPFL Renováveis guarantee

Total—Local currency		6,116,493	5,861,896

Borrowing costs(*)		(55,912)	(57,193)
Measured at fair value—Foreign Currency Dollar
Bank loans (Law 4.131)	US$ + Libor 3 months + from 0.8% to 1.55%(c)	1,438,249	1,866,418	2017 to 2022	CPFL Energia guarantee and promissory notes
Bank loans (Law 4.131)	US$ + from 2.3% to 4.32%	3,066,291	2,988,689	2017 to 2021	CPFL Energia guarantee and promissory notes

		4,504,540	4,855,108
Euro
Bank loans (Law 4.131)	Euro + from 0.42% to 0.96%	883,392	879,499	2019 to 2022	CPFL Energia guarantee and promissory notes

Fair value adjustment		(95,671)	(103,351)

Total in foreign currency		5,292,261	5,631,255

Total		11,352,842	11,435,958

(*)
In accordance with IFRS 9, this refers to borrowing costs directly attributable to the issuance of the respective debts.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(17) BORROWINGS (Continued)

The subsidiaries hold swaps converting the operating cost of currency variation to interest tax variation in reais. For further information about the considered rates, see note 33.

Effective rate:

(a)
30% to 70% of CDI            (b) 60% to 110% of CDI            (c) 100% to 130% of CDI

        As segregated in the tables above, in conformity with IFRS 9, the Group classified their debts as (i) financial liabilities measured at amortized cost, and (ii) financial liabilities measured at fair value through profit or loss.

        The objective of the classification as financial liabilities of borrowings measured at fair value is to compare the effects of the recognition of income and expenses derived from marking to market of derivatives, debt-related derivatives, in order to obtain more relevant and consistent accounting information reducing accounting mismatch. At March 31, 2019, the balance of the borrowings measured at fair value was R$ 5,292,261 (R$ 5,631,255 at December 31, 2018).

        Changes in the fair values of these borrowings are recognized in the finance income / cost of the Group, except for the changes in fair value due to credit risk, which is recognized in other comprehensive income. As of March 31, 2019, the accumulated gains of R$ 95,671 (R$ 103,351 as of December 31, 2018) on marking the borrowings to market, offset by the losses of R$ 56,275 (R$ 65,678 as of December 31, 2018) of marking to market the derivative financial instruments contracted as a hedge against foreign exchange variations (note 33), resulted in a total net gain of R$ 39,396 (R$ 37,673 as of December 31, 2018).

        The maturities of the principal of borrowings recorded in noncurrent liabilities are scheduled as follows:

Maturity
From April 1st, 2020	1,379,993
2021	2,390,112
2022	1,598,204
2023	978,078
2024	433,025
2025 to 2029	1,498,218
2030 to 2034	304,169
2035 to 2039	89,365
Subtotal	8,671,164
Fair value measurement	(82,417)

Total	8,588,747

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(17) BORROWINGS (Continued)

Main borrowings raised in the period:

		Released (R$ thousand)
Category Subsidiary	Total approved	in 2019	Net of fundraising costs	Payment of interests	Repayments of principal	Annual rate	Effective annual rate	Utilization
Local currency
CDI—Promissory notes
CPFL Paulista	351,000	351,000	350,649	Bullet	At maturity, in December 2019	103.4% of CDI	104.95% of CDI	Working capital
CPFL Piratininga	125,000	125,000	124,818	Bullet	At maturity, in December 2019	103.4% of CDI	104.95% of CDI	Working capital

	476,000	476,000	475,467

RESTRICTIVE COVENANTS

        Borrowings raised by Group companies require the compliance with certain restrictive financial clauses, under penalty of restriction in the distribution of dividends and/or advance maturity of the related debts. Furthermore, failure to comply with the obligations or restrictions mentioned may result in default in relation to other contractual obligations (cross default), depending on each borrowing agreement.

        For borrowings raised or with funds released in 2019, certain have restrictive clauses related to financial ratios, as follows:

Ratios required for the individual or consolidated financial statements of CPFL Energia

  •
  Debt indebtedness divided by EBITDA maximum of 3.75 and

  •
  EBITDA divided by the financial result minimum of 2.25.

        For other borrowings, the details of the covenants are presented in the financial statements as of December 31, 2018.

        The Group's management monitors these ratios on a systematic and constant basis, so that all conditions are met. All financial and non-financial covenant clauses are properly complied , in the opinion of the Group's management.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(18) DEBENTURES

        The movement in debentures are as follows:

Category	At December 31, 2018	Raised	Repayment	Interest, monetary adjustment and fair value measurement	Interest paid	At March 31, 2019
Measured at cost—Floating rate
TJLP	481,099	—	—	9,461	—	490,560
CDI	6,717,747	325,000	(153,830)	112,574	(119,443)	6,882,048
IPCA	1,367,428	—	—	31,534	(29,055)	1,369,907

Total at cost	8,566,274	325,000	(153,830)	153,569	(148,499)	8,742,515
Borrowing costs(*)	(59,796)	(516)	—	3,740	—	(56,572)
Measured at fair value—Floating rate
IPCA	426,989	—	—	10,629	(10,501)	427,118
Fair value measurement	7,378	—	—	3,392	—	10,770

Total at fair value	434,367	—	—	14,021	(10,501)	437,888

Total	8,940,845	324,484	(153,830)	171,330	(159,000)	9,123,831

Current	917,352					1,116,111
Noncurrent	8,023,493					8,007,720

        The detail on debentures are as follows:

Category	Annual Interest		March 31, 2019	December 31, 2018	Maturity range	Collateral
Measured at cost—Floating Rate
TJLP	TJLP + 1%	(d)	490,560	481,099	2009 to 2029	Liens
CDI	(i) From 103.6% to 129.5% of CDI					(i) CPFL Energia and CPFLRenováveis
	(ii) CDI 0.48% to 1.70%	(a)	5,918,692	5,858,319	2015 to 2025	guarantee (ii) Guarantee of CPFL
	From 107.75% to 114.50% of CDI	(a)	963,356	859,428	2018 to 2022	Energia | (iii) Fiduciary assignment of PCH Holding dividends No guarantee
IPCA	IPCA + from 4.42% to 5.8%	(b)(c)	1,369,907	1,367,428	2019 to 2027	CPFL Energia guarantee

			8,742,515	8,566,274
	Borrowing costs(*)		(56,572)	(59,796)
Measured at fair value—Floating Rate
IPCA	IPCA + 5.80%	(b)	427,118	426,989	2024 to 2026	CPFL Energia guarantee
	Fair value measurement		10,770	7,378

			437,888	434,367

	Total consolidated		9,123,831	8,940,845

Some debentures hold swaps converting IPCA variation to CDI variation. For further information about the considered rates, see note 33.

Effective rates:

(a)
From 105.4% to 144.6% of CDI | CDI + from 0.89% to 4.76%

(b)
IPCA + 4,84% to 6,31%

(c)
From 101.74% to 103.3% of CDI

(d)
TJLP + 3.48%

(*)
In accordance with IFRS 9 this refers to borrowing costs directly attributable to the issuance of the respective debts.

        As shown in the table above, the Company classifies its debentures as (i) financial liabilities measured at amortized cost; and (ii) financial liabilities measured at fair value through profit or loss.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(18) DEBENTURES (Continued)

        The classification of debentures measured at fair value as financial liabilities is aimed at reducing the accounting mismatch of the effects of the recognition of gain and losses derived from the fair value measurement of hedging derivatives linked to such debentures, in order to obtain a more relevant and consistent accounting information. As of March 31, 2018, the balance of debentures designated at fair value totaled R$ 437,888 (R$ 434,367 at December 31, 2018).

        The changes in the fair values of these debentures are recognized in the Company's finance income (costs), except for the fair value changes in credit risk, which is recognized in other comprehensive income. As of March 31, 2019, the accumulated losses obtained from the fair value measurement of such debentures amounted to R$ 10,770 (R$ 7,378 at December 31, 2018) which, offset by the gains obtained from the fair value measurment of the derivative instruments of R$ 30,486 (R$ 21,012 at December 31, 2018), undertaken to hedge the interest rate changes (note 33), generated a total gain of R$ 19,716 (R$ 13,634 at December 31, 2018).

        The maturities of the debentures' principal recognized in noncurrent liabilities are scheduled as follows:

Maturity
From April 1st, 2020	1,024,603
2021	2,686,856
2022	1,154,703
2023	1,236,216
2024	1,006,315
2025 to 2029	888,256
Subtotal	7,996,950
Fair value measurement	10,770

Total	8,007,720

Main debentures issuances during the period:

			Released (R$ thousand)
Category Subsidiary	Issue	Quantity issued	in 2019	Net of fundraising costs	Interest	Repayment	Annual rate	Effective annual rate	Utilization
Local currency—CDI
CPFL Brasil	5th issue 1st serie	105,000	105,000	104,833	Semmiannual	1 installment at December 2019	103.6% of CDI	106.82% of CDI	(a)
CPFL Brasil	5th issue 2nd serie	220,000	220,000	219,651	Semmiannual	2 annual installment from January 2023	108.25% of CDI	109.06% of CDI	(a)

			325,000	324,484

(a)
Investment plan, refinancing and working capital of subsidiary

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(18) DEBENTURES (Continued)

RESTRICTIVE COVENANTS

        The debenture agreements are subject to certain restrictive covenants, including covenants that require the Company and its subsidiaries to maintain certain financial ratios within pre-established parameters. Moreover, these agreements contain restrictive non-financial covenants, which are complied with as per the last measurement period.

Ratios required in the consolidated financial statements of CPFL Energia

        Debentures issued in 2019 are subject to the following covenants:

  •
  Debt indebtedness divided by EBITDA maximum of 3.75 and

  •
  EBITDA divided by the financial result minimum of 2.25.

        The details of the restrictive conditions for other debts are presented in the Financial Statements of December 31, 2018 and there is no change during the period ended on March 31, 2019.

        The Group's management monitors these ratios on a systematic and constant basis, so that all conditions are met. All covenants and clauses are properly complied in the opinion of The Group's management.

(19) PRIVATE PENSION PLAN

        The subsidiaries sponsor supplementary retirement and pension plans for their employees, the characteristics of which are described in note 18 to the financial statements for the year ended December 31, 2018 and there is no change during the period ended on March 31, 2019.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(19) PRIVATE PENSION PLAN (Continued)

19.1 Movements in the defined benefit plans

				RGE Sul (RGE)
		CPFL Piratininga	CPFL Geração
	CPFL Paulista			Plan 1(*)	Plan 2	Total
Net actuarial liability as of December 31, 2018	907,807	210,744	21,129	—	89,922	1,229,600
Expenses (income) recognized in the statement of profit or loss	19,494	5,678	473	(44)	2,550	28,151
Sponsors' contributions transferred during the period	(18,112)	(7,211)	(282)	(1,789)	(1,205)	(28,598)
Effect of asset ceiling	—	—	—	1,833	—	1,833

Net actuarial liability as of March 31, 2019	909,189	209,211	21,320	—	91,267	1,230,987
Other contributions						13,839

Total liability						1,244,826

Current						109,611
Noncurrent						1,135,215

(*)
Plan 1 was recorded at the dissolved RGE until the merger of the distribution companies, as mentioned in note 14.2.1 of financial statements of December 31, 2018.

        The expenses (income) recognized in the 1st quarter of 2019 and 2018 are as follows:

	1st quarter 2019
				RGE Sul (RGE)
	CPFL Paulista	CPFL Piratininga	CPFL Geração
				Plan 1	Plan 2	Total
Service cost	231	1,362	21	46	588	2,248
Interest on actuarial obligations	112,293	31,265	2,627	8,586	12,199	166,970
Expected return on plan assets	(93,030)	(26,949)	(2,175)	(9,375)	(10,237)	(141,766)
Effect of asset ceiling	—	—	—	699	—	699

Total expense (income)	19,494	5,678	473	(44)	2,550	28,150

	1st quarter 2018
					RGE Sul (RGE)
				RGE
	CPFL Paulista	CPFL Piratininga	CPFL Geração
				Plan 1	Plan 2	Total
Service cost	209	1,091	20	44	698	2,061
Interest on actuarial obligations	105,271	28,657	2,527	8,388	12,055	156,898
Expected return on plan assets	(89,897)	(25,655)	(2,159)	(8,988)	(10,292)	(136,990)
Effect of asset ceiling	—	—	—	509	—	509

Total expense (income)	15,583	4,093	388	(47)	2,461	22,477

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(20) REGULATORY LIABILITY

	March 31, 2019	December 31, 2018
Financial compensation for the use of water resources	1,272	1,701
Global reversal reserve—RGR	17,289	17,288
ANEEL inspection fee—TFSEE	6,301	5,470
Energy development account—CDE	99,812	—
Tariff flags and others	600	126,196

Total	125,274	150,656

        Energy development account—CDE:    The balance refers to the Company's quota for the refund of the CDE contribution for the period from January, 2013 to January 2014.

        The subsidiaries offset the amounts payable against the amounts receivable—CDE (note 11), in the first quarter of 2019, in the amount of R$ 497 (R$ 2,213 in the first quarter of 2018).

        Tariff flags and others:    Refer basically to the amount to be passed on to the Centralizing Account for Tariff Flag Resources ("CCRBT"), the related amount receivable was recognized through the issuance of electricity bills (note 26.4).

(21) TAXES, FEES AND CONTRIBUTIONS PAYABLE

	March 31, 2019	December 31, 2018
Current
IRPJ (corporate income tax)	86,437	73,058
CSLL (social contribution on net income)	30,999	27,392

Income tax and social contribution	117,436	100,450

ICMS (State VAT)	376,024	430,149
PIS (tax on revenue)	30,706	30,760
COFINS (tax on revenue)	152,829	152,945
Other taxes	47,694	51,135

Other taxes, fees and contributions	607,252	664,989

Total current	724,688	765,438

Noncurrent
ICMS (State VAT)	780	772
PIS/COFINS payment	6,273	8,919

Other taxes, fees and contributions	7,053	9,691

Total noncurrent	7,053	9,691

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(22) PROVISION FOR TAX, CIVIL AND LABOR RISKS AND ESCROW DEPOSITS

	March 31, 2019		December 31, 2018
	Provision for tax,civil and labor risks	Escrow Deposits	Provision for tax,civil and labor risks	Escrow Deposits
Labor	217,960	103,388	219,314	103,760
Civil	271,268	98,041	281,304	99,604
Tax
FINSOCIAL	42,124	99,925	39,727	99,146
Income Tax	156,743	405,721	154,717	401,381
Others	202,968	152,717	195,379	150,472

	401,835	658,364	389,823	650,999
Others	88,270	48	88,920	12

Total	979,335	859,842	979,360	854,374

        The changes in the provision for tax, civil, labor and other risks are shown below:

	As of December 31, 2018	Additions	Reversals	Payments	Monetary adjustment	As of March 31, 2019
Labor	219,314	14,029	(7,169)	(13,606)	5,394	217,960
Civil	281,304	17,281	(6,182)	(26,391)	5,258	271,268
Tax	389,823	7,719	(1,383)	(667)	6,342	401,835
Others	88,920	—	(324)	(931)	605	88,270

Total	979,360	39,029	(15,060)	(41,595)	17,600	979,335

        The provision for tax, civil, labor and other risks was based on the assessment of the risks of losing the lawsuits to which the Company and its subsidiaries are parties, where the likelihood of loss is probable in the opinion of the outside legal counselors and the Management of the Group.

        The details of the nature of the provision for tax, civil, labor and other risks and escrow deposits are presented in the Note 21 of the financial statements at December 31, 2018.

Possible losses

        The Group is party to other lawsuits in which Management, supported by its external legal counselors, believes that the chances of a successful outcome are possible due to a solid defensive position in these cases, therefore no provision was recognized. It is not yet possible to predict the outcome of the courts' decisions or any other decisions in similar proceedings.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(22) PROVISION FOR TAX, CIVIL AND LABOR RISKS AND ESCROW DEPOSITS (Continued)

        The claims relating to possible losses, at March 31, 2019 and December 31, 2018 were as follows:

	March 31, 2019	December 31, 2018	Main reasons for claims:
Labor	779,292	786,901	Work accidents, risk premium for dangerousness at workplace and overtime
Civil	1,705,169	1,630,630	Personal injury, environmental impacts and surcharge tariffs
Tax	6,390,059	6,199,589	INSS, FINSOCIAL, PIS and COFINS, Social contribution and Income tax
Regulatory	159,232	139,593	Technical, commercial and economic-financial supervisions

Total	9,033,752	8,756,713

        Tax—there is a discussion relating to the deductibility for income tax expense recognized in 1997 relating to the commitment assumed in regard to the pension plan of employees of subsidiary CPFL Paulista with FUNCESP in the estimated amount of R$ 1,237,310, with an escrow deposit of R$ 206,874 and financial guarantees (letter of guarantee and performance bond).

        With respect to labor contingencies, the Group informs that, as described in note 21 to the financial statements as of December 31, 2018, there is a discussion regarding the possibility of changing the adjustment index adopted by the Labor Court, and the risk remains as possible and there is no change during the period ended on March 31, 2019.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(23) OTHER PAYABLES

	Current		Noncurrent
	March 31, 2019	December 31, 2018	March 31, 2019	December 31, 2018
Consumers and concessionaires	78,915	93,612	181,240	47,831
Energy efficiency program—PEE	197,693	183,225	107,829	120,563
Research & Development—P&D	95,772	110,495	94,512	72,941
EPE / FNDCT / PROCEL(*)	31,947	38,052	—	—
Reversion fund	1,712	1,712	13,899	14,327
Advances	261,478	197,470	40,215	48,724
Tariff discounts—CDE	102,988	96,819	—	—
Provision for socio environmental costs	23,090	22,709	128,442	110,261
Payroll	15,597	15,674	—	—
Profit sharing	103,494	95,502	16,216	20,575
Collection agreements	91,170	85,018	—	—
Business combination	7,516	7,598	—	—
Others	37,545	31,410	40,702	40,174

Total	1,048,916	979,296	623,054	475,396

(*)
EPE—Energy Research Company;

FNDCT—National Fund for Scientific Development;

PROCEL—National Electricity Conservation Program.

        Advances:    refer mainly to advances from customers in relation to advance billing by the subsidiary CPFL Renováveis, before the energy or service has actually been provided or delivered.

(24) EQUITY

        The shareholders' interest in the Company's equity at March 31, 2019 and December 31, 2018 is shown below:

	Number of shares
	March 31, 2019		December 31, 2018
Shareholders	Common shares	Interest %	Common shares	Interest %
State Grid Brazil Power Participações S.A.	730,435,698	71.76%	730,435,698	71.76%
ESC Energia S.A.	234,086,204	23.00%	234,086,204	23.00%
Members of the Executive Board	189	0.00%	189	0.00%
Other shareholders	53,392,655	5.25%	53,392,655	5.25%

Total	1,017,914,746	100.00%	1,017,914,746	100.00%

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(24) EQUITY (Continued)

        The details of the items included in equity are described in the financial statements for the year ended December 31, 2018 and there is no change during the period ended on March 31, 2019.

(25) EARNINGS PER SHARE

Earnings per share—basic and diluted

        The calculation of the basic and diluted earnings per share for the quarters ended March 31, 2019 and 2018 was based on the profit for the period attributable to controlling shareholders and the weighted average number of common shares outstanding in the period.

	1st quarter 2019	1st quarter 2018
Numerator
Profit attributable to controlling shareholders	603,450	443,783
Denominator
Weighted average number of shares held by shareholders	1,017,914,746	1,017,914,746
Earnings per share—basic and diluted	0.59	0.44

        For the quarters ended at March 31, 2019 and 2018, the calculation of earnings per share was not affected by the effects of debentures convertible into shares due to the fact that they presented antidilutive effects.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(26) NET OPERATING REVENUE

	Number of Consumers		In GWh		R$ thousand
	March 31, 2019	March 31, 2018	1st quarter 2019	1st quarter 2018	1st quarter 2019	1st quarter 2018
Revenue from Eletric Energy Operations
Consumer class
Residential	8,588,317	8,383,834	5,604	5,291	4,005,340	3,117,458
Industrial	57,890	59,498	3,145	3,375	1,214,385	1,159,349
Commercial	530,821	542,582	2,875	2,753	1,709,173	1,434,467
Rural	362,264	360,154	948	1,236	368,957	352,401
Public administration	60,743	60,704	383	374	227,799	192,918
Public lighting	11,709	11,323	500	504	187,844	154,050
Public services	10,250	9,858	589	571	288,850	238,326

Billed	9,621,994	9,427,953	14,044	14,104	8,002,349	6,648,969
Own comsuption	—	—	10	9	—	—
Unbilled (net)	—	—	—	—	7,545	98,474
(–) Reclassification to Network Usage Charge—TUSD—Captive Consumers	—	—	—	—	(3,173,236)	(2,942,052)

Electricity sales to final consumers	9,621,994	9,427,953	14,054	14,113	4,836,658	3,805,391

Furnas Centrais Elétricas S.A.			709	709	134,348	134,086
Other concessionaires and licensees			3,883	3,570	888,002	698,245
(–) Reclassification to Network Usage Charge—TUSD—Captive Consumers			—	—	(35,408)	(17,855)
Spot market energy			1,253	573	330,141	166,128

Electricity sales to wholesalers			5,846	4,852	1,317,083	980,604

Revenue due to Network Usage Charge -TUSD—Captive Consumers					3,208,644	2,959,906
Revenue due to Network Usage Charge -TUSD—Free Consumers					741,450	579,240
(–) Compensation paid for failure to comply with the limits of continuity					(31,559)	(16,380)
Revenue from construction of concession infrastructure					415,213	370,562
Sector financial asset and liability (Note 8)					(323,880)	373,547
Concession financial asset—fair value adjustment (Note 10)					64,491	64,857
Energy development account—CDE—Low-income, Tariff discounts—judicial injunctions, and other tariff discounts					428,683	376,741
Other revenues and income					130,973	143,028

Other operating revenues					4,634,015	4,851,501

Total gross operating revenue					10,787,756	9,637,497

Deductions from operating revenues
ICMS					(1,766,589)	(1,424,269)
PIS					(161,842)	(149,685)
COFINS					(744,952)	(689,516)
ISS					(4,527)	(3,528)
Global reversal reserve—RGR					(291)	(247)
Energy development account—CDE					(997,711)	(897,671)
Research and development and energy efficiency programs					(56,347)	(48,593)
PROINFA					(38,825)	(35,275)
Tariff flags and others					122,343	(7,096)
Financial compensation for the use of water resources					(2,397)	—
Others					(9,172)	(6,963)

					(3,660,309)	(3,262,842)

Net operating revenue					7,127,446	6,374,654

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(26) NET OPERATING REVENUE (Continued)

26.1 Adjustment of revenues from excess demand and excess reactive power

        The accounting and historical information is described in Note 25.1 to the financial statements as of December 31, 2018.

26.2 Periodic tariff review ("RTP") and Annual tariff adjustment ("RTA")

		2019		2018
Distribution Company	Month	RTA / RTP	Effect perceived by consumers(a)	RTA / RTP	Effect perceived by consumers(a)
CPFL Paulista	April(b)	12.02%	8.66%	12.68%	16.90%
CPFL Piratininga	October	(c)	(c)	20.01%	19.25%
RGE	June	(c)	(c)	21.27%	20.58%
RGE Sul (RGE)	April(e)	(e)	(e)	18.45%	22.47%
CPFL Santa Cruz	March	13.70%	13.31%	(d)	(d)

(a)
Represents the average effect perceived by consumers, due to the exclusion of the tariff basis of financial components that had been added in the prior tariff adjustment.

(b)
As mentioned in note 35.2, the subsidiary CPFL Paulista had an RTA in April 2019.

(c)
The respective tariff adjustments for 2019 had not occurred yet.

(d)
For 2018, as mentioned in note 25.2 of financial statements as of December 31, 2018, the average annual tariff adjustment of CPFL Santa Cruz was 5.71%, 4.41% regarding the economic tariff adjustment and 1.30% regarding relevant financial components. The average effect to be perceived by consumers of the original concessions are:

	Jaguari	Mococa	Leste Paulista	Sul Paulista	Santa Cruz
Effect perceived by consumers	21.15%	3.40%	7.03%	7.50%	5.32%
(e)
According Authorizing Resolution No. 2.528/2019, due to the merger of subsidiaries RGE and RGE Sul (note 14.2.1 of financial statements of December 31, 2018), the tariff of concession area from former RGE Sul will be adjusted only at June 19, 2019, with tariff adjustment of concession area from RGE. From that date on, the tariff for both of these subsidiaries will be unified. The effects of such tariff postponement will be offset in the Annual Tariff Adjustment of June 2019.

26.3 Energy Development Account (CDE)—Low-income, tariff discounts—judicial injunctions, and other tariff discounts

        All details on the CDE contribution are disclosed in Note 25.3 to the financial statements as of December 31, 2018 and there is no change during the period ended on March 31, 2019.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(26) NET OPERATING REVENUE (Continued)

        In the 1st quarter of 2019, revenue of R$ 428,683 was recognized (R$ 376,741 in the 1st quarter of 2018), considering (i) R$ 17,832 for low-income subsidy (R$ 21,114 in the 1st quarter of 2018), (ii) R$ 350,272 for other tariff discounts (R$ 350,771 in the 1st quarter of 2018), and (iii) R$ 60,579 for tariff discounts—CCRBT injunctions and subsidy (R$ 4,857 in the 1st quarter of 2018). These items were recognized against other assets in the line item Receivables—CDE (note 11) and other payables in line item Tariff discounts—CDE (note 23).

26.4 Tariff flags

        The system of Tariff Flags application is described in note 25.4 to the financial statements as of December 31, 2018 and there is no change during the period ended on March 31, 2019.

        In the 1st quarter of 2019, ANEEL approved the Tariff Flags billed from November to December 2018 and January 2019. The amount approved in this period was R$ 122,995 and the amount received from CCRBT was R$ 60,295, amounting R$ 183,290 to be used to offset part of the sector financial asset and liability (Note 8) The amount of R$ 589 with respect to the tariff flag billed for February and March 2019, was not approved and is recorded in regulatory fees (Note 20).

26.5 Energy Development Account—CDE

        ANEEL, by means of Ratifying Resolution ("REH") No. 2,510 of December 18, 2018, amended by REH No. 2,368 of February 9, 2018, established the definitive annual quotas of CDE for the year 2019. These quotas comprise: (i) annual quota of the CDE—USAGE account; and (ii) quota of the CDE—Energy account, (final settlements finished in March 2019), related to part of the CDE contributions received by the electric energy distribution concessionaires in the period from January 2013 to January 2014, charged from consumers and passed on to the CDE Account in up to five years from the RTE of 2015. ANEEL, by means of REH n° 2,521 of March 20, 2019, ANEEL established the payment in advance of quota intended for the amortization of the ACR Account, due to its positive balance, with payment and pass through to the CDE Account for March 2019 to August 2019, cancelling the previously REH n° 2,231 of 2017.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(27) COST OF ELECTRIC ENERGY

	GWh		R$ thousand
	1st quarter 2019	1st quarter 2018	1st quarter 2019	1st quarter 2018
Electricity Purchased for Resale
Itaipu Binacional	2,720	2,739	657,298	558,432
PROINFA	257	256	104,815	85,875
Energy purchased through auction in the regulated market, bilateral contracts and spot market	16,915	15,469	3,572,208	2,975,166
PIS and COFINS credit	—	—	(381,780)	(318,198)

Subtotal	19,892	18,465	3,952,543	3,301,275

Electricity network usage charge
Basic network charges			498,287	567,440
Transmission from Itaipu			66,554	62,191
Connection charges			47,424	32,196
Charges for use of the distribution system			12,965	9,567
System service charges—ESS net of CONER pass through (*)			(41,079)	46,875
Reserve energy charges—EER			—	65,914
PIS and COFINS credit			(52,930)	(71,736)

Subtotal			531,221	712,446

Total			4,483,763	4,013,721

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(28) OPERATING COSTS AND EXPENSES

					Operating Expenses
			Cost of services rendered to third parties
	Cost of operation				Sales		General and administrative		Others		Total
	1st quarter 2019	1st quarter 2018	1st quarter 2019	1st quarter 2018	1st quarter 2019	1st quarter 2018	1st quarter 2019	1st quarter 2018	1st quarter 2019	1st quarter 2018	1st quarter 2019	1st quarter 2018
Personnel	225,973	216,403	—	—	42,516	40,701	79,530	80,641	—	—	348,019	337,745
Private pension plan	28,150	22,477	—	—	—	—	—	—	—	—	28,150	22,477
Materials	63,541	56,926	174	191	2,538	1,938	604	3,567	—	—	66,857	62,622
Third party services	48,785	64,313	511	613	42,158	37,984	73,556	78,022	—	—	165,010	180,932
Costs of infrastructure construction	—	—	415,211	370,559	—	—	—	—	—	—	415,211	370,559
Others	14,048	13,146	(1)	(2)	24,076	20,526	45,183	20,707	23,339	25,024	106,645	79,401

Collection fees	—	—	—	—	24,817	20,106	—	—	—	—	24,817	20,106
Leases and rentals	12,563	14,448	—	—	—	—	5,280	3,347	—	—	17,843	17,795
Publicity and advertising	1	—	—	—	—	—	3,891	2,265	—	—	3,892	2,265
Legal, judicial and indemnities	26	—	—	—	9	—	32,003	12,284	—	—	32,038	12,284
Donations, contributions and subsidies	—	13	—	—	—	—	931	1,127	—	—	931	1,140
Gain (loss) on disposal, retirement and other noncurrent assets	—	—	—	—	—	—	—	—	21,165	30,898	21,165	30,898
Others	1,458	(1,315)	(1)	(2)	(750)	420	3,078	1,684	2,174	(5,874)	5,959	(5,087)

Total	380,498	373,265	415,895	371,361	111,287	101,150	198,872	182,937	23,339	25,025	1,129,891	1,053,738

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(29) FINANCE INCOME (EXPENSES)

	1st quarter 2019	1st quarter 2018
Financial income
Income from financial investments	48,570	66,386
Late payment interest and fines	75,313	69,523
Monetary adjustment of tax credits	1,227	2,540
Monetary adjustment of escrow deposits	8,899	8,804
Monetary adjustment and exchange rate changes	8,245	22,742
Discount on purchase of ICMS credit	6,871	6,732
Adjustments to the sector financial asset (note 8)	27,534	7,105
PIS and COFINS on other finance income	(10,377)	(11,666)
Others	40,312	24,986

Total	206,595	197,151
Financial expenses
Interest on debts	(295,284)	(343,232)
Monetary adjustment and exchange rate changes	(85,370)	(119,132)
(–) Capitalized interest	5,589	6,209
Adjustments to the sector financial liability (note 8)	—	(4,663)
Use of public asset	(1,928)	(3,802)
Others	(49,641)	(40,052)

Total	(426,635)	(504,671)

Financial expenses, net	(220,040)	(307,519)

        The line item Monetary adjustment and exchange rate changes includes the effects of gains of R$ 96,434 in the 1st quarter of 2019 (R$ 16,528 in the 1st quarter of 2018) on derivative instruments (note 33).

(30) SEGMENT INFORMATION

1st quarter 2019	Distribution	Generation (conventional source)	Generation (renewable source)	Commercialization	Services	Subtotal	Other(*)	Elimination	Total
Net operating revenue	5,919,870	150,791	275,219	759,156	22,410	7,127,446	—	—	7,127,446
(–) Intersegment revenues	16,356	118,669	58,970	1,113	123,227	318,335	—	(318,335)	—
Cost of electric energy	(3,877,202)	(29,200)	(53,271)	(718,769)	—	(4,678,441)	—	194,678	(4,483,763)
Operating costs and expenses	(1,079,440)	(22,290)	(88,878)	(10,838)	(109,874)	(1,311,319)	(10,844)	123,656	(1,198,506)
Depreciation and amortization	(192,004)	(29,703)	(160,580)	(520)	(5,899)	(388,707)	(15,734)	—	(404,440)
Income from electric energy service	787,581	188,267	31,460	30,143	29,863	1,067,314	(26,577)	—	1,040,736
Equity	—	85,775	—	—	—	85,775	—	—	85,775
Finance income	145,176	10,087	48,590	6,558	1,453	211,863	2,552	(7,820)	206,595
Finance expenses	(204,707)	(54,127)	(160,296)	(14,283)	(1,033)	(434,445)	(10)	7,820	(426,635)
Profit (loss) before taxes	728,049	230,003	(80,246)	22,418	30,284	930,508	(24,036)	—	906,472
Income tax and social contribution	(262,968)	(45,634)	(12,777)	(7,608)	(7,182)	(336,169)	55	—	(336,114)
Profit (loss) for the year	465,081	184,369	(93,023)	14,810	23,101	594,338	(23,980)	—	570,358
Purchases of contract asset, PP&E and Intangible assets	403,520	1,312	32,505	601	7,455	445,393	—	—	445,393

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(30) SEGMENT INFORMATION (Continued)

1st quarter 2018	Distribution	Generation (conventional source)	Generation (renewable source)	Commercialization	Services	Subtotal	Other(*)	Elimination	Total
Net operating revenue	5,199,141	170,270	277,556	709,823	17,864	6,374,654	—	—	6,374,654
(–) Intersegment revenues	1,617	111,185	105,997	111	93,795	312,705	—	(312,705)	—
Cost of electric energy	(3,450,874)	(18,550)	(70,466)	(691,078)	—	(4,230,967)	—	217,246	(4,013,721)
Operating costs and expenses	(957,507)	(23,245)	(85,301)	(11,093)	(89,101)	(1,166,249)	(9,367)	95,459	(1,080,157)
Depreciation and amortization	(180,504)	(30,147)	(157,687)	(612)	(5,504)	(374,455)	(15,730)	—	(390,184)
Income from electric energy service	611,873	209,513	70,099	7,151	17,053	915,688	(25,096)	—	890,592
Equity	—	85,356	—	—	—	85,356	—	—	85,356
Finance income	136,438	20,463	30,140	10,846	1,778	199,664	7,096	(9,609)	197,151
Finance expenses	(241,145)	(88,328)	(159,354)	(18,139)	(2,005)	(508,971)	(5,309)	9,609	(504,671)
Profit (loss) before taxes	507,165	227,003	(59,115)	(142)	16,826	691,738	(23,309)	—	668,428
Income tax and social contribution	(181,611)	(45,123)	(13,406)	(295)	(3,857)	(249,292)	267	—	(249,024)
Profit (loss) for the year	320,554	181,880	(72,521)	(436)	12,969	442,446	(23,042)	—	419,404
Purchases of contract asset, PP&E and intangible assets	366,374	1,256	44,049	794	13,220	425,693	221	—	425,914

(*)
Others—refer basically to assets and transactions which are not related to any of the identified segments.

(31) RELATED PARTY TRANSACTIONS

        The Company's controlling shareholders, related party information and main transactions are disclosed in note 30 of the financial statements of December 31, 2018 and there is no change during the period ended on March 31, 2019.

        The total compensation of key management personnel in the 1st quarter of 2019, in accordance with CVM Decision 560/2008, was R$ 19,862 (R$ 19,893 in the 1st quarter of 2018). This amount comprises R$ 19,378 (R$ 19,403 in the 1st quarter of 2018) in respect of short-term benefits and R$ 484 (R$ 489 in the 1st quarter of 2018) of post-employment benefits.

        Transactions with entities under common control basically refer to transmission system charge paid by the Company's subsidiaries to the direct or indirect subsidiaries of State Grid Corporation of China.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(31) RELATED PARTY TRANSACTIONS (Continued)

Transactions involving controlling shareholders, entities under common control or with significant influence and joint ventures:

	ASSETS		LIABILITIES		INCOME		EXPENSES
	March 31, 2019	December 31, 2018	March 31, 2019	December 31, 2018	1st quarter 2019	1st quarter 2018	1st quarter 2019	1st quarter 2018
Advances
BAESA—Energética Barra Grande S.A.	—	—	—	657	—	—	—	—
Foz do Chapecó Energia S.A.	—	—	—	930	—	—	—	—
ENERCAN—Campos Novos Energia S.A.	—	—	—	1,155	—	—	—	—
EPASA—Centrais Elétricas da Paraiba	—	—	—	418	—	—	—	—
Energy purchase and sales, and charges
Entities under common control (State Grid Corporation of China subsidiaries)	—	—	904	16	—	—	42,493	38,622
BAESA—Energética Barra Grande S.A.	—	—	1,396	2,993	3	—	4,799	3,847
Foz do Chapecó Energia S.A.	1,773	—	42,636	41,850	5	—	118,106	99,319
ENERCAN—Campos Novos Energia S.A.	945	943	87,353	78,639	2,741	2,601	85,518	68,961
EPASA—Centrais Elêtricas da Paraiba	—	—	11,142	13,397	1	—	18,783	30,727
Intangible assets, property, plant and equipment, materials and service rendered
BAESA—Energética Barra Grande S.A.	—	2	—	—	540	401	—	—
Foz do Chapecó Energia S.A.	2	15	—	—	534	440	—	—
ENERCAN—Campos Novos Energia S.A.	—	2	—	—	484	4	—	—
EPASA—Centrais Elétricas da Paraíba S.A.	25	534	—	—	79	73	—	—
Intragroup loans
EPASA—Centrais Elétricas da Paraíba S.A.	—	—	—	—	—	1	—	—
Dividends and interest on capital
BAESA—Energética Barra Grande S.A.	3	3	—	—	—	—	—	—
Chapecoense Geração S.A.	33,733	33,733	—	—	—	—	—	—
ENERCAN—Campos Novos Energia S.A.	65,010	65,010	—	—	—	—	—	—
Others
Instituto CPFL	—	—	—	—	—	—	928	1,018

(32) RISK MANAGEMENT

        The risk management structure and the main risk factors that affect the Group's business are disclosed in Note 32 to the financial statements for the year ended December 31, 2018.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(33) FINANCIAL INSTRUMENTS

        The main financial instruments are:

				March 31, 2019
	Note	Category / Measurement	Level(*)	Carrying amount	Fair value
Assets
Cash and cash equivalent	5	(a)	Level 1	243,155	243,155
Cash and cash equivalent	5	(a)	Level 2	3,197,654	3,197,654
Derivatives	33	(a)	Level 2	595,440	595,440
Derivatives—Zero-cost collar	33	(a)	Level 3	15,339	15,339
Concession financial asset—distribution	10	(a)	Level 3	7,677,726	7,677,726

				11,729,314	11,729,314

Liabilities
Borrowings—principal and interest	16	(b)	Level 2	6,060,582	6,025,180
Borrowings—principal and interest(**)	16	(a)	Level 2	5,292,260	5,292,260
Debentures—Principal and interest	17	(b)	Level 2	8,685,943	8,712,624
Debentures—Principal and interest(**)	17	(a)	Level 2	437,888	437,888
Derivatives	33	(a)	Level 2	24,998	24,998

				20,501,671	20,492,950

Key

Category:

(a)—Measured at fair value through profit or loss

(b)—Measured at amortized cost

(*)
Refers to the hierarchy for fair value measurement.

(**)
As a result of the initial designation of this financial liability, the consolidated balances reported a loss of R$ 11,072 in the 1st quarter 2019 (R$ 68,935 in the 1st quarter 2018).

        The classification of financial instruments in "amortized cost" or "fair value through profit or loss" is based on the portfolio business model and in the characteristics of expected cash flow for each instrument.

        The financial instruments for which the carrying amounts approximate the fair values at the end of the reporting period are:

  •
  Financial assets: (i) consumers, concessionaires and licensees, (ii) leases, (iii) associates, subsidiaries and parent company, (iv) receivables—CDE, (v) pledges, funds and restricted deposits, (vi) services rendered to third parties, (vii) Collection agreements, and (viii) sector financial asset.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(33) FINANCIAL INSTRUMENTS (Continued)

  •
  Financial liabilities: (i) trade payables, (ii) regulatory charges, (iii) use of public asset, (iv) consumers and concessionaires payable, (v) FNDCT/EPE/PROCEL, (vi) collection agreement, (vii) reversal fund, (viii) payables for business combination, (ix) tariff discount CDE, and (x) sector financial liability.

        In addition, in the 1st quarter of 2019 there were no transfers between hierarchical levels of fair value.

a) Measurement of financial instruments

        As mentioned in note 4, the fair value of a security corresponds to its maturity value (redemption value) adjusted to present value by the discount factor (relating to the maturity date of the security) obtained from the market interest curve, in Brazilian reais.

        The three levels of the fair value hierarchy are:

  •
  Level 1: quoted prices in an active market for identical instruments;

  •
  Level 2: observable inputs other than quoted prices in an active market that are observable for the asset or liability, directly (i.e. as prices) or indirectly (i.e. derived from prices);

  •
  Level 3: inputs for the instruments that are not based on observable market data.

        As the distribution subsidiaries have classified their concession financial asset as fair value through profit or loss, the relevant factors for fair value measurement are not publicly observable. The fair value hierarchy classification is therefore level 3. The changes between years and the respective gains in profit of loss for the 1st quarter of R$67,264 (R$ 66,637 in the 1st quarter of 2018), and the main assumptions are described in note 10 and 26.

        Additionally, the main assumptions used in the fair value measurement of the zero-cost collar derivative, the fair value hierarchy of which is Level 3, are disclosed in note 33 b.1.

        The Company recognizes in "Investments at cost" in the financial statements the 5.94% interest held by the indirect subsidiary Paulista Lajeado Energia S.A. in the total capital of Investco S.A. ("Investco"), in the form of 28,154,140 common shares and 18,593,070 preferred shares not quoted in stock markets. The main objective of its operations is to generate electric energy for commercialization by the shareholders holding the concession. The Company recognizes the investment at cost, which is the best estimate of their fair value, since there are no available reliable information for the fair value calculation, according to IFRS 9.

b) Derivatives

        The Group has the policy of using derivatives to reduce their risks of fluctuations in exchange and interest rates (economic hedge), without any speculative purposes. The Group has exchange rate derivatives compatible with the exchange rate risks net exposure, including all the assets and liabilities tied to exchange rate changes.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(33) FINANCIAL INSTRUMENTS (Continued)

        The derivative instruments entered into by the Group are currency or interest rate swaps with no leverage component, margin call requirements or daily or periodical adjustments. Furthermore, in 2015 subsidiary CPFL Geração contracted a zero-cost collar (see item b.1 below).

        As a large part of the derivatives entered into by the subsidiaries have their terms fully aligned with the hedged debts, and in order to obtain more relevant and consistent accounting information through the recognition of income and expenses, these debts were designated at fair value, for accounting purposes (note 17 and 18). Other debts with terms different from the derivatives contracted as a hedge continue to be recognized at amortized cost. Furthermore, the Group did not adopt hedge accounting for derivative instruments.

        At March 31, 2019, the Group had the following swap transactions, all traded on the over-the-counter market:

	Fair values (carrying amounts)
Strategy	Assets	Liabilities	Fair value, net	Values at cost, net (1)	Gain (loss) on fair value measurement	Currency / debt index	Currency / swap index	Maturity range	Notional
Derivatives to hedge debts designated at fair value
Exchange rate hedge
Bank Loans—Law 4.131	530,798	(4,863)	525,936	566,460	(40,525)	US$ + (Libor 3 months + 0.8% to 1.55% or 2.3% to 4.32%)	99.80% to 116% of CDI	October 2018 to March 2022	3,896,229
Bank Loans—Law 4.131	3,752	(20,135)	(16,383)	(633)	(15,750)	Euro + 0.42% to 0.96%	102% to 105.8% of CDI	April 2019 to March 2022	879,630

	534,550	(24,997)	509,553	565,827	(56,275)
Hedge variation price index
Debéntures	37,718	—	37,718	7,232	30,486	IPCA + 5.8%	100.15% to 104.3% of CDI	April 2019 to August 2025	416,600
Derivatives to hedge debts not designated at fair value Hedge variation price index:
Debêntures	23,173	—	23,173	22,645	528	IPCA + 5.86%	100.15% to 104.3% of CD1	April 2019 to August 2025	70,469
Other(2):
Zero cost collar	15,339	—	15,339	2,929	12,410	US$	(note 32 b.1)	July 2018 to September 2020	44,083

	610,779	(24,997)	585,782	598,633	(12,851)

Current	260,847	(4,863)
Noncurrent	349,932	(20,135)

  For further details on terms and information on debts and debentures, see notes 17 and 18

(1)
Cost is the derivative amount without the respective fair value measurement, while the notional refers to the balance of the debt and is reduced according to the respective amortization;

(2)
Due to the characteristics of this derivative (zero-cost collar), the notional amount is presented in U.S. dollar.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(33) FINANCIAL INSTRUMENTS (Continued)

        Changes in derivatives are stated below:

	At December 31, 2018	Interest, monetary adjustment, exchange rate and fair value measurement	Repayment	At March 31, 2018
Values at cost, net
To debts designated at fair value	631,368	78,067	(136,375)	573,060
To debts not designated at fair value	21,548	1,097	—	22,645
Other (zero cost collar)	—	2,929	—	2,929
Fair value measurement(*)	(27,722)	14,871	—	(12,851)

	625,194	96,964	(136,375)	585,782

(*)
The effects on the income and comprehensive income of 2019 related to the fair value measurement (MTM) of the derivatives are: (i) gains of R$ 18,876 for the debts designated at fair value, (ii) losses of R$ 49 for non- designated at fair value and (iii) losses of R$ 3,957 for other derivatives (zero cost collar).

        As mentioned above, certain subsidiaries applied the fair value option to borrowings and debentures for which there were derivative instruments totally related (note 17 and 18).

        The Group have recognized gains and losses on their derivatives. However, as these derivatives are used as a hedge, these gains and losses minimized the impact of variations in exchange and interest rates on the hedged debts. For the quarters ended at March 31, 2019 and 2018, the derivatives resulted in the following impacts on the result, recognized in the line item of finance costs on adjustment for inflation and exchange rate changes and in the consolidated comprehensive income in the credit risk in the fair value measurement, the last one related to debts at fair value:

	Gain (Loss) on income		Gain (Loss) in comprehensive income
	1st quarter 2019	1st quarter 2018
Hedged risk / transaction			1st quarter 2019
Interest rate variation	4,823	2,978	—
Fair value measurement	8,884	(42,517)	(16)
Exchange variation	77,269	3,732	—
Fair value measurement	5,456	52,336	540

	96,434	16,528	524

b.1) Zero-cost collar derivative contracted by CPFL Geração

        In 2015, subsidiary CPFL Geração contracted US$ denominated put and call options, involving the same financial institution as counterpart, and which on a combined basis are characterized as an operation usually known as zero-cost collar. The contracting of this operation does not involve any kind

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(33) FINANCIAL INSTRUMENTS (Continued)

of speculation, inasmuch as it is aimed at minimizing any negative impacts on future revenues of the joint venture ENERCAN, which has electric energy sale agreements with annual restatement of part of the tariff based on the variation in the US$. In addition, according to Management's view, the scenario in 2015 was favorable for contracting this type of financial instrument, considering the high volatility implicit in dollar options and the fact that there is no initial cost.

        The total amount contracted was US$ 111,817 thousand, with due dates between October 1, 2015 and September 30, 2020. As at March 31, 2019, the total amount contracted was US$ 44,083 thousand, considering the options already settled up to date. The exercise prices of the dollar options vary from R$ 4.20 to R$ 4.40 for the put options and from R$ 5.40 to R$ 7.50 for the call options.

        These options have been measured at fair value in a recurring manner, as required by IFRS 9. The fair value of the options that are part of this operation has been calculated based on the following premises:

Valuation technique(s) and key information	We used the Black Scholes Option Pricing Model, which aims to obtain the theoretical value of the options involving the following variables: the current price of the asset, the strike price of the option, the risk-free interest rate, the time left until the option's maturity date and the volatility of the asset.
Significant unobservable inputs	Volatility determined based on the average market pricing calculations, future dollar and other variables applicable to this specific transaction, with average variation of 17.80%.
Relationship between unobservable inputs and fair value (sensitivity)

A slight rise in long-term volatility, analyzed on an isolated basis, would result in an insignificant increase in fair value. If the volatility were 10% higher and all the other variables remained constant, the net carrying amount (asset) would increase by R$487, resulting in a net asset of R$15.826.

        The following table reconciles the opening and closing balances of the call and put options for the 1st quarter of 2019, as required by IFRS 13:

	Asset	Liability	Net
At December 31, 2018	16,367	—	16,367

Measurement at fair value	(1,028)	—	(1,028)
Net cash, received from settlement of flows	—	—	—

At March 31, 2019	15,339	—	15,339

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(33) FINANCIAL INSTRUMENTS (Continued)

        The fair value measurement of these financial instruments was recognized in the statement of profit or loss for the year, and no effects were recognized in other comprehensive income.

c) Concession financial assets—distribution

        As the distribution subsidiaries have classified the respective financial assets of the concession as measured at fair value through profit or loss, the relevant factors to measure the fair value are not publicly observable and there is no active market. Therefore, the classification of the fair value hierarchy is level 3.

d) Market risk

        Market risk is the risk that changes in market prices—e.g. foreign exchange rates and interest rates—will affect the Group's income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return. The Group uses derivatives to manage market risks.

e) Sensitivity Analysis

        The Group performed sensitivity analyses of the main risks to which their financial instruments (including derivatives) are exposed, mainly comprising variations in exchange and interest rates.

        If the risk exposure is considered an asset, the risk to be taken into account is a reduction in the pegged indexes, resulting in a negative impact on the results of the Group. Similarly, if the risk exposure is considered a liability, the risk is of an increase in the pegged indexes and the consequent negative effect on the results. The Group therefore quantify the risks in terms of the net exposure of the variables (dollar, euro, CDI, IGP-M, IPCA, TJLP and SELIC), as shown below:

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(33) FINANCIAL INSTRUMENTS (Continued)

e.1) Exchange rate variation

        Considering the level of net exchange rate exposure at March 31, 2019 is maintained, the simulation of the effects by type of financial instrument for three different scenarios would be:

			Income (expense)—R$ thousand
Instruments	Exposure(a)	Risk	Exchange depreciation of 3.7%(b)	Currency appreciation of 25%(c)	Currency appreciation of 50%(c)
Financial liability instruments	(4,435,128)		(164,011)	985,774	2,135,558
Derivatives—Plain Vanilla Swap	4,500,822		166,440	(1,000,375)	(2,167,191)

	65,694	drop in the dollar	2,429	(14,601)	(31,633)
Financial liability instruments	(859,201)		(57,921)	171,359	400,640
Derivatives—Plain Vanilla Swap	873,387		58,878	(174,188)	(407,255)

	14,186	drop in the euro	957	(2,829)	(6,615)

Total	79,880		3,386	(17,430)	(38,248)

Effects in the accumulated comprehensive income			2,567	(12,510)	(27,586)
Effects in the income of the year			819	(4,920)	(10,662)

			Income (expense)—R$ thousand
Instruments	Exposure US$ thousand(a)	Risk	Currency depreciation(b)	Currency appreciation of 25%(c)	Currency appreciation of 50%(c)
Derivativos zero-cost collar	44,083(d)	raise in the dollar	(1,807)	(14,480)	(27,153)

(a)
The exchange rates considered as of December 31, 2018 were R$ 3.90 per US$ 1.00 and R$ 4.38 per € 1.00.

(b)
As per the exchange curves obtained from information made available by B3 S.A., with the exchange rate being considered at R$ 4.04 and R$ 4.67, and exchange depreciation at 3.70% and 6.74%, for the US$ and €, respectively, as of March 31, 2019.

(c)
As required by CVM Instruction 475/2008, the percentage increases in the ratios applied refer to the information made available by the B3 S.A..

(d)
Owing to the characteristics of this derivative (zero-cost collar), the notional amount is presented in US$.

        Except for the zero cost collar, based on the net exchange exposure in US$ and euro being an asset, the risk is a drop in the dollar and euro and, therefore, the local exchange rate is appreciated by 25% and 50% in relation to the probable exchange rate.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(33) FINANCIAL INSTRUMENTS (Continued)

e.2) Interest rate variation

        Assuming that the scenario of net exposure of the financial instruments indexed to variable interest rates at March 31, 2019 is maintained, the net finance cost for the next 12 months for each of the three scenarios defined, would be:

Instruments	Exposure R$ thousand	Risk	Rate in the period	Likely rate scenario(a)	Likely scenario	Raising/Drop index by 25%(b)	Raising/Drop index by 50%(b)
Financial asset instruments	3,915,476				259,596	324,495	389,394
Financial liability instruments	(7,675,498)				(508,886)	(636,107)	(763,328)
Derivatives—Plain Vanilla Swap	(5,364,776)				(355,685)	(444,606)	(533,527)

	(9,124,798)	raise in the CDI	6.34%	6.63%	(604,975)	(756,218)	(907,461)
Financial liability instruments	(149,803)				(6,726)	(8,408)	(10,089)

	(149,803)	raise in the IGP-M	8.27%	4.49%	(6,726)	(8,408)	(10,089)
Financial liability instruments	(3,552,095)				(222,361)	(277,951)	(333,542)

	(3,552,095)	raise in the TJLP	6.79%	6.26%	(222,361)	(277,951)	(333,542)
Financial liability instruments	(3,006,465)				(121,461)	(91,096)	(60,731)
Derivatives—Plain Vanilla Swap	561,010				22,665	16,999	11,332
Concession financial asset	7,677,726				310,180	232,635	155,090

	5,232,271	drop in the IPCA	4.40%	4.04%	211,384	158,538	105,691
Setorial financial assets and liabilities	1,211,812				79,737	59,803	39,869
	(106,946)				(7,037)	(5,278)	(3,519)

	1,104,866	drop in the SELIC			72,700	54,525	36,350

Total	(6,489,559)		6.35%	6.58%	(549,978)	(829,514)	(1,109,051)

Effects in the accumulated comprehensive income					1,126	894	664
Effects in the income of the year					(551,104)	(830,408)	(1,109,715)

(a)
The indexes were obtained from information available in the market.

(b)
In compliance with CVM Instruction 475/08, the percentages of increase were applied to the indexes in the probable scenario.

        Additionally, the debts exposed to fixed indexes would generate an expense of R$ 58,897.

f) Credit risk

        Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group's receivables from Consumers, Concessionaires and Licensees and financial instruments. Monthly, the risk is monitored and classified according to the current exposure, considering the limit approved by Management.

        Impairment losses on financial assets recognized in profit or loss are presented in note 6—Consumers, Concessionaires and Licensees.

Consumers, Concessionaries and Licensees

        The Group's exposure to credit risk is influenced mainly by the individual characteristics of each customer. However, Management also considers the factors that may influence the credit risk.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(33) FINANCIAL INSTRUMENTS (Continued)

        The Group uses a provision matrix to measure the expected credit losses of trade receivables according to the consumer class (Residential, Commercial, Rural, Public Power, Public Lighting, Public Services), Other Revenues and Unbilled Revenue, comprising mostly a large number of dispersed balances.

        Loss rates are based on actual credit loss experience over the past year.

        These rates reflect differences between economic conditions during the period over which the historical data have been collected, current conditions and the Group's view of future economic conditions over the expected lives of the receivables. Accordingly, an "adjusted" revenue was calculated, reflecting the Group perception on expected loss. Such "adjusted" revenue was allocated by consumption class (matrix) according to the interval currently used in the allowance guided by the regulatory parameters as follows:

Class	Days	Period
Residential	90	Revenue of 3 months prior to the current month
Commercial and other revenues	180	Revenue of 6 months prior to the current month
Industrial, rural, public power in general	360	Revenue of 12 months prior to the current month
Unbilled	—	Uses revenue of the same month

        Therefore, based on the assumptions above, an "Adjusted" ratio of the expected credit losses allowance ("ECLA") for the month is calculated, which was determined dividing the "Actual ECLA" by the "Adjusted Revenue" for each month. Then, the ECL allowance is estimated monthly, considering the respective moving average for the months of the "Adjusted" monthly ratios and applied to the actual revenue for the current month.

        Based on this criterion, the ECL allowance percentage to be applied is changed monthly to the extent that the moving average is calculated.

        The methodology used by Management includes a percentage that is compliant with the IFRS rule described as expected credit losses, including in a single percentage the probability of loss, weighted by the expected loss and possible outcomes, that is, including Probability of default ("PD"), Exposure at default ("EAD") and ("LGD").

Macroeconomic factors

        After studies developed by the Company to assess which variables present a correlation ratio with the actual amount of Expected Credit Losses Allowance, no ratios or macroeconomic factors that would have material impacts or that had direct correlation with the default level were identified, due to the electric sector characteristic of having instruments that mitigate the risk of losses, such as cutting energy supply to default customers.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(33) FINANCIAL INSTRUMENTS (Continued)

Cash and cash equivalents

        The Group limits its exposure to credit risk by investing only in liquid debt securities and only with counterparties that have a credit rating of at least AA-.

        The Group considers that its cash and cash equivalents have low credit risk based on the external credit ratings of the counterparties. Management did not identify for the quarter ended March 31, 2019 and the year ended December 31, 2018 that the securities had a significant change in credit risk.

Derivatives

        The Group adopts a policy of using derivatives with the purpose of hedge (economic hedge) against the risks of fluctuations in exchange rates and interest rates, mostly comprising currency and interest rate swaps. The derivative transactions are entered into with first-tier banks and financial institutions with a rating of at least AA-, based on the main credit rating agencies in the market (note 33). Management has not identified for the period of 2019 and the year 2018 that the derivative financial assets had a significant impairment using the criterion of expected losses.

(34) NON-CASH TRANSACTIONS

	March 31, 2019	March 31, 2018
Capital increase in investees with advance for future capital increase	43	—
Interest capitalized	5,589	6,209
Provision for environmental costs capitalized in property, plant and equipment	15,906	9,725
Transfer between property, plant and equipment and other assets	167	2,881

(35) SIGNIFICANT FACT AND EVENTS AFTER THE REPORTING PERIOD

35.1 Extension of deadline to reestablish the free float

        According to note 23.1 of financial statements of December 31, 2018, the Company has a period of 18 months from November 30, 2017 to take a decision of reestablish the minimum floating required or delist its shares from the public stock market.

        On April 2, 2019, the Company informed B3 of its intention to bring up the free float in compliance with Novo Mercado rules by carrying out a follow-on offering for the Company common shares, and on April 18, 2019, B3 approved such request for an extension of the deadline to reach a minimum free float of 15% of the Company total capital until October 31, 2019. The Company is still considering the terms and conditions of any potential follow-on offering.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(35) SIGNIFICANT FACT AND EVENTS AFTER THE REPORTING PERIOD (Continued)

        On April 24, 2019, a Material Fact was disclosed by the Company stating that it filed a Registration Statement on Form F-3 ("Form F-3") at the Securities and Exchange Commission ("SEC") "Once declared effective by the SEC, Form F-3 will allow the Company to make certain public offerings of common shares issued by the Company in the United States, including American Depositary Shares ("ADS "). The effective Offer is still under analysis by the Company and its controlling shareholder, and to date there is no definition of the volume to be offerred, the price per share and the schedule for its implementation.

        An Offer would be subject to the conditions of the Brazilian and international capital markets, the applicable regulatory approvals and the Company's corporate approvals.

35.2 Annual Tariff Adjustment—CPFL Paulista

        On April 2, 2019, ANEEL published Ratifying Resolution No. 2,526, which set the average tariff adjustment of the subsidiary CPFL Paulista, effective as of April 8, 2019, by 12.02%, of which 2.95% relating to the economic tariff adjustment and 9.07% to the related financial components. The total average effect to be perceived by consumers is 8.66%.

35.3 Integration of CPFL Renováveis

        The Company approved an integration plan for CPFL Renováveis, or the Integration Plan, which will begin to be implemented upon the date we acquire all of the common shares of CPFL Renováveis currently held by State Grid, or the Acquisition. The Integration Plan involves (i) the implementation of plans to restructure and improve the operations of CPFL Renováveis, with the aim of creating synergies between CPFL Renováveis and our organizational structure, and (ii) undertaking studies and analysis focused on a corporate reorganization, which could involve a total or partial consolidation of CPFL Geração and CPFL Renováveis, which is still subject to further review by and ultimately the approval of the Company. This potential consolidation would only occur following a final decision with respect to the B3's requirement to reestablish CPFL Renováveis' free float.

(36) CONDENSED UNCONSOLIDATED FINANCIAL STATEMENTS

        The condensed unconsolidated financial information of CPFL Energia, as of March 31, 2019 and December 31, 2018 and income statements for the years ended on 1st quarter of 2019 and 2018 presented herein was prepared considering the same accounting policies as described in note 3 to Company's consolidated financial statements.

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(36) CONDENSED UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

UNCONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	163,408	79,364
Dividends and interest on capital	674,936	701,731
Other receivables	9,741	18,504

Total current assets	848,085	799,599
Deferred tax assets	112,998	112,522
Investments	10,429,842	9,816,139
Other receivables	7,219	79,693

Total noncurrent assets	10,550,059	10,008,356

Total assets	11,398,144	10,807,954

	March 31, 2019	December 31, 2018
LIABILITIES
Debentures	—	—
Dividends and interest on capital	491,580	491,602
Other payables	24,938	39,778

Total current liabilities	516,518	531,380
Provision for tax, civil and labor risks	285	241
Other payables	13,215	13,584

Total noncurrent liabilities	13,500	13,825
Equity	10,868,126	10,262,749

Total liabilities and equity	11,398,144	10,807,954

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(36) CONDENSED UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

UNCONSOLIDATED STATEMENTS OF PROFIT OR LOSS FOR THE PERIOD

	1st quarter 2019	1st quarter 2018
Net operating revenue
General and administrative expenses	(10,845)	(9,246)
Depreciation and amortization	(54)	(48)
Other operating expenses	(10,791)	(9,198)
Income from electric energy service	(10,845)	(9,246)
Equity interests in subsidiaries. associates and joint ventures	611,777	450,986
Finance income (expenses)	2,462	1,775
Profit before taxes	603,394	443,515
Social contribution and income tax	56	267

Profit for the period	603,450	443,783

	1st quarter 2019	1st quarter 2018
Profit for the period	603,450	443,783
Items that will not be reclassified subsequently to profit and loss
Equity in comprehensive income of subsidiaries	(1,833)	(1,803)
Items that will be reclassified subsequently to profit and loss
Equity in comprehensive income of subsidiaries	3,759	—

Total comprehensive income for the period	605,377	441,979

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(36) CONDENSED UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

UNCONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE PERIOD

	1st quarter 2019	1st quarter 2018
OPERATING CASH FLOW
Profit before taxes	603,394	443,515
ADJUSTMENT TO RECONCILE PROFIT TO CASH FROM OPERATING ACTIVITIES
Depreciation and amortization	54	48
Provision for tax, civil and labor risks	52	(36)
Interest on debts, inflation adjustment and exchange rate changes	(32)	2,981
Equity interests in subsidiaries, associates and joint ventures	(611,777)	(450,986)

	(8,309)	(4,478)
DECREASE (INCREASE) IN OPERATING ASSETS
Dividends and interest on capital received	26,795	65,383
Taxes recoverable	12,816	(20)
Escrow deposits	(33)	(65)
Other operating assets	(3,635)	174
INCREASE (DECREASE) IN OPERATING LIABILITIES
Trade payables	(1,068)	(206)
Other taxes and social contributions	(2,094)	1,220
Lawsuits and contingencies paid	(11)	(27)
Other operating liabilities	(4,155)	(2,199)

CASH FLOWS PROVIDED BY OPERATIONS	20,306	59,782
Interest paid on debts and debentures	—	(4,235)
Income tax and social contribution paid	(8,263)	—

NET CASH FROM OPERATING ACTIVITIES	12,043	55,547
INVESTING ACTIVITIES
Purchases of property, plant and equipment	—	(198)
Purchases and construction of intangible assets	—	(23)
Advance for future capital increases	—	(40)
Intercompany loans provided to subsidiaries	(310)	(7,592)
Other investing activities	72,332	135,217

NET CASH USED IN INVESTING ACTIVITIES	72,022	127,364
FINANCING ACTIVITIES
Repayment of principal of borrowings and debentures	—	(186,000)
Dividends and interest on capital paid	(22)	(5)

NET CASH GENERATED BY (USED IN) FINANCING ACTIVITIES	(22)	(186,005)

NET INCREASE IN CASH AND CASH EQUIVALENTS	84,044	(3,093)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	79,364	6,581

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	163,408	3,487

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(36) CONDENSED UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

        Following is the information relating to CPFL Energia's unconsolidated condensed financial statements presented above:

  a. Cash and cash equivalents:

	March 31, 2019	December 31, 2018
Bank balances	968	2,824
Investment funds	162,440	76,540

Total	163,408	79,363

        Amounts invested in an Investment funds, involving investments subject to floating rates tied to the CDI in federal government bonds, CDBs, secured debentures of major financial institutions, with daily liquidity, low credit risk and interest equivalent, on average, to 100.34% of CDI.

  b. Dividends and interest on equity:

	Dividend		Interest on own capital		Total
Subsidiary	March 31, 2019	December 31, 2018	March 31, 2019	December 31, 2018	March 31, 2019	December 31, 2018
CPFL Paulista	92,596	92,596	110,214	110,214	202,810	202,810
CPFL Piratininga	6,226	6,226	31,708	31,708	37,934	37,934
CPFL Santa Cruz	—	—	19,160	19,160	19,160	19,160
RGE Sul	—	26,795	94,312	94,312	94,312	121,107
CPFL Geração	71,099	71,099	102,436	102,436	173,535	173,535
CPFL Centrais Geradoras	815	815	—	—	815	815
CPFL Jaguari Geração	3,398	3,398	—	—	3,398	3,398
CPFL Brasil	111,083	111,083	2,451	2,451	113,534	113,534
CPFL Atende	—	—	876	876	876	876
CPFL Telecom	1,111	1,111	—	—	1,111	1,111
CPFL Eficiência	12,195	12,195	15,104	15,104	27,299	27,299
Authi	151	151	—	—	151	151

	298,674	325,469	376,261	376,261	674,935	701,730

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(36) CONDENSED UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

  c. Other assets:

	Current		Noncurrent
	March 31, 2019	December 31, 2018	March 31, 2019	December 31, 2018
Income tax and social contribution recoverable	1,873	9,441	—	—
Other taxes recoverable	3,356	8,646	—	—
Associates and subsidiaries	—	—	936	72,933
Escrow deposits	—	—	738	703
Loans and financing guarantees of subsidiaries	—	—	4,637	4,863
Others	4,511	417	910	1,197

Total	9,741	18,504	7,219	79,693

  d. Deferred tax assets

	March 31, 2019	December 31, 2018
Social contribution credit (debit)
Tax losses carryforwards	30,445	29,750
Temporarily nondeductible differences	(364)	(355)

Subtotal	30,080	29,395
Income tax credit (debit)
Tax losses carryforwards	83,930	84,113
Temporarily nondeductible differences	(1,012)	(986)

Subtotal	82,918	83,127

Total	112,998	112,522

CPFL ENERGIA S.A.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

FOR THE PERIODS ENDED MARCH 31, 2019 AND 2018

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

(36) CONDENSED UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

  e. Investment:

        The main information regarding investments in direct subsidiaries are as follows:

		March 31, 2019				March 31, 2019	December 31, 2018	1st quarter 2019	1st quarter 2018
Investment	Number of shares (thousand)	Total assets	Issued capital	Equity	Profit or loss for the period	Share of equity of investees		Share of profit (loss) of investees
CPFL Paulista	880,653	10,005,762	1,273,423	2,098,807	187,465	2,098,807	1,910,866	187,465	141,046
CPFL Piratininga	53,096,770	4,063,249	240,144	585,350	67,491	585,350	516,235	67,491	56,108
CPFLJaguari	359,058	1,248,322	170,413	411,301	19,281	411,301	392,040	19,281	20,249
RGE(**)	—	—	—	—	—	—	—	—	48,671
RGE Sul (RGE)(**)	1,125	9,779,196	2,788,107	3,863,402	170,998	3,438,853	3,286,587	152,206	42,630
CPFL Geração	205,492,020	5,981,259	1,043,922	2,747,180	121,904	2,747,180	2,625,465	121,904	131,120
CPFL Jaguari Geração(*)	40,108	64,496	40,108	60,966	2,310	60,966	58,656	2,310	1,734
CPFL Brasil	3,000	1,728,259	3,000	104,677	32,023	104,677	72,680	32,023	11,492
CPFL Planalto(*)	630	3,607	630	3,390	946	3,390	2,444	946	870
CPFL Serviços	1,564,844	232,022	105,105	120,786	(143)	120,786	120,929	(143)	(4,535)
CPFL Atende(*)	13,991	32,588	13,991	22,947	3,584	22,947	19,363	3,584	1,352
Nect(*)	2,059	34,505	2,059	22,603	6,045	22,603	16,558	6,045	5,116
CPFL Total(*)	9,005	29,331	9,005	26,378	6,425	26,378	19,953	6,425	5,717
CPFL Telecom	119,780	6,921	1,833	5,489	24	5,489	5,465	24	(160)
CPFL Centrais Geradoras(*)	16,128	18,669	16,128	16,222	224	16,222	15,998	224	885
CPFL Eficiência	48,164	129,072	48,164	85,365	(378)	85,365	85,744	(378)	(1,225)
AUTHI(*)	10	37,889	10	29,033	7,570	29,033	21,463	7,570	6,543
Subtotal—by subsidiaries and joint ventures equity						9,779,345	9,170,444	606,977	467,613
Amortization of asset surplus (net)						—	—	(17,740)	(16,627)

Total						9,779,345	9,170,444	589,235	450,986

(*)
number of quotas

(**)
See note 14.2.1 of our Financial Statements of December 31, 2018.

        The fair value measurement of assets acquired in business combinations is classified in the balance sheet of the parent company in the Investments line. In the statement of profit or loss of the parent company, the amortization of fair value measurement of assets of R$ 17,740 (R$ 16,627 in the 1st quarter of 2018) is classified as "equity interests in subsidiaries, associates and joint ventures".

  f. Other payables:

        The mainly accounts payable that the parent company has registered as noncurrent liabilities are due to loans and financing guarantees for subsidiaries and profit sharing for the Executive Officers.

************

PROSPECTUS

CPFL ENERGIA S.A.

(CPFL ENERGY INCORPORATED)

Common Shares and American Depositary Shares Representing Common Shares

        We may offer the securities described in this prospectus from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We refer to the common shares and the American Depositary Shares, or ADSs, each representing two of our common shares, collectively as the "securities."

        In addition, from time to time, the selling shareholder named in this prospectus, or the Selling Shareholder, may offer and sell the securities held by it. We will not receive any proceeds from the sale of the securities by the Selling Shareholder.

        This prospectus describes the general manner in which our securities may be offered using this prospectus. We and the Selling Shareholder, as applicable, will provide specific terms and offering prices of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

        We may offer the securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors, on a continuous or delayed basis or through any combination of these methods. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        Our common shares are listed on the São Paulo Stock Exchange (B3 S.A.—Brasil Bolsa e Balcão), or the B3 (previously known as BM&FBOVESPA), under the ticker "CPFE3" and our ADSs are listed on the New York Stock Exchange under the ticker "CPL."

        Investing in our securities involves risks. You should carefully read the risks that are described in the "Risk Factors" section beginning on page 5 of this prospectus, the "Risk Factors" section of our most recent annual report on Form 20-F filed with the Securities and Exchange Commission on April 22, 2019, which is incorporated by reference herein, and in any other recently filed reports and any applicable prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 29, 2019

i

ABOUT THIS PROSPECTUS

        The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or any other offering materials or documents to which we otherwise refer you. We have not authorized anyone else to provide you with additional or different information or to make any representation in connection with the offering other than the information contained in this prospectus. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any other offering materials as well as the information contained in any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

        This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration, we may offer our common shares, common shares in the form of ADSs or any combination thereof, from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. The prospectus supplement and any other offering materials may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement or other offering materials. You should read this prospectus, the applicable prospectus supplement and any other offering materials, together with the additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" before making an investment decision. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement, pricing supplement or other offering materials.

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC's website at www.sec.gov or at the SEC offices mentioned under "Where You Can Find More Information."

        The terms "CPFL", "we", "us", "our", "our company", and "the company" mean CPFL Energia S.A. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. The terms "State Grid" and "Selling Shareholder" refer to State Grid Brazil Power Participações S.A. For more information, see "Selling Shareholder." All references to "real," "reais" or "R$" are to the currency of Brazil. All references to "U.S. dollar," "U.S. dollars" or "US$" are to the currency of the United States of America. We have made rounding adjustments to reach some of the figures included in this prospectus. As a result, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying securities offered hereby. This prospectus, which constitutes a part of the registration statement on Form F-3, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules in their entirety for further information with respect to us, the Selling Shareholder and the securities offered hereby.

        We are an SEC registrant subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and accordingly, we file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC. As a foreign private issuer, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Brazil, which differ from those in the United States. We are a "foreign private issuer" as defined under Rule 405 of the Securities Act. As a result, although we are subject to the informational requirements of the Exchange Act as a foreign private issuer, we are exempt from certain informational requirements of the Exchange Act which domestic issuers are subject to, including the proxy rules under Section 14 of the Exchange Act, the insider reporting and short-swing profit recovery provisions under Section 16 of the Exchange Act and the requirement to file current reports on Form 8-K upon the occurrence of certain material events.

        As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

        You may review and copy any document we file with or furnish to the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such documents are also available to the public from the SEC's website at www.sec.gov. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement.

        We are also subject to the informational requirements of the B3 and the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Our public filings with the B3 are electronically available from the B3's website at www.b3.com.br. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document. You should read the information incorporated by reference because it is an important part of this prospectus.

        We incorporate by reference into this prospectus our annual report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 22, 2019, and any amendments thereto, if any.

        All subsequent reports that we file on Form 20-F under the Exchange Act after the date of this prospectus and prior to the termination of the offering shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such documents. We may also incorporate by reference any Form 6-K that we submit to the SEC after the date of this prospectus and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

        Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement. In addition, we will provide at no cost to each person, including any beneficial owner, to whom this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to: CPFL Energia S.A., Rodovia Engenheiro Miguel Noel Nascentes Burnier, 1,755, km 2.5, Parque São Quirino, Campinas, São Paulo, Brazil Zip Code 13088-140, phone: + 55 19 3756 6211, email: ri@cpfl.com.br.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, the registration statement of which it forms a part, each prospectus supplement and the documents incorporated by reference therein contain information that constitutes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Many of the forward-looking statements contained in these documents can be identified by the use of forward-looking words, such as "believe," "may," "aim," "estimate," "continue," "anticipate," "will," "intend," "plan," "expect" and "potential," among others. In addition, from time to time, we or our representatives have made or may make forward-looking statements orally or in writing. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Those statements appear in a number of places in our most recent annual report on Form 20-F, our periodic current reports on Form 6-K, and to the section entitled "Risk Factors" beginning on page 5 of this prospectus. We have based these forward-looking statements largely on our current beliefs, expectations and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed elsewhere in this prospectus or in the information incorporated by reference herein, could cause our actual results to differ substantially from those anticipated in our forward-looking statements. These factors include:

  •
  general economic, political, demographic and business conditions in Brazil and particularly in the markets we serve;

  •
  changes in applicable laws and regulations, as well as the enactment of new laws and regulations, including those relating to regulatory, corporate, environmental, tax and employment matters;

  •
  actions taken by our controlling shareholder;

  •
  electricity shortages;

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  changes in tariffs;

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  our inability to generate electricity due to water shortages, transmission outages, operational or technical problems or physical damages to our facilities;

  •
  potential disruption or interruption of our services;

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  interest rate fluctuation, inflation and exchange rate variation;

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  the early termination of our concessions to operate our facilities;

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  increased competition in the power industry markets in which we operate;

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  our inability to implement our capital expenditure plan, including our inability to arrange financing when required and on reasonable terms;

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  changes in consumer demand;

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  existing and future governmental regulations relating to the power industry; and

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  the risk factors discussed under "Item 3. Key Information—Risk Factors," of our most recent annual report on Form 20-F incorporated by reference herein.

        Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update or to revise them after we distribute this prospectus because of new information, future events or other factors. In light of these limitations, you should not place undue reliance on forward-looking statements contained in this prospectus and elsewhere.

THE COMPANY

Overview

        We are a corporation (sociedade por ações) incorporated and existing under the laws of Brazil with the legal and commercial name CPFL Energia S.A. Our principal executive offices are located at Rodovia Engenheiro Miguel Noel Nascentes Burnier, 1,755, km 2.5, Parque São Quirino, Campinas, São Paulo, Brazil Zip Code 13088-140, and our telephone number is + 55 19 3756-6211. Our Investor Relations Department is located at the same address and its telephone number is +55 19 3756-8458. Our website is https://www.cpfl.com.br. The information contained on our website is not incorporated by reference in, and shall not be considered a part of, this prospectus.

        We are a holding company that, through our subsidiaries, distributes, generates, transmits and commercializes electricity in Brazil as well as provides energy-related services. We were incorporated in 1998 as a joint venture among VBC Energia S.A., or VBC, 521 Participações S.A. and Bonaire to combine their interests in companies operating in the Brazilian power sector.

        We are one of the largest electricity distributors in Brazil, based on the 45,589 GWh of electricity we distributed to approximately 9.6 million consumers in 2018. In electricity generation, our installed capacity at December 31, 2018 was 3,272 MW. Through our controlling stake in CPFL Renováveis, we operate the largest portfolio of renewable energy in Brazil, with 1,100 MW of installed capacity as of December 2018.

        We also engage in power commercialization, buying and selling electricity to power producers, power trading companies and consumers that are authorized to purchase electricity on the free market, or Free Consumers. We also provide agency services to Free Consumers before the Electric Energy Trading Chamber (Câmara de Comercialização de Energia Elétrica) and other agents as well as electricity-related services to our affiliates and unaffiliated parties. In 2018, the total amount of electricity sold by our commercialization subsidiaries was 81.3 GWh and 20,133 GWh to affiliated and unaffiliated parties, respectively.

RISK FACTORS

        Our business is subject to significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and the applicable prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein or in the applicable prospectus supplement. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of our securities.

        The risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

CAPITALIZATION

        Our capitalization will be set forth in the applicable prospectus supplement subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE

        We will set forth in the applicable prospectus supplement or other offering materials a description of the offer statistics and expected timetable of any offering of securities which may be offered under this prospectus. The prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities.

USE OF PROCEEDS

        Except as may otherwise be described in a prospectus supplement, we intend to use the net proceeds from the offerings hereunder for general corporate purposes, including funding working capital and capital expenditures and possible acquisitions, as well as repayment of outstanding debt. Subject to contractual or other legal restrictions, the net proceeds from the sale of securities may be available to our affiliates through intercompany loans or other means.

        In the case of a secondary offering of securities, we will not receive any of the proceeds of the sale by the Selling Shareholder of the common shares covered by this prospectus.

DESCRIPTION OF COMMON SHARES

General

        We are a corporation (sociedade por ações) incorporated and existing under the laws of Brazil and registered with the CVM under No. 01866-0. The following is a brief discussion of certain significant provisions of our bylaws in effect as of the date of this prospectus, Federal Law No. 6,404/76, as amended, or the Brazilian Corporate Law, CVM regulations, and the listing rules of the Novo Mercado segment of the B3 relating to our capital stock, management, periodic information disclosure and other corporate matters. This is a descriptive summary, and therefore may not contain all of the information that may be important to you.

Issued Share Capital

        As of December 31, 2018, our capital stock was R$5,741,284,174.75, all of which was fully subscribed and paid in. We currently do not hold shares in treasury. Our bylaws authorize our Board of Directors to issue up to 500,000,000 common shares without seeking shareholder approval. The shareholders must approve any further capital increase exceeding such amount at a shareholders' meeting.

Recent History of Share Capital

        On April 29, 2016, we increased our capital stock through the issuance of 24,900,531 common shares as a result of the capitalization of our statutory reserve—working capital improvement. In accordance with International Accounting Standard (IAS) 33—Earnings Per Share, when there is an increase in the number of shares without an increase in issued capital, the number of shares is adjusted retrospectively for all prior periods presented.

Objects and Purposes

        Our corporate purpose, as defined by our bylaws, includes:

  •
  fostering enterprises in the electricity generation, distribution, transmission, sale industry and related activities;

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  providing services related to electricity, as well as providing technical, operational, administrative and financial support services, especially to affiliated or subsidiary companies; and

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  holding interest in the capital of other companies engaged in activities similar to those that we perform or which have as corporate purpose fostering, building, and/or operating projects concerning electricity generation, distribution, transmission, commercialization and its related services.

Rights of Common Shares

        Each of our common shares entitles its holder to one vote at an annual or special shareholders' meeting (assembleia geral ordinária ou extraordinária). Owners of common shares are entitled to dividends, or other distributions made in respect of common shares, in proportion to their ownership of outstanding shares. See "Additional Information—Allocation of Net Income and Distribution of Dividends" in our most recent annual report on Form 20-F, incorporated by reference herein, for a more complete description of payment of dividends and other distributions on our common shares. In addition, upon any liquidation of our company, the common shares are entitled to return of capital in proportion to their share of our net worth. Holders of our common shares are entitled to participate on a pro rata basis in, but are not liable for, future capital calls by our company. Our common shares have tag along rights that enable shareholders, upon the sale of a controlling interest in our company, to receive 100% of the price paid per common share of the controlling block. Holders of our ADSs may not have identical rights as those afforded to holders of our common shares. For more information, see "Description of American Depositary Shares."

Options

        According to our bylaws, we may grant stock options, up to our maximum authorized share capital, to our managers and employees of our company or its subsidiaries, or natural persons providing services to us, without preemptive rights being available to current shareholders, provided that the stock option plan has been approved at a shareholders' meeting. As of the date of this prospectus, we have not granted any stock options.

Shareholders' Meetings

  Actions to be taken at our shareholders' meetings

        At our shareholders' meetings, shareholders are generally empowered to take any action relating to our corporate purpose and to pass such resolutions as they deem necessary. Shareholders' meetings may be ordinary, such as the annual meeting, or extraordinary. The approval of our financial statements and the determination of the allocation of our net profits with respect to each fiscal year take place at the annual shareholders' meeting to be held by April 30 of the year immediately following such fiscal year. The election of our directors and members of our fiscal council (and the definition of the aggregate compensation to be paid to the members of the Board of Directors, the fiscal council and the executive officers), if the requisite shareholders request its establishment, typically takes place at the annual shareholders' meeting, although under Brazilian law it may also occur at a special shareholders' meeting.

        A special shareholders' meeting may be held concurrently with the annual shareholders' meeting. The following actions, among others provided under Brazilian Corporate Law and/or our bylaws, may only be taken at a special shareholders' meeting:

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  the cancellation of the registration with the CVM as a publicly-held company;

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  the delisting of our shares from the Novo Mercado of the B3;

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  the appointment of a specialized firm to determine the economic value of our company's shares, in the event of a public offering as contemplated under Chapters VIII and IX of the bylaws, based on a list of three selected firms provided by the Board of Directors;

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  the plans for the granting of stock options to members of management and employees of our company and our companies directly or indirectly controlled by our company, without the preemptive rights being available to the shareholders;

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  amendment of our bylaws;

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  suspension of the rights of a shareholder who has violated Brazilian Corporate Law or our bylaws;

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  acceptance or rejection of the valuation of in-kind contributions offered by a shareholder in consideration for shares of our capital stock;

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  approval of our transformation into a limited liability company (sociedade limitada) or any other corporate form;

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  approval of our participation in a group of companies (grupo de sociedades, as defined in Brazilian Corporate Law);

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  approval of the dissolution of CPFL Energia;

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  reduction of capital stock;

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  the increase in CPFL Energia's capital stock, as well as the issuance of convertible debentures or subscription warrants (bônus de subscrição) beyond the limits of the authorized capital; and

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  authorization to petition for bankruptcy or judicial or extrajudicial restructuring (recuperação judicial ou extrajudicial).

        According to Brazilian Corporate Law, neither a company's bylaws nor actions taken at a shareholders' meeting may deprive a shareholder of certain specific rights, such as:

  •
  the right to participate in the distribution of profits;

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  the right to participate in any remaining residual assets in the event of liquidation of the company;

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  the right to inspect and monitor our management, in accordance with the Brazilian Corporate Law;

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  the right to preemptive rights in the event of subscription of shares, convertible debentures or subscription warrants (bônus de subscrição), except in some specific circumstances under Brazilian law described in "—Preemptive Rights;" and

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  the right to withdraw from our company in the cases specified in Brazilian Corporate Law, described in "Withdrawal Rights and Redemption."

  Quorum

        As a general rule, Brazilian Corporate Law provides that a quorum for purposes of holding a shareholders' meeting shall consist of shareholders representing at least 25% of a company's issued and outstanding voting capital on the first call and, if that quorum is not reached, any percentage on the second call. There are certain exceptions to the general rule, as in the case of a shareholders' meeting with the purposes of amending our bylaws, which shall only be held with the presence of shareholders representing at least two-thirds of our issued and outstanding voting capital on the first call and any percentage on the second call.

        As a general rule, the affirmative vote of shareholders representing at least the majority of our issued and outstanding common shares, present in person or represented by proxy, or casting votes remotely (subject to the conditions provided under Brazilian Corporate Law) at a shareholders' meeting is required to ratify any proposed action, with abstentions not taken into account. However, other qualified quorums may be imposed under Brazilian Corporate Law and the bylaws. An example of an exception is the requirement under Brazilian Corporate Law due to which the affirmative vote of shareholders representing at least one-half of our issued and outstanding voting capital is required to, among other matters:

  •
  reduce the percentage of mandatory dividends;

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  change our corporate purpose;

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  merge us with another company or consolidate us with another company;

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  spin off a portion of our assets or liabilities;

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  approve our participation in a group of companies (as defined in Brazilian Corporate Law);

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  apply for cancellation of any voluntary liquidation; and

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  approve our dissolution.

        According to our bylaws and for so long as we are listed on the Novo Mercado we may not issue preferred shares or founders' shares.

  Notice of our Shareholders' Meetings

        Notice of our shareholders' meetings must be published at least three times in the Diário Oficial do Estado de São Paulo, the official newspaper of the state of São Paulo, and in the newspaper Valor Econômico. The first notice must be published no later than 15 days before the date of the meeting on the first call, and no later than eight days before the date of the meeting on the second call. However, in certain circumstances, the CVM may require that the first notice be published 30 days in advance of the meeting. The call notice must contain the date, time, place and agenda of the meeting, and in case of amendments to the bylaws, the indication of the relevant matters. CVM Rule No. 481, of December 17, 2009, as amended, or CVM Rule No. 481, requires that additional information is disclosed in the meeting call notice for certain matters. For example, in the event of an election of directors, the meeting call notice shall disclose, among other information, the minimum percentage of equity interest required from a shareholder to request the adoption of multiple voting procedures, as well as the relevant ballot paper for casting votes remotely.

  Documents and Information

        The specific documents and information requested for the exercise of the voting rights of our shareholders shall be made available by electronic means at the CVM and the U.S. Securities and Exchange Commission websites, as well as at our investor relations website. The following matters, without prejudice to others provided under Brazilian Corporate Law, require specific documents and information:

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  matters with interest of related parties;

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  ordinary Shareholders' Meeting;

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  election of members of the Board of Directors;

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  compensation of the Management of our company;

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  amendment to our company's bylaws;

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  capital increase or capital reduction;

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  issuance of debentures or subscription bonuses;

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  issuance of preferred shares;

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  reduction of the mandatory dividend distribution;

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  acquisition of the control of another company;

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  appointment of evaluators;

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  any matter which entitles the shareholders to exercise their withdrawal right; and

  •
  merger, spin-off, stock swap merger or consolidation with at least one publicly-held company enrolled with the CVM in a certain category (category A).

  Location of our Shareholders' Meetings

        Starting in 2018, our shareholders' meetings began to take place in the company's new headquarters, in the city of Campinas, in the state of São Paulo. Brazilian Corporate Law allows our shareholders to hold meetings outside our head offices in the event of force majeure, provided that the meetings are held in the city of Campinas and the relevant notice contains a clear indication of the place where the meeting will occur.

  Who May Call our Shareholders' Meetings

        Subject to the provisions of the Brazilian Corporate Law and our bylaws, our Board of Directors may ordinarily call our shareholders' meetings. These meetings may also be called by:

  •
  any shareholder, if our directors fail to call a shareholders' meeting within 60 days after the date they were required to do so under applicable laws and our bylaws;

  •
  shareholders holding at least five percent of our capital stock, if our directors fail to call a meeting within eight days after receipt of a request to call the meeting by those shareholders indicating the proposed agenda; and

  •
  our fiscal council, if the Board of Directors delays calling an annual shareholders' meeting for more than one month. The fiscal council may also call a special shareholders' meeting any time if it believes that there are important or urgent matters to be addressed.

  Conditions of Admission

        Shareholders attending our shareholders' meeting must provide their identification cards and produce proof of ownership of the shares they intend to vote.

        A shareholder may be represented at a shareholders' meeting by a proxy, as long as the proxy is appointed less than a year before the shareholders' meeting. The proxy must be a shareholder, an officer of the corporation, a lawyer or, in certain cases, a financial institution. An investment fund must be represented by its investment fund officer. The company and/or its shareholders may also carry out a public proxy request directed to all shareholders with voting rights, subject to certain procedures governed by Brazilian Corporate Law. For shareholders who are legal persons, in accordance with the understanding of the Joint Committee of the CVM issued in a meeting held on November 4, 2014 (CVM Proceeding RJ2014/3578), there is no need for the proxy to be (i) a shareholder or manager of the company, (ii) a lawyer, or (iii) a financial institution.

        Recent amendments to CVM Rule No. 481 have also ruled, among other provisions, the right of our shareholders casting votes remotely. For such purposes and subject to certain procedures governed by Brazilian Corporate Law, (i) we are requested to provide our shareholders, up to one month before the date scheduled for certain shareholders' meetings, with the ballot paper to cast votes remotely, and (ii) our shareholders are requested to send back the relevant ballot paper directly to us (by post or e-mail), or by giving instructions to certain authorized services providers, no later than seven days before the date scheduled for the shareholders' meeting. In the case of instructions given to authorized services providers, such authorized services providers may accept instructions by any means that they usually use to communicate with the shareholders and also refuse to accept voting instructions from shareholders according with their internal rules. We (and also certain authorized services providers) may request rectifications in the ballot paper sent by shareholders wishing to cast votes remotely. In certain specific cases and under certain conditions, we might provide our shareholders with a more beneficial deadline or mechanism to send back the ballot papers, or to attend our shareholders' meetings (for example, by means of an electronic system which may allow them to remotely attend our meetings).

        CVM Rule No. 481 also established the right of shareholders to request the inclusion of candidates and proposals in the ballot, to the extent that the terms provided for in CVM Rule No. 481 are observed. The inclusion of proposals in the ballot must be requested up to 45 days before the annual general meeting. In relation to the inclusion of candidates in the annual general meeting or in the extraordinary general meeting, in both cases the request must be made up to 25 days before the date of such meeting. If the inclusion of a candidate is requested properly, we must present a new version of the ballot at least 20 days before the date of the referred meeting in order for the shareholders to decide whether they want to change their votes or not. If the shareholders do not provide new voting instructions, the previous one will be considered. We may request rectifications to requests made by shareholders wishing to include proposals or candidates on the ballot. A request made by a shareholder may be revoked at any time up to the relevant general meeting, upon notice by the requesting shareholder to the Investor Relations Officer, in which case any votes may be disregarded.

        Another obligation of CVM Rule No. 481 is the disclosure of the voting statement, containing the first five numbers of each shareholder CPF or CNPJ and their votes for each subject discussed in the general meeting, such disclosure must be made by the company within seven business days after the meeting.

        Since 2008, our company has been adopting a Manual for Participation in general shareholders' meetings to provide, in a clear and summarized form, information relating to our company's shareholders' general meeting and to encourage and facilitate the participation of all shareholders. This manual includes a standard power of attorney, which may be used by shareholders who are unable to be present at the meetings to appoint an attorney-in-fact to exercise their voting rights with regard to issues on the agenda.

Directors

Election of Directors

        Under our bylaws, our board members are elected by the holders of our common shares at the annual general meeting of shareholders. According to our bylaws, our Board of Directors consists of a minimum of five. Board members serve one-year terms, re-election being permitted, and may be removed at any time by our shareholders at an extraordinary general meeting of shareholders. Our bylaws do not provide for a mandatory retirement age for directors.

        Under Brazilian Corporate Law and a decision by the CVM, non-controlling shareholders may designate at least one member of our Board of Directors for election to the board, provided that they hold at least 10% of our outstanding voting shares. Non-controlling shareholders who own more than 5% of our voting shares may request cumulative voting (voto múltiplo).

        The exact number of directors is set by a vote of a majority of our issued and outstanding common shares present in person or represented by proxy at a shareholders' meeting. Brazilian Corporate Law allows cumulative voting for our directors at the request of at least 5% of the issued and outstanding voting shares. If there is no request for cumulative voting, directors are elected by a majority of our issued and outstanding common shares present in person or represented by proxy at a shareholders' meeting, except that any shareholders who, individually or in blocks, hold at least 10% of our issued and outstanding common shares have the right to select one director and his or her alternate.

Transactions in which Directors have an Interest

        Brazilian Corporate Law prohibits directors from:

  •
  performing any act of generosity using corporate assets to the detriment of our company;

  •
  by virtue of his or her position, receiving any type of direct or indirect personal advantage from third parties without authorization in the bylaws or as a result of a shareholder vote; and

  •
  taking part in any corporate transaction in which he or she has an interest that conflicts with an interest of the company.

        The compensation of our directors is determined by the shareholders.

Allocation of Net Income and Distribution of Dividends

        The discussion below summarizes the provisions of Brazilian law regarding the establishment of reserves by corporations and the distribution of dividends, including interest attributable to shareholders' equity.

  Mandatory Distribution

        Brazilian Corporate Law generally requires that the bylaws of each Brazilian corporation specify a minimum percentage of the amounts available for distribution by such corporation for each fiscal year that must be distributed to shareholders as dividends, also known as the mandatory distribution.

        Under our bylaws, at least 25.0% of our adjusted net income, as calculated under Brazilian Accounting Principles and adjusted under Brazilian Corporate Law, for the preceding fiscal year must be distributed as a mandatory annual dividend in the following fiscal year. Adjusted net income means the distributable amount after any deductions for statutory reserves and reserves for investment projects.

        Under our bylaws, the net profit for the preceding fiscal year, as calculated under Brazilian Accounting Principles and adjusted under Brazilian Corporate Law, shall be allocated as follows: (i) 5.0%, before any other allocation, to form the legal reserve, until it reaches 20.0% of CPFL Energia's capital stock (under Brazilian Corporate Law, we are not forced to make any allocation to the legal reserve in relation to any fiscal year in which the sum of the legal reserve and certain capital reserves exceeds 30.0% of CPFL Energia's capital stock); and (ii) payment of mandatory dividends.

        Brazilian Corporate Law permits the suspension of the mandatory distribution of dividends in any fiscal year in which the management bodies report to the shareholders' meeting that the distribution would be inadvisable in view of the company's financial condition. The suspension is subject to approval by the shareholders' meeting and review by members of the fiscal council, if it has been installed. The law does not establish the circumstances in which payment of the mandatory dividend would be "inadvisable" based on the company's financial condition. In the case of publicly-held corporations, the board of directors must file a justification for such suspension with the CVM within five days of the relevant general meeting. If the mandatory distribution is not paid, the unpaid amount must be attributed to a special reserve account. If not absorbed by subsequent losses, those funds must be paid out as dividends as soon as the financial condition of the company permits. Under Brazilian Corporate Law, the shareholders of a publicly-held company may also, through a unanimous decision in a general shareholders' meeting, decide to distribute dividends in an amount lower than the mandatory distribution or retain the net profit exclusively for purposes of fundraising by means of non-convertible debentures.

  Payment of Dividends

        We are required by Brazilian Corporate Law to hold an annual general shareholders' meeting by no later than April 30 of each year, at which the shareholders have to decide, among other matters, on the payment of an annual dividend. Additionally, interim dividends may be declared by our Board of Directors. Any interim dividend paid may be set off against the amount of the mandatory dividend payable for the fiscal year in which the interim dividend was paid.

        Pursuant to our charter, we are required to pay a mandatory annual dividend of at least 25.0% of our adjusted net income. Any holder of record of shares at the time of a dividend declaration is entitled to receive dividends. Dividends on shares held through a depositary are paid to the depositary for further distribution to the shareholders. Under Brazilian Corporate Law, dividends are generally required to be paid to the holder of record on a dividend declaration date within 60 days following the date the dividend was declared, unless a shareholders' resolution sets forth another date of payment, which, in either case, must occur prior to the end of the fiscal year in which such dividend was declared. Pursuant to our bylaws, declared unclaimed dividends do not bear interest, are not monetarily adjusted and revert to us if unclaimed within three years after the date when we began to pay such declared dividends.

        In general, shareholders who are not residents of Brazil must register their equity investment with the Brazilian Central Bank (Banco Central do Brasil) to have dividends, sales proceeds or other amounts with respect to their shares eligible to be remitted outside of Brazil. The common shares underlying the ADSs are held in Brazil in book-entry form with Banco do Brasil S.A. as of January 1, 2011. The depositary of the ADSs (or its custodian) has registered the common shares underlying the ADSs with the Brazilian Central Bank and, therefore, is able to have dividends, sales proceeds or other amounts with respect to the common shares remitted outside Brazil.

        Payments of cash dividends and distributions, if any, are made in reais to the custodian on behalf of the depositary, which then converts such proceeds into U.S. dollars for distribution to holders of ADSs. In the event that the custodian is unable to convert immediately the Brazilian currency received as dividends into U.S. dollars, the amount of U.S. dollars payable to holders of ADSs may be adversely affected by depreciations of the Brazilian currency that occur before the dividends are converted. Dividends paid to persons who are not Brazilian residents, including holders of ADSs, are not subject to Brazilian withholding income tax, except for (i) dividends declared based on profits generated prior to December 31, 1995 and (ii) in 2014 dividends possibly paid in excess of profits, due to a difference in the calculation of profits resulting from a change of accounting standards adopted in Brazil, which are subject to Brazilian withholding income tax at varying tax rates. See "—Brazilian Tax Considerations" in our most recent annual report on Form 20-F incorporated by reference herein for more information.

        Holders of ADSs have the benefit of the electronic registration obtained from the Brazilian Central Bank, which permits the depositary of the ADSs and its custodian to remit proceeds related to dividends and other distributions or sales proceeds with respect to the common shares represented by ADSs outside of Brazil. In the event the holder exchanges the ADSs for common shares, the holder will need to update the shareholder's registration with the Brazilian Central Bank and enter into simultaneous foreign exchange transactions (without the effective remittance of funds) in order to re-enable the remittance of proceeds related to dividends and other distributions or sales. In order to do so, the holder must be a duly qualified investor under Resolution No. 4,373 by registering with the CVM and the Brazilian Central Bank and appointing a representative in Brazil.

        If the holder is not a duly qualified investor and does not follow the procedures indicated in the above paragraph, he or she will not be able to exchange the ADSs for common shares or to remit abroad any proceeds relating to dividends and other distributions or sales.

        Under current Brazilian legislation, the Brazilian government may impose temporary restrictions of foreign capital abroad in the event of a serious imbalance or an anticipated serious imbalance of Brazil's balance of payments (see "Item 3. Key Information—Risk Factors—Risks Relating to the ADSs and Our Common Shares" of our most recent annual report on Form 20-F incorporated by reference herein).

  Interest Attributable to Shareholders' Equity

        Under Brazilian tax legislation, Brazilian companies are permitted to make distributions to shareholders of interest attributable to shareholders' equity and treat such payments as a deductible expense for purposes of calculating Brazilian corporate income tax and social contribution on net profits. Payment of such interest may be made at the discretion of our Board of Directors, subject to the approval of the shareholders at a general shareholders' meeting. In order to calculate this interest attributable to shareholders' equity, the Long Term Interest Rate defined by the Brazilian Central Bank

(Taxa de Juros de Longo Prazo) is applied to certain equity accounts for the applicable period. The deduction of the interest attributable to shareholders' equity payments for Corporate Income Tax (Imposto de Renda Pessoas Jurídicas) and Social Contribution Tax on Net Profits (Contribuição Social sobre o Lucro Líquido) purposes is limited to the greater of:

  •
  50.0% of net income (determined after the deduction of the provisions for social contribution on net profits but before taking into account the provision for corporate income tax and the interest attributable to shareholders' equity) for the period in respect of which the payment is made; or

  •
  50.0% of the accrued profits and profit reserves as of the beginning of the year in respect of which such payment is made.

        As a general rule, the payment of interest attributable to shareholders' equity to non-Brazilian holders is subject to Brazilian withholding tax at the rate of 15.0%, or 25.0% if the non-Brazilian holder is domiciled in a jurisdiction defined as a "Low or Nil Tax Jurisdiction." If such payments are accounted for, at their net value, as part of any mandatory dividend, the tax is paid by the company on behalf of its shareholders, upon distribution of the interest (gross up). If we distribute interest attributable to shareholder's equity in any year, and that distribution is not accounted for as part of mandatory distribution, Brazilian income tax would be borne by the shareholders. For accounting purposes, interest attributable to shareholders' equity is reflected as a dividend payment.

        Under our bylaws, interest attributable to shareholders' equity may be treated as a dividend for purposes of the mandatory dividend.

        No assurance can be given that our Board of Directors will not recommend that future distributions of profits should be made by means of interest attributable to shareholders' equity instead of by means of dividends.

Distributions

        We do not currently have a dividend policy. However, we intend to declare and pay dividends and/or interest attributable to shareholders' equity in amounts of at least 25.0% of our adjusted net income, in annual installments. The amount of any of our distributions of dividends and/or interest attributable to shareholders' equity will depend on a series of factors, such as our financial conditions, prospects, macroeconomic conditions, tariff adjustments, regulatory changes, growth strategies and other matters our Board of Directors and our shareholders may consider relevant. In addition, covenants contained in our debt instruments may limit the amount of dividends and/or interest attributable to shareholders' equity that we may make. Within the context of our tax planning, we may in the future determine that it is to our benefit to distribute interest attributable to shareholders' equity in lieu of dividends.

        Our Board of Directors may approve the distribution of dividends and/or interest attributable to shareholders' equity, calculated based on our annual or semi-annual financial statements or on financial statements relating to shorter periods, or also based on accrued profits recorded or on profits allocated to non-profits reserve accounts in the annual or semi-annual financial statements. The declaration of annual dividends, including dividends in excess of the mandatory distribution, requires approval by the vote of the majority of the holders of our common shares.

Reserve Accounts

        We have two principal reserve accounts—profits reserve and capital reserve. Our profits reserve account consists of legal reserve and statutory reserve—working capital improvement.

Legal Reserve

        Under Brazilian Corporate Law and our bylaws, we are required to maintain a legal reserve and allocate 5% of our net income for each fiscal year to that reserve until the aggregate amount of the reserve equals 20% of our issued share capital. However, we are not required to make any allocations to our legal reserve in a fiscal year in which the legal reserve, when added to our other established capital reserves, exceeds 30% of our total capital. Any net loss may be offset with amounts in the legal reserve.

Statutory Reserve

        Under Brazilian law, we are permitted to allocate part of our net profits to discretionary reserve accounts established in accordance with our bylaws; however, we may not do so if the allocation prevents distribution of the mandatory distributable amount.

        Statutory Reserve—Working Capital Improvement: Our working capital improvement reserve is a form of discretionary reserve account. We may allocate net profit (after the allocation to the legal reserve and payment of the mandatory distributable amount) to provide our company with additional working capital. The amount set aside in this working capital improvement reserve cannot at any time exceed the value of our share capital. Considering the current Brazilian macroeconomic environment, including the incipient economic recovery, and the uncertainties regarding weather, rain and drought conditions in Brazil that affect our operations, the our management has proposed the allocation of R$2,235,465 to our statutory reserve—working capital improvement for approval by our shareholders in our Annual Shareholders' Meeting, scheduled to take place on April 30, 2019.

Payment of Dividends and Interest Attributable to Shareholders' Equity

        We intend to declare and pay dividends and/or interest attributable to shareholders' equity in amounts of at least 25% of our adjusted net income, in semi-annual installments. The amount of any dividends and/or interest attributable to shareholders' equity will depend on a series of factors, such as our financial condition, our prospects, macroeconomic conditions, tariff adjustments, regulatory changes, growth strategies and other matters that our Board of Directors and our shareholders may consider relevant. In addition, covenants contained in our debt instruments may limit the amount of dividends and/or interest attributable to shareholders' equity that we may make. As part of our tax planning, we may in the future determine that it is to our benefit to distribute interest attributable to shareholders' equity in lieu of dividends.

        Our Board of Directors may approve the distribution of dividends and/or interest attributable to shareholders' equity, calculated based on our annual or semi-annual financial statements or on financial statements relating to shorter periods, or also based on accrued profits recorded or on profits allocated to non-profits reserve accounts in our annual or semi-annual financial statements. The declaration of annual dividends, including dividends in excess of the mandatory distribution, requires approval by the vote of the majority of the holders of our common shares.

Withdrawal Rights and Redemption

        Brazilian Corporate Law grants our shareholders the right to withdraw from the company in case they disagree with decisions taken in shareholder's meetings concerning the following matters: (i) the reduction of minimum mandatory dividends; (ii) the merger of the Company or consolidation with another company; (iii) the change of the corporate purpose of the Company; (iv) a spinoff of the Company (if such spinoff changes the Company's corporate purpose, reduces mandatory dividends or results in the company joining a group of entities); (v) the acquisition by us of the control of another company for a price that exceeds the limits established in paragraph two of Article 256 of Brazilian Corporate Law; (vi) a change in our corporate form; (vii) approval of our participation in a group of companies (as defined in Brazilian Corporate Law); (viii) if the company resulting from a merger, spin-off or consolidation with another company, which is a successor of a public-held company, does not register itself with the CVM as a publicly-held company, within the deadlines provided for in Brazilian Corporate Law; or (ix) stock swap merger of our company with another company, so that our company becomes a wholly-owned subsidiary of the other company. Shareholders who did not vote or were not present at the relevant meeting may exercise this withdrawal right, subject to certain conditions provided for in Brazilian Corporate Law.

        If our shareholders wish to withdraw from the Company due to a merger or a participation in a group of companies, such right may only be exercised provided that our company's shares have neither liquidity nor dispersion in the market.

        The withdrawal right entitles the shareholder to the reimbursement of the value of its shares, upon request within 30 days of the publication of notice of the shareholders' meeting, except in certain specific cases provided for in Brazilian Corporate Law. After a term provided for in Brazilian Corporate Law, our Management bodies may choose to call a general meeting to ratify or reconsider the decision that triggered the withdrawal rights, should the payment of such rights threaten the financial stability of the company.

Registration of our Shares

        Our shares are held in book-entry form with Banco do Brasil S.A., which requires presentation of a written order from the transferor or a judicial authorization or order to effect transfers.

Preemptive Rights

        Our shareholders have a general preemptive right to subscribe for shares in any capital increase according to the proportion of their shareholdings. Pursuant to Brazilian Corporate Law, our shareholders also have a general preemptive right to subscribe for any convertible debentures and subscription warrants that we may issue. A period of at least 30 days following the publication of notice of the capital increase is allowed for the exercise of the preemptive right. Pursuant to Brazilian Corporate Law, holders are permitted to transfer or dispose of their preemptive right for consideration.

        Pursuant to Brazilian Corporate Law and our bylaws, our Board of Directors may decide to increase our share capital within the limit of the authorized capital. Whenever such increase is made through a stock exchange, through a public offering or through an exchange of shares in a public which purpose is to acquire control of another company, the Board of Directors is entitled to exclude the preemptive rights or reduce the exercise period of such rights.

Anti-Takeover Effects of Certain Provisions of our Bylaws

        Some provisions of our bylaws may have the effect of discouraging, delaying or preventing hostile takeovers of our company. Our bylaws provide that if a controlling shareholder sells its controlling share, the acquirer must carry out a tender offer to purchase the shares held by the other shareholders, subject to applicable legislation and the rules of the Novo Mercadoin order to ensure all shareholders are treated equally with the Selling Shareholder. Although this and other such requirements of the Novo Mercado are intended to protect minority shareholders, they may also discourage takeovers by increasing the cost and legal steps necessary to acquire control of a company.

Restriction on Certain Transactions by Controlling Shareholders, Directors, Executive Officers and Members of our Fiscal Council

        Our controlling shareholders, directors, executive officers and members of our fiscal council, who are considered insiders under Brazilian securities regulation, must abstain from trading in our securities, including derivatives based on our securities, in the following circumstances:

  •
  before the public disclosure of any material act or fact with respect to our business;

  •
  during the period preceding an established plan to merge with another company, consolidate, spin off part or all of our assets or reorganize;

  •
  during the 15-day period before disclosure of our quarterly and annual financial statements; and

  •
  with respect to our controlling shareholders, directors and executive officers, in the event of acquisition or sale of our shares by us or the acquisition or sale of our shares by any of our controlled or affiliated companies or any other company under our common control.

Delisting from the Novo Mercado

        We may delist our common shares from the Novo Mercado at any time, provided that shareholders representing a majority of our voting capital stock approve the decision. Delisting of shares from the Novo Mercado does not require delisting from B3.

        For our common shares to be delisted from the Novo Mercado, we or our controlling shareholders are required to conduct a tender offer for the acquisition of our outstanding common shares, for at least the economic value ascertained by an appraisal report prepared in accordance with applicable law and regulations. Such obligation to conduct a tender offer may be waived by a general shareholders' meeting, which may only be installed with the presence of at least 2/3 of the free float, and the matter has to be approved by the majority of votes casted by the free float present at the meeting. This provision was recently included in the Novo Mercado rules and, although our current bylaws do not contain such provision, it is applicable to us. Furthermore, according to the Novo Mercado rules, we have to adapt our bylaws to include such provision by our general shareholders' meeting of 2021.

Purchases by us of our own Shares

        Our bylaws permit us to acquire our own shares, following a resolution by our Board of Directors and in accordance with CVM rules and other applicable legislation, for purposes of cancellation or to be kept as treasury shares. We may determine whether the shares will be resold on the market.

Disclosure Requirements

        We are subject to the reporting requirements established by Brazilian Corporate Law and the CVM. Furthermore, because we are listed with the Novo Mercado, we must also follow the disclosure requirements provided for in the Novo Mercado rules.

Disclosure of Information

        Brazilian securities regulations require publicly-held corporations to provide the CVM and the stock exchange with periodic information that includes annual information statements, quarterly financial statements, quarterly management reports and independent auditor reports. Brazilian securities regulations also require publicly-held companies to file shareholders' agreements and notices and minutes of shareholders' meetings with the CVM.

Disclosure of Material Facts

        Under Brazilian securities regulations, we must disclose any material fact related to our business to the CVM and B3. A fact is deemed material if it would have a material impact on the price of our securities, an investor's decision to trade in our securities or an investor's decision to exercise any rights as a holder of any of our securities. Under special circumstances, we may submit a request to the CVM for confidential treatment for certain material facts.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        Citibank, N.A. has agreed to act as the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary bank typically appoints a custodian to safe keep the securities on deposit. In this case, the custodian is Banco Bradesco S.A., located at Departamento de Ações e Custódia, Cidade de Deus-Prédio Amarelo 2º andar Osasco-SP-06029-900.

        We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC as an exhibit to the registration statement on Form F-3 pursuant to which this prospectus is filed. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC's website (www.sec.gov).

        We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

        Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, two of our common shares that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-Share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

        If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of common shares will continue to be governed by the laws of Brazil, which may be different from the laws in the United States.

        In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

        As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the common shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the common shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

        The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank's services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the "direct registration system" or "DRS"). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company ("DTC"), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

        The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on common shares or other deposited securities, after deducting its fees and expenses described below. You will receive these distributions in proportion to the number of common shares your ADSs represent.

Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of Brazil. (See "Description of Common Shares—Allocation of Net Income and Distribution of Dividends—Payment of Dividends" for a summary of Brazilian laws and regulations applicable to the payment of dividends on common shares.)

        The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

        Whenever we make a free distribution of common shares for the securities on deposit with the custodian, we will deposit the applicable number of common shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the common shares deposited or modify the ADS-to-common shares ratio, in which case each ADS you hold will represent rights and interests in the additional common shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-common shares ratio upon a distribution of common shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new common shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the common shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

        Whenever we intend to distribute rights to subscribe for additional common shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

        The depositary bank will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new common shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to you if:

  •
  We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

  •
  We fail to deliver satisfactory documents to the depositary bank; or

  •
  It is not reasonably practicable to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

        The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

        If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Brazil would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

        Whenever we intend to distribute property other than cash, common shares or rights to subscribe for additional common shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

        If it is reasonably practicable to distribute such property to you and if we provide to the depositary bank all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

        The depositary bank will not distribute the property to you and will sell the property if:

  •
  We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

  •
  We do not deliver satisfactory documents to the depositary bank; or

  •
  The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

        The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

        The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Common Shares

        The common shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such common shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

        If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the common shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Common Shares

        After the completion of the offering, the common shares that are being offered for sale pursuant to the prospectus will be deposited by us and by the Selling Shareholder with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in the prospectus.

        After the closing of the offer, the depositary bank may create ADSs on your behalf if you or your broker deposits common shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the common shares to the custodian. Your ability to deposit common shares and receive ADSs may be limited by U.S. and Brazilian legal considerations applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the common shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

        When you make a deposit of common shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

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  The common shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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  All preemptive (and similar) rights, if any, with respect to such common shares have been validly waived or exercised.

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  You are duly authorized to deposit the common shares.

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  The common shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement).

  •
  The common shares presented for deposit have not been stripped of any rights or entitlements.

        If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

  •
  ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

  •
  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

  •
  provide any transfer stamps required by the State of New York or the United States; and

  •
  pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Common Shares Upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying common shares at the custodian's offices. Your ability to withdraw the common shares held in respect of the ADSs may be limited by U.S. and Brazilian law considerations applicable at the time of withdrawal. In order to withdraw the common shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the common shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the common shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the securities represented by your ADSs at any time except for:

  •
  Temporary delays that may arise because (i) the transfer books for the common shares or ADSs are closed, or (ii) common shares are immobilized on account of a shareholders' meeting or a payment of dividends.

  •
  Obligations to pay fees, taxes and similar charges.

  •
  Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the common shares represented by your ADSs. The voting rights of holders of common shares are described in "Description of Common Shares".

        At our request, the depositary bank will distribute to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary bank may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

        If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder's ADSs in accordance with such voting instructions.

        Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement).

        If the depositary bank does not receive your voting instructions in a timely manner you will nevertheless be treated as having instructed the depositary bank to give a proxy to a person we designate to vote the common shares represented by your ADSs in his/her discretion. The depositary bank will deliver such discretionary proxy unless we inform the depositary bank that:

  •
  we do not wish the depositary bank to issue such discretionary proxy;

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  the outcome for which the discretionary proxy holder would otherwise vote would materially and adversely affect the rights of shareholders; and

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  substantial opposition exists against the outcome for which the discretionary proxy holder would otherwise vote on such matters.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges

        As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service:	Fee:	Paid by:
Issuance of ADSs upon deposit of shares, excluding issuances resulting from distributions described in the fourth item below	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person depositing our common shares or person receiving ADSs
Delivery of common shares deposited under our deposit agreement against surrender of ADSs	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.	Person surrendering ADSs for cancellation and withdrawal of deposited securities or person to whom deposited securities are delivered
Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made
Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made
Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made
Depositary services	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the depositary

        As an ADS holder you will also be responsible to pay certain charges such as:

  (a)
  taxes (including applicable interest and penalties) and other governmental charges;

  (b)
  such registration fees as may from time to time be in effect for the registration of our common shares or other deposited securities on the share register and applicable to transfers of our common shares or other deposited securities to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

  (c)
  such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the deposit agreement to be at the expense of the person depositing or withdrawing our common shares or holders and beneficial owners of ADSs;

  (d)
  the expenses and charges incurred by the depositary in the conversion of foreign currency;

  (e)
  such fees and expenses as are incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to our common shares, deposited securities, ADSs and ADRs; and

  (f)
  the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the delivery or servicing of deposited securities.

        ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person depositing our common shares or person receiving ADSs (in the case of ADS issuances) and to the person surrendering ADSs for cancellation and withdrawal of deposited securities or person to whom deposited securities are delivered (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC Participant(s) surrendering the ADSs to the depositary bank for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time.

        ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions and the Depositary services fee are payable to the depositary bank by Holders as of the applicable ADS Record Date established by the depositary bank. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

        In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Amendments and Termination

        We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the common shares represented by your ADSs (except as permitted by law).

        We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

        After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

        The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

  •
  We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

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  The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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  The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in common shares, for the validity or worth of the common shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

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  We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

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  We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

  •
  We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

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  We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

  •
  We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of common shares but is not, under the terms of the deposit agreement, made available to you.

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  We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

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  We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

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  No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

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  Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.

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  Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

  •
  Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

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  Distribute the foreign currency to holders for whom the distribution is lawful and practical.

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  Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

        The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of common shares (including common shares represented by ADSs) is governed by the laws of Brazil.

SELLING SHAREHOLDER

        In addition to the offer and sale of common shares by us, State Grid, our controlling shareholder, may, from time to time, offer and sell up to 40,716,589 common shares held by it pursuant to this prospectus and the applicable prospectus supplement. State Grid may sell securities held by it to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See "Plan of Distribution." State Grid may also sell, transfer or otherwise dispose of some or all of the securities held by it in transactions exempt from the registration requirements of the Securities Act.

        The registration of these common shares does not mean that the Selling Shareholder will sell or otherwise dispose of all or any of those securities. The Selling Shareholder may sell or otherwise dispose of all, a portion or none of such common shares from time to time. We do not know the number of common shares, if any, that will be offered for sale or other disposition by the Selling Shareholder under this prospectus. Furthermore, the Selling Shareholder may have sold, transferred or disposed of the common shares covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

        We will not receive any proceeds from the sales of any common shares by the Selling Shareholder.

        The following table sets forth information regarding State Grid's beneficial ownership of our common shares as of March 31, 2019. Percentages in the following table are based on 1,017,914,746 outstanding common shares as of March 31, 2019.

        Beneficial ownership, which is determined under SEC rules, generally includes voting or investment power over securities or the right to receive the economic benefit of ownership of the securities. We believe that State Grid possesses sole voting and investment power over all of the common shares shown as beneficially owned in the table below.

Selling Shareholder	Number of Common Shares Beneficially Owned Prior to the Offering	Percentage of Outstanding Common Shares	Ordinary Shares Offered Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned Upon Completion of this Offering(2)	Percentage of Ordinary Shares Owned Upon Completion of this Offering(2)
State Grid Brazil Power Participações S.A.(1)	964,521,902	94.75	40,716,589	923,805,313	90.75
Total	964,521,902	94.75	40,716,589	923,805,313	90.75

(1)
State Grid is our controlling shareholder. State Grid's address is Rua Gustavo Ambrust, No. 36, 10th floor, Nova Campinas, Zip Code 13092-106, Campinas, São Paulo, Brazil. It holds 730,435,698 shares directly (or 71.75%) and 234,086,204 shares indirectly (or 23.00%) through its wholly-owned subsidiary ESC Energia S.A. State Grid is an indirect subsidiary of State Grid Corporation of China, a state-owned enterprise of the People's Republic of China. State Grid Corporation of China's address is No. 86, West Chang'an Street, Xicheng District, Zip Code 100031, Beijing City, China.

(2)
We do not know when or in what amounts State Grid may offer common shares for sale. State Grid may sell any or all of the common shares offered by this prospectus. Because State Grid may offer all or some of the common shares pursuant to this offering, we cannot estimate the number of the common shares that will be held by State Grid after completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, (i) all of the 40,716,589 common shares owned by State Grid and covered by this prospectus will have been sold by State Grid and (ii) none of the common shares registered as part of the primary offering covered by this prospectus have been sold.

        On September 2, 2016, our former shareholder Camargo Correa entered into an agreement to sell its 23.6% stake in our company to State Grid. Following the announcement, other members of our controlling shareholders' block also decided to sell their stakes to State Grid. As a result, State Grid acquired approximately 54.6% of our voting capital. The acquisition was approved by Administrative Council for Economic Defense (Conselho Administrativo de Defesa Econômica), the Brazilian antitrust regulator, in September 2016 and by Brazilian Electricity Regulatory Agency (Agência Nacional de Energia Elétrica) in December 2016. The acquisition was completed, and our control was transferred to State Grid on January 23, 2017. In November 2017, State Grid launched a mandatory tender offer for our shares. Following the closing of the tender offer on December 5, 2017, State Grid jointly with ESC Energia S.A. held 964,521,902 of our common shares, equivalent to approximately 94.75% of our total share capital.

        The shareholders' agreement that was in effect relating to our shares prior to State Grid's acquisition of our control was terminated in connection with that acquisition. There is currently no shareholders' agreement in place. None of our major shareholders have differentiated voting rights.

        As our controlling shareholder, State Grid can direct our actions in areas such as business strategy, financing, distributions, acquisitions and dispositions of assets or businesses, and corporate governance (including the election and appointment of directors and officers).

 PLAN OF DISTRIBUTION

        At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.

        The prospectus supplement with respect to the securities referred to thereto will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us and any Selling Shareholder from such sale, any underwriting discounts, commissions, fees or other items constituting underwriters' or agents' compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

        We may sell the securities from time to time as follows:

  •
  through agents;

  •
  to dealers or underwriters for resale;

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  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

        From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those securities to the public.

        We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, fees or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions, fees or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations, and will include any required information about commissions we may pay for soliciting these contracts.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

        Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

INTERESTS OF EXPERTS AND COUNSEL

        None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in the company or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in the company or depends on the success of the offering of the securities which may be offered under this prospectus. Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

LEGAL MATTERS

        The validity of the common shares and certain other matters of Brazilian law will be passed upon for us by Pinheiro Neto Advogados, São Paulo, Brazil. Certain U.S. legal matters will be passed upon for us by Shearman & Sterling LLP, São Paulo, Brazil.

EXPERTS

        Our consolidated financial statements as of December 31, 2018 and for each of the years in the two-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The business address of KPMG Auditores Independentes is Av. Coronel Silva Teles, No. 977, 10th floor, offices 111 and 112, Cambuí, Edifício Darhuj Tower, Zip Code 13024-001, Campinas, São Paulo, Brazil.

        Our consolidated statements of income, comprehensive income, shareholders' equity and cash flows appearing in our annual report on Form 20-F for the year ended December 31, 2016, have been audited by Deloitte Touche Tohmatsu Auditores Independentes, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The business address of Deloitte Touche Tohmatsu Auditores Independentes is Avenida John Dalton, No. 301, block A, Zip Code 13069-330, Campinas, São Paulo, Brazil.

SERVICE OF PROCESS AND
ENFORCEMENT OF JUDGMENTS IN BRAZIL

        We are incorporated under the laws of Brazil. All of our directors and officers reside outside the United States. Substantially all of our assets are located in Brazil. As a result, it may not be possible (or it may be difficult) for you to effect service of process upon us or these other persons within the United States or to enforce judgments obtained in United States courts against us or them, including those predicated upon the civil liability provisions of the federal securities laws of the United States.

        We have been advised by Pinheiro Neto Advogados, our Brazilian counsel, that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Such counsel has advised that a judgment against us, the Selling Shareholder, the directors and officers or certain advisors named herein obtained in the United States would be enforceable in Brazil without retrial or re-examination of the merits of the original action including, without limitation, any final judgment for payment of a certain amount rendered by any such court, provided that such judgment has been previously recognized by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). That confirmation will only be available if the U.S. judgment meets the following conditions set forth in Articles 961, 962 and 963 of Law No. 13,105/2015, or the Brazilian Code of Civil Procedure:

  •
  complies with all formalities required for its enforceability under the laws of the jurisdiction where it was rendered;

  •
  is issued by a court of competent jurisdiction after proper service of process on the parties, which must be in accordance with Brazilian law if made in Brazil, or after sufficient evidence of the parties' absence has been given, as established pursuant to applicable law;

  •
  is not rendered in an action upon which Brazilian courts have exclusive jurisdiction, pursuant to the provisions of Article 23 of the Brazilian Code of Civil Procedure;

  •
  is final and, therefore, not subject to appeal (res judicata) in the jurisdiction in which it was issued;

  •
  is apostilled by a competent authority of the State from which the document emanates according to the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalization for Foreign Public Documents, or the Hague Convention, or, if such State is not a signatory of the Hague Convention, it must be duly authenticated by a competent Brazilian consulate;

  •
  is accompanied by a sworn translation thereof into Portuguese made by a certified translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and

  •
  is not against Brazilian public policy, good morals or national sovereignty and does not violate the dignity of a human person (as provided in Brazilian law).

        The judicial recognition process before the Brazilian Superior Court of Justice may be time consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. We cannot assure you that recognition will be obtained before the Brazilian Superior Court of Justice, that the process described above will be conducted in a timely manner or that Brazilian courts will enforce a monetary judgment for violation of the U.S. securities laws with respect to our common shares.

        We have been further advised by our Brazilian counsel that:

  •
  urgent interim measures may also be enforced in Brazil, by letters rogatory, if they meet the same requirements listed above, except for the fourth requirement regarding the final nature (res judicata) of the decision;

  •
  original lawsuits may be brought in Brazilian courts in connection with this prospectus predicated solely on the federal securities laws of the United States and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us, the Selling Shareholder or the directors and officers and certain advisors named herein (provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals or national sovereignty and provided further that Brazilian courts can assert jurisdiction over the particular action). In any case, we cannot assure you that Brazilian courts will confirm their jurisdiction to rule on such matter, which will depend, pursuant to the provisions of Article 21 and following articles of the Brazilian Code of Civil Procedure, on the connection of the case to Brazil and, therefore, must be analyzed on a case-by-case basis; and

  •
  the ability of a creditor or other persons named above to satisfy a judgment by attaching certain assets of ours or the Selling Shareholder's, respectively, is limited by provisions of Brazilian procedural law to the extent the assets are located in Brazil.

        In addition, a plaintiff (whether Brazilian or non-Brazilian) that resides outside Brazil or is outside Brazil during the course of litigation in Brazil and who does not own real estate property in Brazil during the course of litigation in Brazil must post a bond to guarantee the payment of the defendant's legal fees and court expenses, including attorneys' fees, except in the case of (1) an exemption being provided by an international agreement or treaty of which Brazil is a signatory; (2) enforcement on an extrajudicial instrument (a title that shall be enforced in Brazilian courts without a review on the merits, or título executivo extrajudicial); (3) the enforcement of a judgment, including foreign judgments that have been duly recognized by the Brazilian Superior Court of Justice; or (4) counterclaims, as established, according to Article 83 of the Brazilian Code of Civil Procedure.

        If proceedings are brought before Brazilian courts seeking to enforce obligations against us, the Selling Shareholder or the directors and officers and certain advisors named herein, under our common shares, payment shall be made in Brazilian reais. Any judgment rendered in Brazilian courts in respect of any payment obligations under our common shares would be expressed in Brazilian reais.

Common Shares and American Depositary Shares Representing Common Shares

CPFL ENERGIA S.A.

PROSPECTUS SUPPLEMENT

Global Coordinators

Santander	Itau BBA

Joint Bookrunners

Bradesco BBI	BTG Pactual	Morgan Stanley

June 12, 2019